As filed with the Securities and Exchange Commission on February 12, 2024

Registration No. 333- 276732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5030	95-4463937
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

990 Biscayne Blvd., Suite 501
Miami, Florida 33132

(904) 496-0027

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul Galvin

Chairman and Chief Executive Officer

Safe & Green Holdings Corp.

990 Biscayne Blvd., Suite 501

Miami, Florida 33132

(646) 240-4235

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Leslie Marlow, Esq. Melissa Palat Murawsky, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 885-5000	Peter Jaslow, Esq. Gerald J. Guarcini Ballard Spahr LLP 1735 Market St 51st floor Philadelphia, PA 19103 Telephone: (215)-665-8500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 12, 2024

Up to 13,157,894 Shares of Common Stock

Up to 13,157,894 Series A Warrants to purchase 13,157,894 Shares of Common Stock

Up to 13,157,894 Series B Warrants to purchase 13,157,894 Shares of Common Stock

Up to 13,157,894 Pre-Funded Warrants to purchase 13,157,894 Shares of Common Stock

Up to 39,473,682 Shares of Common Stock Underlying the Series A Warrants, Series B Warrants and Pre-Funded Warrants

We are offering on a “best efforts” basis up to 13,157,894 shares of common stock, par value $0.01 (“Common Stock”) together with Series A common warrants to purchase up to 13,157,894 shares of our Common Stock (the “Series A Warrants”) and Series B common warrants to purchase up to 13,157,894 shares of our Common Stock (the “Series B Warrants, and together with the Series A Warrants, the “Common Warrants”). The assumed public offering price for each share of Common Stock and accompanying Common Warrants is $0.38, which was the last sale price of our Common Stock on the Nasdaq Capital Market (“Nasdaq”) on January 30, 2024. Each Series A Warrant is assumed to have an exercise price of $0.38 per share (100% of the public offering price per share of Common Stock and accompanying Common Warrants), will be exercisable upon issuance, and will expire two years from the date of issuance. Each Series B Warrant is assumed to have an exercise price of $0.38 per share (100% of the public offering price per share of Common Stock and accompanying Common Warrants), will be exercisable upon issuance, and will expire five years from the date of issuance. The shares of Common Stock and Common Warrants will be issued separately and will be immediately separable upon issuance but will be purchased together in this offering. This prospectus also relates to the shares of Common Stock issuable upon exercise of the Common Warrants sold in this offering.

We are also offering to each purchaser, if any, whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares of Common Stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding shares of Common Stock. Each Pre-Funded Warrant will be immediately exercisable for one share of Common Stock and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant and accompanying Common Warrants will equal the price per share at which the shares of Common Stock and accompanying Common Warrants are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001, per share. The Pre-Funded Warrants and Common Warrants will be issued separately and will be immediately separable upon issuance but will be purchased together in this offering. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of Common Stock issuable upon exercise of any Common Warrants and Pre-Funded Warrants sold in this offering. We refer to the shares of Common Stock, Common Warrants and Pre-Funded Warrants to be sold in this offering collectively as the “Securities.”

For purposes of clarity, each share of Common Stock or Pre-Funded Warrant to purchase one share of Common Stock is being sold together with a Series A Warrant to purchase one share of Common Stock and a Series B Warrant to purchase one share of Common Stock.

The Securities are expected to be issued in a single closing and the public offering price per share of Common Stock or Pre-Funded Warrant and accompanying Common Warrants will be fixed for the duration of this offering. We will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGBX.” We have assumed a public offering price of $0.38 per share of Common Stock and accompanying Common Warrants, which was the last reported sale price on Nasdaq of our shares of Common Stock on January 30, 2024. The actual offering price per share of Common Stock and accompanying Common Warrants or Pre-Funded Warrants and accompanying Common Warrants, will be negotiated between us and the investors, in consultation with the placement agent based on, among other things, the trading price of our Common Stock prior to the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. In addition, there is no established public trading market for the Common Warrants and Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Common Warrants or Pre-Funded Warrants on any national securities exchange.

We have engaged A.G.P./Alliance Global Partners to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the Securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus. We will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.  There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. This offering will terminate on February 28, 2024, unless the offering is fully subscribed before that date or we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” on page 9 of this prospectus for more information. We will bear all costs associated with the offering. See the section entitles “Plan of Distribution” on page 90 of this prospectus for more information regarding these arrangements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus.

	Per Share and Accompanying Common Warrants	Per Pre- Funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement Agent’s fees (1)	$	$	$
Proceeds to us, before expenses (2)	$	$	$

(1)

We have agreed to pay the Placement Agent a total cash fee equal to 6.5% of the gross proceeds of the offering. We have also agreed to reimburse the Placement Agent for its accountable offering-related legal and other expenses in an amount up to $60,000 and pay the Placement Agent a non-accountable expense allowance not to exceed 1.0% of the aggregate purchase price of the Securities sold in this offering. In addition, we have agreed to issue to the Placement Agent warrants to purchase a number of shares of Common Stock equal to 5% of the number of shares of Common Stock and Pre-Funded Warrants sold in this offering. See “Plan of Distribution” for a description of the compensation payable to the Placement Agent.

(2)	The amount of the proceeds to us presented in this table does not give effect to any exercise of the Common Warrants or Pre-Funded Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Securities is expected to be made on or about                   , 2024.

Sole Placement Agent

A.G.P.

The date of this prospectus is            , 2024

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.safeandgreenholdings.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “Safe & Green,” “SG Holdings” and “our business” refer to Safe & Green Holdings Corp. and “this offering” refers to the offering contemplated in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

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About this Prospectus

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Industry and Market Data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the®  or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 9 and the financial statements and related notes included in this prospectus.

Overview

We operate in the following four segments: (i) manufacturing and construction services; (ii) medical; (ii) real estate development; and (iv) environmental.  The manufacturing and construction segment designs and manufactures modular structures built in our factories using raw materials that are Made-in-America.  In the medical segment we have previously used our modular technology to offer prefabricated health facilities for on-site immediate COVID-19 testing and plan to provide our modular technology to offer turnkey solutions to medical testing and treatment and generating revenue from medical testing. Our real estate development segment’s current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. The environmental segment, the newest segment, plans to offer a sustainable medical and waste management solution that will utilize a patented technology to collect waste and treat waste for safe disposal.

 We are a provider of modular facilities (“Modules”). We currently provide Modules made out of both code-engineered cargo shipping containers and traditional construction using wood and steel framing for use as both permanent or temporary structures for residential housing use and commercial use. Prior to the COVID-19 pandemic, the Modules we supplied were primarily for retail, restaurant and military use and were manufactured by third party suppliers using our proprietary technology and design and engineering expertise, which modifies code-engineered cargo shipping containers and purpose-built modules for use for safe and sustainable commercial, industrial and residential building.  In March 2020, in response to the COVID-19 pandemic we began increasing our focus on providing our Modules as health care facilities for deployable medical response solutions.  In September 2020, we acquired substantially all the assets of Echo DCL, LLC, a Texas limited liability company (“Echo”), except for Echo’s real estate holdings. Echo was a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of our key supply chain partners.  This acquisition allowed us to have more control over the manufacturing process and, as a result, we have increased our product offerings to add Modules made out of wood, steel and traditional construction materials.

During 2021, through our subsidiary, Safe and Green Development Corporation. (“SG DevCorp”) we also began to focus on acquiring property to build multi-family housing projects in underserved regions utilizing the manufacturing services of our subsidiary SG Echo LLC (“SG Echo”). In March 2022, we formed SG Environmental Solutions Corp. (“SG Environmental”) to focus on biomedical waste removal utilizing a patented technology that it licenses to shred and disinfect biomedical waste, rendering the waste disinfected, unrecognizable, and of no greater risk to the public health than residential household waste. In March 2023, we formed Safe and Green Medical Corporation (“SG Medical”), to focus on providing our Modules as health care facilities with various clinics and labs that cater to the specific needs of local communities. To date, we have not generated revenue from SG DevCorp, SG Environmental or SG Medical.

Recent Developments

Spin-Off of SG DevCorp

In December 2022, we announced our plan to separate our company and SG DevCorp into two separate publicly traded companies (the “Separation”). To implement the Separation, on September 27, 2023 (the “Distribution Date”), we, effected a pro rata distribution to our stockholders of approximately 30% of the outstanding shares of SG DevCorp’s common stock (the “Distribution”). In connection with the Distribution, each of our stockholders received 0.930886 shares of SG DevCorp’s common stock for every five (5) shares of our Common Stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, SG DevCorp was no longer a wholly owned subsidiary of ours and we held approximately 70% of SG DevCorp’s issued and outstanding securities. On September 28, 2023, SG DevCorp’s common stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG DevCorp. These agreements provide for the allocation between us and SG DevCorp of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of us and our subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG DevCorp subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with us included a tax matters agreement and a shared services agreement.

Peak One January 2024 Private Placement

On January 11, 2024, we entered into a Securities Purchase Agreement (the “January 2024 Purchase Agreement”) and related registration rights agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P. (“Peak One”), pursuant to which we agreed to issue, in a private placement offering (the “January 2024 Offering”), upon the satisfaction of certain conditions specified in the January 2024 Purchase Agreement, two debentures to Peak One in the aggregate principal amount of $1,300,000.

The closing of the first tranche was consummated on January 12, 2024 and we issued a debenture in the principal amount of $650,000 (the “Debenture”) to Peak One and the a warrant to purchase up to 375,000 shares of our Common Stock (the “Peak Warrant”) to Peak One Investments, LLC (“Peak One Investments”). The Debenture was sold to Peak One for a purchase price of $585,000, representing an original issue discount of ten percent (10%). In connection with the January 2024 Offering, we paid $17,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the January 2024 Purchase Agreement and issued to Peak One and Peak One Investments an aggregate of 300,000 shares of our restricted Common Stock as commitment shares (the “First Tranche Commitment Shares”). Pursuant to the Registration Rights Agreement we agreed to file a registration statement within 45 days to register the First Tranche Commitment Shares and the shares of Common Stock issuable under the Debenture and the Warrant with the Securities and Exchange Commission (the “SEC”) and to use our reasonable efforts to have the registration statement declared effective by the SEC within ninety (90) calendar days from January 11, 2024.

Under the January 2024 Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of Peak One and us and satisfaction of the closing conditions set forth in the January 2024 Purchase Agreement at any time after March 11, 2024, upon which we would issue and sell to Peak One, on the same terms and conditions, a second 8% convertible debenture in the principal amount of $650,000, and a second warrant to purchase up to 375,000 shares of our Common Stock, for a purchase price of $585,000, representing an original issue discount of ten percent (10%).  The January 2024 Purchase Agreement further provides that at the closing of the second tranche we will pay $17,500 as an additional non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the January 2024 Purchase Agreement and will issue an additional 300,000 shares of our restricted Common Stock as a commitment fee to Peak One and Peak One Investments.

Corporate Information

We were incorporated in the State of Delaware on December 29, 1993 under the name PC411, INC. On January 12, 1999, we changed our name to CDSI Holdings, Inc. On November 4, 2011, CDSI Merger Sub, Inc., our wholly owned subsidiary, completed a reverse merger with and into SG Building Blocks, Inc. (“SG Building”), with SG Building surviving the reverse merger as our wholly owned subsidiary. Also on November 4, 2011, we changed our name to SG Blocks, Inc. On December 16, 2022, we changed our name to Safe & Green Holdings Corp. In addition, on December 16, 2022, our then wholly-owned subsidiary, SGB Development Corp. changed our name to Safe and Green Development Corporation by filing a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. Prior to our emergence from bankruptcy in June 2016, our Common Stock was quoted on the OTC Bulletin Board. Our Common Stock is currently listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

Our principal offices are located at 990 Biscayne Blvd., #501, Office 12, Miami, Florida 33132. Our website address is www.safeandgreeenholdings.com. The information contained in, and that can be accessed through our website, is not incorporated into and is not a part of this prospectus. Our phone number is (646) 240-4235.

Summary Risk Factors

An investment in our Company is subject to a number of risks, including risks relating to this offering. Set forth below is a high-level summary of some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” of this prospectus, for a more thorough description of these and other risks.

Risks Related to this Offering

●	Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively

●	If you purchase shares of our Common Stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

●	Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

●	This offering may cause the trading price of our Common Stock to decrease.

●	We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

●	Because we do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

●	Resales of shares of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

●	There is no public market for the Pre-Funded Warrants and Common Warrants being offered in this offering.

●

Holders of the Pre-Funded Warrants and Common Warrants offered hereby will have no rights as Common Stockholders with respect to the shares our Common Stock underlying the Pre-Funded Warrants and Common Warrants until such holders exercise their Pre-Funded Warrants and Common Warrants and acquire our Common Stock, except as otherwise provided in the Pre-Funded Warrants and Common Warrants.

●	The Pre-Funded Warrants and Common Warrants are speculative in nature.

●	Purchasers who purchase our Securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

Risks Relating to our Financial Position and Capital Requirements

●	From time to time we have, and may in the future, experience a shortfall in cash.

●	Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

●	We have incurred net losses in prior periods and there can be no assurance that we will generate income in the future.

●	To date we have not generated revenue from SG DevCorp, SG Environmental, or SG Medical.

●	An impairment of goodwill could have a material adverse effect on our financial condition and results of operations.

●	We will need to raise additional capital to fund our existing operations.

●	We must timely register the shares issuable under the Debenture and the Warrant.

Risks Relating to our Business

●	Our ability to meet our workforce needs is crucial to our results of operations and future sales and profitability.

●	Given our fixed cost base our profitability is highly sensitive to changes in sales volume and production levels

●	A material disruption of our suppliers or SG Echo’s facilities could prevent us from meeting customer demand.

●	A natural disaster, the effects of climate change, or other disruptions at our SG Echo facility could adversely affect us.

●	The requirements of being a public company may strain our resources and divert management’s attention.

●	We are dependent on the services of key personnel, a few customers and vendors.

●	We currently are, and may in the future be, subject to legal proceedings or investigations.

●	The loss of one or a few customers or vendors could have a material adverse effect on us.

●	We currently are, and may in the future be, subject to legal proceedings or investigations.

●	We may have difficulty protecting our proprietary manufacturing processes.

●	Our clients may adjust, cancel or suspend the contracts in our backlog.

●	Our liability for estimated warranties may be inadequate.

●	We can be adversely affected by failures of persons who act on our behalf to comply with applicable regulations.

●	A material disruption at one of our suppliers’ facilities could negatively affect our overall financial results.

●	We are subject to risks regarding environmental, health and safety laws and regulations

●	Our operating results will be subject to fluctuations and are inherently unpredictable.

●	We are subject to cybersecurity risks related to the technology used in our operations.

●	We could suffer adverse tax and other financial consequences if we are unable to utilize our net operating loss carryforwards

Risks Relating to our Industry and Other Adverse Economic Conditions

●	Unfavorable global economic conditions, including any adverse macroeconomic conditions or geopolitical events could adversely affect our business, financial condition, results of operations or liquidity.

●	Limited availability or increases in costs of transportation could adversely affect our business and operations.

●	Expansion of our operations may strain resources.

●	The cyclical and seasonal nature of the construction industry causes our revenues and operating results to fluctuate.

●	Our business depends on the construction industry and general business, financial market and economic conditions.

●	Our business relies on private investment and a slower than expected economy may adversely affect our results.

Risks Relating to Manufacturing and Construction

●	We are dependent upon third-party financing.

●	The construction industry is highly competitive.

●	There can be no assurance of market acceptance of Modules or modular construction techniques.

●	Government regulations and legal challenges may have a negative impact on our operations.

●	We could be exposed to potentially significant liability costs.

Risks Relating to Real Estate Development

●	SG DevCorp’s success depends in part upon its ability to acquire suitable land parcels.

●	SG DevCorp operates in a highly competitive market for investment opportunities.

●	SG DevCorp’s property portfolio has a high concentration of properties located in certain states.

●	There can be no assurance that the properties in SG DevCorp’s development pipeline will be completed.

●	SG DevCorp’s insurance coverage on its properties may be inadequate to cover any losses it may incur.

●	SG DevCorp may not be able to secure sufficient modular units to complete its developments.

●	SG DevCorp’s operating results may be negatively affected by potential development and construction delays.

●	SG DevCorp relies on third-party suppliers and long supply chains.

●	The construction of manufacturing facilities involves significant risks.

●	Discovery of previously undetected environmentally hazardous conditions may adversely affect SG DevCorp

●	Legislative, regulatory, accounting or tax rules could adversely affect SG DevCorp

●	SG DevCorp’s industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing.

●	Fluctuations in real estate values may require SG DevCorp to write-down the book value of its real estate assets.

●	Inflation could adversely affect SG DevCorp’s business and financial results.

●	SG DevCorp could be impacted by its investments through joint ventures, which involve risks.

●	Risks associated with SG DevCorp’s land and lot inventories could adversely affect its business or financial results.

●	SG DevCorp may not be able to sell its real property assets when it desires.

●	Access to financing sources may not be available on favorable terms, or at all.

●	We may not achieve some or all of the expected benefits of the Separation and Distribution.

Risks Relating to our Common Stock

●	Failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting.

●	Our stock price has been subject to fluctuations in the past, has recently been volatile and our stock is thinly traded.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

●	Sales of shares of our Common Stock, could cause the price of our Common Stock to decline and result in dilution.

●	Certain provisions of Delaware law could discourage, delay or prevent a merger or acquisition at a premium price.

●	We have availed ourselves of reduced disclosure requirements, which may make our Common Stock less attractive.

Smaller Reporting Company

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. As a result of being considered a “smaller reporting company,” we will be entitled to certain exemptions regarding the disclosure that we are required to provide in our SEC filings. Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of Sarbanes-Oxley requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

THE OFFERING

Issuer	Safe & Green Holdings Corp.

Common Stock Offered by us

Up to 13,157,894 shares of Common Stock based on an assumed public offering price of $0.38 per share of Common Stock and accompanying Common Warrants, which is based on the last sale price of our Common Stock as reported by Nasdaq on January 30, 2024.

Pre-Funded Warrants offered by us

We are also offering up to 13,157,894 Pre-Funded Warrants to purchase up to 13,157,894  shares of Common Stock in lieu of shares of Common Stock to any purchaser whose purchase of shares of Common Stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the purchaser’s election, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering. Each Pre-Funded Warrant will be exercisable for one share of Common Stock, will have an exercise price of $0.0001 per share, will be immediately exercisable, and will not expire prior to exercise. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

Common Warrants offered by us

We are also offering up to 13,157,894 Series A Warrants to purchase up to 13,157,894 shares of Common Stock and up to 13,157,894 Series B Warrants to purchase up to 13,157,894 shares of Common Stock. Each Series A Warrant will be exercisable for one share of Common Stock, will have an exercise price of $[●] per share, will be exercisable immediately, and will expire two years from the date of issuance. Each Series B Warrant will be exercisable for one share of Common Stock, will have an exercise price of $[●] per share, will be exercisable immediately, and will expire five years from the date of issuance. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Warrants.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase shares of our Common Stock equal to 5% of the number of shares of Common Stock and Pre-Funded Warrants sold in this offering, as a portion of their compensation payable in connection with this offering. The Placement Agent’s Warrants will have an exercise price of $[●] per share, will be exercisable immediately, and will expire five years from the date of issuance.  This prospectus also relates to the offering of the shares of the Placement Agent Warrants and the Common Stock issuable upon exercise of the Placement Agent Warrants. Please see “Plan of Distribution — Placement Agent Warrants” for a description of the Placement Agent Warrants.

Common Stock outstanding prior to this offering	18,177,845 shares of Common Stock

Common Stock to be outstanding after this offering

31,335,739 shares (assuming all of the securities we are offering under this prospectus are sold, and assuming no sale of Pre-Funded Warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and no exercise of the Common Warrants or the Placement Agent Warrants)

Reasonable best efforts offering

We have agreed to offer and sell the Securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the Securities offered hereby, but will use its reasonable best efforts to solicit offers to purchase the Securities offered by this prospectus. See “Plan of Distribution” on page 90 of this prospectus.

Use of Proceeds

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We are obligated to pay up to 50% of any proceeds that we receive from this offering to the holder of the Debenture we issued in January 2024 in the event the proceeds from this offering are in excess of $1.5 million. See “Use of Proceeds.” We are also obligated to pay $187,500 owed to Maxim Group LLC (together with its parents, subsidiaries and affiliates, “Maxim”) upon consummation of this offering. See “Plan of Distribution.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 9 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGBX”.

Except as otherwise indicated herein, the number of shares of our Common Stock to be outstanding after this offering is based on 18,177,845 shares of common stock outstanding as of January 30, 2024 and excludes:

●	36,436 shares of Common Stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $78.71 per share;

●	2,396,207 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $4.54 per share;

●	1,726,083 shares of Common Stock issuable upon the conversion of outstanding convertible notes, inclusive of accrued interest at 8% per annum and assuming a conversion price of $0.46 per share;

●	$187,500 of shares of Common Stock that we have agreed to issue to Maxim on August 9, 2024, such share number to be based upon the trading price of the Common Stock at such time; and

●	4,681,776 shares of Common Stock reserved for future issuance under our equity incentive plan.

We may enter into privately negotiated agreements with the holders of certain existing outstanding warrants to purchase up to 1,898,630 shares of our Common Stock at an exercise price of $4.80 per share (the “Prior Warrants”) to, among other things, reduce the exercise price of such Prior Warrants and to extend the current expiration date of the Prior Warrants. There can be no assurance that we will amend the Prior Warrants or as to the final terms of any amendments to the Prior Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our expected use of proceeds from this offering.

●	From time to time we have, and may in the future, experience a shortfall in cash.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	We have incurred net losses in prior periods and there can be no assurance that we will generate income in the future.

●	We will need to raise additional capital to fund our existing operations.

●	A material disruption of our suppliers or SG Echo’s facilities could prevent us from meeting customer demand.

●	We are dependent on the services of key personnel, a few customers and vendors.

●	The loss of one or a few customers or vendors could have a material adverse effect on us.

●	Changes in general economic conditions and geopolitical and other conditions may adversely impact our business.

●	Our clients may adjust, cancel or suspend the contracts in our backlog.

●	Our liability for estimated warranties may be inadequate.

●	We can be adversely affected by failures of persons who act on our behalf to comply with applicable regulations.

●	The cyclical and seasonal nature of the construction industry causes our revenues and operating results to fluctuate.

●	Our business depends on the construction industry and general business, financial market and economic conditions.

●	There can be no assurance of market acceptance of Modules or modular construction techniques.

●	Unfavorable global economic conditions, including any adverse macroeconomic conditions or geopolitical events could adversely affect our business, financial condition, results of operations or liquidity.

●	SG DevCorp operates in a highly competitive market for investment opportunities, and may be unable to identify and complete acquisitions of real property assets.

●	SG DevCorp’s property portfolio has a high concentration of properties located in certain states.

●	There can be no assurance that the properties in SG DevCorp’s development pipeline will be completed in accordance with the anticipated timing or cost.

●	SG DevCorp may not be able to secure sufficient modular units to complete its developments.

●	SG DevCorp may not be able to sell its real property assets when it desires.

●	Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

●	We may not achieve some or all of the expected benefits of the Separation.

●	To date we have not generated any revenue from SG DevCorp, SG Environmental or SG Medical.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

●	We may issue shares of preferred stock or Common Stock in the future, which could dilute your percentage ownership of the Company.

●	Our failure to comply with continued listing requirements of the Nasdaq Capital Market.

●	Risks relating to ownership of our Common Stock, including high volatility and dilution.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors” in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our securities. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

If you purchase shares of our Common Stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our Common Stock being offered may be higher than the net tangible book value per share of our outstanding Common Stock prior to this offering, which may result in new investors in this offering incurring immediate dilution. To the extent outstanding stock options are exercised, there will be further dilution to new investors. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent additional stock options or warrants are issued, there will be further dilution to new investors.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

The issuance of common shares in this and future offerings may trigger anti-dilution provisions in our outstanding convertible notes and warrants and affect the interests of our stockholders.

Our outstanding convertible notes and warrants contain anti-dilution provisions that may be triggered by this offering or future offerings depending on the offering price of equity issuances, the conversion price or formula of convertible shares or the exercise price or formula of warrants. These adjustments could increase the number of common shares issuable upon conversion of our outstanding convertible notes, reduce the proceeds received by the Company pursuant to a cash exercise of outstanding warrants, dilute the interests of our stockholders and affect the trading price for our Common Stock.

In addition, we may enter into privately negotiated agreements with the holders of certain existing outstanding warrants to purchase up to 1,898,630 shares of our Common Stock at an exercise price of $4.80 per share to, among other things, reduce the exercise price of such Prior Warrants and to extend the current expiration date of the Prior Warrants. There can be no assurance that we will amend the Prior Warrants or as to the final terms of any amendments to the Prior Warrants.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of 75,000,000 shares of our Common Stock and 5,405,010 shares of preferred stock. In certain circumstances, the Common Stock, as well as the awards available for issuance under our stock incentive plan, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock, including pursuant to outstanding equity awards, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering. See “Dividend Policy.”

There is no public market for the Pre-Funded Warrants and Common Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants and Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants and Common Warrants on the Nasdaq or any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

Holders of the Pre-Funded Warrants and Common Warrants offered hereby will have no rights as Common Stockholders with respect to the shares our Common Stock underlying the Pre-Funded Warrants and Common Warrants until such holders exercise their Pre-Funded Warrants and Common Warrants and acquire our Common Stock, except as otherwise provided in the Pre-Funded Warrants and Common Warrants.

Until holders of the Pre-Funded Warrants and Common Warrants acquire shares of our Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants and Common Warrants, except to the extent that holders of such Pre-Funded Warrants and Common Warrants will have certain rights to participate in distributions or dividends paid on our Common Stock as set forth in the Pre-Funded Warrants and Common Warrants. Upon exercise of the Pre-Funded Warrants and Common Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Pre-Funded Warrants and Common Warrants are speculative in nature.

Commencing on the initial exercise date, holders of the Common Warrants may acquire shares of Common Stock issuable upon exercise of such Common Warrants at an exercise price of $[●] per share of Common Stock and holders of the Pre-Funded Warrants may acquire shares of Common Stock issuable upon exercise of such Pre-Funded Warrants at an exercise price of $0.0001 per share of Common Stock. There can be no assurance that the market value of the Common Warrants and Pre-Funded Warrants will equal or exceed their public offering price. In the event the market price per share of our Common Stock does not exceed the exercise price of the Common Warrants during the period when the Common Warrants are exercisable, the Common Warrants may not have any value.

Purchasers who purchase our Securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement, including: (i) a covenant to not enter into variable rate financings for a period of 180 days following the closing of the offering, subject to an exception; (ii) a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions.

Risks Relating to our Financial Position and Capital Requirements.

From time to time, we have, and may in the future experience a shortfall in cash, and our ability to obtain additional financing on acceptable terms, if at all, may be limited.

At September 30, 2023 and 2022, we had cash and cash equivalents and a short-term investment, collectively, of $712,906 and $2,118,169, respectively. At December 31, 2022 and 2021, we had cash and cash equivalents and a short-term investment, collectively, of $582,776 and $13,024,381, respectively. However, for the nine months ended September 30,2023 and 2022 we reported a net loss of $12,683,098 and $3,064,019, respectively, and used $4,671,862 and $5,553,160 of cash for operations, respectively. For the fiscal years ended December 31, 2022 and 2021, we reported a net loss of $7,089,242 and $5,908,372, respectively, and used $5,630,614 and $662,759 of cash for operations, respectively. As a result of our continued losses, our cash resources have not been sufficient to sustain our operations, and we have continued to depend on financing transactions to generate sufficient cash to stay in operation. With limited cash available to fund our operating expenses, we have deferred or delayed payments to vendors, suppliers and service providers, opting instead to prioritize payments for personnel and essential resources.

Unless and until we are able to increase our revenues or raise sufficient capital, our lack of cash will continue to constrain our business and subject us to significant risks, including the following: (i) being unable to make the necessary investment in personnel, raw materials or other resources to effectively pursue our business plan, (ii) our suppliers, vendors and service providers slowing down or stopping to supply raw materials or services, and (iii) being forced to reduce or suspend our operations. Any delay in the receipt of raw materials due to payment issues could result in our inability to fulfill purchase orders and negatively impact our ability to generate revenue.

Although we are attempting to curtail our expenses, there is no guarantee that we will be able to reduce these expenses significantly. On December 15, 2023, Mr. Galvin voluntarily deferred his salary for the December 15, 2023 and December 31, 2023 pay periods as a cost saving measure. In addition, on December 14, 2023, Mr. Galvin loaned $75,000 to the Company. The loan will be interest free (subject, however to any interest which may be imputed under applicable income tax laws) and is due and payable by December 14, 2024. Our cash used in operations for the nine months ended September 30, 2023 was $(4,671,862) primarily due to our net loss. During the nine months ended September 30, 2023, we financed our operations from proceeds of short-term notes payables and warrants. Subsequent to the end of the quarter we have continued to finance our operations form the issuance of notes such as the Debentures in addition to cash advance agreements such as the Cash Advance Agreement pursuant to which SG Building and SG Echo, LLC sold to the lender $300,000 of their future receivables for a purchase price of $200,000, less underwriting fees and expenses paid, for net funds provided of $190,000.

We may seek to obtain additional debt or equity financing to meet any cash shortfalls both in the public company or our subsidiaries. The type, timing and terms of any financing we may select will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets. However, there can be no assurance that we will be able to secure additional funds if needed and that, if such funds are available, the terms or conditions would be acceptable to us, especially in light of the fact that our ability to sell securities registered on our registration statement on Form S-3 will be limited until such time as we are S-3 eligible and thereafter when the market value of our voting securities held by non-affiliates is $75 million or more. If we are unable to secure additional financing, further reduction in operating expenses might need to be substantial in order for us to ensure enough liquidity to sustain our operations. Any equity financing would be dilutive to our stockholders. If we incur debt, we will likely be subject to restrictive covenants that significantly limit our operating flexibility and require us to encumber our assets. If we fail to raise sufficient funds and continue to incur losses, our ability to fund our operations, take advantage of strategic opportunities, or otherwise respond to competitive pressures will be significantly limited. While the Debenture is outstanding, we are prohibited from entering into any variable rate transactions and from incurring or suffering to exist debt other than certain specified permitted debt. Any of the above limitations could force us to significantly curtail or cease our operations, and you could lose all of your investment in our Common Stock. These circumstances have raised substantial doubt about our ability to continue as a going concern, and continued cash losses may risk our status as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm contains a note stating that the accompanying financial statements have been prepared assuming we will continue as a going concern. At December 31, 2022 and 2021, we had cash and cash equivalents and a short-term investment, collectively, of $582,776 and $13,024,381, respectively. However, during the fiscal years ended December 31, 2022 and 2021, we reported a net loss of $7,089,242 and $5,908,372, respectively, and used $5,630,614 and $662,759 of cash for operations, respectively.

We have incurred losses since inception, have negative working capital of $(8,580,961) as of September 30, 2023 and have negative operating cash flows, which has raised substantial doubt about our ability to continue as a going concern.

We have incurred net losses in prior periods, and there can be no assurance that we will generate income in the future.

Our ability to achieve profitability will depend upon our ability to generate and sustain substantially increased revenues. We may continue to incur operating losses in the future as we execute our growth strategy. The likelihood that we will generate net income in the future must be considered in light of the difficulties facing the construction and real estate development industry as a whole, economic conditions and the competitive environment in which we operate. Our operating results for future periods are subject to numerous uncertainties, and we may not achieve sufficient revenues to achieve profitability.

To date we have not generated revenue from SG DevCorp, SG Environmental or SG Medical and there can be no assurance that we will be able to do so in the future.

In 2021, we formed SG DevCorp to develop real estate properties. In 2022 we formed SG Environmental to focus on biomedical waste removal. In 2023, we formed SG Medical to focus on providing our Modules as health care facilities with various clinics and labs that cater to the specific needs of local communities. To date, these subsidiaries have not generated any revenue from their respective operations and there can be no assurance that they will do so in the future. Each business is subject to all of the risks associated with a new business.

An impairment of goodwill could have a material adverse effect on our financial condition and results of operations.

At September 30, 2023, we had $1,309,330 of goodwill. We perform an impairment test of our goodwill annually during the fourth quarter of our fiscal year or when events occur or circumstances change that would more-likely-than-not indicate that goodwill might be impaired. Factors that may be considered a change in circumstances, indicating that the carrying value of our goodwill may not be recoverable, include a decline in stock price and market capitalization, reduced future cash flow estimates and slower growth rates in our industry. There were no impairments during the nine months ended September 30, 2023. Our annual impairment tests resulted in no impairment of goodwill during fiscal 2022 and fiscal 2021. Deterioration in estimated future cash flows in our reporting unit could result in further future goodwill impairment. Changes to our business strategy, changes in industry or market conditions, changes in operating performance or other indicators of impairment could cause us to record a significant impairment charge during the period in which the impairment is determined, negatively impacting our results of operations and financial position.

We will need to raise additional capital to fund our existing operations. If we or our subsidiaries are unable to raise capital when needed, we would be compelled to delay, reduce or eliminate our development or commercialization efforts.

We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations.SG DevCorp. However, we have estimated our current additional funding needs based on assumptions that may prove to be wrong. Additionally, changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. Additional capital may not be available to us at such times or in the amounts we need. Even if capital is available, it might be available only on unfavorable terms. Until such time, if ever, as we can generate substantial revenue, we expect to finance our operations through a combination of public or private equity offerings, debt financings, governmental funding, collaborations, strategic partnerships and alliances or marketing, distribution or licensing arrangements with third parties. If access to sufficient capital is not available as and when needed, our business will be materially impaired and we may be required to cease operations, curtail one or more product development or commercialization programs, significantly reduce expenses, sell assets, seek a merger, or joint venture partner, file for protection from creditors or liquidate all our assets.

Our failure to timely register the First Tranche Commitment Shares and shares of our Common Stock issuable under the Debenture and the Peak Warrant we issued to Peak could have a material adverse effect on our business, financial condition, results of operations and cash flows.

On January 12, 2024, we closed a private placement offering and issued to Peak the Debenture, the First Tranche Commitment Shares and the Peak Warrant. In connection with the Peak financing, we entered into a registration rights agreement with Peak One where we agreed to file a registration statement within 45 days to register the First Tranche Commitment Shares and the shares of Common Stock issuable under the Debenture and the Peak Warrant with the SEC and to use our reasonable efforts to have the registration statement declared effective within 90 calendar days from January 11, 2024. We filed a registration statement related to the First Tranche Commitment Shares and the shares of Common Stock issuable under the Debenture and the Peak Warrant with the SEC on February 1, 2024. In the event we were to default on our obligation to register the First Tranche Commitment Shares, the shares of Common Stock issuable under the Debenture and the Peak Warrant as agreed, Peak One may, among other things, increase the interest rate applicable to the Debenture to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law and accelerate the immediate payment of the full indebtedness due under the Debenture, in an amount equal to one hundred fifteen percent (115%) of the then outstanding principal amount and accrued and unpaid interest. The acceleration of the Debenture issued to Peak One could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Risks Relating to our Business

Our residential construction business is difficult to evaluate because we changed our business model in June 2021 and have a limited operating history and limited information.

In 2021 we terminated our licensing business model for our residential construction business in the United States and are currently developing and constructing our own residential developments. In 2019 we had entered into one license agreement for use of our technology for construction of residences in the United States. We terminated this license agreement in June 2021. There is a risk that we will be unable to successfully generate income from this business model. Although we believe that we will experience increased revenue, there can be no assurance that we will not experience increased costs and generate less income with this new business model than we anticipate. We are subject to many risks associated with currently developing and constructing our own residential developments, such as our dependence upon third parties to provide services and supply required materials. Even if we generate increased revenue as anticipated, there can be no assurance that we will be profitable. We are subject to the risks inherent to the operation of a new business enterprise, and cannot assure you that we will be able to successfully address these risks.

Our ability to meet our workforce needs is crucial to our results of operations and future sales and profitability.

We rely on the existence of an available hourly workforce to manufacture our products. We cannot assure you that we will be able to attract and retain qualified employees to meet current or future manufacturing needs at a reasonable cost, or at all. Also, although none of our employees are currently covered by collective bargaining agreements, we cannot assure you that our employees will not elect to be represented by labor unions in the future. Additionally, competition for qualified employees could require us to pay higher wages to attract a sufficient number of employees. Significant increases in manufacturing workforce costs could materially adversely affect our business, financial condition or results of operations.

Given our fixed cost base our profitability is highly sensitive to changes in sales volume and production levels.

The fixed cost levels of operating SG Echo can put pressure on profit margins when sales volume and/or production levels decline. Our profitability depends, in part, on our ability to spread fixed costs over a sufficiently large number of products sold and shipped, and if we make a decision to reduce our rate of production, gross or net margins could be negatively affected. Consequently, decreased demand or the need to reduce production can lower our ability to absorb fixed costs and materially impact our financial condition or results of operations.

A material disruption at our suppliers’ facilities or Echo’s facilities could prevent us from meeting customer demand, reduce our sales and negatively affect our overall financial results.

Any of the following events could cease or limit operations unexpectedly: fires, floods, earthquakes, hurricanes, on-site or off-site environmental incidents or other catastrophes; global pandemic; supply chain disruptions; utility and transportation infrastructure disruptions; labor difficulties; other operational problems; or war, acts of terrorism or other unexpected events. Any downtime or damage at our suppliers’ facilities or SG Echo’s facilities could prevent us from meeting customer demand for our products or require us to make more expensive purchases from a competing supplier. If our suppliers were to incur significant downtime, our ability to satisfy customer requirements could be impaired, resulting in customers seeking products from other distributors, as well as decreased customer satisfaction and lower sales and operating income.

A natural disaster, the effects of climate change, or other disruptions at our Echo facilities could adversely affect our business, financial condition, and results of operations.

We rely on the continuous operation of our SG Echo facilities, both of which are located in Durant, Oklahoma, for the production of our Modules. Any natural disaster or other serious disruption to our facility due to fire, flood, earthquake, or any other unforeseen circumstance would adversely affect our business, financial condition, and results of operations. In addition, adverse weather conditions, such as increased frequency and/or severity of storms, or floods could impair our ability to operate by damaging our facilities and equipment or restricting product delivery to customers. The occurrence of any disruption at our manufacturing facilities, even for a short period of time, may have an adverse effect on our productivity and profitability, during and after the period of the disruption. These disruptions may also cause personal injury and loss of life, severe damage to or destruction of property and equipment, and environmental damage. Although we maintain property, casualty, and business interruption insurance of the types and in the amounts that we believe are customary for the industry, we are not fully insured against all potential natural disasters or other disruptions to our manufacturing facility.

We are dependent on our executive officers and management team, and the unexpected loss of their services may adversely affect our operations.

Our success depends highly upon the personal efforts and abilities of our executive officers and management team, which is comprised of a small number of people. The loss of the services of any of our executive officers or members of our management team could have a material adverse effect on our business.

The loss of one or a few customers could have a material adverse effect on us.

A few customers have in the past, and may in the future, account for a significant portion of our revenues in any one year or over a period of several consecutive years. At December 31, 2022 and 2021, 80% and 78%, respectively, of the our gross accounts receivable were due from one and three customers. For the nine months ended September 30, 2023 approximately 96% of our revenue was generated from one customer. Revenue relating to two and three customers represented approximately 65% and 80% of our total revenue for the years ended December 31, 2022 and 2021, respectively. Although we have contractual relationships with many of our significant customers, our customers may unilaterally reduce or discontinue their contracts with us at any time. The loss of business from a significant customer could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We rely on certain vendors to supply us with materials and products that, if we were unable to obtain, could adversely affect our business.

We have relationships with key materials vendors, and we rely on suppliers for our purchases of products from them.  Any inability to obtain materials or services in the volumes required and at competitive prices from our major trading partners, the loss of any major trading partner or the discontinuation of vendor financing (if any) may seriously harm our business because we may not be able to meet the demands of our customers on a timely basis in sufficient quantities or at all.  Other factors, including reduced access to credit by our vendors resulting from economic conditions, may impair our vendors’ ability to provide products in a timely manner or at competitive prices.  We also rely on other vendors for critical services such as transportation, supply chain and professional services.  Any negative impacts to our business or liquidity could adversely impact our ability to establish or maintain these relationships.  Cost of revenue relating to two vendors represented approximately 12% of our total cost of revenue for the three months ended September 30, 2022. Cost of revenue relating to three vendors represented approximately 10% of our total cost of revenue for the nine months ended September 30, 2022. There were no vendors representing 10% or more of our total cost of revenue for the three or nine months ended September 30, 2023.

We currently are, and may in the future be, subject to legal proceedings or investigations, the resolution of which could negatively affect our profitability and cash flows in a particular period.

The nature of our operations exposes us to possible litigation claims, including disputes relating to our operations and commercial and contractual arrangements. Often the litigation matters are not totally within our control. We will contest these matters vigorously and will make insurance claims where appropriate, but because of the uncertain nature of litigation and coverage decisions, we cannot predict the outcome of these matters. The costs associated with litigation matters could have a material adverse effect on our financial condition and profitability. In addition, our profitability or cash flow in a particular period could be affected by an adverse ruling in any litigation currently pending in the courts or by litigation that may be filed against us in the future. We are also subject to government regulation, which could result in administrative proceedings in the future.

We may have difficulty protecting our proprietary manufacturing processes, which could adversely affect our ability to compete.

We use a proprietary manufacturing process that allows us to be code-compliant in our Safe & Green™ product. Such manufacturing process is unique to the construction industry and is important to ensure our continued success, and we cannot assure you that our efforts to protect our proprietary rights will be sufficient or effective. If other companies replicate our methodology, we could lose our competitive advantage. Any future patent or trademark applications may not lead to issued patents and registered trademarks in all instances. We also cannot be assured that the scope of any patents issued in the future will be sufficiently broad to offer meaningful protection. Others may develop or patent similar or superior technologies, products or services, and our intellectual property rights may be challenged, invalidated, misappropriated or infringed by others. If we are unable to protect and maintain our intellectual property rights, or if there are any successful intellectual property challenges or infringement proceedings against us, our business and revenue could be materially and adversely affected.

We depend on third parties for transportation services, and limited availability or increases in costs of transportation could adversely affect our business and operations.

Our business depends on the transportation of a large number of products, via railroad or truck. We rely primarily on third parties for transportation of the products we manufacture or distribute and for the delivery of our raw materials. We are also subject to seasonal capacity constraints and weather-related delays for both rail and truck transportation. If any of our third-party transportation providers were to fail to deliver raw materials to us or our Modules to our customers in a timely manner, we may be unable to complete projects in a timely manner and may, among other things, incur penalties for late delivery or be unable to use the Modules as intended. In addition, if any of these third parties were to cease operations or cease doing business with us, we may be unable to replace them at reasonable cost. Any failure of a third-party transportation provider to deliver raw materials to us or finished Modules to our customers in a timely manner could harm our reputation, negatively affect our customer relationships, and have a material adverse effect on our operating results, cash flows, and financial condition. Additionally, an increase in transportation rates or fuel surcharges could adversely affect our sales, profitability, and cash flows.

Expansion of our operations may strain resources, and our failure to manage growth effectively could adversely impact our operating results and harm our ability to attract and retain key personnel.

Increased orders for our Modules have placed, and may continue to place, a strain on our operational, financial, and managerial resources and personnel. In addition, execution of our growth strategy will require further substantial capital and effective planning. Significant rapid growth on top of our current operations could greatly strain our internal resources, leading to a lower quality of customer service, reporting problems, and delays, resulting in a loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place an additional strain on our personnel, management systems, liquidity, and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower, no or negative growth, critical shortages of cash and a failure to achieve or sustain profitability.

Our clients may adjust, cancel or suspend the contracts in our backlog; as such, our backlog is not necessarily indicative of our future revenues or earnings. In addition, even if fully performed, our backlog is not a good indicator of our future gross margins.

Backlog represents the total dollar amount of revenues we expect to record in the future as a result of performing work under contracts we have been awarded. Backlog may fluctuate significantly due to the timing of orders or awards for large projects and is not necessarily indicative of future backlog levels or the rate at which backlog will be recognized as revenue. As of December 31, 2021, our backlog totaled approximately $3.2 million and as of December 31, 2022, our backlog totaled approximately $6.8 million and as of September 30, 2023, our backlog totaled approximately $3.8 million. The increase in backlog at December 31, 2022 from December 31, 2021 is primarily attributable to one contract in the amount of $5.7 million entered into during 2022. Our backlog is described more in detail in “Note13 —Construction Backlog” of the notes to our consolidated financial statements included elsewhere in this prospectus. We cannot provide assurance that our backlog will be realized as revenues in the amounts reported or, if realized, will result in profits. In accordance with industry practice, substantially all of our contracts are subject to cancellation, termination or suspension at our customer’s discretion. In the event of a project cancellation, we generally would not have a contractual right to the total revenue reflected in our backlog. Projects can remain in backlog for extended periods of time because of the nature of the project and the timing of the particular services required by the project. In addition, the risk of contracts in backlog being cancelled or suspended generally increases during periods of widespread economic slowdowns or in response to changes in commodity prices.

The contracts in our backlog are subject to changes in the scope of services to be provided and adjustments to the costs relating to the contracts. The revenue for certain contracts included in backlog is based on estimates. Additionally, our performance of our individual contracts can affect greatly our gross margins and, therefore, our future profitability. We can provide no assurance that the contracts in backlog, assuming they produce revenues in the amounts currently estimated, will generate gross margins at the rates realized in the past.

Our liability for estimated warranties may be inadequate, which could materially adversely affect our business, financial condition and results of operations.

We are subject to construction defect and warranty claims arising in the ordinary course of business. These claims are common in the construction industry and can be costly. At this time, our third-party providers offer guarantees and warranties in accordance with industry standards that flow through to our clients. A large number of warranty claims could have a material adverse effect on our results of operations.

We can be adversely affected by failures of persons who act on our behalf to comply with applicable regulations and guidelines.

Although we expect all of our associates (i.e., employees), officers and directors to comply at all times with all applicable laws, rules and regulations, there are instances in which subcontractors or others through whom we do business may engage in practices that do not comply with applicable regulations or guidelines.  It is possible that our associates may become aware of these practices and not take steps to prevent them.  If we learn of practices relating to Modules constructed on our behalf that do not comply with applicable regulations or guidelines, we will move actively to stop the non-complying practices as soon as possible, and we will take disciplinary action with regard to our associates who were aware of the practices, including in some instances terminating their employment. However, regardless of the steps we take, we may be subject to fines or other governmental penalties, and our reputation may be negatively affected.

Environmental, health and safety laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity.

We are subject to a variety of federal, state and local laws and regulations relating to, among other things: the release or discharge of materials into the environment; the management, use, generation, treatment, processing, handling, storage, transport or disposal of solid and hazardous wastes and materials; and the protection of public and employee health and safety and the environment. These laws and regulations may expose us to liability for the conduct of others or for our actions, even if such actions complied with all applicable laws at the time these actions were taken. These laws and regulations may also expose us to liability for claims of personal injury or property or natural resource damage related to alleged exposure to, or releases of, regulated or hazardous materials. The existence of contamination at properties we or our subsidiaries own, lease or operate could also result in increased operational costs or restrictions on our ability to use those properties as intended, including for purposes of construction materials distribution. In addition, because such properties are generally situated adjacent to or near industrial companies, such properties may be at an increased risk of having environmental contaminants from other properties spill or migrate onto or otherwise affect our properties.

Despite our compliance efforts, there is an inherent risk of liability in the operation of our business, especially from an environmental standpoint, and, from time to time, we may be in noncompliance with environmental, health and safety laws and regulations. These potential liabilities or non-compliances could have an adverse effect on our operations and profitability. In some instances, we must have government approvals, certificates, permits or licenses in order to conduct our business, which may require us to make significant capital, operating and maintenance expenditures to comply with environmental, health and safety laws and regulations. Our failure to obtain and maintain required approvals, certificates, permits or licenses or to comply with applicable governmental requirements could result in sanctions, including substantial fines or possible revocation of our authority to conduct some or all of our operations. The cost of complying with such laws could have a material adverse effect on our financial condition, results of operations and liquidity.

Our operating results will be subject to fluctuations and are inherently unpredictable.

In order to achieve profitability, we will need to generate and sustain higher revenue while maintaining reasonable cost and expense levels We have incurred losses since inception. We do not know if our revenue will grow, or if it will grow sufficiently to outpace our expenses, which we expect to increase as we expand our operational capacity. We may not be able to become profitable on a quarterly or an annual basis. Our quarterly revenue and operating results will be difficult to predict and have in the past fluctuated from quarter to quarter. The amount, timing and mix of project sales, often for a single medium or large-scale project, may cause large fluctuations in our revenue and other financial results. Further, our revenue mix of high margin materials sales versus lower margin projects can fluctuate dramatically quarter to quarter, which may adversely affect our revenue and financial results in any given period. Finally, our ability to meet project completion schedules for an individual project and the corresponding revenue impact under the percentage-of-completion method of recognizing revenue, may similarly cause large fluctuations in our revenue and other financial results. This may cause us to miss guidance announced by us.

We base our planned operating expenses in part on our expectations of future revenue, and a significant portion of our expenses are fixed in the short-term. If revenue for a particular quarter is lower than we expect, we likely will be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter. This may cause us to miss any guidance announced by us.

Cybersecurity risks related to the technology used in our operations and other business processes, as well as security breaches of company, customer, employee and vendor information, could adversely affect our business.

We rely on various information technology systems to capture, process, store and report data and interact with customers, vendors and employees. Despite security and controls design, as the prevalence of cyber-attacks continues to increase, our information technology systems, and those of our third-party providers, could become subject to increased security threats, such as phishing and malware incidents. Our security measures may be unable to prevent certain security breaches, and any such network, system, data or other breaches could result in misappropriation of sensitive data, transactional errors, theft of funds, business disruptions, loss of or damage to intellectual property, loss of customers and business opportunities, unauthorized access to or disclosure of confidential or personal information (which could cause a breach of applicable data protection legislation), regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensatory costs and additional compliance costs, any of which could have a material adverse effect on our reputation, business, financial condition, results of operations and cash flows.

Because the techniques used to obtain unauthorized access to, or disable, degrade or sabotage, information technologies systems change frequently, and may not be recognized until after they have been launched against a target, we may be unable to anticipate these techniques, implement adequate preventative measures or remediate any breach in a timely or effective manner. In addition, the development and maintenance of preventative or detective measures is costly, and requires ongoing monitoring and updating as technologies change and efforts to circumvent security measures become more sophisticated. As well as incurring additional costs, sophisticated hardware and operating system software and applications that we procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the systems, or we may be unable to successfully integrate and launch new systems as planned without disruptions to our operations. Misuse of internal applications, theft of intellectual property, trade secrets, funds or other corporate assets and inappropriate disclosure of confidential information could stem from such incidents.

Despite our efforts, we remain potentially vulnerable to cyber-attacks and security breaches, and any such attack or breach could adversely affect our reputation, business, financial condition or results of operations.

We could suffer adverse tax and other financial consequences if we are unable to utilize our net operating loss carryforwards.

At December 31, 2022, we had tax net operating loss carry forwards totaling approximately $30.2 million. The net operating loss expires beginning 2030 through 2037 for those losses generated in 2017 and prior years. Approximately $18 million of such net operating losses will carry forward indefinitely and be available to offset up to 80% of future taxable income each year. At December 31, 2022, we had a valuation allowance of approximately $9.7 million, primarily related to net operating loss carry forwards that are not more likely than not to be utilized due to an inability to carry back these losses in most states and short carry forward periods that exist in certain states. If we are unable to use our net operating losses, we may be required to record charges or reduce our deferred tax assets, which could have an adverse effect on our results of operations.

Risks Relating to our Industry and Other Adverse Economic Conditions

Unfavorable global economic conditions, including any adverse macroeconomic conditions or geopolitical events could adversely affect our business, financial condition, results of operations or liquidity.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. The global credit and financial markets have experienced extreme volatility and disruptions in the past several years, including severely diminished liquidity and credit availability, rising inflation and monetary supply shifts, rising interest rates, labor shortages, declines in consumer confidence, declines in economic growth, increases in unemployment rates, recession risks, and uncertainty about economic and geopolitical stability. Following the COVID-19 pandemic and in connection with geopolitical conflicts, global economic and business activities continue to face widespread uncertainties. A severe or prolonged economic downturn, or additional global financial or political crises, could result in a variety of risks to our business, including our ability to raise additional capital when needed on acceptable terms, if at all. The extent of the impact of these conditions on our operational and financial performance, including our ability to execute our business strategies and initiatives in the expected timeframe, as well as that of third parties upon whom we rely, will depend on future developments which are uncertain and cannot be predicted. A weak or declining economy also could strain our suppliers, possibly resulting in supply disruption. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business. Furthermore, our stock price may decline due in part to the volatility of the stock market and the general economic downturn.

Events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation as receiver. Although we did not have any cash or cash equivalent balances on deposit with Silicon Valley Bank, uncertainty and liquidity concerns in the broader financial services industry remain.

While we do not have any direct operations in the Middle East, geopolitical tensions and ongoing conflicts in the region, particularly between Israel and Palestine, may lead to global economic instability and fluctuating energy prices that could materially affect our business. It is not possible to predict the broader consequences of the Israel-Palestinian war, including related geopolitical tensions, and the measures and actions taken by other countries in respect thereof, which could materially adversely affect global trade, currency exchange rates, regional economies and the global economy.

The COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

Throughout 2021 and to date, the COVID-19 pandemic has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. COVID-19 (or a future pandemic) could have material and adverse effects on our performance, financial condition, results of operations and cash flows due to, among other factors:

●	a complete or partial closure of, or other operational issues at, one or more of our facilities resulting from infection by one or more employees or government actions;

●	difficulty accessing equity and debt capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets

●	difficulty obtaining capital necessary to fund business operations;

●	construction moratoriums by local, state or federal government authorities;

●	delays by applicable governmental authorities in providing the necessary authorizations to commence construction;

●	manufacturing and supply chain disruptions for materials sourced from other geographies which may be experiencing shutdowns and shipping delays.

The extent to which COVID-19 (or a future pandemic) impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence.

The cyclical and seasonal nature of the construction industry causes our revenues and operating results to fluctuate, and we expect this cyclicality and seasonality to continue in the future.

The construction industry is highly cyclical and seasonal and is influenced by many international, national and regional economic factors, including the availability of consumer and wholesale financing, seasonality of demand, consumer confidence, interest rates, income levels and general economic conditions, including inflation and recessions. As a result of the foregoing factors, the revenues and operating results we derive from customers will fluctuate and we currently expect them to continue to fluctuate in the future. Moreover, we have experienced, and may continue to experience, operating losses during cyclical downturns in the construction market. These and other economic factors could have a material adverse effect on demand for our products and our financial condition and operating results.

Our business depends on the construction industry and general business, financial market and economic conditions.

The construction industry is significantly affected by changes in general and local economic and real estate conditions, such as employment levels, consumer confidence, demographic trends, housing demand, inflation, deflation, interest rates and credit availability. Changes in these general and local economic conditions or deterioration in the broader economy could negatively impact the level of purchases, capital expenditures and creditworthiness of our indirect customers and suppliers, and, therefore, our royalty income and financial condition, results of operations and cash flows. Changes in these economic conditions may affect some of our regions or markets more than others. If adverse conditions affect our larger markets, they could have a proportionately greater impact on us than on some other companies. In addition, any uncertainty regarding global economic conditions such as raising gas prices may have an adverse effect on the results of operations and financial condition of us or our customers, distributors and suppliers, such as negative effects of currency exchange fluctuations. A shortage of labor in the construction industry could also have an impact on our financial results.

Our business relies on private investment and a slower than expected economy may adversely affect our results.

A significant portion of our sales are for projects with non-public owners, such as non-residential builders and home builders who make investments with private funds into their projects. Construction spending is affected by their customers’ ability to finance projects, which may be severely reduced due to high interest rates. Residential and nonresidential construction could decline if companies and consumers are unable to finance construction projects or if the economy slows or is stalled, which could result in delays or cancellations of capital projects. If the economy slows, or if housing starts and nonresidential projects do not increase, sales of our products directly by us to consumers and related services may decline, and our financial position, results of operations and liquidity could be materially adversely affected.

Risks Relating to the Manufacturing and Construction

Our financial condition and results of operations could be negatively affected if additional third-party financing for our customers does not become available.

Our business and earnings depend substantially on our customers’ ability to obtain financing for the development of their construction projects. The availability and cost of such financing is further dependent on the number of financial institutions participating in the industry, the departure of financial institutions from the industry, the financial institutions’ lending practices, the strength of the domestic and international credit markets generally, governmental policies and other conditions, all of which are beyond our control. In light of the current economic climate, some of our customers’ projects may not be successful in obtaining additional funds in a timely manner, on favorable terms or at all. The availability of borrowed funds, especially for construction financing, has been greatly reduced, and lenders may require project developers to invest increased amounts of equity in a project in connection with both new loans and the extension of existing loans. Unfavorable changes in the availability and terms of financing in the industry will have a material adverse effect on certain privately financed projects.

Our results of operations also depend on the ability of any potential privately financed licensees to obtain loans for the purchase of new buildings. Over the past few years, lenders have tightened the credit underwriting standards, which have reduced lending volumes. If this trend continues, it would negatively impact our sales, which depend in large part on the availability and cost of financing. In addition, where our potential customers must sell their existing buildings or real estate in order to develop new buildings, increases in mortgage costs and/or lack of availability of mortgages could prevent buyers of potential customers’ existing buildings from obtaining the mortgages they need to complete their purchases, which would result in our potential customers’ inability to make purchases from us. If our potential customers cannot obtain suitable financing, our sales and results of operations would be adversely affected.

The construction industry is highly competitive, and such competition may increase the adverse effects of industry conditions, including the consolidation of the industry.

We operate in a very competitive environment characterized by competition from numerous local, regional and national builders. We may compete for financing, raw materials and skilled management and labor resources. A decline in construction starts could adversely affect demand for our buildings and our results of operations. Increased competition could require us to further increase our selling incentives and/or reduce our prices, which could negatively affect our profits. We may be unable to successfully expand into or compete in the markets in new geographic areas. In addition, while we believe our ESR may improve our competitive position by potentially expediting reviews and approvals by state and local building departments and certifying our specific quality control and design acceptance criteria, there is no assurance that it will have the desired impact.

There can be no assurance that Modules or modular construction techniques that utilize our technology and expertise will achieve market acceptance and grow; thus, the future of our business and the modular construction industry as a whole is uncertain.

There can be no assurance that we will achieve market acceptance for our technology and expertise or that the modular construction market will grow. Our business may be disrupted by the introduction of new products and services and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for the future development and marketing of our products. Although Modules have particular applications in a wide variety of market segments, there is no assurance that we will be able to expand our relationship within such market segments or, even if we do, that general market acceptance for our technology and expertise or Modules will continue to increase.

Government regulations and legal challenges may delay the start or completion of our projects, increase our expenses or limit our building activities, which could have a negative impact on our operations.

Various domestic rules and regulations concerning building, zoning, sales and similar matters apply to and/or affect the construction industry. Governmental regulation affects construction activities, as well as sales activities, mortgage lending activities and other dealings with consumers.  These industries also have experienced an increase in state and local legislation in the United States and regulations that limit the availability or use of land. Municipalities may also restrict or place moratoriums on the availability of utilities, such as water and sewer taps. In some areas, municipalities may enact growth control initiatives, which restrict the number of building permits available in a given year. If governments in locations in which our customers operate take actions like the ones described, they could adversely affect our business by causing delays, increasing costs or limiting our customers’ ability to operate in those areas.

The dangers inherent in our operations, such as disruptions to our facilities and project sites, and the limits on insurance coverage could expose us to potentially significant liability costs and materially interfere with the performance of our operations.

While we believe our insurance coverage is adequate and in line with our industry’s standards, all construction, including modular construction, involves operating hazards that can cause personal injury or loss of life, severe damage to and destruction of property and equipment and suspension of operations, including, but not limited to, natural or man-made disruptions to our facilities and project sites. The failure of such structures during and after installation can result in similar injuries and damages. Although we believe that our insurance coverage is adequate, there can be no assurance that we will be able to maintain adequate insurance in the future at rates we consider reasonable, or that our insurance coverage will be adequate to cover future claims that may arise. Claims for which we are not fully insured may adversely affect our working capital and profitability. In addition, changes in the insurance industry have generally led to higher insurance costs and decreased availability of coverage. The availability of insurance that covers risks we and our competitors typically insure against may decrease, and the insurance that we are able to obtain may have higher deductibles, higher premiums and more restrictive policy terms.

Risks Relating to Real Estate Development

The long-term sustainability of SG DevCorp’s operations as well as future growth depends in part upon SG DevCorp’s ability to acquire land parcels suitable for residential projects at reasonable prices.

The long-term sustainability of SG DevCorp’s operations, as well as future growth, depends in large part on the price at which it is able to obtain suitable land parcels for development or homebuilding operations. SG DevCorp’s ability to acquire land parcels for various residential projects may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning, regulations that limit housing density, the ability to obtain building permits, environmental requirements and other market conditions and regulatory requirements. If suitable lots or land at reasonable prices become less available, the number of units SG DevCorp may be able to build and sell could be reduced, and the cost of land could be increased substantially, which could adversely impact it. As competition for suitable land increases, the cost of undeveloped lots and the cost of developing owned land could also rise and the availability of suitable land at acceptable prices may decline, which could adversely impact it. The availability of suitable land assets could also affect the success of SG DevCorp’s land acquisition strategy, which may impact SG DevCorp’s ability to maintain or increase the number of active communities, as well as to sustain and grow its revenues and margins, and achieve or maintain profitability. Additionally, developing undeveloped land is capital intensive and time consuming and SG DevCorp may develop land based upon forecasts and assumptions that prove to be inaccurate, resulting in projects that are not economically viable.

SG DevCorp operates in a highly competitive market for investment opportunities, and SG DevCorp may be unable to identify and complete acquisitions of real property assets.

The housing industry is highly competitive, and SG DevCorp faces competition from many sources, including from other housing communities both in the immediate vicinity and the geographic market where SG DevCorp’s properties are and will be located. Furthermore, housing communities SG DevCorp invests in compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. Increased competition may prevent SG DevCorp from acquiring attractive land parcels or make such acquisitions more expensive, hinder SG DevCorp’s market share expansion, or lead to pricing pressures that may adversely impact its margins and revenues. Competitors may independently develop land and construct housing units that are superior or substantially similar to SG DevCorp’s products and because they are or may be significantly larger, have a longer operating history, and have greater resources or lower cost of capital than it, may be able to compete more effectively in one or more of the markets in which SG DevCorp operates or plans to operate.

SG DevCorp will also compete with public and private funds, commercial and investment banks, commercial financing companies and public and private REITs to make certain of the investments that it plans to make. Many of such competitors are substantially larger and have considerably greater financial, technical and marketing resources than it. In addition, some of SG DevCorp’s competitors may have higher risk tolerances or different risk assessments, allowing them to pay higher consideration, consider a wider variety of investments and establish more effective relationships than it.

These competitive conditions could adversely affect SG DevCorp’s ability to make investments. Moreover, SG DevCorp’s ability to close transactions will be subject to its ability to access financing within stipulated contractual time frames, and there is no assurance that it will have access to such financing on terms that are favorable to it, if at all.

SG DevCorp’s property portfolio has a high concentration of properties located in certain states.

To date, SG DevCorp’s properties are located in Georgia, Texas and Oklahoma. Certain of SG DevCorp’s properties are located in areas that may experience catastrophic weather and other natural events from time to time, including hurricanes or other severe weather, flooding fires, snow or ice storms, windstorms or earthquakes. These adverse weather and natural events could cause substantial damages or losses to SG DevCorp’s properties which could exceed its insurance coverage. In the event of a loss in excess of insured limits, SG DevCorp could lose its capital invested in the affected property, as well as anticipated future revenue from that property. SG DevCorp could also continue to be obligated to repay any mortgage indebtedness or other obligations related to the property. Any such loss could materially and adversely affect SG DevCorp’s business and its financial condition and results of operations.

To the extent that significant changes in the climate occur, SG DevCorp may experience extreme weather and changes in precipitation and temperature and rising sea levels, all of which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including destruction of SG DevCorp’s properties, or occur for lengthy periods of time, SG DevCorp’s financial condition or results of operations may be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of SG DevCorp’s existing properties or to protect them from the consequence of climate change.

There can be no assurance that the properties in SG DevCorp’s development pipeline will be completed in accordance with the anticipated timing or cost.

The development of the projects in SG DevCorp’s pipeline is subject to numerous risks, many of which are outside of SG DevCorp’s control, including:

●	inability to obtain entitlements;

●	inability to obtain financing on acceptable terms;

●	default by any of the contractors it engages to construct SG DevCorp’s projects;

●	site accidents; and

●	failure to secure tenants or residents in the anticipated time frame, on acceptable terms, or at all.

SG DevCorp can provide no assurances that it will complete any of the projects in SG DevCorp’s development pipeline on the anticipated schedule or within the budget, or that, once completed, these properties will achieve the results that it expects. If the development of these projects is not completed in accordance with SG DevCorp’s anticipated timing or cost, or the properties fail to achieve the financial results it expects, it could have a material adverse effect on SG DevCorp’s business, financial condition, results of operations and cash flows and ability to repay SG DevCorp’s debt, including project-related debt.

SG DevCorp’s insurance coverage on its properties may be inadequate to cover any losses it may incur and its insurance costs may increase.

SG DevCorp maintains insurance on its properties. However, there are certain types of losses, generally of a catastrophic nature, such as floods or acts of war or terrorism that may be uninsurable or not economical to insure. Further, insurance companies often increase premiums, require higher deductibles, reduce limits, restrict coverage, and refuse to insure certain types of risks, which may result in increased costs or adversely affect SG DevCorp’s business. SG DevCorp uses its discretion when determining amounts, coverage limits and deductibles, for insurance, based on retaining an acceptable level of risk at a reasonable cost. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of SG DevCorp’s lost investment. In addition, SG DevCorp may become liable for injuries and accidents at SG DevCorp’s properties that are underinsured. A significant uninsured loss or increase in insurance costs could materially and adversely affect SG DevCorp’s business, liquidity, financial condition and results of operations.

SG DevCorp may not be able to secure sufficient modular units to complete its developments using modules built by SG Echo

SG DevCorp intends to construct many of its planned developments using modules built by our subsidiary, SG Echo, and to rely on SG Echo as the main source of the modular units used in its projects. We had a $4,000,771 backlog of signed construction and engineering contracts in existence at September 30, 2023. SG DevCorp’s ability to complete its modular developments may be limited by the available capacity of the SG Echo facility. If SG DevCorp is unable to secure sufficient modular units to complete its developments using modules built by SG Echo, its business, prospects, financial condition, results of operations, and cash flows could be materially and adversely affected.

SG DevCorp’s operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

SG DevCorp has acquired properties upon which it will construct improvements. In connection with SG DevCorp’s development activities, it is subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups and SG DevCorp’s contractor’s or partner’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. Performance also may be affected or delayed by conditions beyond its control. SG DevCorp may incur additional risks when it makes periodic progress payments or other advances to builders before they complete construction. If a builder or development partner fails to perform, SG DevCorp may resort to legal action to rescind the purchase or the construction contract or to compel performance, but there can be no assurance any legal action would be successful. These and other factors can result in increased costs of a project or loss of SG DevCorp’s investment. In addition, SG DevCorp will be subject to normal lease-up risks relating to newly constructed projects. SG DevCorp also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time it acquires the property. If SG DevCorp’s projections are inaccurate, SG DevCorp may pay too much for a property, and its return on its investment could suffer.

SG DevCorp relies on third-party suppliers and long supply chains, and if it fails to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in its supply chains, SG DevCorp’s ability to timely and efficiently access raw materials that meet its standards for quality could be adversely affected.

SG DevCorp’s ability to identify and develop relationships with qualified suppliers who can satisfy its standards for quality and its need to access products and supplies in a timely and efficient manner will be a significant challenge. SG DevCorp may be required to replace a supplier if their products do not meet its quality or safety standards. In addition, SG DevCorp’s suppliers could discontinue selling products at any time for reasons that may or may not be in its control or the suppliers’ control. SG DevCorp’s operating results and inventory levels could suffer if it is unable to promptly replace a supplier who is unwilling or unable to satisfy its requirements with a supplier providing similar products. SG DevCorp’s suppliers’ ability to deliver products may also be affected by financing constraints caused by credit market conditions, which could negatively impact its revenue and costs, at least until alternate sources of supply are arranged.

The construction of manufacturing facilities involves significant risks.

SG DevCorp has limited experience constructing manufacturing facilities and doing so is a complex and lengthy undertaking that requires sophisticated, multi-disciplinary planning and precise execution. The construction of manufacturing facilities is subject to a number of risks. In particular, the construction costs may materially exceed budgeted amounts, which could adversely affect SG DevCorp’s results of operations and financial condition. For example, SG DevCorp may suffer construction delays or cost overruns as a result of a variety of factors, such as labor and material shortages, defects in materials and workmanship, adverse weather conditions, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties, any of which could delay or prevent the completion of SG DevCorp’s planned facilities. While SG DevCorp’s goal is to negotiate contracts with engineering, procurement and construction firms that minimize risk, any delays or cost overruns it encounters may result in the renegotiation of SG DevCorp’s construction contracts, which could increase its costs.

In addition, the construction of manufacturing facilities may be subject to the receipt of approvals and permits from various regulatory agencies. Such agencies may not approve the projects in a timely manner or may impose restrictions or conditions on a production facility that could potentially prevent construction from proceeding, lengthen its expected completion schedule and/or increase its anticipated cost. If construction costs are higher than it anticipates, SG DevCorp may be unable to achieve its expected investment return, which could adversely affect its business and results of operations.

Discovery of previously undetected environmentally hazardous conditions may adversely affect SG DevCorp’s operating results.

SG DevCorp is subject to various federal, state and local laws and regulations that (a) regulate certain activities and operations that may have environmental or health and safety effects, such as the management, generation, release or disposal of regulated materials, substances or wastes, (b) impose liability for the costs of cleaning up, and damages to natural resources from, past spills, waste disposals on and off-site, or other releases of hazardous materials or regulated substances, and (c) regulate workplace safety. Compliance with these laws and regulations could increase SG DevCorp’s operational costs. Violation of these laws may subject SG DevCorp to significant fines, penalties or disposal costs, which could negatively impact its results of operations, financial position and cash flows. Under various federal, state and local environmental laws, a current or previous owner or operator of currently or formerly owned, leased or operated real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Accordingly, SG DevCorp may incur significant costs to defend against claims of liability, to comply with environmental regulatory requirements, to remediate any contaminated property, or to pay personal injury claims.

Moreover, environmental laws also may impose liens on property or other restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent SG DevCorp or its lessees from operating such properties. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require SG DevCorp to incur material expenditures. Future laws, ordinances or regulations or the discovery of currently unknown conditions or non-compliances may impose material liability under environmental laws.

Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect SG DevCorp.

SG DevCorp is subject to a wide range of legislative, regulatory, accounting and tax rules. The costs and efforts of compliance with these laws, or of defending against actions brought to enforce them, could adversely affect SG DevCorp In addition, if there are changes to the laws, regulations or administrative decisions and actions that affect SG DevCorp, SG DevCorp may have to incur significant expenses in order to comply, or SG DevCorp may have to restrict or change its operations.

SG DevCorp has invested, and expects to continue to invest, in real property assets which are subject to laws and regulations relating to the protection of the environment and human health and safety. These laws and regulations generally govern wastewater discharges, noise levels, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liabilities on tenants, owners or operators for the costs to investigate and remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, could adversely affect SG DevCorp’s ability to sell, rent or pledge an affected property as collateral for future borrowings. SG DevCorp intends to take commercially reasonable steps when it can to protect itself from the risks of environmental law liability; however, SG DevCorp may not obtain independent third-party environmental assessments for every property it acquires. In addition, any such assessments that it does obtain may not reveal all environmental liabilities, or whether a prior owner of a property created a material environmental condition not known to it. In addition, there are various local, state and federal fire, health, safety and similar regulations with which SG DevCorp may be required to comply, and that may subject it to liability in the form of fines or damages. In all events, the existing condition of land when SG DevCorp buys it, operations in the vicinity of its properties or activities of unrelated third parties could all affect its properties in ways that lead to costs being imposed on it.

Any material expenditures, fines, damages or forced changes to SG DevCorp’s business or strategy resulting from any of the above could adversely affect its financial condition and results of operations.

SG DevCorp’s business, results of operations, cash flows and financial condition are greatly affected by the performance of the real estate industry.

The U.S. real estate industry is highly cyclical and is affected by global, national and local economic conditions, general employment and income levels, availability of financing, interest rates, and consumer confidence and spending. Other factors impacting real estate businesses include over-building, changes in traffic patterns, changes in demographic conditions, changes in tenant and buyer preferences and changes in government requirements, including tax law changes. These factors are outside of SG DevCorp’s control and may have a material adverse effect on its business, profits and the timing and amounts of its cash flows.

SG DevCorp’s industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

SG DevCorp’s business can be substantially affected by adverse changes in general economic or business conditions that are outside of its control, including changes in short-term and long-term interest rates; employment levels and job and personal income growth; housing demand from population growth, household formation and other demographic changes, among other factors; availability and pricing of mortgage financing for homebuyers; consumer confidence generally and the confidence of potential homebuyers in particular; consumer spending; financial system and credit market stability; private party and government mortgage loan programs (including changes in FHA, USDA, VA, Fannie Mae and Freddie Mac conforming mortgage loan limits, credit risk/mortgage loan insurance premiums and/or other fees, down payment requirements and underwriting standards), and federal and state regulation, oversight and legal action regarding lending, appraisal, foreclosure and short sale practices; federal and state personal income tax rates and provisions, including provisions for the deduction of mortgage loan interest payments, real estate taxes and other expenses; supply of and prices for available new or resale multifamily units; interest of financial institutions or other businesses in purchases; and real estate taxes. Adverse changes in these conditions may affect SG DevCorp’s business nationally or may be more prevalent or concentrated in particular submarkets in which it operates. Inclement weather, natural disasters (such as earthquakes, hurricanes, tornadoes, floods, prolonged periods of precipitation, droughts, and fires), other calamities and other environmental conditions can delay the delivery of its units and/or increase its costs. Civil unrest or acts of terrorism can also have a negative effect on its business. If the housing industry experiences a significant or sustained downturn, it would materially adversely affect SG DevCorp’s business and results of operations in future years. The potential difficulties described above can cause demand and prices for SG DevCorp’s units to fall or cause it to take longer and incur more costs to develop the land and build its units. SG DevCorp may not be able to recover these increased costs by raising prices because of market conditions.

Fluctuations in real estate values may require SG DevCorp to write-down the book value of its real estate assets.

The housing and land development industries are subject to significant variability and fluctuations in real estate values. As a result, SG DevCorp may be required to write-down the book value of SG DevCorp’s real estate assets in accordance with GAAP, and some of those write-downs could be material. Any material write-downs of assets could have a material adverse effect on SG DevCorp’s business, prospects, liquidity, financial condition, and results of operations. In addition, valuations of real estate properties do not necessarily represent the price at which a willing buyer would purchase such property; therefore, there can be no assurance that SG DevCorp would realize the values underlying estimated valuations of SG DevCorp’s properties if it were to sell such properties.

Inflation could adversely affect SG DevCorp’s business and financial results.

Inflation could adversely affect SG DevCorp’s business and financial results by increasing the costs of land, raw materials and labor needed to operate SG DevCorp’s business. If SG DevCorp’s markets have an oversupply of housing, relative to demand, SG DevCorp may be unable to offset any such increases in costs with corresponding higher sales prices for its units or buildings. Inflation may also accompany higher interest rates, which could adversely impact potential customers’ ability to obtain financing on favorable terms, thereby further decreasing demand. If SG DevCorp is unable to raise the prices of its units or buildings to offset the increasing costs of its operations, its margins could decrease. Furthermore, if SG DevCorp needs to lower the price of its units to meet demand, the value of its land inventory may decrease. Inflation may also raise SG DevCorp’s costs of capital and decrease its purchasing power, making it more difficult to maintain sufficient funds to operate its business.

SG DevCorp could be impacted by its investments through joint ventures, which involve risks not present in investments in which SG DevCorp is the sole owner.

SG DevCorp has and may continue to fund development projects through the use of joint ventures. Joint ventures involve risks including, but not limited to, the possibility that the other joint venture partners may possess the ability to take or force action contrary to its interests or withhold consent contrary to its requests, have business goals which are or become inconsistent with SG DevCorp’s or default on their financial obligations to the joint venture, which may require it to fulfill the joint venture’s financial obligations as a legal or practical matter. SG DevCorp and its joint venture partners may each have the right to initiate a buy-sell arrangement, which could cause it to sell its interest, or acquire a joint venture partner’s interest, at a time when it otherwise would not have entered into such a transaction. In addition, a sale or transfer by it to a third party of its interests in the joint venture may be subject to consent rights or rights of first refusal in favor of its partners which would restrict SG DevCorp’s ability to dispose of its interest in the joint venture. Each joint venture agreement is individually negotiated, and its ability to operate, finance, or dispose of a joint venture project in its sole discretion is limited to varying degrees depending on the terms of the applicable joint venture agreement.

Risks associated with SG DevCorp’s land and lot inventories could adversely affect its business or financial results.

Risks inherent in controlling, purchasing, holding, and developing land are substantial. The risks inherent in purchasing and developing land parcels increase as consumer demand for housing decreases and the holding period increases. As a result, SG DevCorp may buy and develop land parcels on which housing units cannot be profitably built and sold. In certain circumstances, a grant of entitlements or development agreement with respect to a particular parcel of land may include restrictions on the transfer of such entitlements to a buyer of such land, which could negatively impact the price of such entitled land by restricting its ability to sell it for its full entitled value. In addition, inventory carrying costs can be significant and can result in reduced margins or losses in a poorly performing community or market. The time and investment required for development may adversely impact its business. In the event of significant changes in economic or market conditions, SG DevCorp may have to sell units or buildings at significantly lower margins or at a loss, if SG DevCorp is able to sell them at all. Additionally, deteriorating market conditions could cause SG DevCorp to record significant inventory impairment charges. The recording of a significant inventory impairment could negatively affect its reported earnings per share and negatively impact the market perception of its business.

SG DevCorp may not be able to sell its real property assets when it desires.

Investments in real property are relatively illiquid compared to other investments. Accordingly, SG DevCorp may not be able to sell real property assets when it desires or at prices acceptable to it. This could substantially reduce the funds available for satisfying its obligations, including any debt obligations.

Access to financing sources may not be available on favorable terms, or at all, which could adversely affect SG DevCorp’s ability to maximize its returns.

SG DevCorp’s access to third-party sources of financing will depend, in part, on:

●	general market conditions;

●	the market’s perception of its growth potential;

●	with respect to acquisition and/or development financing, the market’s perception of the value of the land parcels to be acquired and/or developed;

●	its current debt levels;

●	its current and expected future earnings;

●	its cash flow; and

●	if applicable, the market price per share of its common stock.

The global credit and equity markets and the overall economy can be extremely volatile, which could have a number of adverse effects on SG DevCorp’s operations and capital requirements. For the past decade, the domestic financial markets have experienced a high degree of volatility, uncertainty and, during certain periods, tightening of liquidity in both the high yield debt and equity capital markets, resulting in certain periods where new capital has been both more difficult and more expensive to access. If SG DevCorp is unable to access the credit markets, it could be required to defer or eliminate important business strategies and growth opportunities in the future. In addition, if there is volatility and weakness in the capital and credit markets, potential lenders may be unwilling or unable to provide SG DevCorp with financing that is attractive to it or may increase collateral requirements or may charge us prohibitively high fees in order to obtain financing. Consequently, SG DevCorp’s ability to access the credit market in order to attract financing on reasonable terms may be adversely affected. Investment returns on SG DevCorp’s assets and its ability to make acquisitions could be adversely affected by its inability to secure additional financing on reasonable terms, if at all. Depending on market conditions at the relevant time, SG DevCorp may have to rely more heavily on additional equity financings or on less efficient forms of debt financing that require a larger portion of its cash flow from operations, thereby reducing funds available for SG DevCorp’s operations, future business opportunities and other purposes. SG DevCorp may not have access to such equity or debt capital on favorable terms at the desired times, or at all.

If SG DevCorp were to default in its obligation to repay the loan received from BCV S&G DevCorp it could adversely affect our investment in SG DevCorp.

To date, SG DevCorp has received $1,750,000 as a secured loan from BCV S&G DevCorp, a Luxembourg-based specialized investment fund, and has entered into a loan agreement with BCV S&G DevCorp to receive up to $2,000,000 as a secured loan. The loan matures on December 1, 2024 and is secured by 1,999,999 of our shares of SG DevCorp’s common stock. The loan agreement, as amended, provides that if SG DevCorp’s shares of common stock were not listed on The Nasdaq Stock Market before September 30, 2023 or if following such listing the total market value of the pledged shares falls below twice the face value of the loan, the loan would be further secured by SG DevCorp’s St. Mary’s industrial site. Following the listing, the total market value of the pledged shares has fallen below twice the face value of the loan and SG DevCorp and BCV S&G DevCorp are in discussions regarding alternatives, if any. If SG DevCorp were to default in its obligation to repay the loan when due it could adversely affect our investment in SG DevCorp.

Risks Relating to Being a Public Company

We incur significant costs as a result of operating as a public company and our management devotes substantial time to new compliance initiatives.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses. We are subject to the reporting and corporate governance requirements of the Exchange Act, the listing requirements of the Nasdaq Capital Market and other applicable securities rules and regulations, including the Sarbanes-Oxley Act and the Dodd-Frank Act. Compliance with the various reporting and other requirements applicable to public companies requires considerable time and attention of management. For example, the Sarbanes-Oxley Act and the rules of the SEC and national securities exchanges impose various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel are devoting and will continue to need to devote a substantial amount of time to these compliance initiatives.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expense and a diversion of management’s time and attention from revenue-generating activities to compliance activities.

Risks Relating to our Common Stock

Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting of our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq” or the “Nasdaq Capital Market”), which imposes, among other requirements, a minimum bid requirement.

On November 7, 2023, we received a deficiency letter from the Listing Qualifications Department of the Nasdaq notifying us that for the preceding 30 consecutive business days (September 26, 2023 through November 6, 2023), our Common Stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5550(a)(2).  In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until May 6, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance may be achieved automatically and without further action if the closing bid price of our Common Stock is at or above $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case, in its discretion, Nasdaq will notify the Company of its compliance and the matter will be closed. If, however, we do not achieve compliance with the Minimum Bid Price Requirement by May 6, 2024, we may be eligible for additional time to comply. In order to be eligible for such additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period. We intend to actively monitor the bid price of our Common Stock and will consider available options to regain compliance with the Nasdaq listing requirements, including such actions as effecting a reverse stock split to maintain our Nasdaq listing.

If we cannot regain compliance with the Minimum Bid Price Requirement or if we otherwise fail to meet any of Nasdaq's listing standards, our Common Stock will be subject to delisting. If that were to occur, our Common Stock would be subject to rules that impose additional sales practice requirements on broker-dealers who sell our securities. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from effecting transactions in our Common Stock. This would adversely affect the ability of investors to trade our Common Stock and would adversely affect the value of our Common Stock. Delisting from Nasdaq would cause us to pursue eligibility for trading of our Common Stock on other markets or exchanges, or on an over-the-counter market. In such case, our stockholders’ ability to trade or obtain quotations of the market value of our Common Stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices of these securities. There can be no assurance that our Common Stock, if delisted from the Nasdaq, would be listed on a national securities exchange, a national quotation service or the over-the-counter markets. Delisting from the Nasdaq could also result in negative publicity, adversely affect the market liquidity of our Common Stock, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence. In addition, our stock could become a “penny stock,” which would make trading of our Common Stock more difficult.

The delisting of our Common Stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future, or at all. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. Further, if our Common Stock were to be delisted from Nasdaq, our Common Stock would cease to be recognized as a covered security, and we would be subject to additional regulation in each state in which we offer our securities. Moreover, there is no assurance that any actions that we take to restore our compliance with the Nasdaq Minimum Bid Price Requirement would stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from falling below the Nasdaq minimum bid price required for continued listing again or prevent future non-compliance with other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our Common Stock, our Common Stock could be delisted.

We may effect a further reverse stock split of our outstanding common stock after the closing of this offering.

In order to comply with the Nasdaq Minimum Bid Requirement, the Board may determine to effect a reverse stock split of our Common Stock. At the Company’s annual meeting on December 6, 2023, the stockholders approved an amendment to the Company’s Certificate of Incorporation, at a ratio of 1-for-10 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement. We expect that any future reverse stock split will increase the market price of our Common Stock while our stock is trading and enable us to meet the Minimum Bid Requirement. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our Common Stock following the reverse stock split will not increase sufficiently for us to be in compliance with the Minimum Bid Requirement, or if it does, that such price will be sustained. If we are unable to meet the Minimum Bid Requirement, our Common Stock could be delisted.

Our stock price has been subject to fluctuations in the past, has recently been volatile, and will likely continue to be subject to fluctuations and decline, due to factors beyond our control, and investors in our Common Stock may lose all or part of their investment in our company.

The trading price of our Common Stock has been and is expected to continue to be volatile and has been and may continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance for prospects. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

●	economic and market conditions or trends in our industry or the economy as a whole and, in particular, in the construction industry;

●	additions or departures of key personnel;

●	operating results that fall below expectations;

●	industry developments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	material litigation or government disputes;

●	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

●	changes in financial estimates or recommendations by any securities analysts who follow our Common Stock;

●	the size of our market float and potential dilution due to the exercise of outstanding options and warrants;

●	future sales of our Common Stock by our officers, directors and significant stockholders, including sales pursuant to a registration statement filed to permit a significant stockholder to sell shares of our Common Stock, pursuant to certain registration rights granted to such stockholder;

●	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the recent outbreak of the COVID-19 novel coronavirus, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock. Since the stock price of our Common Stock has fluctuated in the past, has recently been volatile and will likely be volatile in the future, investors in our Common Stock may lose all or part of their investment in our company. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that they might occur, could cause the price of our Common Stock to decline.

The price of our Common Stock could decline if there are substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders. If our existing stockholders sell substantial amounts of our Common Stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our Common Stock, even if there is no relationship between such sales and the performance of our business.

In addition, shares subject to outstanding options under our stock incentive plan are and will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. Substantial sales of such shares, at that time, could depress the sale price of our Common Stock. In addition, the sale of shares underlying our outstanding convertible notes and warrants could depress the sale price of our Common Stock.

Significant sales of our Common Stock, or the possibility that these sales may occur, might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. In addition, we may issue shares of our Common Stock in connection with investments or acquisitions in the future. The amount of shares of our Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock.

The issuance of shares of our Common Stock upon the exercise of outstanding options, warrants and convertible notes may dilute the percentage ownership of the then-existing stockholders and may make it more difficult to raise additional equity capital.

As of January 30, 2024, there are outstanding options and warrants to purchase 36,436 and 2,396,207 shares of our Common Stock, respectively and outstanding convertible notes which are convertible into 1,726,083 shares of Common Stock, inclusive of accrued interest at 8% per annum and assuming a conversion price of $0.46 per share. The exercise of such options and warrants and the conversion of the convertible notes would dilute the then-existing stockholders’ percentage ownership of our stock, and any sales in the public market of Common Stock underlying such securities could adversely affect prevailing market prices for the Common Stock.

In addition, we may enter into privately negotiated agreements with the holders of certain existing outstanding warrants to purchase up to 1,898,630 shares of our Common Stock at an exercise price of $4.80 per share to, among other things, reduce the exercise price of such Prior Warrants and to extend the current expiration date of the Prior Warrants. There can be no assurance that we will amend the Prior Warrants or as to the final terms of any amendments to the Prior Warrants.

The issuance of additional securities by our Board of Directors (the “Board” or “Board of Directors”) will dilute the ownership interests of our current stockholders and could discourage the acquisition of us.

Our Board, without any action by our stockholders, is authorized to designate and issue additional classes or series of capital stock (including classes or series of preferred stock) as it deems appropriate and to establish the rights, preferences and privileges of such classes or series. The issuance of any new class or series of capital stock would not only dilute the ownership interest of our current stockholders but may also adversely affect the voting power and other rights of holders of Common Stock. The rights of holders of preferred stock and other classes of common stock that may be issued may be superior to the rights of the holders of the existing class of Common Stock in terms of the payment of ordinary and liquidating dividends and voting rights.

In addition, the ability of the Board to designate and issue such shares could impede or deter an unsolicited tender offer or takeover proposal regarding us and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of Common Stock and render more difficult the removal of current management, even if such removal may be in the stockholders’ best interests.

We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Common Stock. Any determination to pay dividends in the future will be at the discretion of our Board and will depend upon results of operations, financial condition, restrictions imposed by applicable law and other factors our Board deems relevant. Accordingly, if you purchase shares of our Common Stock, realization of a gain on your investment will depend on the appreciation of the price of our Common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our Common Stock.

If securities or industry analysts do not publish research or reports about our business or our industry, or publish negative reports about our business or our industry, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about us, our business, our industry or our competitors. If one or more of the analysts who cover us change their recommendation regarding our stock adversely, change their opinion of the prospects for our company in a negative manner or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Certain provisions of Delaware law could discourage, delay or prevent a merger or acquisition at a premium price.

Certain provisions of Delaware law could discourage potential acquisition proposals, delay or prevent a change in control of our company, or limit the price that investors may be willing to pay in the future for shares of our Common Stock. Because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. Such provisions may discourage, delay or prevent a merger or acquisition of the Company, including a transaction in which the acquirer may offer a premium price for our stock.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the Nasdaq Capital Market and if the price of our shares of Common Stock is less than $5.00, our Common Stock will be deemed a penny stock (meaning that our shares may be considered highly speculative and may trade infrequently, which can make them difficult to accurately price or sell). The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

As a “smaller reporting company,” we may avail ourselves of reduced disclosure requirements, which may make our Common Stock less attractive to investors.

We are a “smaller reporting company” under applicable SEC rules and regulations, and we will continue to be a “smaller reporting company” for so long as either (i) the market value of our Common Stock held by non-affiliates as of the end of our most recently completed second quarter (“public float”) is less than $250 million or (ii) annual revenues of less than $100 million during the most recently completed fiscal year and (A) no public float or (B) a public float of less than $700 million. As a “smaller reporting company,” we have relied on exemptions from certain SEC disclosure requirements that are applicable to other public companies. These exemptions include reduced financial disclosure and reduced disclosure obligations regarding executive compensation. Until such time as we cease to be a “smaller reporting company,” such reduced disclosure in our SEC filings may make it harder for investors to analyze our operating results and financial prospects. If some investors find our Common Stock less attractive as a result of our reduced disclosure, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Our shares of Common Stock are from time to time thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our Common Stock has from time to time been “thinly-traded,” meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $4.35 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed public offering price of $0.38 per share and accompanying Common Warrants (which is the last reported sale price of our Common Stock on Nasdaq on January 30, 2024), after deducting the estimated placement agent fees and estimated offering expenses payable by us and assuming no issuance of any Pre-Funded Warrants and no exercise of the Common Warrants or the Placement Agent Warrants. However, because this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $3.2 million, $2.0 million, and $0.9 million, respectively, after deducting the estimated placement agent fees and estimated offering expenses payable by us, and assuming no issuance of any Pre-Funded Warrants and assuming no exercise of the Common Warrants or the Placement Agent Warrants. We will only receive additional proceeds from the exercise of the Common Warrants we are selling in this offering if the Common Warrants are exercised for cash. We cannot predict when or if these Common Warrants will be exercised. It is possible that these Common Warrants may expire and may never be exercised.

These estimates exclude the proceeds, if any, from the exercise of Common Warrants offered hereby. If all of the Common Warrants offered hereby were to be exercised in cash at the exercise price of $[●] per share, we would receive additional proceeds of approximately $[●] million. We cannot predict when or if these Common Warrants will be exercised. It is possible that these Common Warrants may expire and may never be exercised. Additionally, these Common Warrants contain a cashless exercise provision that permit exercise of such Common Warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. We are obligated to pay up to 50% of any proceeds that we receive from this offering to the holder of the Debenture we issued in January 2024 in the event the proceeds from this offering are in excess of $1.5 million. We are also obligated to pay $187,500 owed to Maxim upon consummation of this offering. See “Plan of Distribution.” This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of the offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of the offering. Unforeseen events or changed business conditions may result in application of the proceeds of the offering in a manner other than as described in this prospectus. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to: (a) the amendment to our certificate of incorporation in October 2023 which increased the number of authorized shares of Common Stock from 25,000,000 to 75,000,000 shares; and (b) the following issuances subsequent to September 30, 2023: (i) the issuance of 72,253 shares of Common Stock upon the conversion of $30,000 principal amount of outstanding debentures plus $45,000 of accrued interest; (ii) the issuance of 323,270 shares of Common Stock in connection with the issuance and vesting of restricted stock units; (iii) the sale of an aggregate of 657,895 shares of Common Stock subsequent to September 30, 2023 pursuant to the terms of our equity line facility and the $394,737 of net proceeds derived from such sales; (iv) the issuance of 274,074 shares of our Common Stock upon the cashless exercise of an outstanding warrant to purchase 500,000 shares of our Common Stock; (v) our receipt of $585,000 from our issuance of the Debenture in the principal amount of $650,000 and the issuance of the Peak Warrant to purchase 375,000 shares of Common Stock and the issuance of 300,000 First Tranche Commitment Shares; and (vi) the issuance of 135,000 shares of restricted stock.

●

on a pro forma as adjusted basis to give further effect to the pro forma adjustments and issuance and sale of the maximum number of securities offered hereby in this offering at an assumed public offering price of $0.38 per share, based on the last reported sale price for our Common Stock on Nasdaq on January 30, 2024, after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no sale of Pre-Funded Warrants and no exercise of Common Warrants or Placement Agent Warrants.

The pro forma and pro forma as adjusted information does not take into account the following short term debt transactions subsequent to September 30, 2023: (i) the cash advance from Cedar Advance LLC (“Cedar”) on November 20, 2023 pursuant to which SG Building sold to Cedar $511,200 of its future receivables for a purchase price of $360,000, less underwriting fees and expenses paid, for net funds provided of $342,200; (ii) the $75,000 loaned to the Company on December 14, 2023 from its Chief Executive Officer, Paul Galvin, interest free with a maturity date of December 14, 2024; (iii) the cash advance from Maison Capital Group (“Maison”) on January 5, 2024, pursuant to which SG Building and SG Echo sold to Maison $300,000 of their future receivables for a purchase price of $200,000, less underwriting fees and expenses paid, for net funds provided of $190,000; (iv) the cash advance from Cedar on January 29, 2024, pursuant to which SG Building sold to Cedar $1,733,420 of its future receivables for a purchase price of $1,180,000, less underwriting fees and expenses paid and the repayment of prior amounts due Cedar, for net funds provided of $215,575; (v) the $375,000 promissory note bearing interest at a rate of 5% with a maturity date of the twelve month anniversary of the issuance date; (vi) the $600,000 Employee Retention Tax Credit Term Loan which SG Building and SG Echo are in the process of finalizing with Cross River Bank; and (vii) an additional $237,500 promissory note which the Company is in the process of negotiating with an additional lender. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing. You should read the information in this table together with our audited financial statements and related notes and unaudited interim condensed financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$712,906	$1,692,643	$6,042,643

Long Term Liabilities
Long-term note payable	2,500,000	2,500,000	2,500,000
Lease liability, net of current maturities	734,027	734,027	734,027
Total Long-Term Liabilities	3,234,027	3,234,027	3,234,027

Stockholders’ equity:
Common stock, par value $0.01 per share: 25,000,000 shares authorized as of September 30, 2023; 16,482,771 issued and 16,415,353 outstanding shares, actual; 18,245,263 shares issued and 18,177,845 outstanding pro forma; and 31,403,157 shares issued and 31,335,739 outstanding pro forma as adjusted	164,828	182,453	314,312
Additional paid-in capital	67,760,551	68,671,225	72,889,646
Treasury stock, at cost; 67,418 shares of Common Stock as of September 30, 2023	(92,396)	(92,396)	(92,396)
Accumulated deficit	(62,331,370)	(62,331,370)	(62,331,370)

Total Safe & Green Holdings Corp. stockholders’ equity	5,501,613	6,429,912	10,799,912

Non-controlling interest	915,413	915,413	915,413
Total stockholders’ equity	6,417,026	7,345,325	11,695,325
Total capitalization	$9,651,053	$10,579,352	$14,929,352

A $0.10 increase or decrease in the assumed public offering price of $0.38 per share and accompanying Common Warrants, which is the last reported sale price of our Common Stock on Nasdaq on January 30, 2024, would increase or decrease, respectively, our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by approximately $1.1 million, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no sale of any Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. An increase or decrease of 250,000 in the number of shares of Common Stock and Common Warrants offered by us would increase or decrease, respectively, our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity, and total capitalization by 0.1  million, assuming that the assumed public offering price remains the same, assuming no sale of any Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants, and after deducting estimated placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us, the placement agent, and the investors at pricing.

The number of shares of our Common Stock to be outstanding after this offering is based on 16,415,353 shares of our Common Stock outstanding as of September 30, 2023, gives effect to the pro forma adjustments described above, and excludes as of September 30, 2023:

●	36,436 shares of Common Stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $78.71 per share;

●	2,521,207 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $4.68 per share;

●	268,749 shares of Common Stock issuable upon the conversion of outstanding convertible notes, inclusive of accrued interest at 8% per annum and assuming a conversion price of $0.79 per share;

●	$187,500 of shares of Common Stock that we have agreed to issue to Maxim on August 9, 2024, such share number to be based upon the trading price of the Common Stock at such time; and

●	5,046 shares of Common Stock reserved for future issuance under our stock incentive plan.

The number of shares of Common Stock available for future issuance under our stock incentive plan does not reflect an amendment adopted in October 2023 to our stock incentive plan which increased the number of shares of Common Stock issuable pursuant to such plan by 5,000,000 shares.

DILUTION

If you invest in our Securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the combined public offering price per share of Common Stock and accompanying Common Warrants and the as adjusted net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of September 30, 2023 was $3,156,329, or $0.19 per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of September 30, 2023.

Our pro forma net tangible book value as of September 30, 2023 was $3,551,066, or $0.20 per share of our Common Stock. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of September 30, 2023, after giving effect to: (a) the amendment to our certificate of incorporation in October 2023 which increased the number of authorized shares of Common Stock from 25,000,000 to 75,000,000 shares; and (b) the following issuances subsequent to September 30, 2023: (i) the issuance of 72,253 shares upon the conversion of $30,000 principal amount of outstanding debentures plus $45,000 of accrued interest; (ii) the issuance of 323,270 shares of Common Stock in connection with the issuance and vesting of restricted stock units; (iii) the sale of an aggregate of 657,895 shares of Common Stock subsequent to September 30, 2023 pursuant to the terms of our equity line facility and the $394,737 of net proceeds derived from such sales; (iv) the issuance of 274,074 shares of our Common Stock upon the cashless exercise of an outstanding warrant to purchase 500,000 shares of our Common Stock; (v) our receipt of $585,000 from our issuance of the Debenture in the principal amount of $650,000 and the issuance of the Peak Warrant to purchase 375,000 shares of Common Stock and the issuance of 300,000 First Tranche Commitment Shares; and (vi) the issuance of 135,000 shares of restricted stock.

After giving further effect to the adjustments set forth above and the assumed issuance and sale of the maximum number of securities offered in this offering at an assumed public offering price of $0.38  per share and accompanying Common Warrants, based on the last reported sale price of our Common Stock on Nasdaq on January 30, 2024, and after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no sale of any Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been $7,901,066, or $0.25 per share. This represents an immediate increase in net tangible book value per share of $0.6 to existing stockholders, compared to the pro forma net tangible book value per share, and immediate dilution of $0.13 per share to investors purchasing securities in this offering. Dilution per share to investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share and accompanying Common Warrants		$0.38
Historical net tangible book value per share as of September 20, 2023	$0.19
Pro forma net tangible book value per share as of September 30, 2023	$0.20
Increase in pro forma as adjusted net tangible book value per share attributable to the offering	$0.06
Pro forma as adjusted net tangible book value per share after this offering		$0.25
Dilution per share to new investors purchasing securities in this offering		$0.13

A $0.10 increase in the assumed public offering price to $0.38 per share and accompanying Common Warrants (resulting in gross proceeds of approximately 6.3 million) would increase our pro forma as adjusted net tangible book value as of September 30, 2023 after this offering to $9,118,171, or approximately $0.29 per share, and would change the dilution to investors in this offering to approximately $0.19 per share, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no sale of any Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants, and after deducting the estimated underwriting discount and estimated offering expenses payable by us. A $0.10 decrease in the assumed initial public offering price to $0.21 per share and accompanying Common Warrants (resulting in gross proceeds of approximately $3.7 million) would decrease our pro forma as adjusted net tangible book value as of September 30, 2023 after this offering to $6,683,961, or approximately $0.21 per share, and would change the dilution to investors in this offering to approximately $0.07 per share, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, assuming no sale of any Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants, and after deducting the estimated underwriting discount and estimated offering expenses payable by us.

We may also increase or decrease the number of securities to be issued in this offering. An increase of 250,000 in the number of shares of Common Stock and Common Warrants offered by us would increase our pro forma as adjusted net tangible book value per share and decrease the dilution per share to investors purchasing securities in this offering by $0 and $0.13, respectively, and each decrease of 250,000 in the number of shares of Common Stock and Common Warrants offered by us would decrease our pro forma as adjusted net tangible book value per share and increase the dilution per share to investors purchasing securities in this offering by $0 and $0.13, respectively, assuming that the assumed public offering price remains the same, assuming no sale of any Pre-Funded Warrants and no exercise of Common Warrants and Placement Agent Warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us, the placement agent, and the investors at pricing.

The number of shares of our Common Stock to be outstanding after this offering is based on 16,415,353 shares of our Common Stock outstanding as of September 30, 2023, gives effect to the pro forma adjustments described above, and excludes as of September 30, 2023:

●	36,436 shares of Common Stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $78.71 per share;

●	2,521,207 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $4.68 per share;

●	268,749 shares of Common Stock issuable upon the conversion of outstanding convertible notes, inclusive of accrued interest at 8% per annum and assuming a conversion price of $0.79 per share;

●	$187,500 of shares of Common Stock that we have agreed to issue to Maxim on August 9, 2024, such share number to be based upon the trading price of the Common Stock at such time; and

●	5,046 shares of common stock reserved for future issuance under our stock incentive plan.

The number of shares of Common Stock available for future issuance under our stock incentive plan does not reflect an amendment adopted in October 2023 to our stock incentive plan which increased the number of shares of Common Stock issuable pursuant to such plan by 5,000,000 shares.

The pro forma and pro forma as adjusted information does not take into account the following short term debt transactions subsequent to September 30, 2023: (i) the cash advance from Cedar on November 20, 2023 pursuant to which SG Building sold to Cedar $511,200 of its future receivables for a purchase price of $360,000, less underwriting fees and expenses paid, for net funds provided of $342,200; (ii) the $75,000 loaned to the Company on December 14, 2023 from its Chief Executive Officer, Paul Galvin, interest free with a maturity date of December 14, 2024; (iii) the cash advance from Maison on January 5, 2024, pursuant to which SG Building and SG Echo sold to Maison $300,000 of their future receivables for a purchase price of $200,000, less underwriting fees and expenses paid, for net funds provided of $190,000; (iv) the cash advance from Cedar on January 29, 2024, pursuant to which SG Building sold to Cedar $1,733,420 of its future receivables for a purchase price of $1,180,000, less underwriting fees and expenses paid and the repayment of prior amounts due Cedar, for net funds provided of $215,575; (v) the $375,000 promissory note bearing interest at a rate of 5% with a maturity date of the twelve month anniversary of the issuance date; (vi) the $600,000 Employee Retention Tax Credit Term Loan which SG Building and SG Echo are in the process of finalizing with Cross River Bank and (vii) an additional $237,500 promissory note which the Company is in the process of negotiating with an additional lender. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

The discussion and table above assume no exercise of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants. To the extent that the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants are exercised, any outstanding warrants or options are exercised, any outstanding convertible notes are converted any outstanding restricted stock units vest, or new options or restricted stock units are issued our equity incentive plan, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of our Common Stock beneficially owned by our current directors, named executive officers, our directors and current executive officers as a group and our 5% stockholders as of January 30, 2024 and as adjusted to reflect the sale of the securities offered by us in this offering (assuming no issuance of Pre-Funded Warrants and no exercise of Common Warrants or Placement Agent Warrants), by (i) each current director, (ii) each named executive officer, (iii) each person who we know to be the beneficial owner of more than 5% of our Common Stock, and (iv) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage ownership is based on 18,177,845 shares of our Common Stock outstanding as of January 30, 2024.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Safe and Green Development Corporation, 990 Biscayne Boulevard, #501, Office 12, Miami, Florida 33132.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned Prior to this Offering	Shares of Common Stock Beneficially Owned After this Offering		Percentage of Common Stock Beneficially Owned After this Offering

Paul M. Galvin, Chairman and Chief Executive Officer	880,750	(2)	4.8%	880,750	(2)	2.8%
Patricia Kaelin, Chief Financial Officer	60,000		*	60,000		*
William Rogers, Former Chief Operating Officer	181,767		1.0%	181,767		*
Jill Anderson, Director	—		—	—		—
Shafron Hawkins, Director	37,500		*	37,500		*
Thomas Meharey, Director	—		—	—		—
Christopher Melton, Director	88,682	(3)	*	88,682	(3)	*
David Villarreal, Director	150,000		*	150,000		*

All current executive officers and directors as a group (7 persons)	1,216,932		6.7%	1,216,932		3.9%

5% Stockholders other than executive officers and directors
John William Shaw	3,970,100	(4)	21.8%	3,970,100	(4)	12.7%

*	Less than 1% ownership interest.

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of Common Stock currently issuable or issuable within 60 days of January 30, 2024 upon the exercise of options or vesting of restricted stock units are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but they are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership does not include stock options and restricted stock units which have not vested as of, and will not vest within 60 days of, January 30, 2024. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 856,443 shares of Common Stock held directly by Mr. Galvin and 507 shares held by TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in the Company. Mr. Galvin is a managing member of, and has a controlling interest in, TAG and may be deemed to beneficially own the share of Common Stock held by TAG, over which he has shared voting and dispositive power. Mr. Galvin disclaims beneficial ownership of the shares of Common Stock held by TAG except to the extent of his pecuniary interest therein. Also includes 23,800 options to purchase our Common Stock presently exercisable.

(3)	Includes 200 shares of Common Stock held in Mr. Melton’s retirement account, which Mr. Melton indirectly owns, and 88,482 shares of Common Stock held directly by Mr. Melton.

(4)	The address of Mr. Shaw is 1005 E. Las Tunas Drive, #116, San Gabriel, California 91776. Mr. Shaw has provided the Company with an irrevocable proxy, which expires February 12, 2024, giving the Company the right to vote the shares of Common Stock held by Mr. Shaw.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “SGBX.” The last reported sale price of our Common Stock on the Nasdaq Capital Market on January 30, 2024 was $0.38 per share of Common Stock.

Holders of Record

As of January 30, 2024, we had approximately 75 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have never paid any cash dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends on our Common Stock will be made at the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, the terms of our outstanding indebtedness, and any other factors deemed relevant by our Board of Directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the accompanying “Index to Consolidated Financial Statements” included in this prospectus. Data as of and for the periods ended December 31, 2022 and 2021 has been derived from our audited financial statements appearing at the end of this prospectus. Data as of and for the three and nine months ended September 30, 2023 and 2022 has been derived from our unaudited condensed financial statements appearing at the end of this prospectus. Results for any interim period should not be construed as an inference of what our results would be for any full fiscal year or future period. This discussion and other parts of this prospectus contain forward-looking statements, such as those relating to our plans, objectives, expectations, intentions, and beliefs, which involve risks and uncertainties. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Overview of the Company

We operate in the following four segments: (i) manufacturing and construction services; (ii) medical; (ii) real estate development; and (iv) environmental. The manufacturing and construction segment designs and manufactures modular structures built in our factories using raw materials that are Made-in-America. In the medical segment we have previously used our modular technology to offer prefabricated health facilities for on-site immediate COVID-19 testing and plan to provide our modular technology to offer turnkey solutions to medical testing and treatment and generating revenue from medical testing. Our real estate development segment’s current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. The environmental segment, the newest segment, plans to offer a sustainable medical and waste management solution that will utilize a patented technology to collect waste and treat waste for safe disposal.

We are a provider of modular facilities. We currently provide Modules made out of both code-engineered cargo shipping containers and traditional construction using wood and steel framing for use as both permanent or temporary structures for residential housing use and commercial use. Prior to the COVID-19 pandemic, the Modules we supplied were primarily for retail, restaurant and military use and were manufactured by third party suppliers using our proprietary technology and design and engineering expertise, which modifies code-engineered cargo shipping containers and purpose-built modules for use for safe and sustainable commercial, industrial and residential building. In March 2020, in response to the COVID-19 pandemic we began increasing our focus on providing our Modules as health care facilities for deployable medical response solutions. In September 2020, we acquired substantially all the assets of Echo DCL, LLC, a Texas limited liability company, except for Echo’s real estate holdings. Echo was a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of our key supply chain partners.  This acquisition allowed us to have more control over the manufacturing process and, as a result, we have increased our product offerings to add Modules made out of wood, steel and traditional construction materials.

During 2021, through our subsidiary, SG DevCorp we also began to focus on acquiring property to build multi-family housing projects in underserved regions nationally utilizing the manufacturing services of Echo. In March 2022, we formed SG Environmental to focus on biomedical waste removal utilizing a patented technology that it licenses to shred and disinfect biomedical waste, rendering the waste disinfected, unrecognizable, and of no greater risk to the public health than residential household waste. In March 2023, we formed Safe and Green Medical Corporation, to focus on providing our Modules as health care facilities with various clinics and labs that cater to the specific needs of local communities. To date, we have not generated revenue from SG DevCorp, SG Environmental or SG Medical.

Recent Developments

Spin-Off of SG DevCorp

In December 2022, we announced our plan to separate our company and SG DevCorp into two separate publicly traded companies. To implement the Separation, on September 27, 2023, we, effected a pro rata distribution to our stockholders of approximately 30% of the outstanding shares of SG DevCorp’s common stock. In connection with the Distribution, each of our stockholders received 0.930886 shares of SG DevCorp’s common stock for every five (5) shares of our Common Stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, SG DevCorp was no longer a wholly owned subsidiary of ours and we held approximately 70% of SG DevCorp’s issued and outstanding securities. On September 28, 2023, SG DevCorp’s common stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG DevCorp. These agreements provide for the allocation between us and SG DevCorp of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of us and our subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG DevCorp subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with us included a tax matters agreement and a shared services agreement.

Peak One January 2024 Private Placement

On January 11, 2024, we entered into the January 2024 Purchase Agreement and Registration Rights Agreement with Peak One, pursuant to which we agreed to issue, in a private placement offering, upon the satisfaction of certain conditions specified in the January 2024 Purchase Agreement, two debentures to Peak One in the aggregate principal amount of $1,300,000.

The closing of the first tranche was consummated on January 12, 2024 and we issued the Debenture in the principal amount of $650,000 to Peak One and the Peak Warrant to purchase up to 375,000 shares of our Common Stock to Peak One Investments. The Debenture was sold to Peak One for a purchase price of $585,000, representing an original issue discount of ten percent (10%). In connection with the January 2024 Offering, we paid $17,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the January 2024 Purchase Agreement and issued to Peak One and Peak One Investments an aggregate of 300,000 shares of our restricted Common Stock as commitment shares.

Under the January 2024 Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of Peak One and us and satisfaction of the closing conditions set forth in the January 2024 Purchase Agreement at any time after March 11, 2024, upon which we would issue and sell to Peak One, on the same terms and conditions, a second 8% convertible debenture in the principal amount of $650,000.00, and a second warrant to purchase up to 375,000 shares of our Common Stock, for a purchase price of $585,000, representing an original issue discount of ten percent (10%). The January 2024 Purchase Agreement further provides that at the closing of the second tranche we will pay $17,500 as an additional non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the January 2024 Purchase Agreement and will issue an additional 300,000 shares of its restricted Common Stock as a commitment fee to Peak One and Peak One Investments.

As a result of the January 2024 Offering, the conversion price of the remaining $133,600 balance of the February 2023 Debenture was reduced to $0.46.

Impact of Inflation

Inflation has caused increases on some of the Company’s costs for construction and manufacturing projects in progress and completed during the past two fiscal years, which has affected the Company’s revenue and income (loss) from continuing operations.

Impact of Coronavirus (COVID-19)

We have implemented business continuity plans designed to address and mitigate the impact of COVID-19 on our employees and business. Even though the global COVID-19 pandemic has ended, COVID-19 still remains a public health threat. As of the date hereof, our operations are not impacted by any COVID-19 related facility closures, lockdown measures, travel restrictions or similar limitations. However, new waves of COVID-19 or its variants could cause the reinstatement of such limitations, and such limitations may adversely impact our supply chains, the manufacturing of our products and our ability to obtain necessary materials, all of which could adversely affect our business, results of operations and financial condition.

Results of Operations

Our operations for the three months ended September 30, 2023 and 2022 and for the years ended December 31, 2022 and 2021 may not be indicative of our future operations.

Nine Months Ended September 30, 2023 and 2022

	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022
Total revenue	$14,566,351	$20,289,826
Total cost of revenue	(15,138,225)	(17,196,605)
Total payroll and related expenses	(6,318,728)	(3,650,553)
Total operating expenses	(4,955,445)	(2,853,818)
Total operating loss	(11,846,047)	(3,411,150)
Total other income (expense)	(837,051)	347,131
Total loss before income tax	(12,683,098)	(3,064,019)
Add: Net income attributable non-controlling interest	—	1,522,101
Net loss attributable to common stockholders of Safe & Green Holdings Corp.	$(12,683,098)	$(4,586,120)

Revenue

During the nine months ended September 30, 2023, we derived revenue solely from our construction segment. Total revenue for the nine months ended September 30, 2023 was $14,566,351 compared to $20,289,826 for the nine months ended September 30, 2022. This decrease of $5,723,475 or approximately 28.21% was mainly driven by no medical revenue during the nine months ended September 30, 2023, and by an increase in construction services of $5,998,783.

Cost of Revenue and Gross Profit

Cost of revenue was $15,138,225 for the nine months ended September 30, 2023, compared to $17,196,605 for the nine months ended September 30, 2022. The decrease of $2,058,380 or a decrease of approximately 11.97%, is primarily related to no services being provided for the medical segment during the nine months ended September 30, 2023.

Gross profit (loss) was $(571,874) and $3,093,221 for the nine months ended September 30, 2023 and 2022, respectively.

Gross profit (loss) margin percentage decreased to (4)% for the nine months ended September 30, 2023 compared to 15.25% for the nine months ended September 30, 2022 primarily due to no engineering services and medical revenue being generated during the nine months ended September 30, 2023.

Operating Expenses

Payroll and related expenses for the nine months ended September 30, 2023 were $6,318,728 compared to $3,650,553 for the nine months ended September 30, 2022. This increase was primarily caused by an increase in headcount and salary expenses during the nine months ended September 30, 2023, as well as the vesting of additional restricted stock units during 2023.

Other operating expenses (general and administrative expenses, marketing and business development expenses, pre-project expenses) for the nine months ended September 30, 2023 were $4,955,445 compared to $2,853,818 for the nine months ended September 30, 2022.

Other Income (Expense)

Interest income for the nine months ended September 30, 2023 was $22,002 mainly derived from bank interest and interest associated with an outstanding note receivable. There was $33,518 of interest income for the nine months ended September 30, 2022. There was $690,939 and $488,346 of other income for the nine months ended September 30, 2023 and 2022. Interest expense for the nine months ended September 30, 2023 and 2022 was $1,549,992 and $174,733, respectively. The increase in interest expense resulted from an increase in notes payable balances during 2023.

Three Months Ended September 30, 2023 and 2022:

	For the Three Months Ended September 30, 2023	For the Three Months Ended September 30, 2022
Total revenue	$3,965,361	$4,130,257
Total cost of revenue	(4,501,393)	(4,295,431)
Total payroll and related expenses	(819,909)	(1,294,857)
Total operating expenses	(1,619,179)	(1,042,155)
Total operating loss	(2,975,120)	(2,502,186)
Total other income (expense)	(633,014)	(45,965)
Total loss before income tax	(3,608,134)	(2,548,151)
Add: Net income attributable non-controlling interest	—	(94,568)
Net loss attributable to common stockholders of Safe & Green Holdings Corp.	$(3,608,134)	$(2,453,583)

Revenue

During the three months ended September 30, 2023, we derived revenue solely from our construction segment. Total revenue for the three months ended September 30, 2023 was $3,965,361 compared to $4,130,257 for the three months ended September 30, 2022. This decrease of $164,896 or approximately 3.99% was mainly driven by  an increase in construction services,  and no medical revenue for the three months ended September 30, 2023.

Cost of Revenue and Gross Profit

Cost of revenue was $4,501,393 for the three months ended September 30, 2023, compared to $4,295,431 for the three months ended September 30, 2022. The increase of $205,962 or an increase of approximately 4.79%, is primarily related to increase in construction services during the three months ended September 30, 2023.

Gross profit  (loss) was $(536,032) and $(165,174) for the three months ended September 30, 2023 and 2022, respectively.

Gross (loss) margin percentage decreased to (14)% for the three months ended September 30, 2023 compared to (4)% for the three months ended September 30, 2022 primarily due to no medical revenue being generated during the three months ended September 30, 2023.

Operating Expenses

Payroll and related expenses for the three months ended September 30, 2023 were $819,909 compared to $1,294,857 for the three months ended September 30, 2022. This decrease was primarily caused by a decrease in headcount and salary expenses during the three months ended September 30, 2023.

Other operating expenses (general and administrative expenses, marketing and business development expenses, pre-project expenses) for the three months ended September 30, 2023 were $1,619,179 compared to $1,042,155 for the three months ended September 30, 2022.

Other Income (Expense)

Interest income for the three months ended September 30, 2023 was $3,186 mainly derived from bank interest and interest associated with an outstanding note receivable. There was $9,756 of interest income for the three months ended September 30, 2022. There was $102,449 and $(2,963) of other income for the three months ended September 30, 2023 and 2022. Interest expense for the three months ended September 30, 2023 and 2022 was $738,649 and $52,758 respectively. The increase in interest expense resulted from an increase in notes payable balances during 2023.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and, accordingly, no income tax benefit was provided.

Years Ended December 31, 2022 and 2021:

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Revenue
Construction services (includes engineering)	$12,752,219	$6,793,690
Medical revenue	11,641,727	31,548,012
Total	24,393,946	38,341,702

Year over year % growth:
Construction services	88%	50%
Medical revenue	(63)%	644%
Consolidated	(36)%	388%

Net revenue % mix:
Construction services	52%	18%
Medical revenue	48%	82%
Consolidated	100%	100%

Operating Income (Loss)
Construction services	(472,039)	(7,041,313)
Medical	2,588,830	8,405,332
Development	(2,137,866)	(203,078)
Corporate and Support	(7,208,895)	(7,143,791)
Consolidated	(7,229,970)	(5,982,850)
Other Income (Expenses)	140,728	74,478
Add: Net profit attributable to common stockholders of Safe & Green Holdings Corp.	1,229,806	4,924,302
Net loss attributable to common stockholders of Safe & Green Holdings Corp.	(8,319,048)	(10,832,674)

Revenue

During the year ended December 31, 2022, we derived substantially all of our revenue from the following two segments: construction services and medical revenue. Total revenue for the year ended December 31, 2022 was $24,393,946 compared to $38,341,702 for the year ended December 31, 2021. Revenue decreased 36% in 2022, compared to the prior year.

Medical revenue decreased 63% in 2022 compared to the prior year. The revenue decline primarily resulted from the decline in COVID-19 testing requirements during the year ended December 31, 2022. The majority of the medical revenue came from operations of our Clarity Mobile joint venture.

Construction services revenue increased 88% in 2022 compared to the prior year. The revenue growth primarily was due to the acquisition of Echo DCL, LLC in September 2020. The revenue growth reflects increased modular revenue from SG Echo’s manufacturing facility.

Operating Income (Loss)

Operating loss was $7,229,970 for the year ended December 31, 2022, compared to $5,982,850 for the year ended December 31, 2021, representing an increase of $1,247,120 or 21% in 2022 compared to the prior year.

Construction services operating loss in 2022 was $472,039 as compared to the prior year’s operating loss of $7,041,313, primarily due to an increase of jobs and delivery of modular units. The costs of materials such as lumber, plumbing, roofing, and other supplies to modify and build these units were increased due in part to COVID-19 supply chain issues. We purchased Echo in 2020 and assumed their current projects that had lower gross margins due to the increase in materials prices. In addition, we incurred higher than expected material and labor costs on several prototype modules projects in 2021 in order to win future revenue orders.

Medical revenue operating income in 2022 was $2,588,830, as compared to the prior year’s operating income of $8,405,332, primarily due to decreased testing samples being collected at our COVID-19 laboratory at LAX airport, partially offset by increased labor costs and lower than anticipated testing volume with our COVID-19 testing program with Memorial Healthcare in Wayne County, Michigan. We have ceased operations with Memorial Healthcare in Q4 2021.

Development operating loss in 2022 was related to operating expenses incurred for certain development projects that were started in 2021 and currently being developed for future use. No revenue was generated by our development segment in 2022 to offset these operating expenses.

Corporate and support operating loss increased in 2022, as compared to the prior year, and such increase was primarily due to increased overhead costs, increased expenses related to SEC compliance and legal costs, increased payroll due to additional head count in SG Echo and stock compensation in order to retain key employees, increases in IT support and increases in insurance expenses to support our various operations.

Other Income (Expense)

Interest income for the year ended December 31, 2022 was $73,821 mainly derived from bank interest and interest associated with an outstanding note receivable. There was $57,266 of interest income for the year ended December 31, 2021. Other income for the year ended December 31, 2022 and 2021 was $403,146 and $62,602, respectively. Other income during 2022 primarily related to a return of escrow from the SG Echo acquisition in the amount of $406,438, legal settlement income of $150,000 and the write-off of accounts payable in the amount of $177,965. Interest expense for the year ended December 31, 2022 and 2021 was $336,239 and $1,254, respectively. The increase in interest expense resulted from the notes payable entered into during July 2021. Loss on asset disposal for the year ended December 31, 2021 was $44,081.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carryforwards and, accordingly, no income tax benefit was provided.

Liquidity and Capital Resources

As of September 30, 2023 and December 31, 2022 we had an aggregate of $712,906 and $582,776, respectively, of cash and cash equivalents and short-term investments. As of December 31, 2022 and December 31, 2021, we had an aggregate of $582,776 and $13,024,381, respectively, of cash and cash equivalents.

Historically, our operations have primarily been funded through proceeds from equity and debt financings, as well as revenue from operations.

We have negative operating cash flows, which has raised substantial doubt about our ability to continue as a going concern.

If we are not successful with our efforts to increase revenue, we may experience, as we have from time to time in the past, a shortfall in cash. If there is a shortfall, we may be forced to reduce operating expenses, among other steps, all of which would have a material adverse effect on our operations going forward. On December 15, 2023, Mr. Galvin voluntarily deferred his salary for the December 15, 2023 and December 31, 2023 pay periods as a cost saving measure. In addition, on December 14, 2023, Mr. Galvin loaned $75,000 to the Company. The loan will be interest free (subject, however to any interest which may be imputed under applicable income tax laws) and is due and payable by December 14, 2024. In addition, we have issued various types of debt to provide funds for operations as set forth below.

We may also seek to obtain debt or additional equity financing to meet any cash shortfalls both in the public company or our subsidiaries. The type, timing and terms of any financing we may select will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets. However, there can be no assurance that we will be able to secure additional funds if needed and that, if such funds are available, the terms or conditions would be acceptable to us, especially in light of the fact that our ability to sell securities registered on our registration statement on Form S-3 will be limited until such time as we are S-3 eligible and thereafter when the market value of our voting securities held by non-affiliates is $75 million or more. If we are unable to secure additional financing, further reduction in operating expenses might need to be substantial in order for us to ensure enough liquidity to sustain our operations. Any equity financing would be dilutive to our stockholders. If we incur debt, we will likely be subject to restrictive covenants that significantly limit our operating flexibility and require us to encumber our assets. If we fail to raise sufficient funds and continue to incur losses, our ability to fund our operations, take advantage of strategic opportunities, or otherwise respond to competitive pressures will be significantly limited. While the Debenture is outstanding, we are prohibited from entering into any variable rate transactions and from incurring or suffering to exist debt other than certain specified permitted debt. Any of the above limitations could force us to significantly curtail or cease our operations. These circumstances have raised substantial doubt about our ability to continue as a going concern, and continued cash losses may risk our status as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

We continue to generate losses from operations. At September 30, 2023 and December 31, 2022 we had a cash balance of $712,906 and $582,776, respectively. As of September 30, 2023, our stockholders’ equity was $6,417,026 compared to $14,439,562 as of December 31, 2022 and an accumulated deficit of $62,211,370. Our net loss attributable to our common stockholders for the nine months ended September 30, 2023 was $12,683,098 and net cash used in operating activities was $4,671,862.

As of December 31, 2022, our stockholders’ equity was $14,439,562 compared to $21,715,789 as of December 31, 2021. Our net loss for the years ended December 31, 2022 and 2021 was $7,089,242 and $5,908,372, respectively. Net cash used in operating activities was $5,630,614 and $662,759 for the years ended December 31, 2022 and 2021, respectively. The increase resulted mainly from a decrease of approximately $5,500,000 in working capital, an increase of approximately $1,150,000 in non-cash stock compensation expense offset by an increase in the overall net loss of approximately $1,180,000 in the year ended December 31, 2022 compared to year ended December 31, 2021.

We will need to generate additional revenues or secure additional financing sources, such as debt or equity capital, to fund future operations, which financing may not be available on favorable terms or at all. If we fail to raise sufficient funds and continue to incur losses, our ability to fund our operations, take advantage of strategic opportunities, or otherwise respond to competitive pressures will be significantly limited and we may need to significantly curtail or cease our operations.

October 2021 Registered Direct Offering

In October 2021, we completed a registered direct offering and concurrent private offering pursuant to which we sold an aggregate of 975,000 shares of Common Stock and pre-funded warrants to purchase up to 2,189,384 shares of Common Stock and warrants to purchase 1,898,630 shares of Common Stock which resulted in net proceeds of approximately $10,488,000 after deducting underwriting commission and other expenses related to the offering.

February 2023 Offering

On February 7, 2023, we closed a private placement offering (the “February 2023 Offering”) $1,100,000 in principal amount of the Company’s 8% convertible debenture and a warrant to purchase up to 500,000 shares of our Common Stock, to Peak One. Pursuant to the February 2023 Purchase Agreement, the February 2023 Debenture was sold to Peak One for a purchase price of $1,000,000, representing an original issue discount of ten percent (10%). In connection with the February 2023 Offering we paid $15,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the February 2023 Purchase Agreement and issued 50,000 commitment shares to Peak One Investments. During the nine months ended September 30, 2023, Peak One converted $700,000 of its principal balance into 466,664 shares of Common Stock of the Company.

The February 2023 Debenture matures twelve months from its date of issuance and bears interest at a rate of 8% per annum payable on the maturity date. The February 2023 Debenture is convertible, at the option of the holder, at any time, into such number of shares of Common Stock of the Company equal to the principal amount of the February 2023 Debenture plus all accrued and unpaid interest at an original conversion price equal to $1.50 (the “February 2023 Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the February 2023 Debenture is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of Common Stock, other than with respect to an Exempt Issuance (as defined in the February 2023 Debenture), at an effective price per share that is lower than the then February 2023 Conversion Price. In the event of any such anti-dilutive event, the February 2023 Conversion Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.40 per share, unless and until the Company obtains shareholder approval for any issuance below such floor price. See “— Recent Developments — Peak One January 2024 Private Placement.”

Cedar Cash Advances

On May 16, 2023, SG Building entered into a cash advance agreement with Cedar Advance LLC (“Cedar”) pursuant to which SG Building sold to Cedar $710,500 of its future receivables for a purchase price of $500,000. Cedar is expected to withdraw $25,375 a week directly from SG Building, until the $710,500 due to Cedar is paid in full. In the event of a default (as defined in the cash advance agreement), Cedar, among other remedies, can demand payment in full of all amounts remaining due under the cash advance agreement. SG Building’s obligations under the cash advance agreement have been guaranteed by SG Echo.

On September 26, 2023, SG Building and Cedar entered into a second cash advance agreement pursuant to which SG Building sold to Cedar $1,171,500 of its future receivables for a purchase price of $825,000, less underwriting fees and expenses paid and the repayment of prior amounts due Cedar, for net funds provided of $504,625. Cedar is expected to withdraw $41,800 a week directly from SG Building, until the $1,171,500 due to Cedar is paid in full. In the event of a default (as defined in the cash advance agreement), Cedar, among other remedies, can demand payment in full of all amounts remaining due under the cash advance agreement. SG Building’s obligations under the cash advance agreement have been guaranteed by SG Echo.

On November 20, 2023, SG Building entered into a third cash advance agreement with Cedar pursuant to which SG Building sold to Cedar $511,200 of its future receivables for a purchase price of $360,000, less underwriting fees and expenses paid, for net funds provided of $342,200. Cedar is expected to withdraw $20,300 a week directly from SG Building’s bank account until the $511,200 due to Cedar under the cash advance agreement is paid. In the event of a default (as defined in the cash advance agreement), Cedar, among other remedies, can demand payment in full of all amounts remaining due under the Cash Advance Agreement. SG Building ’s obligations under the cash advance agreement have been guaranteed by SG Echo.

On January 29, 2024, SG Building and Cedar entered into a fourth cash advance agreement pursuant to which SG Building sold to Cedar $1,733,420 of its future receivables for a purchase price of $1,180,000, less underwriting fees and expenses paid and the repayment of prior amounts due Cedar, for net funds provided of $215,575. Cedar is expected to withdraw $49,150 a week directly from SG Building, until the $1,733,420 due to Cedar is paid in full. In the event of a default (as defined in the cash advance agreement), Cedar, among other remedies, can demand payment in full of all amounts remaining due under the cash advance agreement. SG Building’s obligations under the cash advance agreement have been guaranteed by SG Echo.

January Cash Advance Agreement

On January 5, 2024, SG Building and SG Echo (collectively, the “Merchants”), entered into a Cash Advance Agreement (“Cash Advance Agreement”) with Maison Capital Group (“Maison”) pursuant to which the Merchants sold to Maison $300,000 of their future receivables for a purchase price of $200,000, less underwriting fees and expenses paid, for net funds provided of $190,000.

Pursuant to the Cash Advance Agreement, Maison is expected to withdraw $12,500 a week directly from the Merchants’ bank account until the $300,000 due to Maison under the Cash Advance Agreement is paid. In the event of a default (as defined in the Cash Advance Agreement), Maison, among other remedies, can demand payment in full of all amounts remaining due under the Cash Advance Agreement. The Merchants’ obligations under the Cash Advance Agreement are secured by a security interest in all accounts, including without limitation, all deposit accounts, accounts-receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory, as those terms are defined by Article 9 of the Uniform Commercial Code, now or hereafter owned or acquired by any of them. In addition, SG Building’s obligations under the Cash Advance Agreement have been guaranteed by SG Echo, and SG Echo’s obligations under the Cash Advance Agreement have been guaranteed by SG Building. The amounts outstanding under the Cash Advance Agreement may be prepaid by the Merchants at any time without penalty.

Southstar Factoring Agreement

In connection with the exercise of its option to acquire 19 acres of land and the approximately 56,775 square foot facility located at 101 Waldron Road in Durant Oklahoma (the “Premises”), on June 8, 2023, SG Echo issued a secured commercial promissory note, dated June 1, 2023 (the “Secured Note”), in the principal amount of $1,750,000 with SouthStar Financial, LLC, a South Carolina limited liability company (“SouthStar”), and entered into a Non-Recourse Factoring and Security Agreement, dated June 1, 2023 (the “Factoring Agreement”), with SouthStar providing for its purchase from SG Echo of up to $1,500,000 of accounts receivable, subject to reduction by South Star (the “Facility Amount”).

The Secured Note bears interest at 23% per annum and is due and payable on June 1, 2025. The Secured Note is secured by a mortgage (the “Mortgage”) on the Premises and secured by a Security Agreement, dated June 1, 2023 (the “Security Agreement”), pursuant to which SG Echo granted to SouthStar a first priority security interest in all of SG Echo’s presently-owned and hereafter-acquired personal and fixture property, wherever located, including, without limitation, all accounts, goods, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, commercial tort claims, letters-of-credit rights, general intangibles including payment intangibles, patents, software trademarks, trade names, customer lists, supporting obligations, all proceeds and products of the foregoing. SG Echo paid to SouthStar an origination fee in the amount of 3% of the face amount of the Secured Note. Upon the occurrence of an Event of Default (as defined in the Secured Note), the default interest rate will be 28% per annum, or the maximum legal amount provided by law, whichever is greater.

The Factoring Agreement provides that upon acceptance of an account receivable for purchase SouthStar will pay to SG Echo eighty percent (80%) of the face amount of the account receivable, or such lesser percentage as agreed by the parties. SG Echo will also pay to SouthStar one and 95/100 percent (1.95%) of the face amount of the accounts receivable for the first twenty-five (25) day period after payment for the accounts receivable is transmitted to SouthStar plus one and 25/100 percent (1.25%) for each additional fifteen (15) day period or part thereof, calculated from the date of purchase until payments received by SouthStar in collected funds on the purchased accounts receivable equals the purchase price of the accounts receivable, plus all charges due SouthStar from SG Echo at the time. An additional one and 50/100 percent (1.50%) per fifteen (15) day period will be charged for invoices exceeding sixty (60) days from advance date. The Factoring Agreement provides that SG Echo may require additional funding from SouthStar (an “Overadvance”) and SouthStar may provide the Overadvance in its sole discretion. In the event of an Overadvance, SG Echo will pay SouthStar an amount equal to three and 90/100 percent (3.90%) of the amount of the Overadvance for the first twenty-five (25) day period after the Overadvance is transmitted to SouthStar plus two and 50/100 percent (2.50%) for each additional fifteen (15) day period or part thereof until payments received by SouthStar in collected funds equals the amount of the Overadvance, plus all charges due SouthStar from SG Echo at the time.

The Factoring Agreement provides that SG Echo will also pay a transactional administrative fee of $50.00 for each new account debtor submitted to it and a fee equal to 0.25% of the face amount of all purchased accounts receivable for the handling, collecting, mailing, quality assuring, insuring the risk, transmitting, and performing certain data processing services with respect to the maintenance and servicing of the purchased accounts.

As security for the payment and performance of SG Echo’s present and future obligations to SouthStar under the Factoring Agreement, SG Echo granted to SouthStar a first priority security interest in all of SG Echo’s presently-owned and hereafter-acquired personal and fixture property, wherever located, including, without limitation, all accounts, goods, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, commercial tort claims, letters-of-credit rights, general intangibles including payment intangibles, patents, software trademarks, trade names, customer lists, supporting obligations, all proceeds and products of the foregoing.

The Factoring Agreement has an initial term of thirty-six (36) months from the first day of the month following the date the first purchased accounts receivable is purchased. Unless terminated by SG Echo, not less than sixty (60) but not more than ninety (90) days before the end of the initial term, the Factoring Agreement will automatically extend for an additional thirty-six (36) months. SG Echo is required to provide the same not less than sixty (60) but not more than ninety (90) days notice during any and all renewal terms in order to terminate the Factoring Agreement, and if no notice is provided, the renewal term will extend for an additional thirty-six (36) month period.

If SouthStar has not purchased accounts receivable in a quarterly period during any initial or renewal term which exceed fifty percent (50%) of the Facility Amount per calendar quarter, in which $250,000.00 of the purchased accounts each month must be with a specific customer of the Company. (“Minimum Amount”), the Factoring Agreement provides that SG Echo will pay to SouthStar, on demand, an additional amount equal to what the charges provided for elsewhere in the Factoring Agreement would have been on the Minimum Amount assuming the number of days from the date of purchase of the Minimum Amount until receipt of payment of the Minimum Amount is thirty one (31) days, less the actual charges paid by SG Echo to SouthStar during such period.

Pursuant to a Secured Continuing Corporate Guaranty, dated June 8, 2023 (the “Corporate Guaranty”), we have guaranteed SG Echo’s obligations to SouthStar under the Secured Note and Factoring Agreement.

Pursuant to a Cross-Default and Cross Collateralization Agreement (the “Cross Default Agreement”), effective June 8, 2023, between SouthStar, SG Echo and us, SG Echo’s obligations under the Secured Note and Factoring Agreement are cross-defaulted and cross-collateralized such that any event of default under the Secured Note shall constitute an event of default under the Factoring Agreement at SouthStar’s election (and vice versa, any event of default under the Factoring Agreement shall constitute an event of default under the Secured Note at SouthStar’s election) and any collateral pledged to secure SG Echo’s obligations under the Secured Note shall also secure SG Echo’s obligations under the Factoring Agreement (and vice versa).

BCV Loan Agreement

On June 23 2023, SG DevCorp, entered into a Loan Agreement (the “BCV Loan Agreement”) with a Luxembourg-based specialized investment fund, BCV S&G DevCorp (“BCV S&G”), for up to $2,000,000 in proceeds, of which it initially received $1,250,000. The BCV Loan Agreement provides that the loan provided thereunder will bear interest at 14% per annum and mature on December 1, 2024. The loan may be repaid by SG DevCorp at any anytime following the twelve-month anniversary of its issue date. The loan is secured by 1,999,999 of our shares of SG DevCorp’s common stock (the “Pledged Shares”), which were pledged pursuant to an escrow agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company, LLC n/k/a Equiniti Trust Company, LLC, SG DevCorp’s transfer agent. The fees associated with the issuance include $70,000 paid to BCV S&G for the creation of the BCV Loan Agreement and $27,500 payable to BCV S&G per annum for maintaining the BCV Loan Agreement. Additionally, $37,500 in broker fees was paid to Bridgeline Capital Partners S.A. on the principal amount raised of $1,250,000. The BCV Loan Agreement further provided that if SG DevCorp’s shares of common stock were not listed on The Nasdaq Stock Market before August 30, 2023 or if following such listing the total market value of the Pledged Shares fell below twice the face value of the loan, the loan would be further secured by SG DevCorp’s St. Mary’s industrial site, consisting of 29.66 acres and a proposed manufacturing facility in St. Mary’s, Georgia (the “St. Mary’s Site”).

On August 16, 2023, SG DevCorp secured an additional $500,000 in bridge funding from BCV S&G under the BCV Loan Agreement.

On August 25, 2023, SG DevCorp and BCV S&G amended the BCV Loan Agreement (“Amendment No. 1”) to change the date upon which SG DevCorp’s shares were required to be listed on The Nasdaq Stock Market from August 30, 2023 to September 15, 2023. According to Amendment No. 1, if SG DevCorp’s shares of common stock were not listed on The Nasdaq Stock Market before September 15, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by a security interest in the St. Mary’s Site.

On September 11, 2023, SG DevCorp and BCV S&G amended the BCV Loan Agreement (“Amendment No. 2”) to change the date upon which SG DevCorp’s shares were required to be listed on The Nasdaq Stock Market from September 15, 2023 to September 30, 2023. According to Amendment No. 2, if SG DevCorp’s shares of common stock were not listed on The Nasdaq Stock Market before September 30, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by a security interest in the St. Mary’s Site. Following the listing, the total market value of the Pledged Shares has fallen below twice the face value of the loan and SG DevCorp and BCV S&G are in discussions regarding alternatives, if any.

Additonal Indebtedness

ERTC Loan. SG Building and SG Echo are in the process of finalizing an Employee Retention Tax Credit Term Loan (the “ ERTC Loan”) with Cross River Bank (the “Bank”) pursuant to which SG Building and SG Echo would collectively borrow $600,000 from the Bank secured by SG Building and SG Echo’s business assets and all Employee Retention Tax Credit proceeds (the “ERTC Proceeds”) that SG Building and SG Echo expect to receive from the U.S. Internal Revenue Service relating to the 2021 tax year. The net loan amount expected to be received by SG Building and SG Echo is $575,251 after payment of an origination fee of $24,000 and an underwriting fee of $749. The ERTC Loan would bear interest at the rate of 24% per annum and would be payable five business days after the date the ERTC Proceeds are received by SG Building and SG Echo from the IRS (the “Mandatory Prepayment Date”).

The loan agreement is expected to provide that the ERTC Loan will be in an interest-only period (the “Interest Only Period”) from the Loan funding date until the sooner of (i) the 12-month anniversary of the ERTC Loan funding date and (ii) the Mandatory Prepayment Date. During the Interest Only Period, SG Building and SG Echo would collectively pay monthly interest payments of $12,000 to the Bank. Unless terminated during the Interest Only Period, an amortization period (the “Amortization Period”) would start on the 12-month anniversary of the ERTC Loan funding date through the sooner of (i) the 36-month anniversary of the ERTC Loan funding date and (ii) the Mandatory Prepayment Date. During the Amortization Period, SG Building Blocks and SG Echo would collectively make monthly interest and principal payments of $31,722.66 to the Bank. The monthly periodic payments during the Interest Only Period and the Amortization Period would be subject to a late fee equal to 5% of such payments for any late payments that are received by the Bank.

The initial term of the ERTC Loan is expected to be 12 Months from the ERTC Loan funding date, provided that the loan agreement would terminate on the Mandatory Prepayment Date. Therefore, if as of the last day of the Interest Only Period, the ERTC Proceeds shall have not been received by SG Building and SG Echo from the IRS such that the Mandatory Prepayment Date shall not have occurred, it is anticipated that the Amortization Period would commence and the term of the Loan would be automatically extended to 36 Months from the ERTC Loan funding date.

It is anticipated that the loan will be guaranteed by Patricia Kaelin, the Company’s Chief Financial Officer, and Paul Galvin, the Company’s Chief Executive Officer. There can be no assurance that SG Building and SG Echo will finalize the ERTC Loan and that it will be funded.

Short Term Promissory Note. The Company is currently in the process of negotiating an additional $237,500 promissory note with an additional lender which will have a term of nine months and incur interest at 10% per annum.

Cash Flow Summary for Nine Months Ended September 2023 and 2022

	Nine Months Ended September 30,
	2023	2022
Net cash provided by (used in):
Operating activities	$(4,671,862)	$(5,553,160)
Investing activities	(692,604)	(3,549,372)
Financing activities	5,494,596	(1,803,680)
Net increase/(decrease) in cash and cash equivalents	$130,130	$(10,906,212)

Cash Flow Summary for Year Ended December 31, 2022 and 2021

	For The Year Ended December 31,
	2022	2021
Net cash provided by (used in):
Operating activities	$(5,630,614)	$(662,759)
Investing activities	(3,853,298)	(9,471,257)
Financing activities	(2,957,693)	10,148,041
Net increase (decrease) in cash and cash equivalents	$(12,441,605)	$14,025

Operating activities used net cash of $4,671,862 during the nine months ended September 30, 2023, and used net cash of $5,553,160 during the nine months ended September 30, 2022. Generally, our net operating cash flows fluctuate primarily based on changes in our profitability and working capital. Cash used in operating activities decreased by approximately $881,298. Operating activities used net cash of $5,630,614 during the year ended December 31, 2022, and $662,759 during the year ended December 31, 2021. Generally, our net operating cash flows fluctuate primarily based on changes in our profitability and working capital. Cash used in operating activities increased by approximately $5,000,000 primarily due to a decrease in working capital due in part to decreases in accounts payable with the additions of operations of new entities, SG DevCorp and SG Echo, from the corresponding period of the prior years. In addition, we had an increase of approximately $1,085,000 in stock-based compensation and an increase in the overall net loss of approximately $1,181,000, during the year ended December 31, 2022 compared to the year ended December 31, 2021.

Investing activities used net cash of $692,604 during the nine months ended September 30, 2023, and $3,549,372 net cash during the nine months ended September 30, 2022 a decrease in cash used of $2,856,768. This amount resulted from a decrease due to project development costs of $119,885, decrease of  $42,662 because of investment in and advances to equity affiliates, and a decrease of $530,055 due to purchase of property, plant, and equipment. Investing activities used net cash of $3,853,298 during the year ended December 31, 2022, and $9,451,257 during the year ended December 31, 2021. Cash used in investing activities decreased from the corresponding period of the prior year primarily due to the purchase of property, plant and equipment of approximately $4,820,000 which includes the land purchase for the Lago Vista – Austin project and investments in two SG DevCorp entities totaling approximately $3,600,000 during 2021.

Financing activities provided net cash of $5,494,596 during the nine months ended September 30, 2023. Financing activities used $1,803,680 net cash during the nine months ended September 30, 2022. This amount resulted from a decrease of $7,298,276 due to repurchase of Common Stock, decrease of $2,732,144 due to repayment of short term notes payable, increase of $7,609,514 from the proceeds from short term notes payable and warrants, net of debt issuance costs, an increase of $706, 359 due to the proceeds from long term notes payable, and a decrease of $46,417 due to distribution to non-controlling interest. Financing activities used net cash of $2,957,693 during the year ended December 31, 2022, and provided net cash of $10,148,041 during the year ended December 31, 2021. Cash provided by financing activities decreased by approximately $13,106,000 due to approximately $10,488,000 received in proceeds from a public stock offering and proceeds of $2,000,000 from the proceeds of a short-term note payable during the year ended December 31, 2021.

We provide services to our construction and engineering customers in three separate phases: the design phase, the architectural and engineering phase and the construction phase. Each phase is independent of the other, but builds through a progression of concept through delivery of a completed structure. These phases may be embodied in a single contract or in separate contracts, which is typical of a design build process model. As of September 30, 2023, we had eleven projects totaling $1,306,849 under contract. Of these contracts, all eleven projects combine all three phases or parts thereof and including construction. As of December 31, 2022, we had 11 projects totaling $6,810,762 under contract, which, if they all proceed to construction, will result in us constructing approximately 68,000 square feet of modular space. Of these contracts, all eleven (11) projects combine all three phases or parts thereof and including construction.

Backlog may fluctuate significantly due to the timing of orders or awards for large projects and is not necessarily indicative of future backlog levels or the rate at which backlog will be recognized as revenue. Our backlog decreased by approximately $3,000,000 from December 31, 2022 to September 30, 2023. Backlog does not include COVID tests or testing services provided through our joint venture, Clarity Mobile Venture. The increase in backlog at December 31, 2022 is primarily attributable to one new contract we entered into during the fourth quarter of 2022 for approximately $5,771,000.

There can be no assurance that our customers will decide to and/or be able to proceed with these construction and manufacturing projects, or that we will ultimately recognize revenue from these projects in a timely manner or at all.

Off-Balance Sheet Arrangements

As of September 30, 2023 and as of December 31, 2022 and 2021, we had no material off-balance sheet arrangements to which we are a party.

In the ordinary course of business, we enter into agreements with third parties that include indemnification provisions which, in our judgment, are normal and customary for companies in our industry sector. These agreements are typically with consultants and certain vendors. Pursuant to these agreements, we generally agree to indemnify, hold harmless, and reimburse indemnified parties for losses suffered or incurred by the indemnified parties with respect to actions taken or omitted by us. The maximum potential amount of future payments we could be required to make under these indemnification provisions is unlimited. We have not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the estimated fair value of liabilities relating to these provisions is minimal. Accordingly, we have no liabilities recorded for these provisions as of September 30, 2023.

Critical Accounting Estimates

Our condensed consolidated financial statements have been prepared using generally accepted accounting principles in the United States of America (“GAAP”). In connection with the preparation of the financial statements, we are required to make assumptions and estimates and apply judgments that affect the reported amounts of assets, liabilities, revenue, and expenses, and the related disclosures. We base our assumptions, estimates, and judgments on historical experience, current trends, and other factors that we believe to be relevant at the time the consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates, and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

Our significant accounting policies are discussed in “Note 3— Summary of Significant Accounting Policies” of the notes to our condensed consolidated financial statements included elsewhere in this prospectus. We believe that the following accounting policies are the most critical in fully understanding and evaluating our reported financial results.

Share-based payments. We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, including non-employee directors, the fair value of the award is measured on the grant date. For non-employees, the fair value of the award is generally re-measured on interim financial reporting dates and vesting dates until the service period is complete. The fair value amount is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period. We recognize stock-based compensation expense on a graded-vesting basis over the requisite service period for each separately vesting tranche of each award. Stock-based compensation expense to employees and all directors is reported within payroll and related expenses in the consolidated statements of operations. Stock-based compensation expense to non-employees is reported within marketing and business development expense in the consolidated statements of operations.

Other derivative financial instruments. We classify as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement), provided that such contracts are indexed to our own stock. We classify as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if any event occurs and if that event is outside SGB’s control) or (ii) give the counterparty a choice of net-cash settlement or settlement shares (physical settlement or net-cash settlement). SGB assesses classification of common stock purchase warrants and other free-standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

Convertible instruments. We bifurcate conversion options from their host instruments and accounts for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract; (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable GAAP measures with changes in fair value reported in earnings as they occur; and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

We determined that the embedded conversion options that were included in the previously outstanding convertible debentures should be bifurcated from their host and a portion of the proceeds received upon the issuance of the hybrid contract has been allocated to the fair value of the derivative. The derivative was subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

Revenue recognition. We determine, at contract inception, whether we will transfer control of a promised good or service over time or at a point in time, regardless of the length of contract or other factors. The recognition of revenue aligns with the timing of when promised goods or services are transferred to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. To achieve this core principle, we apply the following five steps in accordance with its revenue policy:

(1) Identify the contract with a customer

(2) Identify the performance obligations in the contract

(3) Determine the transaction price

(4) Allocate the transaction price to performance obligations in the contract

(5) Recognize revenue as performance obligations are satisfied

On certain contracts, we apply recognition of revenue over time, which is similar to the method we applied under previous guidance (i.e. percentage of completion). Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress toward complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. When the current estimate of total costs for a performance obligation indicate a loss, a provision for the entire estimated loss on the unsatisfied performance obligation is made in the period in which the loss becomes evident.

For product or equipment sales, we apply recognition of revenue when the customer obtains control over such goods, which is at a point in time.

Goodwill. Goodwill represents the excess of reorganization value over the fair value of identified net assets upon emergence from bankruptcy. In accordance with the accounting guidance on goodwill, we perform our impairment test of goodwill at the reporting unit level each fiscal year, or more frequently if events or circumstances change that would more likely than not reduce the fair value of its reporting unit below its carrying value. Our evaluation of goodwill completed during the year ended December 31, 2022, resulted in no impairment loss. There was no impairment during the September 30, 2023.

Intangible assets.  Intangible assets consist of $2,766,000 of proprietary knowledge and technology, which is being amortized over 20 years. In addition, included in intangible assets is $68,344 of trademarks, and $238,422 of website costs that are being amortized over 5 years. We evaluated intangible assets for impairment during the nine months ended September 30, 2023 and 2022 and determined that there are no impairment losses.

New Accounting Pronouncements

See Note 3 to the accompanying consolidated financial statements for all recently adopted and new accounting pronouncements.

Non-GAAP Financial Information

In addition to our results under GAAP, we also present EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP financial measures and have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We calculate EBITDA as net income (loss) attributable to common stockholders before interest expense, income tax benefit (expense), depreciation and amortization. We calculate Adjusted EBITDA as EBITDA before certain non-recurring, unusual or non-operational items, such as litigation expense, stock issuance expense and stock compensation expense. We believe that adjusting EBITDA to exclude the effects of these items that are not closely associated with ongoing corporate operations provides management and investors with a meaningful measure that increases period-to -period comparability of our operating performance.

We believe the presentation of EBITDA and Adjusted EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. Our management utilizes EBITDA and Adjusted EBITDA as a means to measure performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing us and our results of operations.

Our measurements of EBITDA and Adjusted EBITDA may not be comparable to similar titled measures reported by other companies. Other companies, including other companies in our industry, may not use such measures or may calculate one or more of the measures differently than as presented in this Quarterly Report on Form 10-Q, limiting their usefulness as a comparative measure. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common stockholders, or any other measures of financial performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be substitutes for or superior to the information provided by our GAAP financial results. The non-GAAP information should be read in conjunction with our consolidated financial statements and related notes.

These measures also should not be construed as an inference that our future results will be unaffected by the non-recurring, unusual or non-operational items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss attributable to common stockholders:

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Net loss attributable to common stockholders of Safe & Green Holdings Corp.	$(3,608,134)	$(2,453,583)	$(12,683,098)	$(4,586,120)
Addback interest expense	738,649	52,758	1,549,992	174,733
Addback interest income	(3,186)	(9,756)	(22,002)	(33,518)
Addback depreciation and amortization	1,448,305	145,515	1,747,072	470,425
EBITDA (non-GAAP)	(1,424,366)	(2,265,066)	(9,408,036)	(3,974,480)
Addback litigation expense	—	121,830	17,361	466,959
Addback stock issued for services	—	—	484,825	—
Addback stock compensation expense	—	594,694	3,210,631	1,874,857
Adjusted EBITDA (non-GAAP)	$(1,424,366)	$(1,548,542)	$(5,695,219)	$(1,632,664)

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Net loss attributable to common stockholders of Safe & Green Holdings Corp.	$(8,319,048)	$(10,832,674)
Addback interest expense	336,239	1,254
Addback interest income	(73,821)	(57,266)
Addback depreciation and amortization	615,191	605,405
EBITDA (non-GAAP)	(7,441,439)	(10,283,281)

Addback loss on asset disposal	25,265	44,081
Addback litigation expense	664,724	570,934
Addback stock-based compensation expense	2,798,844	1,647,391
Adjusted EBITDA (non-GAAP)	$(3,952,606)	$(8,020,875)

BUSINESS

Company Overview

We operate in the following four segments: (i) manufacturing and construction services; (ii) medical; (ii) real estate development; and (iv) environmental. The manufacturing and construction segment designs and manufactures modular structures built in our factories using raw materials that are Made-in-America. In the medical segment we have previously used our modular technology to offer prefabricated health facilities for on-site immediate COVID-19 testing and plan to provide our modular technology to offer turnkey solutions to medical testing and treatment and generating revenue from medical testing. Our real estate development segment’s current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. The environmental segment, the newest segment, plans to offer a sustainable medical and waste management solution that will utilize a patented technology to collect waste and treat waste for safe disposal.

We are a provider of modular facilities. We currently provide Modules made out of both code-engineered cargo shipping containers and traditional construction using wood and steel framing for use as both permanent or temporary structures for residential housing use and commercial use. Prior to the COVID-19 pandemic, the Modules we supplied were primarily for retail, restaurant and military use and were manufactured by third party suppliers using our proprietary technology and design and engineering expertise, which modifies code-engineered cargo shipping containers and purpose-built modules for use for safe and sustainable commercial, industrial and residential building. In March 2020, in response to the COVID-19 pandemic we began increasing our focus on providing our Modules as health care facilities for deployable medical response solutions. In September 2020, we acquired substantially all the assets of Echo DCL, LLC, a Texas limited liability company, except for Echo’s real estate holdings. Echo was a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of our key supply chain partners. This acquisition allowed us to have more control over the manufacturing process and, as a result, we have increased our product offerings to add Modules made out of wood, steel and traditional construction materials.

During 2021, through our subsidiary, SG DevCorp we also began to focus on acquiring property to build multi-family housing projects in underserved regions nationally utilizing the manufacturing services of SG Echo. In March 2022, we formed SG Environmental to focus on biomedical waste removal utilizing a patented technology that it licenses to shred and disinfect biomedical waste, rendering the waste disinfected, unrecognizable, and of no greater risk to the public health than residential household waste. In March 2023, we formed Safe and Green Medical Corporation, to focus on providing our Modules as health care facilities with various clinics and labs that cater to the specific needs of local communities. To date, we have not generated revenue from SG DevCorp, SG Environmental or SG Medical.

Our Modules

Prior to October 2019, our business model was solely a project-based construction model pursuant to which we were responsible for the design and construction of finished products that incorporated our technology primarily to customers in the retail, restaurant, military and education industries throughout the United States. In October 2019, we changed our business model for our residential building construction to a royalty fee model and entered into a five-year exclusive license with CPF GP 2019-1 LLC (“CPF”) under which CPF licensed on an exclusive basis our proprietary technology and intellectual property to develop and commercialize products in the United States (and its territories) for residential use, including, without limitation, single-family residences and multi-family residences, but excluding military housing. On June 15, 2021, we terminated the exclusive license by mutual agreement and ceased our royalty fee model.

Prior to the COVID-19 pandemic, our core customer base was comprised of architects, landowners, builders and developers who used our Modules in commercial and residential structures. Our cargo modified Modules allow for the redesign, repurpose and conversion of heavy-gauge steel cargo shipping containers into Safe & Green™, which are safe green building blocks for commercial, industrial, and residential building construction, rather than consuming new steel and lumber. Our technology and expertise is also used to purpose-build modules, or prefabricated steel modular units customized for use in modular construction, to augment or complement a Safe & Green™ structure.

Modular Construction

We produce purpose built pre-fabricated modular structures, for both residential and commercial use, using wood or steel as the base material. We believe that modular construction provides the following benefits:

	STRONG		FAST		GREEN
●	Factory produced modules provide greater quality of construction	●	Modules can be produced in parallel to the local site and civil work to enhance the date of completion	●	Modular construction allows for energy savings and more efficient waste management than traditional construction
●	Modules are inspected by a third-party engineering firm to meet or exceed all applicable building codes	●	Projects can save up to 50% on speed to market in comparison to traditional construction	●	Less site disturbance and impact on local traffic
●	Less weather-related damage to construction materials

Products Produced with Our GreenSteel™ Modular Technology

The building products developed with our proprietary technology and design and engineering expertise are generally stronger, more durable, environmentally sensitive, and erected in less time than traditional construction methods. The use of the Safe & Green building structure typically provides between four to six points towards the Leadership in Energy and Environmental Design (“LEED”) certification levels, including reduced site disturbance, resource reuse, recycled content, innovation in design and use of local and regional materials. Due to our ability to satisfy such requirements, we believe the products produced utilizing our technology and expertise is a leader in environmentally sustainable construction.

There are three core product offerings that utilize our GreenSteel technology and engineering expertise. The first product offering involves GreenSteel Modules, which are normally container based, and are the structural core and shell of a Safe & Green building. We procure the containers, engineer required openings with structural steel enforcements, paint the containers and then deliver them on-site, where the customer or a customer’s general contractor will complete the entire finish out and installation. The second product offering involves replicating the process to create the GreenSteel product either container based or conventional volumetric units and, in addition, installing selected materials, finishes and systems (including, but not limited to floors, windows, doors, interior painting, electrical wiring and fixtures, plumbing outlets and bathrooms, roofing system) and delivering Safe & Green pre-fabricated Modules to the site for a third party licensed general contractor to complete the final finish out and installation. Finally, the third product offering is the completely fabricated and finished Safe & Green building (including but not limited to floors, windows, doors, interior painting, electrical wiring and fixtures, plumbing outlets and bathrooms, roofing systems), including erecting the final unit on site and completing any other final steps. The building is ready for occupancy and/or use as soon as installation is completed. Construction administration and/or project management services are typically included in our product offerings.

Other Modular Products

We also produce pre-fabricated modular containers, for both residential and commercial use, at SG Echo using wood framing as the base material instead of steel containers. We have found that some clients prefer a mix of wood and steel containers for their projects. Since our acquisition of Echo, approximately 85% of our Module sales have been for wood-based modules.

ESR Approval

In April 2017, the ICC Evaluation Service, LLC (“ICC-ES”) granted us an Evaluation Service Report (“ESR”) for the Safe & Green structural building materials. We believe we were the first modular building company to receive such certification. Our ESR indicates that the ICC-ES recognizes the suitability and technical capabilities of the Safe & Green structural building materials for use in compliance with the International Building Code and Residential Code, the California Building Code and Residential Code, and the Florida Building Code—Building and Residential. We believe our ESR has expedited reviews and approvals by state and local building departments, helped the Safe & Green concept gain wider acceptance in the construction industry and opened up licensing opportunities internationally We also believe the ESR will make it more difficult for other companies in the industry to compete with us because the quality control and design acceptance criteria are specific to us and our associated facilities.

Our ESR program is based out of our main manufacturing facility in Durant, Oklahoma. The inspection and certification of intermodal containers as detailed in our ESR procedures is not site specific but rather depends on the use of qualified inspectors who are trained to evaluate the cargo worthiness of intermodal containers using established industry standards including AC 462 from the ICC and IICL. Our quality control and inspection processes are reviewed annually by the ICC-ES to verify compliance with the Acceptance Criteria established by the ICC and detailed in ESR 3764. The ESR program is current with these recertifications and the up-to-date ESR is posted to the industry wide approved ESR list on the ICC web-based network. Once a container is inspected a medallion is permanently affixed to the unit to signify compliance with ESR 3764 which is used by local building officials to verify conformance of the container module to the ICC criteria. All Safe and Green Holdings container-based modules have this medallion that validates the quality control process.

Target Markets

To date, the target markets for the products that utilize our technology and expertise of Modules have been the new construction market in the United States. The Modules that utilize our technology and expertise have a particular application in a number of segments, including:

●	Single-Family and Multi-Family Housing

●	Restaurants and Quick Service Restaurants

●	Military

●	Education/Student Housing

●	Health Care including medical laboratories

●	Equipment Enclosures and Stacking Solutions

●	Office and Commercial

●	Commercial and residential customers

●	Athletic facilities and support structures

●	Administration Facilities

In addition, future target markets for expansion of such products and services include data centers, warehouse/public storage, reclamation/drop off centers and medical.

SG Echo

In September 2020, we consummated the transaction contemplated by the Asset Purchase Agreement that SG Echo entered into with Echo DCL, LLC pursuant to which SG Echo acquired substantially all the assets of Echo DCL, LLC, a Texas limited liability company, except for Echo’s real estate holdings. Echo was a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of our key supply chain partners. Echo catered to the military, education, administration facilities, healthcare, government, commercial and residential customers. This acquisition allowed us to expand our reach for our Modules and offered us an opportunity to vertically integrate a large portion of our cost of goods sold, as well as increase margins, productivity and efficiency in the areas of design, estimating, manufacturing and delivery.

SG Echo opened a second factory (the “Waldron Factory”), also in Durant, Oklahoma, in the second half of 2023. The Waldron Factory produces modulars for multiple clients in various industries.

Safe & Green Medical

In March 2020, we began increasing our focus on providing our Modules as health care facilities for deployable medical response solutions. In May 2020, we entered into a joint development agreement with Grimshaw Design to assist with the deployment of our D-Tec suite of prefabricated health facilities for on-site immediate COVID-19 testing.

On August 27, 2020, we entered into a joint venture agreement (the “Clarity Mobile Venture”) with Clarity Labs Solutions, LLC, a CLIA-certified laboratory based in Miami, Florida (“Clarity Labs”). Under the Clarity Mobile Venture, we, along with Clarity Labs agreed to jointly market, sell, and distribute certain lab testing products and services On November 12, 2020, Clarity Mobile Venture entered into a contract with the City of Los Angeles for the operations of a COVID-19 PCR Test Laboratory at Los Angeles International Airport (“LAX”) to provide a full-service modular COVID-19 laboratory and testing facility onsite at Los Angeles International Airport. This facility conducted PCR tests with results available within three hours for passengers and airline crew, and no later than 24 hours for LAX airport employees. In September 2022, we terminated the Clarity Mobile Venture by mutual agreement. For the year-ended December 31, 2022 and December 31, 2021, we recognized approximately $11,600,000 and $31,500,000, respectively, in revenue related to activities through these joint ventures, which is included in medical revenue on the accompanying consolidated statements of operations.

As an expansion to our prior modular COVID-19 offerings, we plan to provide our modular technology to offer turnkey solutions to deliver medical testing and treatment and generate revenues from medical testing, In furtherance of this objective, in March 2023, we formed Safe and Green Medical Corporation. To date, we have not generated revenue from SG Medical.

SG Development

During February 2021, we formed SG DevCorp for the purpose of real property development utilizing our technologies and our manufacturing facility. SG DevCorp’s current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. To date, SG DevCorp has not generated any revenue and its activities have consisted solely of the acquisition of three properties and an investment in two entities that have acquired two properties to be further developed; however it has not yet commenced any development activities. SG DevCorp intends to construct many of its planned developments using Modules built by SG Echo. In addition to these development projects, it intends, subject to its ability to raise sufficient capital, to build additional, strategically placed manufacturing facilities that will be sold or leased to third parties as well as leased to SG Echo. SG DevCorp intends to build manufacturing sites for lease to SG Echo near its project sites in order to take advantage of cost savings for transportation of modules. SG DevCorp’s business model is flexible and it anticipates developing properties on its own and also through joint ventures in which SG DevCorp partners with third-party equity investors or other developers.

SG DevCorp has entered into, and may continue in the future to enter into, joint ventures (including limited liability companies or partnerships) through which it would own an indirect economic interest of less than 100% of the property owned directly by such joint ventures. The decision to either develop a property on its own or through a joint venture is based on a variety of factors and considerations, including: (i) the economic and tax terms required by the seller of land; (ii) SG DevCorp’s desire to diversify its portfolio of communities by market, submarket and product type; (iii) SG DevCorp’s desire at times to preserve its capital resources to maintain liquidity or balance sheet strength; and (iv) SG DevCorp’s projections, in some circumstances, that it will achieve higher returns on its invested capital or reduce its risk if a joint venture vehicle is used. Each joint venture agreement is individually negotiated, and SG DevCorp’s ability to operate and/or dispose of a community in its sole discretion may be limited to varying degrees depending on the terms of the joint venture agreement.

In December 2022, we announced our plan to separate our company and SG DevCorp into two separate publicly traded companies. To implement the Separation, on September 27, 2023, we, effected a pro rata distribution to our stockholders of approximately 30% of the outstanding shares of SG DevCorp’s common stock. In connection with the Distribution, each of our stockholders received 0.930886 shares of SG DevCorp’s common stock for every five (5) shares of our Common Stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, SG DevCorp was no longer a wholly-owned subsidiary of ours and we held approximately 70% of SG DevCorp’s issued and outstanding securities. On September 28, 2023, SG DevCorp’s common stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG DevCorp. These agreements provide for the allocation between us and SG DevCorp of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of us and our subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG DevCorp subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with us included a tax matters agreement and a shared services agreement.

Current Projects/Development Sites

In January 2024, SG DevCorp announced that it would strategically look to monetize its real estate holdings throughout 2024 by identifying markets where SG DevCorp’s land may have increased in value, as demonstrated by third-party appraisals.

Lago Vista. On May 10, 2021, SG DevCorp acquired a 50+ acre site in Lago Vista, Texas for $3,500,000, paid in cash, pursuant to an Unimproved Property Contract, dated February 25, 2021, with Northport Harbor LLC. The acquired parcel sits on Lake Travis on the Colorado River in central Texas. SG DevCorp acquired the property and were able to successfully get a PDD approved for 174 condominium units with an allowance for 30% short-term rental. As a result of obtaining the site approval and market conditions, the property’s value increased significantly from the time of purchase. Accordingly, we determined to list the undeveloped property for sale.

On July 14, 2021, SG DevCorp issued a Real Estate Lien Note, dated July 14, 2021, in the principal amount of $2,000,000 (the “Short Term Note”), secured by a Deed of Trust, dated July 14, 2021, on the Lake Travis project site in Lago Vista, Texas and a related Assignment of Leases and Rents, dated July 8, 2021, for net loan proceeds of $1,945,234 after fees. The Short-Term Note had a term of one (1) year, provided for payments of interest only at a rate of twelve percent (12%) per annum and could be prepaid without penalty commencing nine (9) months after its issuance date. If the Short-Term Note was prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty would be due. This Short-Term Note was initially extended until January 14, 2023 and was further extended until February 1, 2024. In addition, on September 8, 2022, we issued a Second Lien Note in the principal amount of $500,000 (the “Second Short-Term Note”) also secured by a Deed of Trust on the Lake Travis project site in Lago Vista, Texas. The Second Short-Term Note provided for payments of interest only at a rate of twelve percent (12%) per annum and originally matured on January 14, 2023, which maturity date was extended until February 1, 2024.

On March 31, 2023, LV Peninsula Holding LLC, a Delaware limited liability company and wholly owned subsidiary of SG DevCorp (“LV Holding”), pursuant to a Loan Agreement, dated March 30, 2023 (the “Loan Agreement”), issued a promissory note, in the principal amount of $5,000,000 (the “LV Note”), secured by a Deed of Trust and Security Agreement, dated March 30, 2023 (the “Deed of Trust”) on SG DevCorp’s Lake Travis project site in Lago Vista, Texas, a related Assignment of Contract Rights, dated March 30, 2023 (“Assignment of Rights”), on SG DevCorp’s project site in Lago Vista, Texas and McLean site in Durant, Oklahoma and a Mortgage, dated March 30, 2023 (“Mortgage”), on SG DevCorp’s site in Durant, Oklahoma.

The proceeds of the LV Note were used to pay off the Short-Term Note and the Second Short-Term Note. The LV Note requires monthly installments of interest only, is due on April 1, 2024 and bears interest at the prime rate as published in the Wall Street Journal (currently 8.0%) plus five and 50/100 percent (5.50%), currently equaling 13.5%; provided that in no event will the interest rate be less than a floor rate of 13.5%. The LV Holding obligations under the LV Note have been guaranteed by SG DevCorp pursuant to a Guaranty, dated March 30, 2023 (the “Guaranty”), and may be prepaid by LV Holding at any time without interest or penalty.

The net loan proceeds were approximately $1,337,000, after loan commission fees of $250,000, broker fees of $125,000, the escrow of a 12-month $675,000 interest reserve, other closing fees and the repayment of the Short-Term Note and Second Short-Term Note.

On November 28, 2023, LV Holding entered into a Contribution Agreement with Preserve Acquisitions, LLC, a Delaware limited liability company (“Preserve”),  to form either a Delaware or Texas limited liability company or limited partnership (the “Joint Venture”) for the purpose of owning, holding for investment and ultimately selling a residential housing development (the “LV Project”) to be developed by the parties on approximately 59.3712 acres located in Lago Vista, Texas currently owned by LV Holding (the “Lago Vista Property”) upon the terms and conditions set forth in the Contribution Agreement and in the operating agreement of the Joint Venture to be negotiated between the parties (the “JV Agreement”). The Contribution Agreement provides that the parties will negotiate the JV Agreement within five months of the November 28, 2023 execution date of the Contribution Agreement. The Contribution Agreement further provides that LV Holding will contribute the Lago Vista Property to the Joint Venture as a capital contribution to be valued at $11.5 million in the JV Agreement.

Preserve will lead the development process and, after the completion of a feasibility period, will be required to submit permits for the first phase of the LV Project within 11 months from the execution of the Contribution Agreement. In addition, the Contribution Agreement provides that LV Holding must remove, pay and/or satisfy prior to or at Closing (as defined below) any monetary liens (as defined in the Contribution Agreement) on the Lago Vista Property.

The closing for the formation of the Joint Venture (the “Closing”) is to be held on the date which is 30 days after the expiration of the feasibility period subject to fulfillment of the following conditions: (a) an affiliate of Preserve, LV Holding or its affiliate and a third party equity investor, if applicable, have executed and delivered the JV Agreement in form approved by Preserve and LV Holding, which terms must be consistent with waterfall provisions set forth in the Contribution Agreement; (b) the Joint Venture having secured a legally binding and unconditional commitment for construction financing and capital commitments sufficient for the LV Project from third parties (debt and equity); and (c) the Title Agent being unconditionally committed to issue the Owner’s Title Policy to the Joint Venture.

At Closing, LV Holding must pay a 5% brokerage commission based upon the $11.5 million property value. Until the Closing or the earlier termination of the Contribution Agreement, LV Holding has agreed to not convey or encumber all or any portion of the Lago Vista Property, or any interest therein, or enter into any agreement granting to any person any right with respect to the Lago Vista Property (or any portion thereof), provided, however, prior to Closing, LV Holding may solicit, discuss, and negotiate purchase offers so long as it notifies all potential buyers that the Lago Vista Property is under contract pursuant to the Contribution Agreement.

Norman Berry Village. On May 31, 2021, SG DevCorp acquired a 50% membership interest for $600,000 in a limited liability company, Norman Berry II Owners, LLC (“NB Owners”), that is building affordable housing in the Atlanta, Georgia metropolitan area to be known as “Norman Berry Village.” SG DevCorp has partnered with CMC Development Group, a New York City-based real estate development firm (“CMC”) with national expertise providing design build services. CMC owns the other 50% membership interest in NB Owners. The NB Owners’ operating agreement provides that NB Owners will initially have two managers, one designated by CMC (the “CMC Manager”) and one designated by us. Pursuant to the operating agreement, the CMC Manager will manage the day-to-day business and affairs of NB Owners and all non-routine decisions requires the approval of members owning a majority of the outstanding membership interests. The operating agreement also provides that any fee earned by CMC in connection with the acquisition and development of the Norman Berry Village and related real property will be split 75% to CMC and 25% to SG DevCorp. SG DevCorp has no obligation under the operating agreement to make any additional capital contributions to NB Owners. In addition, neither SG DevCorp nor CMC may voluntarily make any additional capital contributions to NB Owners. In accordance with the operating agreement, we are entitled to a preferred return equal to 10% per annum on our unreturned capital contributions which return will (i) accrue from the date on which our capital contributions were actually contributed to NB Owners until the date such capital contributions are returned to SG DevCorp, and (ii) compound annually. SG DevCorp expects the project to develop 125,000 square feet of space and build approximately 132 multi-family rental apartments in two buildings. We expect the project to commence in the first quarter of 2024, subject to available funding, and to be completed within three years of commencement. The estimated development costs for this project are approximately $35.0 million. NB Owners recently received approval from the city of Eastpoint to purchase the right of way approval to begin developing the Norman Berry Village.

Cumberland Inlet. On June 24, 2021, SG DevCorp as a member, entered into an Operating Agreement, with Jacoby Development, Inc., a Georgia corporation (“JDI”), as manager, dated June 24, 2021 (the “Operating Agreement”), for JDI-Cumberland Inlet, LLC, a Georgia limited liability company (“JDI-Cumberland”), pursuant to which SG DevCorp acquired a 10% non-dilutable equity interest (“LLC Interest”) in JDI-Cumberland for $3.0 million. JDI-Cumberland has purchased a 1,298 acre waterfront parcel in downtown historic St. Mary’s, Georgia and expects to develop approximately 352 acres thereof (the “Cumberland Project”). SG DevCorp, in conjunction with JDI, expect to develop a mixed-use destination community. The location will serve as home to 3,500 units made up of single family, multi-family, vacation and hospitality use, as well as a full-service marina, village, and upscale Eco-Tourism park inclusive of camping, yurts, cabins and cottages. JDI-Cumberland recently received all approvals to build out the marina portion of the project.

SG DevCorp has no obligation under the Operating Agreement to make any additional capital contributions to JDI-Cumberland. The Operating Agreement provides JDI with the right, at its option, to purchase the LLC Interest from SG DevCorp on or before June 24, 2023 for $3.0 million, plus an amount equal to an annual internal rate of return (IRR) on such funds of forty (40%) percent (i.e., $1.2 million annualized). After June 24, 2023, the Operating Agreement provides JDI with the right, at its option, to purchase the LLC Interest from us for $3.0 million, plus an amount equal to an IRR of thirty-two and one-half (32.5%) percent (i.e., $975,000 annualized). The Operating Agreement also provides that if JDI receives a good faith, bona fide written offer from an unaffiliated third party to purchase all or any portion of the Project, JDI shall first offer the Project to us at the same price and upon substantially the same terms as are contained in the offer. The Operating Agreement contains certain protective provisions that prevent JDI, as manager, from determining to, or taking, certain significant actions without our consent. SG Echo, a subsidiary of SG Holdings, entered into a Fabrication and Building Services Agreement (“Building Services Agreement”) with JDI-Cumberland to design, fabricate and install various improvements for the Project using modular structures, pursuant to budgets prepared by SG Echo submitted for approval to JDI-Cumberland, including a marina, town center, apartments and single family units, townhomes, commercial, retail and lodging buildings/structures, eco-tourism park, camping yurts, cabins and cottages. The Building Services Agreement has an initial term of three years, with two-year automatic renewal provisions. During the term of the Building Services Agreement, SG Echo will have a right of first refusal with respect to each phase of the construction of the project buildings. If SG Echo’s quote for a given phase is no more than five percent more than the average of all bona fide, arm’s length bids that JDI-Cumberland obtains from reputable, unaffiliated builders, the phase will be awarded to SG Echo. In the event that SG Echo’s quote for a given phase is more than five percent more than the average of all bona fide arm’s length bids JDI-Cumberland obtains from reputable, unaffiliated builders, SG Echo will have the right to match such best bona fide, arm’s length offer and secure the work.

SG DevCorp anticipates that the first phase of development activities at this site will be the construction of 165 multifamily units over the course of 12-18 months, which activities are anticipated to commence during the third quarter of 2024, with an estimated cost of $38.0 million. SG DevCorp also anticipates that the units will be built with modules supplied by SG Echo. Current plans are to sell this development three (3) years after development.

St Mary’s Site. On August 18, 2022, SG DevCorp purchased, for $296,870 approximately 27 acres of land adjacent to the Cumberland Inlet Project from the Camden County Joint Development Authority (JDA) to build a 120,000 square foot state of the art manufacturing facility to be occupied by SG Echo. In connection with the purchase of the St. Mary’s Site, SG DevCorp entered into a promissory note in the amount of $148,300. This note had a maturity date of September 1, 2023, subject to SG DevCorp’s right to extend for 6 months upon payments of a fee equal to 1% of the principal balance of the note and provides for payments of interest only at a rate of nine and three quarters percent (9.75%) per annum. SG DevCorp elected to exercise this right to extend the maturity date. This note could be prepaid without penalty, provided, however, if the lender has not received six months of interest, SG DevCorp must pay the lender an amount equivalent to the months of interest necessary to complete six months of interest. In addition, at the time of payment in full of the note, SG DevCorp must pay the lender an amount equivalent to half of one percent (0.50%) of the original loan amount. To secure payment in full of the note, the note is secured by a security deed in the property with power of the lender to sell the property. SG DevCorp intends to pay off the note by the end of March 2024.

On January 31, 2024, SG DevCorp entered into an Agreement of Sale (the “Agreement of Sale”) with Pigmental, LLC (“Pigmental”) to sell the St. Mary’s Site to Pigmental for $1.35 million, payable $900,000 in cash and $450,000 by the issuance of a promissory note to SG DevCorp. The promissory note will bear interest at 10% per annum, provide for monthly interest only payments of $3,750 commencing May 1, 2024, mature on April 30, 2025, and be secured by a mortgage on the St Mary’s Industrial Site. SG DevCorp expects the transaction will close on or about April 1, 2024. The Agreement of Sale provides that the closing of the sale by SG DevCorp to Pigmental of the St Mary’s Site will occur no later than April 30, 2024, with time being of the essence.

McLean Mixed Use Site. On November 10, 2021, SG DevCorp entered into a Purchase Agreement (“Purchase Agreement) with the Durant Industrial Authority to acquire 100% ownership of approximately 114 mixed-use acres in Durant, Oklahoma for $868,000. SG DevCorp anticipates building approximately 800 residential units and up to 1.1 million square feet of industrial manufacturing space on the mixed-use property. The closing on the 114 mixed-use acres occurred in the first quarter of 2022. SG DevCorp plans to build and SG Echo will occupy a 120,000 square foot state of the art manufacturing facility. The property is zoned for an additional 1.0 million square feet of industrial space. SG DevCorp is currently marketing the additional space to potential tenants. It is anticipated that SG Echo will provide modular construction services to SG DevCorp in connection with the residential project described above pursuant to the Master Purchase Agreement dated December 17, 2023 between SG DevCorp and SG Echo. See “Certain Relationships and Related Party Transactions–- Other Related Party Transactions”

SG DevCorp anticipates that the first phase of development activities at this site will be the construction of 100 multifamily units over the course of 12-18 months, which activities are anticipated to commence during the first quarter of 2024, with an estimated cost of $17.0. SG DevCorp also anticipates that the units will be built with modules supplied by SG Echo. Current plans are to sell this development three (3) years after development.

XENE Acquisition

On February 7, 2024, SG DevCorp closed its acquisition of Majestic World Holdings, a real estate technology firm and owner of the Xene AI Software platform (“XENE Platform”). The purchase price for the acquisition consists of an aggregate of $500,000 in cash to be paid over five quarters and 500,000 shares of SG DevCorp restricted stock. The XENE Platform, powered by advanced AI technology, has the goal of creating a decentralized real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment.

SG Environmental

In March 2022, we entered into a ten-year exclusive distribution agreement with Sanitec Industries LLC (“Sanitec”), a sustainable waste management company that is the global patent holder for the Sanitec Microwave Healthcare Waste Disinfection System™ for the State of New York with a right to expand to other states. The Sanitec Microwave Disinfection Unit is designed to shred and disinfect biomedical waste, rendering the waste disinfected, unrecognizable, and of no greater risk to the public health than residential household waste. Sanitec Industries’ existing customers are primarily centered in healthcare facilities nationwide, ranging from large hospital systems to single practitioner doctors’ offices. In connection with our entry into the Sanitec distribution agreement we formed a new subsidiary, SG Environmental Solutions Corp. SG Environmental plans to offer biomedical waste removal utilizing the patented technology that it licenses from Sanitec to shred and disinfect biomedical waste for safe disposal. To date, we have not generated revenue from SG Environmental.

Our Competitive Strengths

Although the construction industry is highly competitive, we are committed to educating the real estate community on the benefits of our technology and expertise and positioning the products that utilize our technology and expertise as complementary to the strategy of developers, rather than as competition. We may compete for building opportunities with regional, national and international builders that possess greater financial, marketing and other resources than we do, and competition within the general construction industry may increase if there is future consolidation in the land development and construction industry or from new building technologies that could arise. Within the modular building space, we compete against a small number of companies providing modular-building services. The principal competitive factors in our construction business include, but are not limited to, the availability of building materials; technical product knowledge and expertise; previous experience in modular construction; consulting or other service capabilities; pricing of products; and the marketability of our ESR within the structural building space.

We believe we can distinguish ourselves from our competitors on the basis of our ESR, quality, cost and construction time savings when utilizing our technology and expertise. Our proprietary construction for our cargo-based containers method is typically less expensive than traditional construction methods, particularly in urban locations and multi-story projects, and construction time is also generally reduced by using our construction method, reducing both construction and soft costs substantially. Safe & Green are designed to be hurricane-, tornado- and earthquake-resistant and able to withstand harsh climate conditions. The flexibility and the stack-ability of the Modules allows architects, developers and owners to design Modules to meet their specific needs. In addition, our management team has a breadth of knowledge in the modular building industry with a combined 130 years of experience. Our experience in a wide range of construction applications, including office, enclosures, residential, commercial, quick service restaurants, experiential and restaurant applications, gives us an advantage over our competition through the use of market-based prototypes. With the acquisition of Echo, we have been able to vertically integrate our manufacturing process and reduce some of our cost of goods sold, productivity and efficiency.

Our Customers

We market our construction products to a broad customer base, comprised primarily of contractors, home builders, building owners and other resellers across the continental United States. In addition, as stated above, we have supplied and offer our Modules to the medical community. Safe & Green customers come from all walks in the economy and include government agencies, private developers, the U.S. Military, the Native American Community, the QSR operators, and a host of entrepreneurs looking to launch ideas and technology. At September 30, 2023 and December 31, 2022, 87% and 80%, respectively, of our gross accounts receivable were due from three and three customers. Revenue relating to one and two customers represented approximately 100% and 93% of our total revenue for the three months ended September 30, 2023 and 2022, respectively. Revenue relating to one and one customers represented approximately 97% and 88% of our total revenue for the nine months ended September 30, 2023 and 2022, respectively. Revenue relating to three and one customers represented approximately 65% and 80% of the Company’s total revenue for the years ended December 31, 2022 and 2021, respectively.

Our Suppliers and Partners

Although the primary use of shipping containers is for transportation, when constructing Safe & Green, we use standard materials made in America to modify the container shell structure and finish out the modules. In addition, we use the same standard construction materials to construct and finish out the wood base modules produced at SG Echo. We utilize the same suppliers and materials used by conventional construction. Materials such as windows, doors, insulation mechanical systems, electrical systems and other such supplies are all off-the-shelf materials and equipment commonly available and used in the industry. We believe we have access to alternative suppliers, with limited disruption to the business, should circumstances change with our existing suppliers.

Intellectual Property

We operate under our United States registered trademarks “Safe & Green” and “GreenSteel” and our trademarked “SG” logo.

Legal Proceedings

The Company is subject to certain claims and lawsuits arising in the normal course of business. For information regarding legal proceedings, see "Note 16 - Commitments and Contingencies" of our condensed consolidated financial statements included elsewhere in this prospectus.

Properties

Headquarters and Other Office Space. We lease office space in Miami, Florida for our corporate headquarters. We also lease office space in Bedford, Texas of approximately 1,738 square feet to support SG Echo's procurement and accounting functions.

Development Sites. See “- SG Development - Current Projects/Development Sites.”

Manufacturing Facilities. SG Echo operates and leases two manufacturing facilities, one totals approximately 61,000 square feet and the other totals approximately 58,000 square feet of manufacturing space. Both spaces are located in Durant, Oklahoma.

Government Regulation and Approval

The design and construction of buildings is controlled at the project level, with local and state municipalities having jurisdiction in most cases. All buildings, conventionally built or modularly built, are subject to published building codes and criteria that must be achieved during the architectural and engineering phase in order to be approved for construction. There are no specific regulations that impact our design and construction technology. While much of the regulation in our industry occurs at the project level, we are subject to various federal, state and local government regulations applicable to the business in the jurisdictions in which we operate, including laws and regulations relating to our relationships with our employees, public health and safety, workplace safety, transportation, zoning and fire codes. Also, to the extent we expand into medical waste removal and medical testing we will be subject to various federal, state and local government regulations. We strive to operate in accordance with applicable laws, codes and regulations. We believe we are in compliance in all material respects with existing applicable environmental laws and regulations and, in addition, that our employment, workplace health and workplace safety practices comply with related regulations.

General Corporate Information

We were incorporated in the State of Delaware on December 29, 1993 under the name PC411, INC. On January 12, 1999, we changed our name to CDSI Holdings, Inc. On November 4, 2011, CDSI Merger Sub, Inc., our wholly-owned subsidiary, completed a reverse merger with and into SG Building Blocks, Inc., with SG Building surviving the reverse merger as our wholly owned subsidiary. Also on November 4, 2011, we changed our name to SG Blocks, Inc. On December 16, 2022, we changed our name to Safe & Green Holdings Corp. In addition, on December 16, 2022, our then wholly-owned subsidiary, SGB Development Corp. changed its name to Safe and Green Development Corporation. Prior to our emergence from bankruptcy in June 2016, our Common Stock was quoted on the OTC Bulletin Board. Our Common Stock is currently listed for trading on the Nasdaq Capital Market under the symbol “SGBX.”

Our principal offices are located at 990 Biscayne Blvd., #501, Office 12, Miami, Florida 33132. Our website address is www.safeandgreeenholdings.com. The information contained in, and that can be accessed through our website, is not incorporated into and is not a part of this prospectus. We make available on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as soon as reasonably practicable after those reports are filed with the SEC. The following Corporate Governance documents are also posted on our website: Code of Business Conduct and Ethics and the Charters for the following Committees of the Board of Directors: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our phone number is (646) 240-4235. Our filings may also be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Room 1580 Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Our Emergence from Bankruptcy

On October 15, 2015, the Company and its subsidiaries (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under the caption In re SG Blocks, Inc. et al., Case No. 15-12790. On February 29, 2016, the Debtors filed a Disclosure Statement (the “Disclosure Statement”), attaching a Plan of Reorganization (the “Reorganization Plan”), along with a motion seeking approval of the Disclosure Statement by the Bankruptcy Court. On June 30, 2016 (the “Effective Date”), the Reorganization Plan became effective and the Debtors emerged from bankruptcy.

Prior to the Effective Date, the Company was authorized to issue: (i) 300,000,000 shares of common stock, par value $0.01 (the “Former Common Stock”) of which 42,918,927 shares were issued and outstanding as of June 29, 2016; and (ii) 5,000,000 shares of preferred stock, par value $0.01 (the “Former Preferred Stock”), none of which were issued and outstanding prior to the Effective Date.

On the Effective Date, and pursuant to the terms of the Reorganization Plan, the Company entered into a Securities Purchase Agreement, dated June 30, 2016, pursuant to which the Company sold for a subscription price of $2.0 million a 12% Original Issue Discount Senior Secured Convertible Debenture to Hillair Capital Investments L.P. (“HCI”) in the principal amount of $2.5 million, with a maturity date of June 30, 2018 (the “Exit Facility”).

On the Effective Date, all previously issued and outstanding shares of the Former Common Stock were deemed discharged, cancelled and extinguished, and, pursuant to the Reorganization Plan, the Company issued, in the aggregate, 8,195 shares (as adjusted to effect a 1-for-20 reverse stock split) of common stock, par value $0.01 (the “New Common Stock”), to the holders of Former Common Stock. Further, under the Reorganization Plan, upon the Effective Date, certain members of the Company’s management were entitled to receive options (the “Management Options”) to acquire approximately 10,919 shares (as adjusted to effect a 1-for-20 reverse stock split), of the Company’s New Common Stock, on a fully diluted basis.

On the Effective Date, pursuant to the terms of the Plan and the Company’s Amended and Restated Certificate of Incorporation, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Convertible Preferred Stock, designating 1,801,670 shares (as adjusted to effect a 1-for-3 reverse stock split) of preferred stock, par value $1.00, all of which were issued upon our emergence from bankruptcy. Prior to our public offering that we consummated in June 2017, all outstanding shares of our preferred stock, were converted into 90,084 shares of Common Stock. No preferred stock currently remains outstanding.

Human Capital

We believe that our success depends upon our ability to attract, develop and retain key personnel. As of December 31, 2023, we directly employed twelve full-time employees and two part-time employees and engaged outside professional firms and subcontractors to deliver projects to customers, and SG Echo directly employed eighty full-time employees.

MANAGEMENT

Below is certain information regarding our directors and executive officers.

Name of Director or Executive Officer	Ages	Position	Served as an Officer and/or Director Since
Paul M. Galvin	60	Chairman of the Board and Chief Executive Officer	November 2011
Patricia Kaelin	60	Chief Financial Officer	May 2023
Christopher Melton (2)(5)(7)	51	Director	November 2011
David Villarreal	71	Director	May 2021
Shafron E. Hawkins (1)(3)(6)	48	Director	December 2022
Thomas Meharey (4)	42	Director	October 2023
Jill Anderson (1) (3)	49	Director	October 2023

(1)	Audit Committee Member.
(2)	Audit Committee Chairman.
(3)	Compensation Committee Member.
(4)	Compensation Committee Chair.
(5)	Nominating. Environmental, Social and Governance Committee Member
(6)	Nominating. Environmental, Social and Governance Committee Chair
(7)	Lead Independent Director.

Paul M. Galvin was appointed as a director and the Company’s Chief Executive Officer upon consummation of the reverse merger among CDSI Holdings Inc., CDSI Merger Sub, Inc., the Company, and certain stockholders of the Company on November 4, 2011 (the “Merger”). He was appointed as Interim Chief Financial Officer on May 18, 2022. Mr. Galvin is a founder of Safe & Green, LLC, the predecessor entity of the Company. Mr. Galvin has served as a director of SG DevCorp since February 2021 and currently serves as the Chairman of the Board of SG DevCorp. He has served as the Chief Executive Officer of the Company since April 2009 and as a director of the Company since January 2007. Mr. Galvin has been a managing member of TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in the Company, since October 2007. Mr. Galvin brings over 30 years of experience developing and managing real estate, including residential condominiums, luxury sales and market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, where he served for over a decade in a leadership position. During that period, Mr. Galvin designed, developed and managed emergency food and shelter programs through New York City’s Human Resources Administration and other federal and state entities. From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of a subsidiary of Yucaipa Investments, where he worked with religious institutions that needed to monetize underperforming assets. While there, he designed and managed systems that produced highest and best use analyses for hundreds of religious assets and used them to acquire and re-develop properties across the U.S. Mr. Galvin holds a Bachelor of Science in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University. He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare. Mr. Galvin previously served for 10 years on the Sisters of Charity Healthcare System Advisory Board and six years on the board of SentiCare, Inc. In 2011, the Council of Churches of New York recognized Mr. Galvin with an Outstanding Business Leadership Award.

We selected Mr. Galvin to serve on our Board because he brings extensive knowledge of the real estate and finance industries and managements experience. Mr. Galvin’s pertinent experience, qualifications, attributes and skills include his expertise in real estate development and management and finance.

Patricia Kaelin was appointed as our Chief Financial Officer on May 1, 2023. Ms. Kaelin is a member of the AICPA with more than 25 years of financial leadership, strategic planning, and public company experience. She has served as Chief Financial Officer for public and privately held companies and has extensive experience in the construction, real estate, manufacturing and healthcare industries. She has expertise in mergers and acquisitions and corporate restructuring, as well as private and public equity and debt financing. Ms. Kaelin served as Chief Financial Officer of Buddies Brand, a privately held West Coast consumer packaged goods (CPG) company, from October 2021 through May 2023. Prior to that, she served as Chief Financial Officer of 1933 Industries, Inc., a publicly traded CPG company based in Vancouver, British Columbia, with operations in the United States from March 2020 to October 2021. Ms. Kaelin also served as Chief Financial Officer, Business Operations, at Clifton Larson Allen (“CLA”), one of the largest CPA and consulting firms in the United States from March 2019 to March 2020 and as Consulting Chief Financial Officer for multiple companies and on a fractional basis while at CLA and TGG Accounting, a provider of outsourced accounting and business advisory services for small to mid-sized businesses across various industries with offices throughout the Southwest United States, where she was employed beginning October 2017 until March 2019. She began her career at BDO USA, LLP, spending seven years in public accounting where she earned her CPA certificate. Ms. Kaelin earned her bachelor’s degree in Business Administration with a concentration in Accounting from California State University, Fullerton.

Christopher Melton was appointed as a director of the Company upon consummation of the Merger on November 4, 2011. Mr. Villarreal was appointed as a director of SG DevCorp effective April 11, 2023. Mr. Melton is a licensed real estate salesperson in the State of South Carolina and until June 2019 was a principal of Callegro Investments, LLC, a specialist land investor investing in the southeastern U.S., which he founded 2012. Since June 2019 he has served as a specialist Land Advisor with SVN. Mr. Melton also serves on several public and private boards, including SRM Entertainment, Inc. (formerly Jupiter Wellness, Inc.) since August 2019 and has served since February 2018 as chief investment officer and analyst at TNT Capital Advisors, a capital advisory firm based in Florida. He also served as a sales agent as MSK Commercial Services, a commercial real estate company, from February 2018 to June 2019. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. RREEF Funds is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a Bachelor of Arts in Political Economy of Industrial Societies from the University of California, Berkeley in 1995. Mr. Melton earned Certification from University of California, Los Angeles’s Anderson Director Education Program in 2014.

We selected Mr. Melton to serve on our Board because he brings extensive knowledge of finance and the real estate industry. Mr. Melton’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his real estate investment and development activities.

David Villarreal was appointed as a director of the Company on May 28, 2021. Mr. Villarreal has served as the President and Chief Executive Officer of SG DevCorp since February 3, 2023. Mr. Villarreal was appointed as a director of SG DevCorp effective April 11, 2023. Mr. Villarreal’s career spans over 40 years in various management, business and leadership capacities, beginning in 1977 when he served as Deputy Mayor and Senior Deputy Economic Development Advisor, under Mayor Tom Bradley in the City of Los Angeles. From August 2014 until March 2023, Mr. Villarreal served as the Chief Administrative Officer of Affinity Partnerships, LLC, a Costco national mortgage services platform provider, with annual closed loan production of $8+ billion through a network of ten national mortgage lenders. From March 2011 to August 2014, he served as the President -Corporate Business Development, of Prime Source Mortgage, Inc. From September 2008 to September 2012, he served as a Consultant to the International Brotherhood of Teamsters.

We selected Mr. Villarreal to serve on our Board because he brings extensive knowledge of mortgage and real estate industry. Mr. Villarreal’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his real estate investment activities.

Shafron Hawkins was appointed as a director of the Company in December of 2022. Shafron Hawkins’ career spans the industries of financial services, government and nonprofits. Hawkins started his career working for TD Waterhouse Securities in its active investors division before moving to Credit Suisse First Boston. In June 2002, Hawkins founded Hawkins Capital Group, where he served as Principal while helping raise acquisition capital for small companies. In 2016, Hawkins became a legislative fellow in the U.S. House of Representatives, advising a Way and Means Committee member and helping push forward the Simplifying America’s Tax System (SATS) plan. Soon after, Hawkins served as a U.S. Senate Tax and Trade Counsel where he worked to expand the Tax Cuts and Jobs Act to include the Opportunity Zones provision. Hawkins also served as Majority Staff Director for the Senate Finance Subcommittee on Energy, Natural Resources, and Infrastructure, having previously served as Majority Staff Director for the Senate Finance Subcommittee on Fiscal Responsibility and Economic Growth. Upon leaving Capitol Hill, Hawkins founded the Opportunity Funds Association, an organization that helps advocate for Opportunity Zones and drive investments into underserved areas. In 2022, Hawkins worked with Congress to introduce the bi-partisan, bi-cameral Opportunity Zones Transparency Extension and Improvement Act which achieves the OFA member policy goals of increased investment and greater transparency in Opportunity Zones.

Mr. Hawkins earned his undergraduate degree in economics from The Ohio State University, his MBA from Columbia Business School as a Credit Suisse First Boston Fellow, and his JD from the Moritz College of Law at OSU. He is currently an adjunct professor at the Cleveland State University College of Law.

We selected Mr. Hawkins to serve on our Board because he brings extensive knowledge with respect to the financial services, government and nonprofit industries. Mr. Hawkins’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his financial services, government and nonprofit activities.

Jill Anderson was appointed as a director of the Company in August 2023. Ms. Anderson has over twenty years of in-house and law firm experience counseling life sciences and healthcare companies on a variety of business issues and transactions, including corporate, regulatory, data privacy and security, employment, marketing and sales, real estate and litigation matters. Since August 2020, Ms. Anderson has served as Chief Legal Officer and Privacy Officer of miR Scientific, a precision healthcare company committed to transforming cancer management globally by developing non-invasive tests for the detection and risk classification of cancers. From December 2006 to August 2020, Ms. Anderson was a partner in the Healthcare and Privacy & Cybersecurity departments at the law firm of Moses & Singer LLP in New York City. Before that, Ms. Anderson held legal roles at Dana-Farber Cancer Institute and Mass General Brigham (formerly Partners Healthcare System). Ms. Anderson also serves on the Board of Directors of Fight Cancer Global, a nonprofit organization dedicated to creating patient-centric solutions which unite all constituents to end the isolation for cancer patients globally. Ms. Anderson successfully completed training at the 2023 Program on Corporate Compliance and Enforcement (PCCE) at NYU School of Law in Board Governance, Board Effectiveness, Risk Management, ESG and DEI. Ms. Anderson earned her J.D. at Widener University School of Law and holds a Bachelor of Science degree in Pre-Medicine from Rutgers University.

We selected Ms. Anderson to serve on our Board because she brings extensive knowledge with respect to the healthcare industry. Ms. Anderson’s pertinent experience, qualifications, attributes and skills include scientific expertise, managerial experience and the knowledge and experience she has attained through her healthcare experience.

Thomas Meharey was appointed as director of the Company in October 2023. Mr. Meharey currently serves as a Vice President and board member for kathy ireland Worldwide, a global lifestyle company (“kiWW”). Mr. Meharey was appointed Vice President of kiWW in 2007 and as a board member of kiWW in 2017. During his time with kiWW, Mr. Meharey launched the MIVI Millennial brand for men and women alongside global lifestyle designer Kathy Ireland. From 2003 to 2007, Mr. Meharey served as the Director of kathy ireland Weddings and Resorts, where he managed a portfolio of properties in excess of $40 million dollars. In 2004, Mr. Meharey founded a general contracting business in Hawaii, where he managed projects ranging from modest homes to multi-million dollar estates. Mr. Meharey served our country as a marine from 1999-2003.

We selected Mr. Meharey to serve on our Board due to his leadership skills and experience, his expertise in scaling businesses and his knowledge of the luxury brand, advertising, real estate and construction industries.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. Our Board is currently led by a Chairman of the Board who also serves as our Chief Executive Officer. The Board understands that the right Board leadership structure may vary depending on the circumstances, and our independent directors periodically assess these roles and the Board leadership to ensure the leadership structure best serves the interests of the Company and stockholders.

Mr. Galvin currently holds the Chairman and Chief Executive Officer roles. Mr. Melton currently serves as the Lead Independent Director appointed by the majority of the Board. Mr. Villarreal served as our Lead Independent Director until February 2023 when he was appointed President and Chief Executive Officer of SG DevCorp. and was determined to be no longer independent.

The responsibilities of the Lead Independent Director include, among others: (i) serving as primary intermediary between non-employee directors and management; (ii) approving the agenda and meeting schedules for the Board; (iii) advising the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by management to directors; (iv) recommending director candidates and selections for the membership and chairman position for each committee of the Board; (v) calling meetings of independent directors; and (vi) serving as liaison for consultation and communication with stockholders.

We believe the current leadership structure, with combined Chairman and Chief Executive Officer roles and a Lead Independent Director, best serves the Company and its stockholders at this time. Mr. Galvin possesses detailed and in-depth knowledge of the Company and the industry and the issues, opportunities and challenges we face, and is best positioned to ensure the most critical business issues are brought for consideration by the Board. In addition, having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability to our stockholders and customers. This enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions. The Board believes the appointment of a strong Lead Independent Director and the use of regular executive sessions of the non-management directors, along with a majority the Board being comprised of independent directors, allow it to maintain effective oversight of management. We believe that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances and, based on the relevant facts and circumstances, separation of these offices would not serve our best interests and the best interests of our stockholders at this time.

Director Independence

Nasdaq Listing Rule 5605 requires a majority of a listed company’s board to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Members of the Audit Committee and Compensation Committee must also satisfy the independence criteria set forth in Rules 10A-3 and 10C-1 under the Exchange Act, respectively. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Exchange Act Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee of the Board, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, or otherwise be affiliated with the Company or any of its subsidiaries. In order for Compensation Committee members to be considered independent for purposes of Exchange Act Rule 10C-1, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by the Company to the director; and (2) whether the director is affiliated with the Company or any of its subsidiaries or affiliates.

The Board has reviewed the materiality of any relationship that each of our directors has with the Company and has determined that each of Messrs. Hawkins, Meharey, Melton and Ms. Anderson, is “independent” in accordance with the Nasdaq Listing Rules. Messrs. Galvin and Villarreal are not considered “independent” due to their executive positions. As such independent directors comprised a majority of our Board as of December 31, 2023. The members of our Audit, Compensation, and Nominating, Environmental, Social and Governance Committees are fully independent. We are actively seeking an additional independent director.

Board and Committee Responsibilities

Generally

The Board is the ultimate decision-making body of the Company, except with respect to those matters to be decided by the stockholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s day-to-day business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee directors who have substantive knowledge of the Company’s business.

Our Board has established a separate standing Audit Committee, Compensation Committee and Nominating, Environmental, Social and Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating, Environmental, Social and Governance Committee operates pursuant to a written charter, a copy of which may be viewed on the Company’s website at https ://www.safeandgreenholdings.com under the “Investors — Corporate Governance” tab.

Audit Committee

The members of our Audit Committee are Mr. Melton, who serves as chairperson, Mr. Hawkins and Ms. Anderson. The Audit Committee Charter requires that the Audit Committee consist of at least three members of the Board, each of whom is required to be independent as defined by Nasdaq and SEC rules. The Board has determined that each member of the Audit Committee is independent, as defined by Rule 10A-3 of the Exchange Act and Nasdaq Marketplace Rule 5605(a)(2). The Board has also determined that Mr. Melton is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Functions of the Audit Committee include, but are not limited to, reviewing the results and scope of the audit performed, and the financial recommendations provided by, our independent registered public accounting firm and coordinating the Board’s oversight of our internal financing and accounting processes.

All audit services to be provided to the Company by our independent public accounting firm are pre-approved by the Audit Committee prior to the initiation of such services (except for items exempt from pre-approval requirements under applicable laws and rules). The Audit Committee approved all services provided by our independent public accounting firm to us during 2022.

Compensation Committee

The members of our Compensation Committee are Mr. Meharey, who serves as chairperson, Ms. Anderson and Mr. Hawkins. The Compensation Committee Charter requires that the Compensation Committee consist of at least two members of the Board, each of whom is required to be independent as defined by Nasdaq rules. The Board has determined that each member of the Compensation Committee is independent, as defined in Nasdaq Marketplace Rule 5605(a)(2).

Functions of the Compensation Committee, include, but are not limited to reviewing and approving, or recommending the Board approve, compensation arrangements for our executive officers, including salary and payments under the Company’s equity-based plans; reviewing compensation for non-employee directors and recommending changes to the Board; and administering our stock compensation plans. Our principal executive officer annually reviews the performance of each of the named executive officers and other officers and makes recommendations regarding the compensation of the named executive officers and other officers and managers of the company, while the Compensation Committee reviews the performance of our principal executive officer. The conclusions and recommendations resulting from our principal executive officer’s review are then presented to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in modifying any of our principal executive officer’s recommendations. The Compensation Committee may delegate its authority to a subcommittee of its members.

In performing its functions, the Compensation Committee may retain or obtain the advice of such compensation consultants, legal counsel and other advisors. In March 2022, the Compensation Committee engaged Haigh & Company as its independent compensation consultant. With the assistance of Haigh & Company, the Compensation Committee developed and implemented an organizational framework covering salary, annual bonus and equity ownership, with the goal of attracting and retaining talented individuals who are critical to the Company’s long-term success and aligning pay with performance. The Compensation Committee assessed the independence of Haigh & Company pursuant to SEC rules and in accordance with Nasdaq listing standards, noting that Haigh & Company (i) did not have any relationships with the Company, our executive officers or our Committee members that would impair its independence, and (ii) does not provide any services to the Company other than advice to the Compensation Committee regarding executive officer and director compensation, and concluded that Haigh & Company is free from conflicts of interest and is independent.

Nominating, Environmental, Social and Corporate Governance Committee

The Nominating, Environmental, Social and Governance Committee is currently comprised of, Mr. Hawkins, who serves as chairperson, and Mr. Melton. The Nominating, Environmental, Social and Governance Committee Charter requires that the Nominating, Environmental, Social and Corporate Governance Committee consist of at least two members of the Board, each of whom is required to be independent as defined by Nasdaq rules. The Board has determined that each member of the Nominating, Environmental, Social and Corporate Governance Committee is independent, as defined in Nasdaq Marketplace Rule 5605(a)(2). Specific responsibilities of the Nominating, Environmental, Social and Governance Committee include: (i) considering and recommending to the Board, candidates for election to the Board; (ii) considering recommendations and proposals submitted by stockholders in respect of Board nominees, establishing policies in respect of such recommendations and proposals (including stockholder communications with the board of directors), and recommending any action to the Board in respect of such stockholder recommendations and proposals; (iii) identifying, evaluating and recommending to the board of directors, candidates to serve on committees of the Board; (iv) assessing the performance of the Board; (v) reviewing the Company’s sustainability and societal impact and (vi) reviewing risk governance structure, risk assessment and risk management practices and guidelines, policies and processes for risk assessment and risk management, including cyber security measures.

Role of the Board in Risk Oversight

Our executive officers are responsible for the day-to-day management of risks the Company faces, while our Board has an advisory role in the Company’s risk management process, as a whole and at the committee level, and, in particular, the Board is responsible for monitoring and assessing strategic and operational risk exposures, including cybersecurity risk. The Board and committees rely on the representations of management, the external audit of our financial and operating results, our systems of internal control and our historic practices when assessing the Company’s risks. The Audit Committee oversees management of financial risk exposures and the steps management has taken to monitor and control these exposures, and additionally provides oversight of internal controls. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks by committee reports, as well as advice and counsel from expert advisors.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2023 executive compensation program for our named executive officers.

Our executive officers named in the Summary Compensation Table below are referred to herein as the “named executive officers.” These named executive officers are:

●	Paul M. Galvin, Chairman and Chief Executive Officer and Interim Chief Financial Officer

●	Tricia Kaelin, Chief Financial Officer and Controller

●	William Rogers, Former Chief Operating Officer

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following named executive officers for the fiscal years ended December 31, 2023 and 2022:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Paul M. Galvin,	2023	$572,917	(3)	$35,100	(4)	$127,260	$11,250	$746,527
Chairman and Chief Executive Officer	2022	$450,000		$100,000		$1,183,000	$40,657	$1,723,657

Patricia Kaelin,	2023	$200,000	(4)	$—	(4)	$50,172	$1,000	$251,172
Chief Financial Officer (5)	2022	$—		—		—	—	—

William Rogers(6)	2023	$300,000				—	80,500	$380,500
Former Chief Operating Officer	2022	$300,000		$60,000		$—	$26,210	$386,210

(1)	This column indicates the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”).

(2)	For 2023, all other compensation consisted of: Mr. Galvin — $1,650 is cell phone and $9,600 auto allowance; Ms. Kaelin — $1,000 cell phone; and Mr. Rogers — $1,500 cell phone, $4,000 401K match and $75,000 was accrued pursuant to the Release Agreement. See “ —Employment Agreements.”

(3)	During 2023, Mr. Galvin earned salary compensation of $572,917, for his duties as Chairman and Chief Executive. Mr. Galvin voluntarily deferred $62,500 of his salary compensation during 2023.
(4)	The Compensation Committee has recommended that the Board approve 2023 bonuses of $350,000 for Mr. Galvin and $100,000 for Ms. Kaelin to be paid in cash, equity or a combination of cash and equity. Such amounts have not been included in the above table.

(5)	Ms. Kaelin was appointed Chief Financial Officer of the Company on May 1, 2023.

(6)	Mr. Rogers’ employment with us terminated on December 31, 2023.

Narrative Disclosure to Summary Compensation Table

Following is a brief summary of each core element of the compensation program for our named executive officers.

Base Salary. We provide competitive base salaries that are intended to attract and retain key executive talent. Base salary levels depend on the executive’s position, responsibilities, experience, market factors, recruitment and retention factors, internal equity factors and our overall compensation philosophy.

Effective January 1, 2017, we entered into an employment agreement with Mr. Galvin. Mr. Galvin’s employment agreement originally provided for base compensation in the amount of $240,000 per year. On July 24, 2018, the Compensation Committee increased Mr. Galvin’s annual base salary to $370,000, retroactive to January 1, 2018. Such increase was based on a competitive market assessment provided by Haigh & Company, the Compensation Committee’s independent compensation consultant. On December 1, 2019, the annual base salary for Mr. Galvin was decreased from $370,000 to $180,000. On April 24, 2020, the annual base salary for Mr. Galvin was increased from $180,000 to $400,000. On July 5, 2022, the annual base salary for Mr. Galvin was increased to $500,000. On September 19, 2023, Mr. Galvin’s employment agreement was amended to increase Mr. Galvin’s annual base salary to $750,000.

On May 1, 2023, we engaged Patricia Kaelin to serve as our Chief Financial Officer with an annual base salary of $250,000, which was increased to $300,000 on July 26, 2023. The Compensation Committee has recommended that the Board approve an increase to Ms. Kaelin’s salary to $350,000 in 2024.

On December 7, 2020, the Company appointed William Rogers to serve as the Company’s Chief Operations Officer with an annual base salary of $300,000 per year. Mr. Rogers’ employment with us terminated on December 31, 2023. See “-Employment Agreements.”

Bonus Payments. Bonuses were accrued in 2022 for Mr. Galvin for $50,000 and Mr. Rogers for $60,000. Mr. Galvin was paid $50,000 of his 2022 bonus during 2022. On September 26, 2023 the Compensation Committee approved a cash bonus of $35,100 be paid to Mr. Galvin for his service to the Company in connection with the Separation and Distribution. In addition, the Compensation Committee has recommended that the Board approve 2023 bonuses of $350,000 for Mr. Galvin and $100,000 for Ms. Kaelin to be paid in cash, equity or a combination of cash and equity.

Equity Awards. During 2022 and 2023, we granted restricted stock unit awards to our key employees, including our named executive officers, as the long-term incentive component of our compensation program.

On November 3, 2022, the Compensation Committee granted Mr. Galvin an award of 250,000 restricted stock units (RSUs) under our stock incentive plan, vesting quarterly over two years. On April 4, 2023, Mr. Galvin was granted an award of 126,000 RSUs. We anticipate that the Company will, in 2024, issue to Mr. Galvin RSUs representing a contingent right to receive such number of shares of Common Stock as will result in him owning a total of 9.9% of our outstanding shares of our Common Stock.

On May 10, 2023, Ms. Kaelin was granted an award of 60,000 RSUs which vested upon issuance. The Compensation Committee has recommended that the Board approve an award of 300,000 RSUs to Ms. Kaelin in 2024.

On May 4, 2023, the Board took action to vest in full 1,627,773 RSUs granted under the Company’s stock incentive plan, which included 476,049 RSUs granted to Mr. Galvin and 86,960 RSUs granted to Mr. Rogers. The Company expects to reimburse each of Mr. Galvin and Mr. Rogers for a portion of the taxes paid by them in respect of the accelerated vesting.

Employment Agreements

Paul M. Galvin. We employ Mr. Galvin, our Chief Executive Officer and Chairman of the Board, pursuant to an employment agreement, effective January 1, 2017. The employment agreement provided for an initial term of two years, with automatic renewals unless earlier terminated pursuant to the provisions of the employment agreement. The employment agreement originally provided for base compensation in the amount of $240,000 per year, which was increased to $370,000 in early 2019, but subsequently reduced to $180,000 in December 2019. The employment agreement also provides for incentive compensation at the discretion of our Board. The agreement provides for the payment of severance compensation in an amount equal to one year of his base annual salary, if his employment is terminated by the Company other than for “Cause,” as defined therein. In April 2020, we entered into an amendment to Mr. Galvin’s employment agreement employment to December 31, 2021 and increased his annual base salary to $400,000, provide for a performance bonus structure for a bonus of up to 50% of base salary upon the Company’s achievement of $2,000,000 EBITDA and additional performance bonus payments for the achievement of EBITDA in excess of $2,000,000 based on a percentage of the incremental increase in EBITDA (ranging from 10% of the incremental increase in EBITDA if the Company achieves over $2,000,000 and up to $7,000,000 in EBITDA, 8% of the incremental increase in EBITDA if the Company achieves over $7,000,000 and up to $12,000,000 in EBITDA and 3% of the incremental increase in EBITDA over $12,000,000), provide for a profits-based additional bonus of up to $250,000 in certain limited circumstances, and provide for one (1) year severance, plus a pro-rated amount of any unpaid bonus earned by him during the year as verified by the Company’s principal financial officer, if Mr. Galvin is terminated without cause. At the Company’s option, up to fifty (50%) percent of the EBITDA performance bonuses may be paid in restricted stock units if then available for grant under the Company’s stock incentive plan. In July 2022, we entered into an amendment to Mr. Galvin’s employment agreement to increase his annual base salary to $500,000 and in September 2023 we entered into an amendment to Mr. Galvin’s employment agreement to increase his annual base salary to $750,000. All other terms of the employment agreement remain in full force and effect.

Patricia Kaelin. On May 1, 2023, we entered into an employment agreement with Patricia Kaelin (the “Kaelin Employment Agreement”) to employ Ms. Kaelin in such capacity for an initial term of two (2) years, which Kaelin Employment Agreement provides for an annual base salary of $250,000, which was increased to $300,000 on July 26, 2023, a discretionary bonus of up to 20% of her base salary upon achievement of objectives as may be determined by the Board of Directors and severance in the event of a termination without cause on or after September 30, 2023 in amount equal to one year’s annual base salary and benefits. The Kaelin Employment Agreement also provides for the grant to Ms. Kaelin of a restricted stock grant under the stock incentive plan, as amended and as available for grant, of 60,000 shares of Common Stock, vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service. On May 10, 2023, Ms. Kaelin was granted an award of 60,000 RSUs which were fully vested upon issuance.

William Rogers. On September 27, 2021, we entered into an executive employment agreement with William Rogers (the “Rogers Employment Agreement”) to employ Mr. Rogers as the Company’s Chief Operating Officer for an initial term of two (2) years, which provides for an annual base salary of $300,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors, term life insurance coverage equal to two (2) times annual base salary, three weeks’ vacation and severance in the event of a termination without cause in amount equal to one year’s annual base salary and benefits. Pursuant to the terms of the Rogers Employment Agreement, October 1, 2021, Mr. Rogers was issued a restricted stock grant under our stock incentive plan of 37,500 shares of the Company’s Common Stock, vesting upon issuance, and a restricted stock grant under the stock incentive plan of 200,000 shares of our Common Stock, vesting monthly over two years.

Mr. Rogers is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

Mr. Rogers employment with us terminated on December 31, 2023. On October 20, 2023, we entered into a mutual settlement and release agreement with Mr. Rogers (the “Release Agreement”) pursuant to which (i) we agreed to pay Mr. Rogers a settlement payment equal to $75,000 for his lost vacation, life insurance and related costs through December 31, 2023; (ii) we and Mr. Rogers agreed to extend the Rogers Employment Agreement through December 31, 2023, at which point the Rogers Employment Agreement will end as a mutual termination; (iii) we and Mr. Rogers agreed that Mr. Rogers’ title under the Rogers Employment Agreement will change from COO to Project Development Advisor and he will report to David Villarreal for the remaining term of the Rogers Employment Agreement and all other terms of the Rogers Employment Agreement will remain unchanged, including Mr. Roger’s right to receive RSUs and right to accrue additional vacation days; (iv) Safe and Green Development Corporation and Mr. Rogers will enter into a consulting agreement that will commence on January 1, 2024, which consulting agreement was entered into on October 20, 2023, and was effective January 1, 2024.

 Retirement, Health, Welfare, and Additional Benefits

Our executive officers are eligible to participate in our employee benefit plans and programs, including medical benefits, flexible spending accounts, short and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as our other full-time employees. Currently, we do match contributions made by participants in the 401(k) plan or make other contributions to participant accounts.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding option awards held by the named executive officers as of December 31, 2023:

		Options Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul M. Galvin	3/30/2018	4,108	(5)	—	$92.20	3/30/2028
	3/10/2017	5,298	(1)	—	$100.00	3/10/2027
	3/10/2017	3,973	(1)	—	$120.00	3/10/2027
	1/30/2017	4,841	(2)	—	$60.00	1/30/2027
	11/01/2016	4,914	(3)	—	$60.00	11/01/2026
	11/01/2016	667	(4)	—	$60.00	11/01/2026
Patricia Kaelin		—		—	—	—
William Rogers		—		—	—	—

(1)	In connection with a public offering by the Company, completed in June 2017, Mr. Galvin was granted performance-based option awards, to vest upon the completion of certain conditions. A portion of the shares were granted at an exercise price to equal the price per share at which the public purchased shares in the offering ($100.00 per share), while the remainder were granted at an exercise price equal to 120% of such price per share ($120.00 per share). In September 2017, the Compensation Committee determined that Mr. Galvin met his performance conditions and the option awards vested in full.
(2)	Of these options, 990 vested on the grant date, while the remaining 3,851 vested in equal quarterly installments on the last day of each fiscal quarter following the date of grant over a two-year period. All options vested in full as of December 31, 2018.
(3)	Of these options, 2,184 vested on the grant date, while the remainder vested in three equal installments of 910 on the three anniversaries following the grant date. Such options vested in full as of November 1, 2019.
(4)	These options vested in equal quarterly installments on the last day of each fiscal quarter following the date of grant and vested in full as of September 30, 2017.
(5)	These options vested in equal quarterly installments over a two-year period, beginning March 31, 2018, and vested in full as of December 31, 2019.

DIRECTOR COMPENSATION

Compensation Program

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our stockholders. We compensate directors who are not employed by the Company with a combination of cash and equity awards. Mr. Galvin did not receive any compensation for serving on our Board in 2023.

The Compensation Committee reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each director not employed by the Company in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.

Our Compensation Committee periodically reviews the compensation of our non-employee directors and makes recommendations to our Board for adjustments. As part of this review, the Compensation Committee may solicit the input of outside compensation consultants. For 2023, our director compensation program consisted of the following components:

Cash Fees

The following table sets forth the cash fee schedule for compensating non-employee directors from January 2023 through December 2023:

1/23 – 12/23
Annual Board Retainer	$80,000
Lead Independent Director	$12,500
Audit Committee Chair	$12,500
Compensation Committee Chair	$12,500
Nominating, Environmental, Social and Corporate Governance Committee Chair	$7,500

The above cash fees were to be paid quarterly in four equal installments, to each person serving as a non-employee director at the time when such payment is made. Non-employee directors may choose to receive the annual Board retainer as equity in the form of restricted stock units or stock options. Directors receive no additional per-meeting fee for Board or committee meeting attendance. All director fees owed for 2023 will be paid in the first quarter of 2024 in restricted stock units or stock options, at each director’s election.

Equity Awards

In addition, our director compensation program for 2023 provided that each director was to receive, pursuant to our stock incentive plan, an equity grant of restricted stock units with a grant date value of approximately $80,000 that would vest quarterly over two years, subject to such director’s continued service as a director. During 2023, each of Messrs. Blumenfeld, Melton, and Hawkins and Ms. Cormier-May received a grant of 37,500 RSUs, with a grant date value of approximately $37,875, vesting quarterly over two years. Mr. Villareal, who also serves as the Chief Executive Officer of Safe and Green Development Corporation, received a grant of 118,166 RSUs, with a grant date value of $119,348, vesting quarterly over two years. See “- Other Agreements” for a description of Ms. Villaverde’s 2023 equity grant. All director equity awards owed for 2023 will be paid in the first quarter of 2024 in restricted stock units or stock options, at each director’s election.

On May 4, 2023, the Board took action to vest in full 1,627,773 RSUs granted under the Company’s stock incentive plan, 140,105 RSUs granted to Mr. Villarreal, 59,439 RSUs granted to Mr. Melton, 37,500 RSUs granted to Ms. May-Cormier, 37,500 RSUs granted to Mr. Hawkins, and 68,814 RSUs granted to Mr. Blumenfeld. The Company expects to reimburse each of such directors for a portion of the taxes paid by them in respect of the accelerated vesting.

Additional Compensation

In connection with special committees that the Board may form from time to time in connection with various transactions or undertakings, the Board may award additional compensation to the directors, in its discretion, for membership on such special committees. The Board may, from time to time, grant additional merit-based cash or equity compensation to non-employee directors for extraordinary service. All directors are reimbursed for expenses incurred in connection with each Board and committee meetings attended.

Other Agreements

On February 3, 2023, Safe and Green Development Corporation entered into an executive employment agreement with David Villarreal to employ Mr. Villarreal as its President and Chief Executive Officer for an initial term of two (2) years, which provides for an annual base salary of $300,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the SG DevCorp board of directors and severance in the event of a termination without cause in amount equal to one year’s annual base salary and benefits. Pursuant to the terms of the employment agreement, subject to SG DevCorp’s board of directors approval, SG DevCorp agreed to issue to Mr. Villarreal a restricted stock grant of under SG DevCorp’s 2023 Incentive Compensation Plan for six hundred fifty thousand (650,000) shares of SG DevCorp’s common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service. Mr. Villarreal is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

On December 20, 2023, Vanessa Villaverde notified the Company of her decision to resign, effective December 31, 2023, from her position as a member of the Board and the Nominating, Environmental, Social and Corporate Governance Committee. The Company entered into a Mutual Separation and Release Agreement (the “Separation Agreement”) with Ms. Villaverde. The Separation Agreement provides that the Company shall, on or before December 31, 2023, pay to Ms. Villaverde all outstanding board fees. The Agreement also contains a non-disparagement obligation on both parties and a release of claims. Pursuant to the Separation Agreement, the Company paid Ms. Villaverde outstanding board fess of $20,000 and granted her 42,553 RSUs with a grant date value of approximately $20,034, which were fully vested upon issuance.

Director Compensation Table

The following table sets forth information regarding all forms of compensation that were both earned by and paid to our non-employee directors during the year ended December 31, 2023. The compensation arrangements for Mr. Galvin is disclosed in the Summary Compensation Table set forth in the “Executive Compensation” section of this Annual Report. Mr. Galvin did not receive compensation for his services as a director during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)	All Other Compensation ($)	Total (2)
Yaniv Blumenfeld (3)	$40,000	$37,875	$—	$77,875
Thomas Meharey (4)	—	—	—	—
Christopher Melton	$45,000	$37,875	$—	$82,875
Vanessa Villaverde (5)	$20,000	$20,034	—	$40,034
Jill Anderson (6)	—	—	—	—
Elizabeth Cormier-May (7)	$41,250	37,875	—	$79,125
David Villarreal (8)	$42,500	$119,348	$—	$161,848
Shafron Hawkins	$41,250	$37,875	$—	$79,125

(1)	This column indicates the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of the RSUs granted on April 4, 2023. As of December 31, 2023, none of the directors held any options or unvested restricted stock units.
(2)	Amounts to be paid in equity in 2024 related to 2023 compensation as described in “ – Compensation Program” are not included in this table.
(3)	Mr. Blumenfeld resigned as a Board member effective as of April 28, 2023.
(4)	Mr. Meharey joined the Board in October 2023.
(5)	Ms. Villaverde joined the Board in August 2023 and resigned as a Board member effective as of December 31, 2023.
(6)	Ms. Anderson joined the Board in August 2023.
(7)	Ms. Cormier-May resigned as a Board member on September 22, 2023.
(8)	This table does not include amounts paid to Mr. Villarreal in 2023 by SG DevCorp for his services as Chief Executive Officer of SG DevCorp.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The following is a summary of transactions since January 1, 2022 to which we have been a party and in which any of our executive officers, directors or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements and equity awards granted to our executive officers and directors during 2022 and 2023 that are described under the sections of this proxy statement entitled “Executive Compensation” and “Director Compensation”.

On January 21, 2020, CPF GP 2019-1 LLC (“CPF GP”) issued to the Company a promissory note in the principal amount of $400,000 (the “Company Note”) and issued to Paul Galvin, the Company’s Chairman and CEO, a promissory note in the principal amount of $100,000 (the “Galvin Note”). The transaction closed on January 22, 2019, on which date the Company loaned CPF GP 2019-1 LLC $400,000 and Mr. Galvin personally loaned CPF GP $100,000 on behalf of the Company.

The Company Note and Galvin Note were issued pursuant to the Loan Agreement and Promissory Note, dated October 3, 2019, as amended on October 15, 2019 and November 7, 2019 by and between the CPF GP and the Company, and bear interest at five percent (5%) per annum, payable, together with the unpaid principal amount of the promissory notes, on the earlier of the July 31, 2023 maturity date or upon the liquidation, redemption sale or issuance of a dividend upon the LLC interests in CPF MF 2019-1 LLC, a Texas limited liability company of which CPF GP is the general partner. The terms of the Galvin Note, however, provide that all interest payments due to Mr. Galvin under the Galvin Note shall be paid directly to, and for the benefit of, the Company. In connection with the issuance of the Company Note and the Galvin Note, CPF GP, the Company and Mr. Galvin entered into a Security Agreement, dated January 21, 2020, pursuant to which CPF GP granted a security interest in its LLC interests in CPF MF 2019-1 LLC to the Company and Mr. Galvin to secure its obligations thereunder. Subsequent to the year ended December 31, 2021, the Galvin Note was assigned to the Company and the principal amount of $100,000 was returned to Mr. Galvin. The Company has a promissory note in the principal amount of $100,000 and the assignment of the promissory note occurred in January 2022.

On December 14, 2023, Mr. Galvin, loaned $75,000 to the Company. The loan was evidenced by a promissory note. The loan will be interest free (subject, however to any interest which may be imputed under applicable income tax laws) and is due and payable by December 14, 2024.

Loan Transactions with SG DevCorp

During 2021, SG DevCorp received $4,200,000 from due to affiliates. This amount was advanced to SG DevCorp by us, was evidenced by a promissory note, non-interest bearing and was due on demand. Included in this amount, were payroll and general and administrative expenses which were paid by us and allocated to SG DevCorp.

On August 9, 2023, we and SG DevCorp entered into a Note Cancellation Agreement, effective as of July 1, 2023, pursuant to which we cancelled and forgave the remaining $4,000,000 balance then due on that certain promissory note, dated December 19, 2021, made by SG DevCorp in favor of us in the original principal amount of $4,200,000.

In addition, as of September 30, 2023, $1,876,298 is due from us for advances made by the SG DevCorp. SG DevCorp intends to formalize the amount due into a promissory note.

The Spin-Off of SG DevCorp

 In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG DevCorp to effect the Separation and provide a framework for our relationship with SG DevCorp after the Separation. These agreements provide for the allocation between us, on the one hand, and SG DevCorp, on the other hand, of the assets, liabilities and obligations associated with the spin-off business, on the one hand, and our other current businesses, on the other hand, and will govern the relationship between our company, on the one hand, and SG DevCorp, on the other hand, subsequent to the Separation and Distribution (including with respect to transition services, employee matters and tax matters).

Separation and Distribution Agreement

The separation and distribution agreement governs the overall terms of the Separation and Distribution and specified those conditions that must be satisfied or waived by us prior to the completion of the Separation. We and SG DevCorp each agreed to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Separation and Distribution and our and SG DevCorp’s respective businesses. The amount of either SG DevCor’'s or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The separation and distribution agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Separation, we and SG DevCorp entered into a tax matters agreement that contains certain tax matters arrangements and governs the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes incurred as a result of the Separation and the Distribution. The tax matters arrangement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

The tax matters agreement governs the rights and obligations that we and SG DevCorp have after the Separation with respect to taxes for both pre- and post-closing periods. Under the tax matters arrangement, SG DevCorp will be responsible for (i) any of SG DevCor’'s taxes for all periods prior to and after the Distribution and (ii) any taxes of the SG Holdings group for periods prior to the Distribution to the extent attributable to the real estate development business. We generally will be responsible for any of the taxes of the SG Holdings group other than taxes for which SG DevCorp is responsible. In addition, we will be responsible for our taxes arising as a result of the Separation and Distribution. Notwithstanding the foregoing, sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar taxes imposed on the Distribution shall be borne fifty percent (50%) by us and fifty percent (50%) by SG DevCorp. We shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which we are responsible for under the tax matters agreement and SG DevCorp shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which SG DevCorp is responsible for under the tax matters agreement.

Each of SG Holdings and SG DevCorp will indemnify each other against any taxes allocated to such party under the tax matters agreement and related out-of-pocket costs and expenses.

Shared Services Agreement

In connection with the Separation, we entered into a shared services agreement with SG DevCorp which sets forth the terms on which we provides to SG DevCorp certain services or functions that the companies historically have shared. Shared services will include various administrative, accounting, communications/investor relations, human resources, operations/construction services, and strategic management and other support services.

In consideration for such services, SG DevCorp pays fees to us for the services provided, and those fees are generally in amounts intended to allow us to recover all of its direct and indirect costs incurred in providing those services. We charge SG DevCorp a fee for services performed by (i) our employees which is a percentage of each employee’s base salary based upon an allocation of their business time spent providing such services and (ii) third parties, the fees charged by such third parties. SG DevCorp also pay us for general and administrative expenses incurred by us attributable to both the operation of SG Holdings (other than the provision of the services performed by our employees) and the provision of the shared services, including but not limited to information technology, data subscription and corporate overhead expenses, the portion of such costs and expenses that are attributable to the provision of the shared services, as reasonably determined by us. SG DevCorp also reimburses us for direct out-of-pocket costs incurred by us for third party services provided to SG DevCorp.

Other Related Party Transactions

Fabrication Agreement

On December 2, 2022, SG DevCorp entered into the Fabrication Agreement with SG Echo for the fabrication of approximately 800 multifamily market rate rental units, equal to approximately 800,000 square feet of new modular buildings to be located at the McLean site (the “McLean Project”). The Fabrication Agreement provided that SG Echo would be paid a fee equal to 15% of the cost of the McLean Project. The McLean Project will be fabricated in Phases of 100 to 150 units per phase, with the schedule of the phasing to be determined in SG DevCorp’s sole discretion. The terms of payment are as follows: (i) down payment of 30% upon release of project for fabrication; (ii) stage payment of 65% upon completion of fabrication, testing and inspection of each unit as it leaves the facility; and (iii) final payment of 5% upon completion of installation on site, including acceptance of punch list items, startup of equipment and City of Durant inspection. Notwithstanding the foregoing, SG DevCorp may withhold 10%, as retainage, from the payment otherwise due, to be reduced to 5% after field install is watertight and 2.5% after all punch list items have been complete. The Fabrication Agreement may be terminated for cause by either party upon 30-days written notice to the other party, subject to each party’s right to cure a default or breach, except for fraud or bad faith. In the event of termination, SG Echo will be entitled to be paid for all services rendered through the date of termination. In the event the termination by SG DevCorp is without cause, SG DevCorp will also pay any expenses incurred as a result of the termination (including without limitation supplier and vendor cancellation fees, restocking fees, subcontractor termination or cancellation fees, or other similar termination costs), plus a 15% markup as compensation for SG Echo’s anticipated profit on the value of services not performed by SG Echo. In connection with the entry into the Master Purchase Agreement, on December 18, 2023, SG DevCorp and SG Echo terminated that certain Fabrication Agreement, dated December 2, 2022, between the parties relating to the McLean mixed-use site.

Master Purchase Agreement

On December 17, 2023, SG DevCorp entered into a Master Purchase Agreement with SG Echo pursuant to which SG DevCorp may engage SG Echo from time to time to provide modular construction design, engineering, fabrication, delivery and other services (collectively, the “Work”) on such terms as the parties may mutually agree. The Master Purchase Agreement provides that if SG DevCorp should desire that SG Echo provide services in connection with any location, SG DevCorp will request from SG Echo a written proposal and that within 15 business days SG Echo will provide SG DevCorp with an itemized cost proposal for the services to be performed and a firm schedule for performing the services based upon the information contained in the request. If the proposal and schedule is satisfactory to SG DevCorp, the Master Purchase Agreement provides that the substance of such proposal will then be incorporated into a project order, including specific information regarding the project, the project site and services to be performed, to be executed by both parties.

 The Master Purchase Agreement provides that SG Echo will be paid a fee equal to 12% of the agreed cost of each project. The Master Purchase Agreement further provides that payment terms for all design work and the completion of the pre-fabricated container and module shall be made in accordance with the following schedule: (a) a deposit equal to 40% of the cost of the pre- fabricated container and module only shall be paid by SG DevCorp to SG Echo within 5 business days of the mutual execution of a project order; (b) a progress payment (not to exceed to 35% of the cost of the pre-fabricated container and module) shall be paid by SG DevCorp to SG Echo monthly in proportion to the percentage of Work completed, which payment shall be made within 10 business days of the SG DevCor’'s receipt of SG Echo’s invoice; (c) a progress payment equal to 15% of the cost of the pre-fabricated container and module shall be paid by SG DevCorp to SG Echo within 10 business days of the delivery of the pre-fabricated container and module to the specific project site; and (d) the final payment equal to 10% of the cost of the pre-fabricated container and module only shall be paid by SG DevCorp to SG Echo within 10 business days of the substantial completion of the Work. Substantial completion of the Work shall be as defined by the applicable project order. Notwithstanding the foregoing, SG DevCorp may withhold 10% of the invoiced amount, as retainage, which will be paid to SG Echo once the specific project is completed (including any punch list items). The Master Purchase Agreement may be terminated by either party if there is a material default by the other party and such default continues for a period of 20 days after receipt by the defaulting party of written notice thereof. If SG DevCorp terminates the Master Purchase Agreement or any project order as a result of a default by SG Echo, SG Echo will not be entitled to receive further payment until the Work is finished. If the unpaid balance of the amount set forth in the project order for the project is less than the cost of finishing the Work, SG Echo will pay the difference to SG DevCorp. In no event will SG Echo be entitled to receive any compensation if the cost to SG DevCorp of performing the balance of the Work is less than the unpaid balance. In addition, SG DevCorp may terminate the Master Purchase Agreement or any project order without cause. In the event the termination by SG DevCorp is without cause, SG Echo will be entitled to payment for all work and costs incurred prior to termination date plus the applicable fee owed to SG Echo thereon as more particularly described in the applicable project order.

The initial project for which modular construction services are anticipated to be provided to SG DevCorp by SG Echo is the Magnolia Gardens residential project to be built on the McLean mixed-use site in Durant, Oklahoma, consisting of 800 residential units. In accordance with the Master Purchase Agreement, SG Echo will provide SG DevCorp with an itemized cost proposal for the services to be performed for the Magnolia Gardens residential project and a firm schedule for performing the services. If the proposal and schedule is satisfactory to SG DevCorp, the proposal will be then incorporated into a project order to be executed by both parties.

Related Party Review Procedures

Pursuant to our Audit Committee charter, our Audit Committee reviews on an on-going basis our policies and procedures for reviewing and approving or ratifying all “Related Party Transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the Company’s Related Person Transaction Policy, and recommend any changes to the Board. In accordance with our Related Person Transaction Policy and Nasdaq Rule 4350(h), the Audit Committee conducts appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis. Any transaction with a related person is subject to our written policy for transactions with related persons. Pursuant to such policy, our Audit Committee reviews in advance all related person transactions. The Audit Committee approves only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to: whether the transaction was undertaken in the ordinary course of business of the Company; the purpose and potential benefits of the transaction to the Company; the terms of the transaction and of comparable transactions that would be available to unrelated third parties or to employees generally; and the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer. In reviewing and approving such transactions, the Audit Committee obtains, or will direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. The Audit Committee may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes the material terms of our capital stock that are contained in our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”). These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of our Certificate of Incorporation or Bylaws and are qualified in their entirety by reference to these documents, which you should read (along with the applicable provisions of Delaware law) for complete information on our capital stock. Our Certificate of Incorporation and Bylaws are included as exhibits to our registration statement on Form S-1, of which this prospectus forms a part. Since the terms of the Delaware General Corporation Law (the “DGCL”) are more detailed than the general information provided below, you should read the actual provisions of the DGCL for complete information.

General

Our authorized capital stock consists of 75,000,000 shares of Common Stock, par value $0.01 per share, and 5,405,010 shares of preferred stock, par value $1.00 per share.

As of January 30, 2024, 18,177,845 shares of our Common Stock are issued and outstanding, and no shares of our preferred stock are issued and outstanding.

Common Stock

Voting Rights. Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders, except as otherwise required by statute. Except as otherwise required by law, the certificate of incorporation or the bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or the bylaws, directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Cumulative voting for the election of directors is not provided for in our certificate of incorporation.

Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Liquidation Rights. Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any.

Rights and Preferences. The rights, preferences, and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preemptive or Similar Rights. Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 5,405,010 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Certain provisions set forth in our Certificate of Incorporation, our Bylaws and in Delaware law, which are summarized below, may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Certificate of Incorporation and Bylaws

Proposals of business and nominations. Our Bylaws generally regulate proposals of business and nominations for election of directors by stockholders. In general, Section 2.4 requires stockholders intending to submit proposals or nominations at a stockholders meeting to provide the Company with advance notice thereof, including information regarding the stockholder proposing the business or nomination as well as information regarding the proposed business or nominee. Section 2.4 provides a time period during which business or nominations must be provided to the Company that will create a predictable window for the submission of such notices, eliminating the risk that the Company finds a meeting will be contested after printing its proxy materials for an uncontested election and providing the Company with a reasonable opportunity to respond to nominations and proposals by stockholders.

Blank Check Preferred Stock. Our board of directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval.

Board Vacancies. Our Bylaws generally provide that only the board of directors (and not the stockholders) may fill vacancies and newly created directorships.

Removal of Directors. Our Bylaws provide that directors may be removed by the stockholders only for cause.

Stockholder Actions. Our Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminates the right of stockholders to act by written consent without a meeting. Our Bylaws also provide that only our chairman of the board, chief executive officer, president (in the absence of a chief executive officer) or the board of directors pursuant to a resolution adopted by a majority of the directors may call a special meeting of stockholders.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management.

Delaware Anti-Takeover Statute

We are incorporated in the State of Delaware. As a result, we are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, with the following exceptions:

●	before such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation or a direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

●	any sale, lease, mortgage, pledge transfer, or other disposition of the assets of the corporation or direct or indirect majority-owned a subsidiary of the corporation to or with the interested stockholder, which assets have an aggregate value equal to 10% or more of the fair value of the assets on a consolidated basis or the aggregate market value of the outstanding stock of the corporation;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or subsidiary to the interested stockholder;

●	any transaction involving the corporation or direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation or direct or indirect majority-owned subsidiary of the corporation.

In general, under Section 203 defines an “interested stockholder” include an entity or person (other than the corporation any direct or indirect majority-owned subsidiary of the corporation) who, together with the person’s affiliates and associates, beneficially owns, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. Since we have not opted out of Section 203, Section 203 may discourage or prevent mergers or other takeover or change of control attempts of us.

Listing of Common Stock on the Nasdaq Capital Market

Our Common Stock is currently listed on the Nasdaq Capital Market under the trading symbol “SGBX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 13,157,894 shares of our Common Stock together with Series A Warrants to purchase up to 13,157,894 shares of Common Stock and Series B Warrants to purchase up to 13,157,894 shares of Common Stock.

We are offering to to each purchaser, if any, whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants, in lieu of shares of Common Stock that could otherwise would result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

Common Stock

See the description above under "Description of our Capital Stock- Common Stock."

Common Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Series A Warrants and Series B Warrants included with the Common Stock and Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby will be a warrant to purchase one share of Common Stock and will have an initial exercise price equal to $[●] per share. The Series A Warrants will be exercisable immediately upon issuance and will expire two years from the date of issuance. The Series B Warrants will be exercisable immediately upon issuance and will expire five years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the Common Warrants, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The Common Warrants will be issued separately from the shares of Common Stock, or the Pre-Funded Warrants, as the case may be.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% of the outstanding shares of our Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. Purchasers of Common Warrants in this offering may also elect prior to the issuance of the Common Warrants to have the initial exercise limitation set at 9.99% of our outstanding shares.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may only exercise its Common Warrants (either in whole or in part), at such time by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants, which generally provides for a number of shares equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of Common Stock or scrip representing fractional shares will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the Common Warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the Common Warrants are currently traded on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of shares of Common Stock, including any voting rights, until they exercise their Common Warrants. The Common Warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in each Common Warrant) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price equal to $0.0001 per share of Common Stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period with respect to the Common Stock as in effect on the date of delivery of the notice of exercise thereafter, payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Pre-Funded Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with any such persons, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder with a Beneficial Ownership Limitation of 4.99%, upon notice to us and effective sixty-one (61) days after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation so long as it in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may only exercise its Pre-Funded Warrants (either in whole or in part), at such time by means of a cashless exercise in which the holder shall be entitled to receive upon such exercise the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants, which generally provides for a number of shares equal to (A) (1) the volume weighted average price on (x) the trading day preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day or (y) the trading day of the notice of exercise, if the notice of exercise is executed and delivered after the close of “regular trading hours” on such trading day, or (2) the bid price on the day of the notice of exercise, if the notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter, less (B) the exercise price, multiplied by (C) the number of shares of Common Stock the Pre-Funded Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, and in lieu of the issuance of such fractional share, either (i) pay cash in an amount equal to such fraction multiplied by the exercise price or (ii) round up to the next whole share issuable upon exercise of the Pre-Funded Warrant.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.”

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Common Stock, Pre-Funded Warrants and Common Warrants acquired in this offering. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of the Common Stock, Pre-Funded Warrants or Common Warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of Common Stock, Pre-Funded Warrants and Common Warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare contribution tax or the alternative minimum tax and does not address state or local taxes or U.S. federal gift and estate tax laws, except as specifically provided below with respect to non-U.S. holders, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

●	persons who acquired our Common Stock, Pre-Funded Warrants or Common Warrants as compensation for services;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5% of our Common Stock (except to the extent specifically set forth below);

●	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code (except to the extent specifically set forth below);

●	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code;

●	persons deemed to sell our Common Stock, Pre-Funded Warrants or Common Warrants under the constructive sale provisions of the Code;

●	banks or other financial institutions;

●	brokers or dealers in securities or currencies;

●	tax-exempt organizations or tax-qualified retirement plans;

●	pension plans;

●	regulated investment companies or real estate investment trusts;

●	persons that hold the Common Stock, Pre-Funded Warrants or Common Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	insurance companies;

●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; and

●	certain U.S. expatriates, former citizens, or long-term residents of the United States.

In addition, this discussion does not address the tax treatment of partnerships (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entities or persons who hold shares of Common Stock, Pre-Funded Warrants or Common Warrants through such partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. If such a partnership or other pass-through entity holds shares of Common Stock, Pre-Funded Warrants or Common Warrants, the treatment of a partner in such partnership or investor in such other pass-through entity generally will depend on the status of the partner or investor and upon the activities of the partnership or other pass-through entity. A partner in such a partnership and an investor in such other pass-through entity that will hold shares of Common Stock, Pre-Funded Warrants or Common Warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock, Pre-Funded Warrants or Common Warrants through such partnership or other pass-through entity, as applicable.

This discussion of U.S. federal income tax considerations is for general information purposes only and is not tax advice. Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our Common Stock, Pre-Funded Warrants and Common Warrants.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Common Stock, Pre-Funded Warrants or Common Warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock, Pre-Funded Warrants or Common Warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes.

Potential Acceleration of Income

Under tax legislation signed into law in December 2017 commonly known as the Tax Cuts and Jobs Act of 2017, U.S. Holders that use an accrual method of accounting for tax purposes and have certain financial statements generally will be required to include certain amounts in income no later than the time such amounts are taken into account as revenue in such financial statements.

In addition, under the Inflation Reduction Act signed into law on August 16, 2022, certain large corporations (generally, corporations reporting at least $1 billion average adjusted pre-tax net income on their consolidated financial statements) are potentially subject to a 15% alternative minimum tax on the “adjusted financial statement income” of such large corporations for tax years beginning after December 31, 2022. The U.S. Treasury Department, the IRS, and other standard-setting bodies are expected to issue guidance on how the alternative minimum tax provisions of the Inflation Reduction Act will be applied or otherwise administered.

The application of these rules thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of these rules is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.0001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, each share of Common Stock (or, in lieu of Common Stock, each Pre-Funded Warrant) and the accompanying Common Warrants issued pursuant to this offering will be treated as an “investment unit” each of which consisting of one share of Common Stock or one Pre-Funded Warrant (which, as described above, should generally be treated as a share of Common Stock for U.S. federal income tax purposes), as applicable and the accompanying Common Warrants to acquire one share of Common Stock. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrant) and the Common Warrant included in each unit. The separation of the share of Common Stock (or, in lieu of Common Stock, Pre-Funded Warrant) and the Common Warrants included in a unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the Common Stock (or, in lieu of Common Stock, Pre-Funded Warrants) and the Common Warrants.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of Common Warrants

Except as discussed below with respect to the cashless exercise of a Common Warrant, a U.S. Holder generally will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Common Warrant. The U.S. Holder will take a tax basis in the shares acquired on the exercise of a Common Warrant equal to the exercise price of the Common Warrant, increased by the U.S. Holder’s adjusted tax basis in the Common Warrant exercised (as determined pursuant to the rules discussed above). The U.S. Holder’s holding period in the shares of Common Stock acquired on the exercise of a Common Warrant will begin on the date of exercise or possibly the day after such exercise, and will not include any period for which the U.S. Holder held the Common Warrant.

The lapse or expiration of a Common Warrant will be treated as if the U.S. Holder sold or exchanged the Common Warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the Common Warrant. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a Common Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received generally would equal the U.S. Holder’s tax basis in the Common Warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would be treated as commencing on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Common Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Common Warrants having an aggregate fair market value equal to the exercise price for the total number of Common Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock received in respect of the Common Warrants deemed surrendered and the U.S. Holder’s tax basis in such common warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the Common Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the U.S. Holder’s initial investment in the exercised Common Warrants (i.e., the portion of the U.S. Holder’s purchase price for the investment unit that is allocated to the Common Warrants, as described above under “Allocation of Purchase Price”) and the exercise price of such Common Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Common Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of shares of Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or exchange of shares of Common Stock as described below under the section titled “—Disposition of Common Stock, Pre-Funded Warrants or Common Warrants.”

Certain Adjustments to Pre-Funded Warrants or Common Warrants

The number of shares of Common Stock issued upon the exercise of the Pre-Funded Warrants or Common Warrants and the exercise price of Pre-Funded Warrants or Common Warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a constructive distribution to the U.S. Holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of Pre-Funded Warrants or Common Warrants generally should not be deemed to result in a constructive distribution. If an adjustment is made that does not qualify as being made pursuant to a bona fide reasonable adjustment formula, a U.S. Holder of Pre-Funded Warrants or Common Warrants may be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “Distributions.”

Disposition of Common Stock, Pre-Funded Warrants or Common Warrants

Upon a sale or other taxable disposition (other than a redemption treated as a distribution, which will be taxed as described above under “Distributions”) of shares of Common Stock, Pre-Funded Warrants or Common Warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock, Pre-Funded Warrants or Common Warrants sold. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock, Pre-Funded Warrants or Common Warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of shares of Common Stock, Pre-Funded Warrants or Common Warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Reporting

Information reporting requirements generally will apply to payments of distributions (including constructive distributions) on the Common Stock, Pre-Funded Warrants and Common Warrants and to the proceeds of a sale or other disposition of Common Stock, Pre-Funded Warrants and Common Warrants paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Common Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of Common Warrants into shares of Common Stock, however, to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the discussion below under “Disposition of Common Stock, Pre-Funded Warrants or Common Warrants”.

The expiration of a Common Warrant will be treated as if the Non-U.S. Holder sold or exchanged the Common Warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the Common Warrants. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Common Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to Common Warrants

As described under “—U.S. Holders—Certain Adjustments to Pre-Funded Warrants or Common Warrants,” an adjustment to the Pre-Funded Warrants or Common Warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the Pre-Funded Warrants or Common Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under the Pre-Funded Warrants that references a dividend distribution on our Common Stock would possibly be taxable to a Non-U.S. Holder as described under “Distributions” below. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and the Company may satisfy any withholding obligations it has in respect of the Pre-Funded Warrants by withholding from other amounts due to the Non-U.S. Holder. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Distributions

As discussed above, we currently anticipate that we will retain future earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends in respect of our Common Stock in the foreseeable future. In the event that we do make distributions on our Common Stock to a Non-U.S. Holder, those distributions generally will constitute dividends for U.S. federal income tax purposes as described in “—U.S. Holders—Distributions.” To the extent those distributions do not constitute dividends for U.S. federal income tax purposes (i.e., the amount of such distributions exceeds both our current and our accumulated earnings and profits), they will constitute a return of capital and will first reduce a Non-U.S. Holder’’s basis in our Common Stock (determined separately with respect to each share of Common Stock), but not below zero, and then will be treated as gain from the sale of that share Common Stock as described below under the section titled “—Disposition of Common Stock, Pre-Funded Warrants or Common Warrants.”

Any distribution (including constructive distributions) on shares of Common Stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular tax rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the sections below titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Disposition of Common Stock, Pre-Funded Warrants or Common Warrants

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on a sale or other disposition (other than a redemption treated as a distribution, which will be taxable as described above under “Distributions”) of shares of Common Stock, Pre-Funded Warrants or Common Warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

●	the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any; or

●

The Common Stock constitutes a U.S. real property interest because we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period of the Common Stock, Pre-Funded Warrants or Common Warrants, if shorter), a “U.S. real property holding corporation,” unless the Common Stock is regularly traded on an established securities market, as defined by applicable Treasury Regulations, and the Non-U.S. Holder held no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the five-year period ending on the date of the disposition or the period that the Non-U.S. Holder held the Common Stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of Pre-Funded Warrants or Common Warrants. Non-U.S. Holders are urged to consult their own tax advisors regarding the effect of holding Pre-Funded Warrants or Common Warrants on the calculation of such 5% threshold. Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are currently a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that the Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Assuming we are a U.S. real property holding corporation and either our common stock is not regularly traded on and established market ot a Non-U.S. Holder holds more than 5% of our outstanding common stock, directly, indirectly, or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, or become a “U.S. real property holding corporation.”

See the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts” for additional information regarding withholding rules that may apply to proceeds of a disposition of the Common Stock, Pre-Funded Warrants or Common Warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on the Common Stock, Pre-Funded Warrants or Common Warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends (or constructive dividends) on the Common Stock, Pre-Funded Warrants or Common Warrants . Generally, a holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of the Common Stock, Pre-Funded Warrants or Common Warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on the Common Stock, pre-funded warrants and common warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock, Pre-Funded Warrants and Common Warrants. While withholding under FATCA would have also applied to payments of gross proceeds from a sale or other disposition of the Common Stock, Pre-Funded Warrants or Common Warrants, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in the Common Stock, Pre-Funded Warrants or Common Warrants.

Federal Estate Tax

Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise. The foregoing may also apply to Common Warrants and Pre-Funded Warrants. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal estate tax consequences of the ownership or disposition of shares of the Common Stock, Pre-Funded Warrants and Common Warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of the Common Stock, Pre-Funded Warrants or Common Warrants, including the consequences of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our exclusive Placement Agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated January [●], 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporated by reference herein in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger investors in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of 180 days following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions. We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus DVP/RVP on or about two trading days after we price the securities being offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the Placement Agent have not made any arrangements to place investor funds in an escrow account or trust account.

We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P./Alliance Global Partners as our exclusive Placement Agent in connection with this offering. This offering is being conducted on a reasonable “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share And Accompanying Common Warrants	Per Pre- Funded Warrant And Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement Agent’s fees (1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)

We have agreed to pay the Placement Agent a total cash fee equal to 6.5% of the gross proceeds of the offering. We have also agreed to reimburse the Placement Agent for its accountable offering-related legal and other expenses in an amount up to $60,000 and pay the Placement Agent a non-accountable expense allowance not to exceed 1.0% of the aggregate purchase price of the Securities sold in this offering.

(2)	Does not include proceeds from the exercise of the Common Warrants and/or Pre-Funded Warrants in cash, if any.

As stated in the table above, we have also agreed to reimburse the Placement Agent at closing (i) for legal and other expenses incurred by them in connection with the offering in an aggregate amount up to $60,000, and (ii) a non-accountable expense allowance not to exceed 1.0% of the aggregate purchase price of the Securities sold in this offering. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $225,000.

Placement Agent Warrants

We have also agreed to issue to the Placement Agent warrants to purchase shares of our Common Stock as a portion of their compensation payable in connection with this offering. The Placement Agents Warrants are exercisable immediately and will be exercisable for a period of five years from the date of issuance at an exercise price of $[●] per share. The Placement Agent Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of this offering.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock during a period ending 90 days after the completion of this offering, without first obtaining the written consent of the Placement Agent. Specifically, these individuals agreed, in part, subject to certain exceptions, not to:

●

offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock;

●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock; or

●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock (or securities convertible into or exercisable for Common Stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder, a registration statement on Form S-8 and the registration statement and amendments thereto required to be filed under the transaction with Peak One), until 90 days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for 180 days after the completion of this offering.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our Common Stock is listed on Nasdaq under the symbol “SGBX.”  On January 30, 2024, the last reported sale price of our Common Stock on the Nasdaq was $0.38 per share. We do not plan to list the Pre-Funded Warrants and Common Warrants on Nasdaq or any other securities exchange or trading market.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As stated above, the Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions. On October 25, 2021 the Placement Agent acted as our placement agent in a registered direct offering of shares of Common Stock and pre-funded warrants and concurrent private placement of warrants for gross proceeds of $11.55 million. Pursuant to that certain Placement Agency Agreement, dated as of October 25, 2021, by and between us and the Placement Agent, the Placement Agent received (i) a cash fee equal to seven percent (7.0%) of the gross proceeds from the placement and (ii) a non-accountable expense allowance of one half of one percent (0.5%) of the gross proceeds from the placement as well as reimbursement of $50,000 of offering expenses.

Other Fees

We have also agreed, contingent upon the closing of this offering, to pay Maxim the following consideration in settlement of amounts owed to Maxim in connection with the spin-off transaction: (i) $187,500 of the Company’s common stock; (ii) $187,500 cash payment; and (iii) a $375,000 promissory note bearing interest at a rate of 5% with a maturity date of the twelve month anniversary of the issuance date.

This prospectus may be made available in electronic format on a website maintained by A.G.P., and A.G.P. may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement entered into in connection with this offering, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021, and for the years then ended, included in this prospectus and in the registration statement have been so included in reliance on the report of Whitley Penn LLP, an independent registered public accounting firm, included herein, given on the authority of said firm as experts in auditing and accounting.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company, through its Audit Committee (the “Audit Committee”), conducted a competitive process to determine the Company’s independent registered public accounting firm commencing with the audit of the Company’s books and financial records for the year ending December 31, 2023. The Audit Committee invited several independent registered public accounting firms to participate in this process.

Following review of proposals from the independent registered public accounting firms that participated in the process, on December 13, 2023, upon recommendation from the Audit Committee, the Board of Directors of the Company approved the engagement of M&K CPAS PLLC (“M&K”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. On December 15, 2023, the Company (i) entered into an engagement letter with M&K and engaged M&K as the Company’s independent registered public accounting firm effective immediately and (ii) dismissed Whitley Penn LLP (“Whitley Penn”).

Whitley Penn’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than report for the fiscal year ended December 31, 2022 contained a “going concern” paragraph.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim periods through December 15, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Whitley Penn on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Whitley Penn’s satisfaction, would have caused Whiley Penn to make reference thereto in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company requested Whitley Penn to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Whitley Penn’s letter, dated December 21, 2023, is included as Exhibit 16.1 to this registration statement of which this prospectus forms a part.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim periods through December 15, 2023, neither the Company nor anyone on its behalf has consulted with M&K regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Blank Rome LLP, New York, New York. Ballard Spahr LLP, Philadelphia, Pennsylvania, is acting as counsel to the Placement Agent in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

We also maintain a website at www.safeandgreenholdings.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

Safe & Green Holdings Corp.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Safe & Green Holdings Corp. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Safe & Green Holdings Corp. and subsidiaries (the “Company”), as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company, as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and negative cash flow from operations, and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of the critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition – Determination of Estimated Costs to Complete for Contracts Recognized Over Time

Description of the Matter

The Company’s construction and engineering contracts generally recognize revenue over time as there is a continuous transfer of control to the customer. Approximately 52% of the Company’s revenue during the year ended December 31, 2022 was for construction and engineering contracts whereby revenue was recorded over time.

The Company uses the amount of cost incurred under the contract as a measure of progress towards completion, and revenue recognized is measured principally by the costs incurred and accrued to date for each contract as a percentage of the estimated total cost for each contract at completion. Contract costs include all direct material, labor, and indirect costs related to contract performance. Changes in job performance, job conditions, estimated contract costs and profitability and final contract settlements may result in revisions to costs and income, and the effects of these revisions are recognized prospectively in the period in which the revisions are determined. This measurement and comparison process requires updates to the estimate of total costs to complete the contract, and these updates include subjective assessments and judgments.

We identified the Company’s estimation of the costs to complete each contract as a critical audit matter due to the high degree of auditor judgment and the increased extent of effort that was required when performing audit procedures to evaluate the reasonableness of management’s estimates and assumptions related to the estimate of costs to complete contracts recognized over time.

How We Addressed the Matter in Our Audit

Our audit procedures related to forecasts of estimated costs to complete contracts recognized over time included the following, among others:

●	We selected a sample of contracts and obtained and inspected the executed contract and change orders to validate existence and understand the scope of each contract.

●	We performed a site visit near the end of the reporting period. We observed and inspected the projects in process and inquired of project managers to gain an understanding of the progress on significant projects in process.

●	We selected a sample of project costs incurred to ensure accuracy of costs incurred during the year. We also verified that project costs, both direct and indirect, were applied to the correct project.

●	We evaluated and tested management’s process to estimate future costs to complete contracts recognized over time. This evaluation included ensuring the consistency of management’s process and policies regarding change orders and timely costs revisions; performing a retrospective review of prior estimates to actual results; and analyzing actual costs incurred subsequent to December 31, 2022 as compared to the estimated future costs to complete as of December 31, 2022.

Goodwill Impairment Analysis

Description of the Matter

The Company’s evaluation of goodwill for impairment involves the comparison of the estimated fair value of each reporting unit to its carrying value. The annual impairment test of goodwill at a reporting unit level is performed annually during the fourth quarter, or more frequently if events or circumstances indicate the fair value of a reporting unit may be below its respective carrying value. The Company uses a discounted cash flow model (income approach) and several market approaches to estimate the fair value of the reporting unit. The discounted cash flow model requires management to make significant estimates and assumptions related to discount rates and forecasts of future revenues and reporting unit profit margins. The market approach requires management to make significant estimates and assumptions related to identifying comparable public companies and determining an appropriate revenue multiple to calculate fair value. Changes in these assumptions could have a significant impact on the fair value and the amount of any goodwill impairment charge.

The Company performed its annual impairment test of goodwill during the fourth quarter. No impairment was recorded, because the estimated fair values of each of the Company’s reporting units exceeded their carrying values. Given that forecasted revenues and reporting unit profit margins are sensitive to changes in demand and efficiency of operations, auditing management’s assumptions involved subjective judgment. As a result, we identified the Company’s evaluations of goodwill impairment as a critical audit matter due to the high degree of auditor judgment and the increased extent of effort that was required when performing audit procedures to evaluate the reasonableness of management’s estimates and assumptions related to the forecasts of revenue and profit margins, the selection of discount rates, and the selection of appropriate revenue multiples, including the need to involve our fair value specialists.

How We Addressed the Matter in Our Audit

Our audit procedures related to forecasts of future revenues and operating unit profit margins (“forecasts”), the selection of discount rates, and the determination of appropriate revenue multiples included the following, among others:

●	We evaluated the reasonableness of management’s forecasts by evaluating the reasonableness of management’s future operating plans, which include expanding production capacity and gaining operating efficiencies.

●	We evaluated the reasonableness of management’s forecasts by performing a sensitivity analysis on the forecasts used in the discounted cash flow model to determine the impact to fair value as various assumptions are changed.

●	We evaluated the reasonableness of the revenue multiples used in the market approach to determine the impact to fair value as various assumptions are changed.

●	With the assistance of our fair value specialists, we evaluated the reasonableness of management’s fair value estimate by:

●	Testing the Company’s process to develop the estimates, which included evaluating the methods, data, and significant assumptions used in developing the estimate.

●	Testing the source information underlying the determination of the discount rate and the mathematical accuracy of the calculation.

/s/ Whitley Penn LLP

We have served as the Company’s auditor since 2016.

Dallas, Texas

March 30, 2023

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31,	2022	2021

Assets
Current assets:
Cash and cash equivalents	$582,776	$13,024,381
Accounts receivable, net	1,280,456	2,917,646
Contract assets	36,384	41,916
Held for sale assets	4,396,826	—
Inventories	465,560	1,273,825
Prepaid expenses and other current assets	744,211	656,279
Total current assets	7,506,213	17,914,047

Property, plant and equipment, net	5,608,903	6,839,943
Project development costs and other non-current assets	483,546	923,172
Goodwill	1,309,330	1,309,330
Right-of-use asset, net	4,421,002	1,210,053
Long-term notes receivable	857,534	720,137
Intangible assets, net	1,997,833	2,095,232
Deferred contract costs, net	71,374	112,159
Investment in non-marketable securities	700,000	200,000
Investment in and advances to equity affiliates	3,599,945	3,599,945
Total Assets	$26,555,680	$34,924,018

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,009,522	$7,568,851
Contract liabilities	437,271	1,437,579
Lease liability, current maturities	1,225,394	337,469
Due to affiliates	—	264,451
Assumed liability	5,795	5,795
Short term note payable, net	2,648,300	1,971,960
Total current liabilities	8,326,282	11,586,105

Long-term note payable	750,000	750,000
Lease liability, net of current maturities	3,039,836	872,124
Total liabilities	12,116,118	13,208,229

Stockholders’ equity:
Preferred stock, $0.00 par value, 5,405,010 shares authorized; none issued or outstanding.	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized; 12,613,978 issued and 12,590,863 outstanding as of December 31, 2022 and 11,986,873 issued and outstanding as of December 31, 2021.	126,140	119,869
Additional paid-in capital	56,173,977	53,341,405
Treasury stock, at cost – 23,115 shares	(49,680)	—
Accumulated deficit	(41,428,268)	(33,109,220)
Total Safe & Green Holdings Corp. stockholders’ equity	14,822,169	20,352,054
Non-controlling interests	(382,607)	1,363,735
Total Stockholders’ equity	14,439,562	21,715,789
Total Liabilities and Stockholders’ Equity	$26,555,680	$34,924,018

The accompanying notes are an integral part of these consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Operations

	For the Years Ended December 31,
	2022	2021

Revenue:
Construction services	$12,663,896	$6,537,941
Engineering services	88,323	255,749
Medical revenue	11,641,727	31,548,012
Total	24,393,946	38,341,702

Cost of revenue:
Construction services	12,729,895	13,251,470
Engineering services	58,894	154,126
Medical revenue	8,351,005	22,607,058
Total	21,139,794	36,012,654

Gross profit	3,254,152	2,329,048

Operating expenses:
Payroll and related expenses	5,538,352	4,186,642
General and administrative expenses	4,464,836	3,788,024
Marketing and business development expense	480,934	288,438
Pre-project expenses	—	48,794
Total	10,484,122	8,311,898

Operating loss	(7,229,970)	(5,982,850)

Other income (expense):
Interest expense	(336,239)	(1,254)
Interest income	73,821	57,266
Other income (expense)	428,411	62,602
Loss on asset disposal	(25,265)	(44,081)
Loss from equity affiliates	—	(55)
Total	140,728	74,478

Loss before income taxes	(7,089,242)	(5,908,372)
Income tax expense	—	—

Net loss	(7,089,242)	(5,908,372)

Add: net profit attributable to noncontrolling interests	1,229,806	4,924,302
Net loss attributable to common stockholders of Safe & Green Holdings Corp.	$(8,319,048)	$(10,832,674)

Net loss per share attributable to Safe & Green Holdings Corp. - basic and diluted:
Basic and diluted	$(0.62)	$(1.16)

Weighted average shares outstanding:
Basic and diluted	13,332,106	9,339,199

The accompanying notes are an integral part of these consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

	$0.01 Par Value Common Stock		Preferred	Additional Paid-in	Treasury	Accumulated	Safe & Green Stockholders’	Noncontrolling	Total Stockholders’
	Shares	Amount	Stock	Capital	Stock	Deficit	Equity	Interests	Equity
Balance at January 1, 2021	8,596,189	$85,962	$—	$40,443,840	$—	$(22,276,546)	$18,253,256	$184,567	$18,437,823
Stock-based compensation	—	—	—	1,736,531	—	—	1,736,531	—	1,736,531
Conversion of warrants to common stock	226,300	2,263	—	704,925	—	—	707,188	—	707,188
Issuance of common stock, net of issuance costs	3,164,384	31,644	—	10,456,109	—	—	10,487,753	—	10,487,753
Noncontrolling interest distribution	—	—	—	—	—	—	—	(3,745,134)	(3,745,134)
Net income (loss)	—	—	—	—	—	(10,832,674)	(10,832,674)	4,924,302	(5,908,372)
Balance at December 31, 2021	11,986,873	$119,869	$—	$53,341,405	$—	$(33,109,220)	$20,352,054	$1,363,735	$21,715,789

Balance at January 1, 2022	11,986,873	119,869	—	53,341,405	—	(33,109,220)	20,352,054	1,363,735	21,715,789
Stock-based compensation	20,000	200	—	2,838,643	—	—	2,838,843	—	2,838,843
Issuance of restricted stock units	607,105	6,071	—	(6,071)	—	—	—	—	—
Repurchase of common stock	—	—	—	—	(49,680)	—	(49,680)	—	(49,680)
Noncontrolling interest distribution	—	—	—	—	—	—	—	(2,976,148)	(2,976,148)
Net income (loss)	—	—	—	—	—	(8,319,048)	(8,319,048)	1,229,806	(7,089,242)
Balance at December 31, 2022	12,613,978	$126,140	$—	$56,173,977	$(49,680)	$(41,428,268)	$14,822,169	$(382,607)	$14,439,562

The accompanying notes are an integral part of these consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Cash flows from operating activities:
Net loss	$(7,089,242)	$(5,908,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	410,314	398,744
Amortization of intangible assets	164,092	165,877
Amortization of deferred license costs	40,785	40,785
Amortization of debt issuance costs	23,726	—
Direct write-off of accounts receivable	1,073,531	—
Bad debt expense and recoveries	10,526	167,202
Interest income on notes receivable	(37,397)	(37,500)
Stock-based compensation	2,798,844	1,647,391
Loss on asset disposal	25,265	44,081
Loss on equity affiliates	—	55
Changes in operating assets and liabilities:
Accounts receivable	553,132	(449,240)
Contract assets	5,532	1,261,220
Inventories	808,265	(495,681)
Prepaid expenses and other current assets	(87,932)	(61,778)
Right of use asset	691,227	473,331
Intangible asset	1,139	—
Accounts payable and accrued expenses	(3,519,329)	3,606,889
Contract liabilities	(1,000,308)	(337,161)
Due to affiliates	(264,450)	(701,110)
Other current liability	176,340	(5,000)
Lease liability	(414,674)	(472,492)
Net cash used in operating activities	(5,630,614)	(662,759)

Cash flows used in investing activities:
Purchase of property, plant and equipment	(2,760,032)	(4,824,756)
Purchase of intangible asset	(67,832)	(42,500)
Proceeds from sale of equipment	760	225,000
Payment for Promissory Note	(100,000)	—
Payment on assumed liability of acquired assets	—	(194,969)
Project development costs	(426,194)	(630,470)
Payment on security deposit	—	(203,562)
Investment in non-marketable securities	(500,000)	(200,000)
Investment in and advances to equity affiliates	—	(3,600,000)
Net cash used in investing activities	(3,853,298)	(9,471,257)

Cash flows provided by financing activities:
Proceeds from public stock offering and other private placements, net of issuance costs	—	10,487,753
Proceeds from conversion of warrants to common stock	—	707,188
Proceeds from short-term note payable	500,000	2,000,000
Payment of note issuance costs	—	(51,766)
Proceeds from long-term note payable	—	750,000
Payments on financing lease	(431,865)	—
Distribution paid to noncontrolling interest	(2,976,148)	(3,745,134)
Repurchase of common stock	(49,680)	—
Net cash (used in) provided by financing activities	(2,957,693)	10,148,041

Net (decrease) increase in cash and cash equivalents	(12,441,605)	14,025

Cash and cash equivalents - beginning of year	13,024,381	13,010,356

Cash and cash equivalents - end of year	$582,776	$13,024,381

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$271,744	$562

Supplemental disclosure of non-cash operating activities:
Initial value of lease liability	$3,902,175	$—

The accompanying notes are an integral part of these consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

1.	Description of Business

Safe & Green Holdings Corp. (collectively with its subsidiaries, the “Company,” “we”, “us” or “our”) was previously known as SG Blocks, Inc. as well as CDSI Holdings, Inc., a Delaware corporation incorporated on December 29, 1993. On November 4, 2011, CDSI Merger Sub, Inc., the Company’s wholly-owned subsidiary, was merged with and into SG Building Blocks, Inc. (“SG Building,” formerly SG Blocks Inc.) (the “Merger”), with SG Building surviving the Merger and becoming a wholly-owned subsidiary of the Company. The Merger was a reverse merger that was accounted for as a recapitalization of SG Building, as SG Building was the accounting acquirer. Accordingly, the historical financial statements presented are the financial statements of SG Building.

The Company operates in the following four segments: (i) construction; (ii) medical; (ii) real estate development; and (iv) environmental. The manufacturing segment designs and constructs modular structures built in the Company’s factories.  In the medical segment the Company uses its modular technology to provide turnkey solutions to medical testing and treatment and generates revenue from the medical testing. The Company’s real estate development segment builds innovative and green single or multifamily projects in underserved regions nationally using modules built in one of the Company’s vertically integrated factories. The environmental segment, the newest segment, is a sustainable medical and waste management solution that collects waste and treats waste for safe disposal.

The building products developed with the Company’s proprietary technology and design and engineering expertise are generally stronger, more durable, environmentally sensitive, and erected in less time than traditional construction methods. The use of the SGBlocks building structure typically provides between four to six points towards the Leadership in Energy and Environmental Design (“LEED”) certification levels, including reduced site disturbance, resource reuse, recycled content, innovation in design and use of local and regional materials. Due to the ability of SGBlocks to satisfy such requirements, the Company believes the products produced utilizing its technology and expertise is a leader in environmentally sustainable construction.

There are three core product offerings that utilize the Company’s technology and engineering expertise. The first product offering involves GreenSteel™ modules, which are the structural core and shell of an SGBlocks building. The Company procures the containers, engineer required openings with structural steel enforcements, paint the SGBlocks and then deliver them on-site, where the customer or a customer’s general contractor will complete the entire finish out and installation. The second product offering involves replicating the process to create the GreenSteel product and, in addition, installing selected materials, finishes and systems (including, but not limited to floors, windows, doors, interior painting, electrical wiring and fixtures, plumbing outlets and bathrooms, roofing system) and delivering SGBlocks pre-fabricated containers to the site for a third party licensed general contractor to complete the final finish out and installation. Finally, the third product offering is the completely fabricated and finished SGBlocks building (including but not limited to floors, windows, doors, interior painting, electrical wiring and fixtures, plumbing outlets and bathrooms, roofing systems), including erecting the final unit on site and completing any other final steps. The building is ready for occupancy and/or use as soon as installation is completed. Construction administration and/or project management services are typically included in the Company’s product offerings.

The Company also provides engineering and project management services related to the use and modification of Modules in construction.

Construction

During 2020, the Company formed, SG Echo, LLC, a wholly owned subsidiary of the Company. The Company acquired substantially all the assets of Echo DCL, a Texas limited liability company, except for Echo’s real estate holdings for which the Company obtained a right of first refusal. Echo is a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of the Company’s key supply chain partners. Echo caters to the military, education, administration facilities, healthcare, government, commercial and residential customers. This acquisition has allowed the Company to expand its reach for the Modules and offer an opportunity to vertically integrate a large portion of the Company’s cost of goods sold, as well as increase margins, productivity and efficiency in the areas of design, estimating, manufacturing and delivery and to become the manufacturer of the Company’s core container and modular product offerings. The Company also entered into a joint venture with Clarity Lab Solutions LLC., to provide clinical lab testing related to COVID-19.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

1.	Description of Business (continued)

Medical

As of January 2021 and through the fourth quarter of 2021, the Company’s consolidated financial statements include the accounts of Chicago Airport Testing LLC (“CAT”). The Company had a variable interest in CAT as described further below. CAT is in the business of marketing, selling, distributing, leasing and otherwise commercially exploiting certain products and services in the COVID-19 testing and other medical industry.

Real Estate Development

In addition, during 2021, the Company formed Safe and Green Development Corporation, formerly, SGB Development Corp. (“SG DevCorp”), which is wholly-owned by the Company. SG DevCorp was formed with the purpose of real property development utilizing the Company’s technologies.  SG DevCorp has a minority interest in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC as described further below.

Environmental

During 2022, SG Environmental Solutions Corp. (“SG Environmental”) was formed and is focused on biomedical waste removal and will utilize a patented technology that it licenses to shred and disinfect biomedical waste, rendering the waste disinfected, unrecognizable, and of no greater risk to the public health than residential household waste.

2.	Liquidity

As of December 31, 2022, the Company had cash and cash equivalents of $582,776 and a backlog of $6,810,672. See Note 13 for a discussion of construction backlog. Based on the Company’s conversations with key customers, the Company anticipates its backlog to convert to revenue over the following period:

2022
Within 1 year	$6,810,762
Total Backlog	$6,810,762

The Company has incurred losses since its inception, has negative working capital  of approximately $820,000 and has negative operating cash flows, which has raised substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.

The Company intends to meet its capital needs from revenue generated from operations and by containing costs, entering into strategic alliances, as well as exploring other options, including the possibility of raising additional debt or equity capital as necessary. There is, however, no assurance the Company will be successful in meeting its capital requirements prior to becoming cash flow positive. The Company does not have any additional sources secured for future funding, and if it is unable to raise the necessary capital at the times it requires such funding, it may need to materially change its business plan, including delaying implementation of aspects of such business plan or curtailing or abandoning such business plan altogether.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

2.	Liquidity (continued)

With the global spread of the ongoing novel coronavirus (“COVID-19”) pandemic during 2020, the Company implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on its employees and business. Any quarantines, the timing and length of containment and eradication solutions, travel restrictions, absenteeism by infected workers, labor shortages or other disruptions to the Company’s suppliers and contract manufacturers or customers would likely adversely impact the Company’s sales and operating results and result in further project delays. In addition, the pandemic has negatively affected the economy and has affected the demand for the Company’s products. During COVID-19, order lead times were extended and delayed and pricing has increased. Some products or services may become unavailable if the regional or global spread were significant enough to prevent alternative sourcing. Accordingly, the Company is considering alternative product sourcing in the event that product supply becomes problematic. To the extent the ongoing COVID-19 pandemic adversely affects the Company’s business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties which the Company faces. The Company has been impacted by COVID-19 with supply chain distributions, absenteeism by infected workers and skilled labor shortages which has caused delays in projects and the Company could be further impacted if the COVID-19 pandemic continues.

3.	Summary of Significant Accounting Policies

Basis of presentation and principals of consolidation – The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”) and include the accounts of the Company and its wholly owned subsidiaries, SG Building Blocks, Inc., SG Residential, Inc., SG DevCorp, SG Environmental and SG Echo, LLC. All intercompany balances and transactions are eliminated. Investments in50% or less owned partnerships and affiliates are accounted for using the equity method unless it is determined that we have effective control of the entity, in which case we would consolidate the entity. Certain prior period amounts have been reclassified to conform to the current period’s presentation.

Recently adopted accounting pronouncements - New accounting pronouncements implemented by the Company are discussed below or in the related notes, where appropriate.

Accounting estimates – The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period, together with amounts disclosed in the related notes to the financial statements. The Company’s estimates used in these financial statements include, but are not limited to, revenue recognition, stock-based compensation, accounts receivable reserves, inventory valuations, goodwill, the valuation allowance related to the Company’s deferred tax assets, the carrying amount of intangible assets, right of use assets and the recoverability and useful lives of long-lived assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Operating cycle – The length of the Company’s contracts varies, but is typically between six to twelve months.  In some instances, the length of the contract may exceed twelve months. Assets and liabilities relating to contracts are included in current assets and current liabilities, respectively, in the accompanying balance sheets as they will be liquidated in the normal course of contract completion, which at times could exceed one year.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

Revenue recognition – The Company determines, at contract inception, whether it will transfer control of a promised good or service over time or at a point in time, regardless of the length of contract or other factors. The recognition of revenue aligns with the timing of when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this core principle, the Company applies the following five steps in accordance with its revenue policy:

(1)	Identify the contract with a customer

(2)	Identify the performance obligations in the contract

(3)	Determine the transaction price

(4)	Allocate the transaction price to performance obligations in the contract

(5)	Recognize revenue as performance obligations are satisfied

On certain contracts, the Company applies recognition of revenue over time, which is similar to the method the Company applied under previous guidance (i.e. percentage of completion). Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress toward complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. When the current estimate of total costs for a performance obligation indicate a loss, a provision for the entire estimated loss on the unsatisfied performance obligation is made in the period in which the loss becomes evident.

For product or equipment sales, the Company applies recognition of revenue when the customer obtains control over such goods, which is at a point in time.

On October 3, 2019, the Company entered into an Exclusive License Agreement (“ELA” ) pursuant to which it granted an exclusive license for its technology as outlined in the ELA. The ELA is described below. Under the ELA, the Company was to receive royalty payments based upon gross revenues earned by the licensee for commercialized products within the field of design and project management platforms for residential use, including single-family residences and multi-family residences, but excluding military housing. The Company has determined that the ELA granted the licensee a right to access the Company’s intellectual property throughout the license period (or its remaining economic life, if shorter), and thus recognizes revenue over time as the licensee recognized revenue and the Company has the right to payment of royalties. On June 15, 2021, the Company terminated the ELA that was executed on October 3, 2019, and no revenue has been recognized under the ELA for the years ending December 31, 2022 and 2021.

CMC Right of First Refusal Agreement – On October 9, 2019, the Company entered into a Right of First Refusal Agreement (the “Agreement”) with CMC Development LLC (“CMC”), which had a term of two (2) years. Under the Agreement, the Company had a right of first refusal with respect to being engaged as a designer and builder of any real estate projects for which CMC has secured the rights to develop and in which CMC has a greater than fifty percent (50%) interest in the owner or developer entity and has the right to select the builder for such real estate project (the “ROFR Rights”). In exchange for such ROFR Rights, the Company agreed to issue to CMC 2,500 shares of restricted stock of the Company’s common stock, of which 1,250 shares vested on March 31, 2021 and the remaining 1,250 shares was to vest and be issued on September 30, 2021, unless the Agreement is earlier terminated. In the event that the Agreement was earlier terminated, CMC was entitled to receive the entire amount of such restricted stock that had vested as of such earlier termination date, but in no event less than 1,250 shares of such restricted stock. The Agreement also provided for customary indemnification and confidentiality obligations between the parties. The 2,500 shares of restricted stock of the Company’s common stock has yet to be issued to CMC.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

The Agreement also provided that CMC has engaged the Company to build and design, in the aggregate, approximately 100 residential and commercial units at 1100 Ridge Avenue, Atlanta, Georgia, which is known as the “Ridge Avenue, Atlanta Project.” The total expected gross revenue to the Company for the project to be derived by CMC is approximately $0. The project is a residential project but it was not subject to the recently terminated ELA. The planning stage of the project was initially delayed due to COVID-19. The Company is no longer participating on Ridge Avenue as CMC has decided to proceed with this project as a traditional construction build. The Company has reported this as a cancellation within the Company’s backlog footnote, see Note 13 on this discussion. No revenue has been recognized under the Agreement during the years ending December 31, 2022 or 2021.

The Company entered into a joint venture agreement with Clarity Lab Solutions, LLC (“Clarity Labs”) (the “JV”) in the fourth quarter of2021. Revenue from the activities of the JV is related to clinical testing services and is recognized when services have been rendered, which is at a point in time. Included in the consideration the Company expected to be entitled to receive, the Company estimates its contractual allowances, payer denials and price concessions. In addition, the Company formed Chicago Airport Testing, LLC which collected rental revenue from subleasing to a consortium of government entities assisting in COVID-19 testing. For the years ended December 31, 2022 and 2021, the Company recognized approximately $11.6 million and 31.4 million, respectively, related to activities through these two joint ventures, which is included in medical revenue on the accompanying consolidated statements of operations. Due to the ongoing lower affects of COVID-19 restrictions, the JV began to wind down during the fourth quarter of 2022.

Disaggregation of Revenues

The Company’s revenues are primarily derived from two segments, construction related to Modules projects and medical revenue derived from lab testing and test kit sales. The Company’s contracts are with customers in various industries. Revenue recognized at a point in time and recognized over time were $11,641,727 and $12,752,219, respectively, for the year ended December 31, 2022. Revenue recognized at a point in time and recognized over time were $31,548,012  and $6,793,690, respectively, for the year ended December 31, 2021.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

The following tables provide further disaggregation of the Company’s revenues by categories:

	Twelve Months Ended December 31,
Revenue by Segments and Customer Type	2022		2021
Construction Segment:
Government	$905,554	4%	$2,335,031	6%
Hotel/Hospitality	2,731,439	11%	1,110,303	3%
Multi-Family (includes Single Family)	86,033	—%	103,672	—%
Medical (construction services)	—	—%	495,122	1%
Office	9,009,209	37%	534,001	2%
Retail	5,344	—%	285,177	1%
Special Use	14,640	—%	1,930,384	5%
Total Construction Revenue Segment (includes engineering service revenue)	$12,752,219	52%	$6,793,690	18%

Medical Revenue Segment (includes lab testing, kit sales and equipment)	$11,641,727	48%	$31,548,012	82%

Total Revenue by Segments and Customer Type	$24,393,946	100%	$38,341,702	100%

Contract Assets and Contract Liabilities

Accounts receivable are recognized in the period when the Company’s right to consideration is unconditional. Accounts receivable are recognized net of an allowance for credit losses. A considerable amount of judgment is required in assessing the likelihood of realization of receivables.

The timing of revenue recognition may differ from the timing of invoicing to customers.

Contract assets include unbilled amounts from long-term construction services when revenue recognized under the cost-to-cost measure of progress exceeds the amounts invoiced to customers, as the amounts cannot be billed under the terms of our contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract. Contract assets are generally classified as current within the consolidated balance sheets.

Contract liabilities from construction and engineering contracts occur when amounts invoiced to customers exceed revenues recognized under the cost-to-cost measure of progress. Contract liabilities additionally include advanced payments from customers on certain contracts. Contract liabilities decrease as the Company recognizes revenue from the satisfaction of the related performance obligation. Contract liabilities are generally classified as current within the consolidated balance sheet.

Although the Company believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

Deferred Contract Costs - Prior to entering into the ELA, the Company was subject to an agreement to construct and develop a certain property (“Original Agreement”), which now was subject to the ELA. Because of this, the Company is no longer obliged to its Original Agreement. Upon entering the ELA, the Company had an outstanding accounts receivable balance of $306,143 which was forfeited and recognized this amount as deferred contract costs. This amount was offset by $102,217, which was reimbursement from the licensee for project costs on this project.  The Company incurred total deferred contract costs of $203,926.  The Company considered this amount an incremental cost of obtaining that ELA, because the Company expected to recover those costs through future royalty payments. The Company initially planned to amortize the asset over sixty months, which is the initial term of the ELA because the asset relates to the services transferred to the customer during the contract term. As of December 31, 2022, accumulated amortization related to deferred contract costs amounted to $132,552. During the years ended December 31, 2022 and 2021, amortization expense relating to the deferred contract costs amounted to $40,785 and $40,785 and is included in general and administrative expenses on the accompanying consolidated statements of operations. As previously mentioned, the ELA was terminated on June 15, 2021 but the Company expects to recover the deferred contract costs from the Assignment of Limited Rights Under Membership Interest Redemption Agreement, dated June 15, 2021 as described below.

Exclusive License Agreement – On October 3, 2019, as amended on October 17, 2019, the Company entered into the ELA with CPF GP 2019-1 LLC (the “Licensee”), pursuant to which the Company granted the Licensee an exclusive license (the “License”) solely within the United States and its legal territories to the Company’s technology, intellectual property, any improvements thereto, and any related permits, in order to develop and commercialize products within the field of design and project management platforms for residential use, including single-family residences and multi-family residences, but excluding military housing. The Ridge Avenue Project has also been excluded from the License. The ELA had an initial term of five (5) years and was to automatically renew for subsequent five (5) year periods. The ELA provided for customary terminating provisions, including the right by the Company to terminate if the Licensee failed to make minimum royalty payments (as described below).

In consideration for the License, during the initial term, the Licensee agreed to pay the Company a royalty of (x) five percent (5%) on the first $20,000,000 of gross revenues derived from the Licensee’s commercialization of the License (net of customary discounts, sales taxes, delivery charges, and amounts for returns) (the “Gross Revenues”), (y) four and one-half percent (4.5%) on the next $30,000,000 of Gross Revenues, and (z) five percent (5%) on all Gross Revenues thereafter (collectively, the “Royalty”), subject to the following minimum royalty payments determined on a cumulative basis during the initial term: $500,000 in year 1, $750,000 in year 2, $1,500,000 in year 3, $2,000,000 in year 4, and $2,500,000 in year 5.In addition, to the extent the Licensee sublicensed any aspect of the License to a sub-licensee, the Licensee was obligated to pay to the Company fifty percent (50%) of all payments received by the Licensee from such sublicensee.

The ELA provided for customary indemnification obligations between the parties and further provides that the Licensee will indemnify the Company for any claims arising out of the commercialization of the License by the Licensee or any of its subsidiaries, contractors, or sublicensees.

On June 15, 2021, the Company terminated the ELA. In connection with the termination, the Company entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with CPF, the general partner (the “Licensee”) of CPF MF 2019-1 LLC (“CPF MF”), and Capital Plus Financial, LLC, a limited partner of the Licensee (“Capital Plus”) and an Assignment of Limited Rights Under Membership Interest Redemption Agreement, dated June 15, 2021, with Capital Plus and the Licensee. Pursuant to the Settlement Agreement with CPF and Capital Plus, the ELA was terminated, the Company released CPF and CPF MF for any claims in exchange for releases from CPF and Capital Plus and the Company received an assignment of CPF’s right under certain circumstances to a $1.25 million redemption distribution from CPF MF under its Operating Agreement.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

Business Combinations - The Company accounts for business acquisitions using the acquisition method of accounting in accordance with ASC 805 “Business Combinations”, which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their fair value as of the date control is obtained. The Company determines the fair value of assets acquired and liabilities assumed based upon its best estimates of the acquisition-date fair value of assets acquired and liabilities assumed in the acquisition. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. Subsequent adjustments to fair value of any contingent consideration are recorded to the Company’s consolidated statements of operations. Costs that the Company incurs to complete the business combination are charged to general and administrative expenses as they are incurred.

Variable Interest Entities – The Company accounts for certain legal entities as variable interest entities (“VIE”). When evaluating a VIE for consolidation, the Company must determine whether or not there is a variable interest in the entity. Variable interests are investments or other interests that absorb portions of an entity’s expected losses or receive portions of the entity’s expected returns. If it is determined that the Company does not have a variable interest in the VIE, no further analysis is required and the VIE is not consolidated. If the Company holds a variable interest in a VIE, the Company consolidates the VIE when there is a controlling financial interest in the VIE and therefore are deemed to be the primary beneficiary. The Company is determined to have a controlling financial interest in a VIE when it has both the power to direct the activities of the VIE that most significantly impact the VIE economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to that VIE. This determination is evaluated periodically as facts and circumstances change.

On August 27, 2020 the Company entered into a joint venture agreement with Clarity Lab Solutions, LLC (“Clarity Labs”) (the “JV”). In consideration and subject to Clarity Lab’s services and commitments and provided the agreement remains valid and in force, and is not terminated, the Company agreed to issue 200,000 restricted shares of SGB common stock over a defined vesting period starting in December 1, 2020. The restricted shares of SGB common stock were not issued to Clarity Labs as certain capital commitments were not met. Clarity Labs is a licensed clinical laboratory that uses specialized molecular testing equipment and that focuses on the diagnosis and treatment of critical diseases, including COVID-19. Clarity Labs is also engaged in the business of manufacturing, importing and distributing various medical tests. Under the JV, the Company and Clarity Labs will jointly market, sell, and distribute certain products and services (“Clarity Mobile Venture”). As of December 31, 2021, $502,958 was due to Clarity Labs for expenses paid on behalf of Clarity Mobile Venture, and is included in Due to Affiliates, Accounts Payable and Accrued Expenses on the accompanying consolidated balance sheets. In addition, during the year ended December 31, 2021, the Company recognized revenue of $60,110 and other income of $60,000 to Clarity Labs, of which none is included in accounts receivable as of  December 31, 2021. The Company has determined it is the primary beneficiary of Clarity Mobile Venture and has thus consolidated the activities in its consolidated financial statements. Due to the ongoing lower affects of COVID-19 restrictions, the JV was wound down during the fourth quarter of 2022, and the Company does not owe any amounts to Clarity Labs as of December 31, 2022.

On January 18, 2021 the Company entered into an operating agreement to form CAT. The purpose of CAT is to market, sell, distribute, lease and otherwise commercially exploit certain products and services in the COVID-19 testing industry. The Company has determined it is the primary beneficiary of CAT and has thus consolidated the activities in its consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

Investment Entities – On May 31, 2021, the Company’s subsidiary SG DevCorp agreed to contribute $600,000 to acquire a 50% membership interest in Norman Berry II Owner LLC (“Norman Berry”).  The Company contributed $350,329 and $114,433 of the initial $600,000 in the second quarter and third quarter of 2021 respectively, with the remaining $135,238 funded in the fourth quarter of 2021. The purpose of Norman Berry II Owner LLC is to develop and provide affordable housing in the Atlanta, Georgia metropolitan area. The Company has determined it is not the primary beneficiary of “Norman Berry” and thus will not consolidate the activities in its consolidated financial statements. The Company will use the equity method to report the activities as an investment in its consolidated financial statements.

On June 24, 2021, the Company’s subsidiary, SG DevCorp, entered into an operating agreement with Jacoby Development for a 10% non-dilutable equity interest for JDI-Cumberland Inlet, LLC (“Cumberland”).  The Company contributed $3,000,000 for its 10% equity interest.  The purpose of JDI-Cumberland Inlet, LLC is to develop a waterfront parcel in a mixed-use destination community.  The Company has determined it is not the primary beneficiary of JDI-Cumberland Inlet, LLC and thus will not consolidate the activities in its consolidated financial statements. The Company will use the equity method to report the activities as an investment in its consolidated financial statements.

During the year ended December 31, 2022, Norman Berry and Cumberland did not have any material earnings or losses as the investments are in development. In addition, management believes there was no impairment as of December 31, 2022.

The approximate combined financial position of the Company’s equity affiliates are summarized below as of December 31, 2022 and 2021:

	2022	2021
Condensed balance sheet information:
Total assets	$37,500,000	$37,700,000
Total liabilities	$7,100,000	$7,020,000
Members’ equity	$30,400,000	$30,680,000

Cash and cash equivalents – The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less upon acquisition. Cash and cash equivalents totaled $582,776 and $13,024,381 as of December 31, 2022 and 2021, respectively.

Short-term investment – The Company classifies investments consisting of a certificate of deposit with a maturity greater than three months but less than one year as short-term investment.  The Company had no short-term investment as of December 31, 2022 or 2021, respectively.

Accounts receivable and allowance for credit losses – Accounts receivable are receivables generated from sales to customers and progress billings on performance type contracts. Amounts included in accounts receivable are deemed to be collectible within the Company’s operating cycle. The Company recognizes accounts receivable at invoiced amounts.

The allowance for credit losses reflects the Company’s best estimate of expected losses inherent in the accounts receivable balances. Management provides an allowance for credit losses based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have been exhausted and the prospects for recovery are remote. Recoveries are recognized when they are received. Actual collection losses may differ from our estimates and could be material to our consolidated financial position, results of operations, and cash flows.

Inventory –  Raw construction materials (primarily shipping containers and fabrication materials) are valued at the lower of cost (first-in, first-out method) or net realizable value. Finished goods and work-in-process inventories are valued at the lower of cost or net realizable value, using the specific identification method. Medical equipment and COVID-19 test and testing supplies are valued at the lower of cost, (first-in, first-out method) or net realizable value. As of December 31, 2022 there was inventory of $465,560 for construction materials. As of December 31, 2021 there was inventory of $516,731 for construction materials, and $757,094 of medical equipment and COVID-19 test and testing supplies.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

Goodwill – The Company performs its impairment test of goodwill at the reporting unit level each fiscal year, or more frequently if events or circumstances change that would more likely than not reduce the fair value of its reporting unit below its carrying values. The Company performs a goodwill impairment test by comparing the fair value of the reporting unit with its carrying value and recognizes an impairment charge for the amount by which the carrying value exceeds the fair value, not to exceed the total amount of goodwill. The amount by which the carrying value of the goodwill exceeds its implied fair value, if any, is recognized as an impairment loss. There were no impairments during the years ended December 31, 2022 or 2021. The Company has taken the recent COVID-19 pandemic into consideration when determining impairment.

Intangible assets – Intangible assets consist of $2,766,000 of proprietary knowledge and technology, which is being amortized over 20 years. In addition, included in intangible assets is $97,164 of trademarks, and $115,632 of website costs that are being amortized over 5 years. The Company evaluated intangible assets for impairment during the year ended December 31, 2022 and 2021 and determined that there are no impairment losses. The accumulated amortization and amortization expense as of and for the year ended December 31, 2022 was $980,963 and $164,092, respectively. The accumulated amortization and amortization expense for the years ended December 31, 2021 was $815,732 and $165,877 respectively. The estimated amortization expense for the successive five years is as follows:

For the year ending December 31,:
2023	$174,741
2024	174,035
2025	170,618
2026	153,283
2027	149,605
Thereafter	1,175,551
$1,997,833

Property, plant and equipment – Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Estimated useful lives for significant classes of assets are as follows: computer and software 3 to 5 years, furniture and other equipment 5 to 7 years, automobiles 2 to 5 years, buildings held for lease 5 to 7 years, and equipment 5 to 29 years. Repairs and maintenance are charged to expense when incurred.

Held For Sale Assets – On May 10, 2021 the Company’s subsidiary, SG DevCorp acquired the Lago Vista, Texas property for $3,576,130. Management has implemented a plan to sell this property during 2022, which meets all of the criteria required to classify it as Held for Sale. Including the project development costs associated with Lago Vista of $820,696, the book value is now $4,396,826.

Convertible instruments – The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded instrument would be considered a derivative instrument.

Common stock purchase warrants and other derivative financial instruments – The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if any event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement shares (physical settlement or net-cash settlement). The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

Fair value measurements – Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which the Company believes approximates fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3	Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Transfer into and transfers out of the hierarchy levels are recognized as if they had taken place at the end of the reporting period. There were no transfers into or out of the hierarchy levels during the year ended December 31, 2022 or 2021.

Share-based payments – The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, including non-employee directors, the fair value of a stock option award is measured on the grant date. The fair value amount is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period. The Company recognizes stock-based compensation expense on a graded-vesting basis over the requisite service period for each separately vesting tranche of each award. Stock-based compensation expense to employees and all directors are reported within payroll and related expenses in the consolidated statements of operations. Stock-based compensation expense to non-employees is reported within marketing and business development expense in the consolidated statements of operations.

Other income (expense) – Included in other income (expense) for the year ended December 31, 2022 is amounts in escrow resulting from the SG Echo acquisition which were remitted to the Company in the amount of $406,438.  At the time of acquisition and previously, the Company did not believe such amount was recognizable. Additionally included in other income for the year ended December 31, 2022 was legal settlement income in the amount of $150,000, approximately $100,000 collected from the settlement of an accounts payable balance, approximately $178,000 from the write off of accounts payable and approximately $390,000 from the write off of accounts receivable resulting from the settlement of a lawsuit.

Income taxes – The Company accounts for income taxes utilizing the asset and liability approach. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the liabilities are no longer determined to be necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

3.	Summary of Significant Accounting Policies (continued)

Concentrations of credit risk – Financial instruments, that potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

With respect to receivables, concentrations of credit risk are limited to a few customers in the construction industry. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers other than normal lien rights. At December 31, 2022 and 2021, 80% and 78%, respectively, of the Company’s gross accounts receivable were due from three and four customers.

Revenue in excess of 10% relating to three and one customers represented approximately65% and80% of the Company’s total revenue for the year ended December 31, 2022 and 2021, respectively.

For the year ending December 31, 2022 and 2021, there were no vendors that represented 10% or more of our cost of revenue. The Company believes it has access to alternative suppliers, with limited disruption to the business, should circumstances change with its existing suppliers.

4.	Accounts Receivable

At December 31, 2022, 2021 and 2020, the Company’s accounts receivable consisted of the following:

	2022	2021	2020
Billed:
Construction services	$1,310,456	$2,293,187	$1,391,555
Engineering services	—	86,388	86,264
Medical revenue	—	679,446	1,157,819
Retainage receivable	—	635,049	615,136
Other receivable	115,746	186,692	180,748
Total gross receivables	1,426,202	3,880,762	3,431,522
Less: allowance for credit losses	(145,746)	(963,116)	(795,914)
Total net receivables	$1,280,456	$2,917,646	$2,635,608

Receivables are evaluated for collectability and allowances for potential losses are established or maintained on applicable receivables. There were direct write offs of $40,580 during the year ended December 31, 2022. There was a provision for credit losses of $0 and $167,202 for the years ended December 31, 2022 and 2021, respectively.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

5.	Contract Assets and Contract Liabilities

Costs and estimated earnings on uncompleted contracts, which represent contract assets and contract liabilities, consisted of the following at December 31:

	2022	2021	2020
Costs incurred on uncompleted contracts	$13,730,177	$4,272,425	$4,572,581
Provision for loss on uncompleted contracts	—	2,238,578	—
Estimated earnings (losses) to date on uncompleted contracts	(2,160,085)	(3,156,377)	872,302
Gross contract assets	11,570,092	3,354,626	5,444,883
Less: billings to date	(11,970,979)	(4,750,289)	(5,916,487)
Net contract liabilities on uncompleted contracts	$(400,887)	$(1,395,663)	$(471,604)

The above amounts are included in the accompanying consolidated balance sheets under the following captions at December 31:

	2022	2021	2020
Contract assets	$36,384	$41,916	$1,303,136
Contract liabilities	(437,271)	(1,437,579)	(1,774,740)
Net contract liabilities	$(400,887)	$(1,395,663)	$(471,604)

Although management believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

6.	Project Development Costs and Other Non-Current Assets

Project development costs and other non-current assets are stated at cost.  At December 31, 2022, the Company’s project development costs related mainly to its construction segment totaled $289,984 and other non-current assets which includes security deposits totaled $193,562. At December 31, 2021, the Company’s project development costs related mainly to its development segment totaled $719,610 and other non-current assets which includes security deposits totaled $203,562.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

7.	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization and depreciated using the straight-line method over their useful lives. At December 31, 2022 and 2021, the Company’s property, plant and equipment, net consisted of the following:

	2022	2021
Computer equipment and software	$94,530	$156,701
Furniture and other equipment	271,798	275,606
Leasehold improvements	17,280	15,400
Equipment and machinery	943,464	1,219,056
Automobiles	4,638	4,638
Building held for lease	196,416	196,416
Laboratory and temporary units	1,364,748	1,362,760
Land	1,190,655	3,576,130
Construction in process	2,244,100	442,515
Property, plant and equipment	6,327,629	7,249,222
Less: accumulated depreciation	(718,726)	(409,279)
Property, plant and equipment, net	$5,608,903	$6,839,943

Depreciation expense for the years ended December 31, 2022 and 2021 amounted to $410,314 and $398,744, respectively.

8.	Notes Receivable

On January 21, 2020, CPF GP 2019-1 LLC (“CPF GP”) issued to the Company a promissory note in the principal amount of $400,000 (the “Company Note”) and issued to Paul Galvin, the Company’s Chairman and CEO, a promissory note in the principal amount of $100,000 (the “Galvin Note”). The transaction closed on January 22, 2020, on which date the Company loaned CPF GP 2019-1 LLC $400,000 and Mr. Galvin personally loaned CPF GP $100,000 on behalf of the Company. The Company Note and Galvin Note were issued pursuant to that certain Loan Agreement and Promissory Note, dated October 3, 2019 (the “Loan Agreement”), as amended on October 15, 2019 and November 7, 2019 by and between the CPF GP and the Company, and bear interest at five percent (5%) per annum, payable, together with the unpaid principal amount of the promissory notes, on the earlier of the July 31, 2023 maturity date or upon the liquidation, redemption sale or issuance of a dividend upon the LLC interests in CPF MF 2019-1 LLC, a Texas limited liability company of which CPF GP is the general partner; provided, that the terms of the Galvin Note provide that all interest payments due to Mr. Galvin under the Galvin Note shall be paid directly to, and for the benefit of, the Company.

In April 2020, CPF GP issued to the Company a promissory note in the principal amount of $250,000 (the “Company Note 2”). The transaction closed on April 15, 2020, on which date the Company loaned CPF GP 2019-1 LLC $250,000. The Company Note was issued pursuant to that certain Loan Agreement and Promissory Note, dated October 3, 2019 (the “Loan Agreement 2”), as amended on October 15, 2019 and November 7, 2019 by and between the CPF GP and the Company, and bear interest at five percent (5%) per annum, payable, together with the unpaid principal amount of the promissory notes, on the earlier of the July 31, 2023 maturity date or upon the liquidation, redemption sale or issuance of a dividend upon the LLC interests in CPF MF 2019-1 LLC, a Texas limited liability company of which CPF GP is the general partner. Interest income recognized for the years ended December 31, 2022 and 2021 amounted to $37,397 and $37,500, respectively.

During the year ended December 31, 2022, the Galvin Note was assigned to the Company and the principal amount of $100,000 was paid to Mr. Galvin. The Company has a promissory note in the principal amount of $100,000 (the “Company Note 3”) and the assignment occurred in January 2022. The promissory notes are unaffected by the Settlement and Mutual Release Agreement and remain in effect and outstanding in accordance with the terms of the notes evidencing such loans. See Note 3 for a discussion on the Settlement and Mutual Release Agreement and termination of the ELA with CPF.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

9.	Accounts Payables and Accrued Liabilities

The Company’s accounts payables and accrued liabilities at December 31, 2022 and 2021, consisted of the following:

	2022	2021
Accounts payable (1)	$3,147,014	$3,784,662
Accrued public fees (2)	178,491	121,749
Accrued construction cost of goods sold	—	367,298
Accrued losses (3)	—	2,238,578
Accrued medical cost of goods sold	—	208,512
Accrued g&a	254,557	176,432
Accrued project development costs	—	77,700
Accrued payroll and benefits (4)	349,777	545,003
Accrued interest	10,923	11,333
Accrued non-income taxes (5)	68,760	37,584
Total Accounts Payable and Accrued Liabilities	$4,009,522	$7,568,851

(1)	Payables also includes insurance financing payable and construction retainage payable balances along with the Company’s normal account payable balances.

(2)	Public fees include accruals for accounting, legal, and SEC compliance expenses.

(3)	Losses for on-going construction projects related to the Construction segment.

(4)	Accrued wages, salaries, PTO, benefits, taxes, and other incentive plan expenses.

(5)	Non-income taxes includes property taxes, franchise taxes and other.

10.	Notes Payable

On July 14, 2021, SG DevCorp, a subsidiary of the Company, issued a Real Estate Lien Note, in the principal amount of $2,000,000 (the “Short-Term Note”), secured by a Deed of Trust, dated July 14, 2021 (the “Deed of Trust”), on the Company’s 50+ acre Lake Travis project site in Lago Vista, Texas and a related Assignment of Leases and Rents, dated July 8, 2021 (“Assignment of Rents”), for net loan proceeds of approximately $1,948,234 after fees. The Short-Term Note has a term of one (1) year, provides for payments of interest only at a rate of twelve percent (12%) per annum and may be prepaid without penalty commencing nine (9) months after its issuance date. If the Short-Term Note is prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty is due. The Company capitalized $20,000 in interest charges and $4,134 in debt issuance costs during the year ended December 31, 2022 related to the Lago Vista project in accordance with ASC 835-20. The Company capitalized $112,348 in interest charges and $23,727 in debt issuance costs as of December 31, 2021 related to the Lago Vista project in accordance with ASC 835-20. On July 14, 2022, the Company entered into a renewal and extension of the Short-Term Note, with a maturity date of January 14, 2023 and all other terms remaining the same.

On September 8, 2022, the Company entered into a Second Real Estate Lien Note, in the principal amount of $500,000, with similar terms to the Short-Term Note (“Second Short-Term Note”). The Second Short-Term Note has a maturity date of January 14, 2023.

On October 29, 2021, SG Echo, a subsidiary of the Company, entered into a Loan Agreement (“Loan Agreement”) with the Durant Industrial Authority (the “Authority”) pursuant to which it received $750,000 to be used for renovation improvements related to the Company’s second manufacturing facility and issued to the Authority a non-interest bearing Forgivable Promissory Note in the principal amount of $750,000 (the “Forgivable Note”). The Forgivable Note is due on April 29, 2029 and guaranteed by the Company, provided, if no event of default has occurred under the Forgivable Note or Loan Agreement, one-third (1/3) of the balance of the Forgivable Note will be forgiven on April 29, 2027, one-half (1/2) of the balance of the Forgivable Note will be forgiven on April 29, 2028, and the remainder of the balance of the Forgivable Note will be forgiven on April 29, 2029. The Loan Agreement includes a covenant by SG Echo to employ a minimum of 75 full-time employees in Durant Oklahoma and pay them no less than 1.5 times the federal minimum wage, and provides SG Echo 24 months to comply with the provision.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

10.	Notes Payable (continued)

In August 2022, SG DevCorp entered into a $148,300 promissory note (“2022 Note”) to purchase property. The 2022 Note bears annual interest at the rate of 9.75%, with interest payments due  monthly until its maturity on September 1, 2023.The 2022 Note is secured by the underlying property.

11.	Business Combination

On September 17, 2020, the Company, through SG Echo, LLC (its wholly owned subsidiary), entered into an Asset Purchase Agreement (“APA”) to acquire substantially all of the assets of Echo DCL, LLC (“Echo”) for $1,059,600 in cash (the “Echo Acquisition”), except for ECHO DCL’s real estate holdings. The Echo Acquisition closed on September 23, 2020. In addition, the sellers of Echo have the potential of additional consideration based upon the APA. In accordance with ASC 805, the Echo Acquisition is accounted for as a business combination. The Echo Acquisition was made for the purpose of expanding the Company’s footprint into the modular manufacturing business.

As part of the Echo Acquisition, the Company recorded a contingent consideration liability for additional payments due to the sellers of Echo. These payments are due in accordance with the APA and are based upon the net income obtained from the Echo business during certain earnout periods. The earnout periods concluded as of September 30, 2021. The initial contingent consideration liability of $0 was based on the fair value of the contingent consideration liability at the acquisition date, and is payable in cash and shares of restricted common stock of the Company. Any contingent liability would be paid out in the period after the earn out period, once additional advances are paid in full. As of December 31, 2021, the earnout period has ended and no amount was due.

12.	Leases

The Company leases an office, a plant and certain equipment under non-cancelable operating and finance lease agreements. The leases have remaining lease terms ranging from one year to ten years.

Supplemental balance sheet information related to leases is as follows:

Balance Sheet Location		December 31, 2022
Operating Leases
Right-of-use assets, net		$2,517,559

Current liabilities	Lease liability, current maturities	(418,619)
Non-current liabilities	Lease liability, net of current maturities	(2,118,958)
Total operating lease liabilities		$(2,537,577)

Finance Leases
Right-of-use assets		$1,903,443

Current liabilities	Lease liability, current maturities	(806,775)
Non-current liabilities	Lease liability, net of current maturities	(920,878)
Total finance lease liabilities		$(1,727,653)

Weighted Average Remaining Lease Term
Operating leases		6.93 years
Finance leases		2 years
Weighted Average Discount Rate
Operating leases		3%
Finance leases		3%

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

12.	Leases (continued)

As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments, which is reflective of the specific term of the leases and economic environment of each geographic region.

Anticipated future lease costs, which are based in part on certain assumptions to approximate minimum annual rental commitments under non-cancelable leases, are as follows:

Year Ending December 31,	Operating	Financing	Total
2023	$525,718	$851,792	$1,377,510
2024	523,722	801,869	1,325,591
2025	446,349	131,544	577,893
2026	207,379	—	207,379
2027	211,526	—	211,526
Thereafter	908,376	—	908,376
Total lease payments	2,823,070	1,785,205	4,608,275
Less: Imputed interest	285,493	57,552	343,045
Present value of lease liabilities	$2,537,577	$1,727,653	$4,265,230

Chicago Airport Testing has subleased its leased vacant area for a period of one year, the sublessee has the option to terminate at any time after the first six months. The sublessee elected to terminate the Agreement, effective as of July 31, 2021 and the Company has no remaining lease revenue from the sublessee.

Total lease expense amounted to $770,272 and $367,869 for the years ending December 31, 2022 and 2021.

13.	Construction Backlog

The following represents the backlog of signed construction and engineering contracts in existence at December 31, 2022 and 2021, which represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements in effect at December 31, 2022 and December 31, 2021, respectively, on which work has not yet begun:

	2022	2021
Balance - beginning of period	$3,217,909	$25,117,461
New contracts and change orders during the period	13,803,733	3,191,335
Adjustments and cancellations, net	1,086,301	(18,297,197)
Subtotal	18,107,943	10,011,599
Less: contract revenue earned during the period	(11,297,181)	(6,793,690)
Balance - end of period	$6,810,762	$3,217,909

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

13.	Construction Backlog (continued)

Backlog at December 31, 2021 included two contracts entered into during the third quarter of 2020 in the amount of approximately $4 million and approximately $2.95 million along with three contracts during the fourth quarter of 2020 in the amount of approximately $2.7 million, $0.80 million, and $0.70 million. The Company executed one large contract in the first quarter of 2021 in the amount of approximately $1.3 million, one large contract in the third quarter of 2021 of approximately of $0.87 million and had one large partial contract cancellation to an existing contract of approximately ($1.3) million. The Company executed one large contract in the fourth quarter of 2021 in the amount of approximately $0.78 million and had one contract cancellation in the amount of approximately $16.9 million. During 2022, the Company entered into a contract with ATCO Structures & Logistics (USA) Inc. for $5,771,200 that is reflected in the December 31, 2022 backlog. The Company expects that all of this revenue will be realized by December 31, 2023.

The Company’s remaining backlog as of December 31, 2022 represents the remaining transaction price of firm contracts for which work has not been performed and excludes unexercised contract options.

The Company expects to satisfy its backlog which represents the remaining unsatisfied performance obligation on contracts as of December 31, 2022 over the following period:

2022
Within 1 year	$6,810,762
Total Backlog	$6,810,762

Although backlog reflects business that is considered to be firm, cancellations, deferrals or scope adjustments may occur. Backlog is adjusted to reflect any known project cancellations, revisions to project scope and cost and project deferrals, as appropriate.

14.	Segment Reporting

We have organized our operations into three segments: Construction, Medical, Development and Environmental. We allocate to segment results the operating expenses “Payroll and related expenses,” “General and administrative,” “Marketing and business development,” and “Pre-project” based on usage, which is generally reflected in the segment in which the costs are incurred. These segments reflect the way our executive team evaluates the Company’s business performance and manages its operations. The Construction segment includes the Company’s manufacturing unit SG ECHO and other modules projects. The Medical segment mainly consists of the Company’s joint venture COVID-19 laboratory operations. The Development segment includes real property development utilizing our technology and our manufacturing facility. The Environmental segment has had no activity through December 31, 2022. Corporate and support consists of general corporate expenses such as our executive office; the corporate finance, accounting, audit, tax, human resources, risk management, information technology, marketing, and legal groups; corporate overhead and other items not allocated to any of the Company’s segments. From time to time, the Company revises the measurement of each segment’s cost of revenue and operating expenses, including any corporate overhead allocations, as determined by the information regularly reviewed by its executive team. Information for the Company’s segments, as well as for Corporate and support, is provided in the following table:

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

14.	Segment Reporting (continued)

	Construction	Medical	Development	Corporate/ Support	Consolidated
Fiscal Year Ended December 31, 2022
Revenue	$12,752,219	$11,641,727	$—	$—	$24,393,946
Operating income (loss)	(472,039)	2,588,830	(2,137,866)	(7,208,895)	(7,229,970)
Other income (expense)	373,300	—	(306,393)	73,821	140,728
Income (loss) before income taxes	(98,739)	2,588,830	(2,444,259)	(7,135,074)	(7,089,242)
Less: Net income (loss) attributable to non-controlling interest	—	1,229,806	—	—	1,229,806
Net income (loss) attributable to common stockholders of Safe & Green Holdings Corp.	$(98,739)	$1,359,024	$(2,444,259)	$(7,135,074)	$(8,319,048)
Total assets	$11,287,672	$291,542	$9,268,918	$5,707,548	$26,555,680
Depreciation and amortization	$574,961	$40,230	$—	$—	$615,191
Capital expenditures	$1,858,054	$—	$893,785	$8,193	$2,760,032

Fiscal Year Ended December 31, 2021
Revenue	$6,793,690	$31,548,012	$—	$—	$38,341,702
Operating income (loss)	(7,041,313)	8,405,332	(203,078)	(7,143,792)	(5,982,851)
Other income (expense)	5,163	(9,878)	(55)	79,248	74,478
Income (loss) before income taxes	(7,036,150)	8,395,454	(203,133)	(7,064,544)	(5,908,373)
Net income (loss) attributable to non-controlling interest	—	4,924,303	—	—	4,924,303
Net income (loss) attributable to common stockholders of Safe & Green Holdings Corp.	$(7,036,150)	$3,471,151	$(203,133)	$(7,064,544)	$(10,832,676)
Total assets	$12,274,536	$5,884,098	$8,053,885	$8,711,499	$34,924,018
Depreciation and amortization	$351,795	$240,266	$—	$13,345	$605,406
Capital expenditure	$886,504	$362,122	$3,576,130	$—	$4,824,756

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

15.	Income Taxes

The Company’s provision (benefit) for income taxes consists of the following for the year ended December 31, 2022 and 2021:

	2022	2021
Deferred:
Federal	$(1,600,538)	$(2,302,762)
State and local	(688,620)	(477,375)
Total deferred	(2,289,158)	(2,780,137)
Total provision (benefit) for income taxes	(2,289,158)	(2,780,137)
Less: valuation allowance	2,289,158	2,780,137
Income tax provision	$—	$—

A reconciliation of the federal statutory rate to 0.0% for the year ended December 31, 2022 and 2021 to the effective rate for income from operations before income taxes is as follows:

	2022	2021

Benefit for income taxes at federal statutory rate	21.0%	21.0%
State and local income taxes, net of federal benefit	3.9	3.9
Goodwill impairment	—	—
Change in state rate	—	—
Less valuation allowance	(24.9)	(24.9)
Effective income tax rate	0.0%	0.0%

The tax effects of these temporary differences along with the net operating losses, net of an allowance for credits, have been recognized as deferred tax assets (liabilities) at December 31, 2022 and 2021 as follows:

	2022	2021
Net operating loss carryforward	$8,155,944	$6,480,539
Bad debt reserve	37,734	239,334
Employee stock compensation	2,031,628	1,231,564
Intangible assets	(467,395)	(488,958)
Depreciation	(165,336)	(131,437)
Accrued expenses	74,801	47,184
Charity	213	205
Net deferred tax asset	9,667,589	7,378,431
Valuation allowance	(9,667,589)	(7,378,431)
Net deferred tax asset	$—	$—

The Company establishes a valuation allowance, if based on the weight of available evidence, it is more likely than not that some portion or all of the deferred assets will not be realized. During 2022 certain adjustments were made to the Company’s net operating loss carryforward tax asset for IRC Section 382 limitations. The valuation allowance increased by $2,289,158 and $2,780,137 during 2022 and 2021, respectively.

As of December 31, 2022, the Company had a net operating loss carryforward of approximately $30.2 million for Federal and State tax purposes. The net operating loss expires beginning 2030 through 2037 for those losses generated in 2017 and prior years. Approximately $18 million of such net operating losses will carryforward indefinitely and be available to offset up to 80% of future taxable income each year. Subsequent to December 31, 2019, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was passed, which temporarily removes such 80% limitation for years 2019 and 2020. The Company’s net operating loss carryforward may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

15.	Income Taxes (continued)

As required by the provisions of ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expenses. As of December 31, 2022, the Company has no unrecognized tax positions, including interest and penalties. The Company files returns in the United States Federal tax jurisdiction and various other state jurisdictions.

16.	Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants. Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive.

At December 31, 2022, there were options, including options granted to non-employees and non-directors, restricted stock units and warrants to purchase 36,436, 3,370,186 and 2,025,020 shares of common stock, respectively, outstanding that could potentially dilute future net income per share. Because the Company had a net loss as of December 31, 2022, it is prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, the Company has used the same number of shares outstanding to calculate both the basic and diluted loss per share. At December 31, 2021, there were options, including options to non-employees and non-directors, restricted stock units and warrants to purchase 36,436, 2,220,514 and 2,025,520 shares of common stock, respectively, outstanding that could potentially dilute future net income per share.

17.	Stockholders’ Equity

Public Offerings – In June 2017, the Company issued 75,000 shares of its common stock at $100.00 per share through the Public Offering. The Company incurred $1,388,615 in issuance costs from the Public Offering and issued 3,750 warrants valued at $55,475 to the underwriters (as discussed in Note 18).

In July 2017, as permitted by the underwriting agreement entered into in connection with the Public Offering, the underwriters exercised their option to purchase an additional 11,250 shares of common stock at $100.00 per share. The Company incurred $176,771 in issuance costs from this issuance. In connection with this exercise, certain affiliates of the underwriters were granted additional warrants to purchase 563 shares of common stock in the aggregate valued at $8,321 (as discussed in Note 18).

In connection with and prior to the Public Offering, the Company issued 90,084 shares of its common stock upon conversion of all outstanding preferred stock and 25,833 shares of its common stock upon conversion of the previously outstanding convertible debentures.

In December 2019, the Company completed a public offering of its common stock (the “Public Offering”). In connection with the Public Offering, the Company sold 857,500 shares of common stock at a public offering price of $3.00 per share, resulting in aggregate net proceeds of $2,117,948 after deducting underwriting discounts and commissions and other expenses related to the offering. The Company incurred $454,552 in issuance costs from the Public Offering and no warrants to purchase were issued to the underwriters.

In April 2020, the Company also completed a public offering of its common stock (the “April Public Offering”). In connection with the April Public Offering, the Company sold 440,000 shares of common stock at a public offering price of $4.25 per share, resulting in aggregate net proceeds of approximately $1,522,339 after deducting underwriting discounts and commissions and other expenses related to the offering. The Company incurred a total of approximately $347,661 in issuance costs in connection with the offering and no warrants to purchase were issued to the underwriters.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

17.	Stockholders’ Equity (continued)

In May 2020, the Company completed a public offering of its common stock (the “May Public Offering”). In connection with the May Public Offering, the Company sold 6,000,000 shares of common stock at a public offering price of $2.50 per share. Pursuant to the terms of the related Underwriting Agreement dated May 6, 2020 by and among the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representatives of several underwriters named therein (“ThinkEquity”), ThinkEquity was granted an over-allotment option to purchase up to an additional 900,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in connection with the previously announced public offering. On May 15, 2020, ThinkEquity exercised in full such option with respect to all 900,000 shares of the Company’s Common Stock (the “Option Shares”). After giving effect to the full exercise of the over-allotment option, the total number of shares of Common Stock sold by the Company in the May Public Offering was 6,900,000 shares of Common Stock and total net proceeds to the Company, after deducting underwriting discounts and commissions and other offering expenses payable by the Company, were approximately $15,596,141. The Company incurred a total of approximately $1,653,859 in issuance costs in connection with the offering and issued warrants to purchase 300,000 shares of common stock to the underwriters.

In October 2021, the Company closed a registered direct offering and concurrent private placement of its common stock (the “October Offering”) that the Company effected pursuant to the Securities Purchase Agreement that it entered into on October 25, 2021 with an institutional investor and received gross proceeds of $11.55 million. Pursuant to the terms of the Purchase Agreement, the Company issued to the investor (A) in a registered direct offering (i) 975,000 shares (the “Public Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,189,384 shares (the “Pre-Funded Warrant Shares”) of Common Stock and (B) in a concurrent private placement, Series A warrants to purchase up to 1,898,630 shares (the “Common Stock Warrant Shares”) of Common Stock (the “Common Stock Warrants,” and together with the Public Shares and the Pre-Funded Warrants, the “Securities”) (the “Offering The Pre-Funded Warrants were immediately exercisable at a nominal exercise price of $0.001 and all Pre-Funded Warrants sold have been exercised. The Common Stock Warrants have an exercise price of $4.80 per share, are exercisable upon issuance and will expire five years from the date of issuance. A.G.P./Alliance Global Partners (the “Placement Agent”) acted as the exclusive placement agent for the transaction pursuant to that certain Placement Agency Agreement, dated as of October 25, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent received (i) a cash fee equal to seven percent (7.0%) of the gross proceeds from the placement of the Securities sold by the Placement Agent in the Offering and (ii) a non-accountable expense allowance of one half of one percent (0.5%) of the gross proceeds from the placement of the Gross Proceeds Securities sold by the Placement Agent in the Offering. The Company also reimbursed the Placement Agent’s expenses up to $50,000 upon closing the Offering. The net proceeds to the Company after deducting the Placement Agent’s fees and the Company’s estimated offering expenses was approximately $10.5 million.

Securities Purchase Agreement – In April 2019, the Company issued 42,388 shares of its common stock at $22.00 per share through a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors and accredited investors. Concurrently with the sale of the common stock, pursuant to the Purchase Agreement, the Company also sold common stock purchase warrants to such investors to purchase up to an aggregate of 42,388 shares of common stock. The Company incurred $379,816 in issuance costs from the offering and issued 4,239 warrants to the underwriters. The warrants are further discussed in Note 18.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

17.	Stockholders’ Equity (continued)

Decrease in Authorized Shares – On June 5, 2019, at the Company’s annual meeting of stockholders, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to decrease the number of authorized shares of common stock from 300,000,000 to 25,000,000 shares. Following the meeting, on June 5, 2019, the Company filed a certificate of amendment to the amended and restated certificate of incorporation to decrease its authorized shares of common stock accordingly. There was no change to the number of authorized shares of preferred stock.

Underwriting Agreement – In August 2019, the Company issued 45,000 shares of its common stock at $17.00 per share pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) to the public. The Company incurred $181,695 in issuance costs from the offering and issued warrants to purchase 2,250 shares of common stock to the underwriter. The warrants are further discussed in Note18.

18.	Warrants

In conjunction with the June 2017 Public Offering, the Company issued to certain affiliates of the underwriters, as compensation, warrants to purchase an aggregate of 4,313 shares of common stock at an exercise price of $125.00 per share. The warrants are exercisable at the option of the holder on or after June 21, 2018 and expire June 21, 2023. The fair value of warrants was calculated utilizing a Black-Scholes model and amounted to $63,796. The fair market value of the warrants as of the date of issuance has been included in issuance costs in additional paid-in capital.

In conjunction with the Purchase Agreement in April 2019, the Company also sold warrants to purchase up to an aggregate of 42,388 shares of common stock at an initial exercise price of $27.50 per share. The warrants are exercisable at the option of the holder on or after October 29, 2019 and expire October 29, 2024. The Company issued to certain affiliates of the underwriters, as compensation, warrants to purchase an aggregate of 4,239 shares of common stock at an initial exercise price of $27.50 per share. The warrants are exercisable at the option of the holder on or after October 29, 2019 and expire April 24, 2024.

In conjunction with the Underwriting Agreement in August 2019, the Company issued to the underwriter, as compensation, warrants to purchase an aggregate of 2,250 shares of common stock at an initial exercise price of $21.25 per share. The warrants are exercisable at the option of the holder on or after February 1, 2020 and expire August 29, 2024.

In conjunction with the Underwriting Agreement in May 2020, the Company issued to the underwriter, as compensation, warrants to purchase an aggregate of 300,000 shares of common stock at an initial exercise price of $3.14 per share. The warrants are exercisable at the option of the holder on or after November 6, 2020 and expire May 5, 2025. During the year ended December 31, 2021, 226,300 warrants were exercised and converted into common stock of the Company.  The Company has received proceeds of approximately $707,000 from the exercise of the warrants.

In conjunction with the Purchase Agreement in October 2021, the Company also issued Series A warrants to purchase up to 1,898,630 shares of Common Stock in a concurrent private placement. The warrants are have an exercise price of $4.80 per share, exercisable at the option of the holder on or after October 26, 2021 and will expire five years from the date of issuance.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

19.	Share-based Compensation

On October 26, 2016, the Company’s Board of Directors approved the issuance of up to 25,000 shares of the Company’s common stock in the form of restricted stock or options (“2016 Stock Plan”). Effective January 20, 2017, the 2016 Stock Plan was amended and restated as the SG Blocks, Inc. Stock Incentive Plan, as further amended effective June 1, 2018 and as further amended on July 30, 2020 and as further amended on August 18, 2021, (the “Incentive Plan”). The Incentive Plan authorizes the issuance of up to 3,625,000 shares of common stock.  It authorizes the issuance of equity-based awards in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards and cash-based awards to non-employee directors and to officers, employees and consultants of the Company and its subsidiary, except that incentive stock options may only be granted to the Company’s employees and its subsidiary’s employees. The Incentive Plan expires on October 26, 2026, and is administered by the Company’s Compensation Committee of the Board of Directors. Each of the Company’s employees, directors, and consultants are eligible to participate in the Incentive Plan. As of December 31, 2022, there were 376,060 shares of common stock available for issuance under the Incentive Plan.

Stock-based compensation expense is included in the consolidated statements of operations as follows:

	Year Ended December 31,
	2022	2021
Payroll and related expenses	$2,798,844	$1,647,391
General and administrative expenses	—	—
Total	$2,798,844	$1,647,391

The following table presents total stock-based compensation expense by security type included in the consolidated statements of operations:

	Year Ended December 31,
	2022	2021
Stock options	$—	$2,666
RSUs	2,798,844	1,644,725
Total	$2,798,844	$1,647,391

Because the Company does not have significant historical data on employee exercise behavior, the Company uses the “Simplified Method” to calculate the expected life of the stock-based option awards granted to employees. The simplified method is calculated by averaging the vesting period and contractual term of the options.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

19.	Share-based Compensation (continued)

The following table summarizes stock-based option activities and changes during the years ended December 31, 2022 and 2021, as described below:

	Shares	Weighted Average Fair Value Per Share	Weighted Average Exercise Price Per Share	Weighted Average Remaining Terms (in years)	Aggregate Intrinsic Value
Outstanding – December 31, 2020	36,436	$35.54	$78.71	6.34	$—
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding – December 31, 2021	36,436	$24.80	$78.71	5.34	$—
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding – December 31, 2022	36,436	24.80	78.71	4.34	$—
Exercisable – December 31, 2021	36,436	24.80	78.71	5.34	—
Exercisable – December 31, 2022	36,436	$24.80	$78.71	4.34	$—

For the years ended December 31, 2022 and December 31, 2021, the Company recognized stock-based compensation expense of $0 and $2,666, respectively, related to stock options. This expense is included in payroll and related expenses in the accompanying consolidated statements of operations.

As of December 31, 2022, there was no unrecognized compensation costs related to non-vested stock options and all options have been expensed. The intrinsic value is calculated as the difference between the fair value of the stock price at year end and the exercise price of each of the outstanding stock options. The fair value of the stock price at December 31, 2022 was $1.28 per share.

Restricted Stock Units

On March 22, 2019, a total of 15,703 of restricted stock units were granted to Mr. Galvin, Mr. Armstrong, Mr. Shetty, six employees and one consultant of the Company, under the Company’s stock-based compensation plan, at the fair value of $54.00 per share, which represents the closing price of the Company’s common stock on February 26, 2019. Restricted stock units granted to Mr. Galvin, Mr. Armstrong, Mr. Shetty, and an aggregate of six employees and one consultant of 6,139, 772, 5,729 and an aggregate of 3,063, respectively, vest in installments over either a one-year, two-year, three-year and four-year period and will fully vest by the end of December 31, 2022. The fair value of these units upon issuance amounted to $847,957.

On January 15, 2019 and February 26, 2019, a total of 526 of restricted stock units were granted to two of the Company’s non-employee directors, under the Incentive Plan, at the calculated fair value of $58.80 and $55.20 per share, respectively, which represents the average closing price of the Company’s common stock for the ten trading days immediately preceding and including the grant date. The restricted stock units granted on January 15, 2019 will vest on January 15, 2020, subject to each individual’s continued service as a director of the Company through such date, and are payable six months after the termination of the director from the Company’s Board of Directors or death or disability. The restricted stock units granted on February 26, 2019 vest on the earlier of (A) the first anniversary of the date of the grant or (B) the date of the 2019 annual meeting of the Company’s stockholders subject to each individual’s continued service as a director of the Company through such date, and are payable six months after the termination of the director from the Board of Directors or death or disability.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

19.	Share-based Compensation (continued)

Effective June 5, 2019, a total of 9,189 of restricted stock units were granted to the Company’s non-employee directors, under the Company’s stock-based compensation plan, at the calculated fair value of $16.40 per share, which represents the average closing price of the Company’s common stock for the ten trading days immediately preceding and including the grant date. Restricted stock units granted to directors on June 5, 2019 vest on the earlier of (A) the first anniversary of the date of the grant or (B) the date of the annual meeting of the Company’s stockholders that occurs in the year immediately following the date of the grant; and are payable six months after the termination of the director from the Board or death or disability.

On April 14, 2020, a total of 35,331 of restricted stock units were granted to Mr. Galvin, Mr. Armstrong, Mr. Sheeran, five employees and two consultants of the Company, under the Company’s stock-based compensation plan, at the fair value of $4.76 per share, which represents the closing price of the Company’s common stock on April 14, 2020. Restricted stock units granted to Mr. Galvin, Mr. Armstrong, Mr. Sheeran, and an aggregate of five employees and one consultant of 11,331, 1,000, 3,000 and an aggregate of 8,000, respectively, will vest in full on the first anniversary of the vesting commencement date and one consultant received 12,000 restricted stock units that vested immediately on April 15, 2020. The fair value of these units upon issuance amounted to $168,176.

On April 14, 2020, a total of 12,000 of restricted stock units were granted to three of the Company’s non-employee directors, under the Incentive Plan, at the calculated fair value of $4.76 per share, which represents the closing price of the Company’s common stock on April 14, 2020. The restricted stock units granted on April 14, 2020 will fully vest on April 14, 2021, subject to each individual’s continued service as a director of the Company through such date, and are payable six months after the termination of the director from the Company’s Board of Directors or death or disability. The fair value of these units upon issuance amounted to $57,120.

On September 23, 2020, a total of 425,000 of restricted stock units were granted to Mr. Armstrong, Mr. Sheeran, seven employees and one consultant of the Company, under the Company’s stock-based compensation plan, at the fair value of $1.81 per share, which represents the closing price of the Company’s common stock on September 23, 2020. Restricted stock units granted to Mr. Armstrong, Mr. Sheeran, and an aggregate of seven employees and one consultant of 50,000, 75,000 and an aggregate of 300,000, respectively, and 1/3 will vest on September 23, 2020, 1/3 on the one year anniversary of the grant date and 1/3 on the two year anniversary of the grant date. The fair value of these units upon issuance amounted to $769,250.

On November 11, 2020, a total of 46,826 of restricted stock units were granted to three of the Company’s non-employee directors, under the Incentive Plan, at the calculated fair value of $2.39 per share, which represents the closing price of the Company’s common stock on November 11, 2020. The restricted stock units granted on November 11, 2020 will vest 1/2 on November 11, 2020 and 1/2 on the one year anniversary of the grant date, subject to each individual’s continued service as a director of the Company through such date, and are payable six months after the termination of the director from the Company’s Board of Directors or death or disability. The fair value of these units upon issuance amounted to $111,920.

On December 9, 2020, a total of 372,000 of restricted stock units were granted to Mr. Galvin, under the Company’s stock-based compensation plan, at the fair value of $3.28 per share, which represents the closing price of the Company’s common stock on December 9, 2020. Restricted stock units granted to Mr. Galvin will vest 1/2 on December 9, 2020 and 1/2 on the first year anniversary of the grant date. The fair value of these units upon issuance amounted to $1,220,160.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

19.	Share-based Compensation (continued)

On October 1, 2021, a total of 1,214,500 of restricted stock units were granted to Mr. Galvin, Mr. Rogers, Mr. Armstrong, Mr. Sheeran, thirteen employees and three consultant of the Company, under the Company’s stock-based compensation plan, at the fair value of $3.38 per share, which represents the closing price of the Company’s common stock on October 1, 2021. Restricted stock units granted to Mr. Galvin, Mr. Armstrong, Mr. Sheeran, and an aggregate of thirteen employees and two consultant of 350,000, 40,000, 100,000 and an aggregate of 475,000, respectively, vesting quarterly over two years from the anniversary of the grant date. Restricted stock units granted to Mr. Rogers and one consultant of 37,500 and 12,000 vest upon issuance date. Restricted stock units granted to Mr. Rogers of 200,000 vest monthly over a two-year period. The fair value of these units upon issuance amounted to $4,105,010.

On October 1, 2021, a total of 59,170 of restricted stock units were granted to five of the Company’s non-employee directors, under the Company’s stock-based compensation plan, at the fair value of $3.38 per share, which represents the closing price of the Company’s common stock on October 1, 2021. The restricted stock units granted October 1, 2021 vesting monthly over one year and, if earlier, in full on the date of the Company’s 2022 Annual Meeting of Stockholders.

On December 7, 2021, a total of 62,500 of restricted stock units were granted to five of the Company’s non-employee advisory directors, under the Company’s stock-based compensation plan, at the fair value of $2.36 per share, which represents the closing price of the Company’s common stock on December 7, 2021. The restricted stock units granted vest in equal monthly installments over one year period.

During 2022, a total of 1,045,000 of restricted stock units were granted to Mr. Galvin and seven employees of the Company, under the Company’s stock-based compensation plan, at the fair value ranging from $1.30 to $2.24 per share, which represents the closing price of the Company’s common stock at the date of grant. The restricted stock units granted vest quarterly over two years from the anniversary of the grant date. The fair value of these units upon issuance amounted to $1,843,000.

On November 18, 2022, a total of 80,000 of restricted stock units were granted to four of the Company’s non-employee directors, under the Company’s stock-based compensation plan, at the fair value of $1.30 per share, which represents the closing price of the Company’s common stock on November 18, 2022. The restricted stock units granted vest in equal quarterly installments over a two-year period.

For the year ended December 31, 2022 and 2021, the Company recognized stock-based compensation of $2,798,844 and $1,644,725 related to restricted stock units. This expense is included in the payroll and related expenses and general and administrative expenses in the accompanying consolidated statement of operations. As of December 31, 2022, there was a total of $1,686,599 in unrecognized compensation costs related to non-vested restricted stock units.

The following table summarized restricted stock unit activities during the year ended December 31, 2022:

Number of Shares
Non-vested balance at January 1, 2022	1,274,137
Granted	1,125,000
Vested	(890,122)
Forfeited/Expired	(125,118)
Non-vested balance at December 31, 2022	1,383,897

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

20.	Commitments and Contingencies

Legal Proceedings

The Company is subject to certain claims and lawsuits arising in the normal course of business. The Company assesses liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. Where it is probable that the Company will incur a loss and the amount of the loss can be reasonably estimated, the Company records a liability in our consolidated financial statements. These legal accruals may be increased or decreased to reflect any relevant developments on a quarterly basis. Where a loss is not probable or the amount of the loss is not estimable, the Company does not record an accrual, consistent with applicable accounting guidance. Based on information currently available, advice of counsel, and available insurance coverage, the Company believes that the established accruals are adequate and the liabilities arising from the legal proceedings will not have a material adverse effect on the consolidated financial condition. However, that in light of the inherent uncertainty in legal proceedings there can be no assurance that the ultimate resolution of a matter will not exceed established accruals. As a result, the outcome of a particular matter or a combination of matters may be material to the results of operations for a particular period, depending upon the size of the loss or the income for that particular period.

1.) Pizzarotti Litigation - On or about August 10, 2018 Pizzarotti, LLC filed a complaint against the Company and Mahesh Shetty, the Company’s former President and CFO, and others, seeking unspecified damages for an alleged breach of contract by the Company and another entity named Phipps & Co. (“Phipps”). The lawsuit was filed as Pizzarotti, LLC. v. Phipps & Co., et al., Index No. 653996/2018 and commenced in the Supreme Court of the State of New York for the County of New York. On or about April 1, 2019, Phipps filed cross-claims against the Company and Mr. Shetty asserting claims for indemnification, contribution, fraud, negligence, negligent misrepresentation, and breach of contract. SG Blocks has likewise cross claimed against Phipps for indemnification and contribution, claiming that any damages to the Plaintiff were the result of the acts or omissions of Phipps and its principals.

Pizzarotti’s suit arose from a contract dated April 3, 2018 that it executed with Phipps whereby Pizzarotti, a construction manager, engaged Phipps to perform stone procuring and tile work at a construction project located at 161 Maiden Lane, New York 10038. Pizzarotti’s claims against the Company arise from a purported assignment agreement dated August 10, 2018, whereby Pizzarotti claims that the Company agreed to assume certain obligations of Phipps under a certain trade contract between Pizzarotti and Phipps & Co. Phipps’ claims against the Company arise from a purported Assignment Agreement, dated as of May 30, 2018, between Pizzarotti, Phipps and the Company (the “Assignment Agreement”), pursuant to which, it is alleged, that the Company agreed to provide a letter of credit in connection with the sub-contracted work to be provided by Phipps to Pizzarotti.

The Company believes that the Assignment Agreement was void for lack of consideration and moved to dismiss the case on those and other grounds. On June 17, 2020, the New York Supreme Court entered an order dismissing certain claims against the Company brought by cross claimant Phipps & Co. Specifically, the court dismissed Phipps’ claims for indemnification, contribution, fraud, negligence and negligent misrepresentation. The court did not dismiss Phipps’ claim for breach of the Assignment Agreement. The issue of the validity of the Assignment Agreement, and the Company’s defenses to the claims brought by the plaintiff Pizzarotti, and cross claimant Phipps, are being litigated. The Company maintains that the Assignment Agreement, to the extent valid and enforceable, was properly terminated and/or there are no damages, and, consequently, that the claims brought against the Company are without merit. The Company intends to continue to vigorously defend the litigation. The parties have engaged in written discovery but no depositions have been conducted as of yet. By motion dated February 24, 2021, Pizzarotti moved to stay the entire action pending the outcome of a separate litigation captioned Pizzarotti, LLC v. FPG Maiden Lane, LLCet. al., Index No. 651697/2019, involving some of the same parties (but excluding the Company). Phipps cross moved to consolidate the two actions. The Company opposed both motions. On April 26, 2021, the court denied both motions and directed the parties to meet and confer concerning the scheduling of depositions. On May 10, 2021, the parties jointly filed with the court a proposed order providing the completion of depositions of all parties and nonparties by September 30, 2021. The court has not entered the proposed discovery order and no formal action has been taken by the plaintiff Pizzarotti nor the defendant-cross claimant Phipps since the proposed order was submitted. There are no scheduled hearings or conferences before the court at this time.

Litigation is subject to many uncertainties, and the outcome of this action is not predicted with assurance. The Company is currently unable to predict the possible loss or range of loss, if any, associated with the resolution of this litigation, and, accordingly, the Company has made no provision related to this matter in the consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

20.	Commitments and Contingencies (continued)

Vendor Litigation

1.) SG Blocks, Inc. v HOLA Community Partners, et. al.

On April 13, 2020, Plaintiff SG Blocks, Inc. (“SG Blocks” or the “Company”) filed a Complaint against HOLA Community Partners (“HCP”), Heart of Los Angeles Youth, Inc. (“HOLA”) (HCP and HOLA are collectively referred to as the “HOLA Defendants”), and the City of Los Angeles (“City”) in the United States District Court for the Central District of California, Case No. 2:20-cv-03432-ODW (“HOLA Action”). The Company asserted seven claims against HOLA Defendants arising out of and related to the HOLA Project, to wit, for: (1) breach of contract; (2) conversion; (3) default and judicial foreclosure under the Agreement as a security agreement; (4) misappropriation of trade secrets under California Civil Code section 3426; (5) misappropriation of trade secrets under 18 U.S.C. § 1836; and (6) intentional interference with contractual relations. On April 20, 2020, HOLA filed a separate action against the Company in the Los Angeles Superior Court arising out of the HOLA Project, asserting claims of (1) negligence; (2) strict products liability; (3) strict products liability, (4) breach of contract; (5) breach of express warranty; (6) violation of Business and Professions Code § 7031(b); and (7) violation of California’s unfair competition law, Business and Professions Code section 17200 (“UCL”) (“HOLA State Court Action”). The HOLA State Court Action was removed to the Central District of California and consolidated with the HOLA Action.

On January 22, 2021, the Company filed a Third-Party Complaint in the HOLA Action against Third-Party Defendants Teton Buildings, LLC, Avesi Construction, LLC, and American Home Building and Masonry Corp (“AHB”) for indemnity and contribution with respect to HOLA’s claims. The Company has also notified its general liability carrier Sompo International regarding coverage concerning HOLA’s claims On February 25, 2021, the Court entered an order dismissing the Company’s claims for (1) breach of contract; (2) conversion; (3) default and judicial foreclosure under the Agreement as a security agreement; (4) misappropriation of trade secrets under California Civil Code section 3426; (5) misappropriation of trade secrets under 18 U.S.C. § 1836; but denied dismissal of the Company’s claims for intentional interference with contractual relations. The Court also denied the Company’s motion to dismiss HOLA’s claims.

On March 12, 2021, the HOLA Defendants filed an answer to the Company’s complaint against it denying liability and asserting affirmative defenses. On March 12, 2021, the Company filed an answer to the HOLA Defendants’ First Amended Consolidated Complaint against it, denying liability and asserting affirmative defenses.

On April 26, 2021, the Company and the HOLA Defendants filed a Joint Stipulation to Dismiss HOLA Community Partners’ Sixth Claim for Relief (violation of California Business and Professions Code §7031(b)), with prejudice, pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii).

On July 23, 2021, the Company filed a First Amended Third-Party Complaint adding the following additional third party defendants seeking, inter alia, contractual indemnity, equitable indemnity; and contribution: American Home Building and Masonry Corp. (“American Home”), Anderson Air Conditioning, L.P. (“Anderson”). Broadway Glass and Mirror, Inc. (“Broadway”), Marne Construction, Inc. (“Marne”), The McIntyre Company (“McIntyre”), Dowell & Bradley Construction, Inc. dba J R Construction (“JR Construction”) Junior Steel Co. (“Junior Steel”) Saddleback Roofing, Inc. (“Saddleback”) Schindler Elevator Corporation (“Schindler”) U.S. Smoke & Fire Corp. (“U.S. Smoke”) and FirstForm, Inc. (“FirstForm”) (collectively the “Additional Third Party Defendants”).

On September 2, 2021, Schindler Elevator Corp. filed its answer to the First Amended Third-Party Complaint. On September 3, 2021, Junior Steel Co. filed its answer to the First Amended Third-Party Complaint. On September 7, 2021, Anderson Air Conditioning, L.P. filed its answer to the First Amended Third-Party Complaint. On October 6, 2021, the McIntyre Group filed its answer to the First Amended Third-Party Complaint.

On February 7, 2022, the Company filed a request for entry of a Clerk’s default against the following defendants: American Home Building and Masonry Corp., Avesi Construction, Marne Construction, Inc., FirstForm, Inc., Dowell & Bradley Construction, Inc, Saddleback Roofing, Inc., and US Smoke and Fire Corp. On February 9, 2022, the court entered a clerk’s default pursuant to Federal Rule 55 against the following defendants: American Home Building and Masonry Corp. Avesi Construction, Dowel & Bradley Construction, Inc., Saddleback Roofing Inc. and US smoke and Fire Corp. The parties that have answered and appeared in the case are currently engaged in discovery. The cut-off for fact discovery has been extended to September 12, 2022, and a trial has been set for January 31, 2023.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

20.	Commitments and Contingencies (continued)

On or about December 31, 2022, the parties who appeared in the HOLA Action executed a Settlement Agreement and Release. On February 28, 2023 the court “so ordered” the parties’ stipulation dismissing all causes of action against the parties to the Settlement Agreement and Release.

2.) Teton Buildings, LLC

(i) On January 1, 2019, SG Blocks commenced an action against Teton Buildings, LLC (“Teton”) in Harris County, Texas (“Teton Texas Action”) to recover approximately $2,100,000 arising from defendant’s breach of the operative contract related to Heart of Los Angeles construction project in Los Angeles (the “HOLA Project”) entered into on or about June 2, 2017. The Petition brought claims of breach of contract, negligence, and breach of express warranty. In or about February 2022 SG Blocks dismissed without prejudice the Teton Texas Action.

(ii) On or about September 12, 2018, the Company entered into a Firm Price Quote and Purchase (the “GVL Contract”) with Teton to govern the manufacture and provision of 23 shipping containers and modular units (the “Teton GVL Modules”) for the Four Oaks Gather GVL project in South Carolina (the “GVL Project.”). The Company maintains that Teton breached the GVL Contract by (i) failing to timely deliver the Teton GVL Modules, (ii) delivering Teton GVL Modules that were defective in their design and manufacture, (iii) otherwise failed to meet South Carolina Building Code regulations and (iv) breached applicable warranties. As a result of the breach and defects in performance, design and manufacture by Teton, Company asserts that it has sustained $761,401.66 in actual and consequential damages, excluding attorney’s fees. On October 16, 2019, Teton filed for Chapter 11 in the United States Bankruptcy Court for Southern District of Texas, Houston Division styled In re: Teton Buildings, LLC and bearing the case number 19-35811. On February 11, 2020, the Company filed a proof of claim again Teton in the amount of $2,861,401.66 arising from the HOLA Project and the GVL Contract.

On or about March 16, 2020, the Bankruptcy Court converted Teton’s Chapter 11 reorganization case to a Chapter 7 liquidation case. On July 18, 2019, Ronald Sommers, the Chapter 7 Trustee, filed a Report of No Distribution stating that there is no property available for distribution to creditors. On August 20, 2019, the Bankruptcy Court closed the Teton bankruptcy case. As such, there is no prospect of any recovery against Teton.

On January 22, 2021, the Company filed a third-party complaint against Teton in the United States District Court for the Central District of California, Case No. 2:20−cv−03432 in the HOLA Action (described above), seeking to determine Teton’s liability in its capacity as a bankruptcy debtor in order to collect any damages payable from Teton’s liability insurance carrier or carriers. On July 23, 2021, the Company filed a First Amended Third-Party Complaint against Teton and other named third party defendants (see #2 below). Teton has been served with the First Amended Third-Party Complaint and on or about February 11, 2022, Teton filed an answer and affirmative defenses.

On or about December 31, 2022, the parties who appeared in the HOLA Action, including Teton by and through its insurance carrier, executed a Settlement Agreement and Release. On February 28, 2023 the court “so ordered” the parties’ stipulation dismissing all causes of action against the parties to the Settlement Agreement and Release.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

20.	Commitments and Contingencies (continued)

3.) SG Blocks, Inc. v. EDI International, PC.-

On June 21, 2019, SG Blocks filed a lawsuit against EDI International, PC, a New Jersey corporation, in the Superior Court of the State of California, County of Los Angeles, Central District, in connection with the parties’ consulting agreement, dated June 29, 2016, pursuant to which EDI International, PC, was to provide, for a fee, certain architectural and design services for the HOLA Project. SG Blocks, Inc. claims that EDI International, PC, tortiously interfered with SG Blocks, Inc’s economic relationship with HOLA Community Partners and Heart of Los Angeles Youth, Inc. EDI International, PC, filed a cross-complaint for alleged unpaid fees and tortious interference with EDI International, PC’s contractual relationship with HOLA Community Partners and Heart of Los Angeles Youth, Inc. EDI International, PC’s cross-complaint seeks in excess of $30,428.71 in damages.

On July 8, 2020, SG Blocks, Inc. added PVE LLC as a defendant in the lawsuit, claiming PVE LLC is liable to the same extent as EDI International, PC. The case is currently in the discovery stage and a trial date has been set for May 2, 2022.

On May 14, 2021, EDI accepted the Company’s Statutory Offer of Compromise, pursuant to California Code of Civil Procedures §998, to settle EDI’s cross-claims. On July 26, 2021, the Company and EDI entered into a certain General Release agreement whereby in exchange for payment by the Company in the amount of $67,125.83 EDI released SG Blocks from all liabilities and damages related to EDI’s cross-claims. The Company continues to prosecute its claim against EDI for tortious interference with the Company’s economic relationship with HOLA Community Partners and Heart of Los Angeles Youth, Inc. The discovery period has concluded and a trial date has been set for October 2023.

Litigation is subject to many uncertainties, and the outcome of this action is not predicted with assurance. The Company is currently unable to predict the outcome or possible recovery or loss or range of loss, if any, associated with the resolution of this litigation, and, accordingly, the Company has made no provision related to this matter in the consolidated financial statements.

Other Litigation

1.) SG Blocks, Inc. v. Osang Healthcare Company, Ltd.,

On April 14, 2021, the Company commenced an action against Osang Healthcare Company, Ltd. (“Osang”) in the United States District Court, Eastern District of New York, Case No. 21-01990 (“Osang Action”). The Company has asserted that Osang materially breached a certain Managed Supply Agreement (“MSA”) entered into between the parties on October 12, 2020, pursuant to which the Company received on consignment two million (2,000,000) units of Osang’s “Genefinder Plus RealAmp Covid-19 PCR Test” (the “Covid-19 Test”) for domestic and international distribution. The Company has also asserted that Osang breached the covenant of good faith and fair dealing, fraudulently induced it to enter into the MSA, and violated §349 of the New York General Business Law’s prohibition of deceptive business practices.

On June 18, 2021, Osang served a motion to dismiss the Osang Action pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure. On July 30, 2021, the Company served its opposition to the motion to dismiss. On September 22, 2022, the court entered an order granting in part and denying in part Osang’s motion to dismiss. The court denied that part of Osang’s motion that sought dismissal of the Company’s causes of action for breach of contract (but denied recovery of lost profits) and fraud, but dismissed the Company’s causes of action for breach of implied covenant of good faith and fair dealing, indemnification, accounting, and violation of the New York Unlawful and Deceptive Trade Practices Act (GBL §349).

A status conference was held on November 16, 2022 at which time the Court entered a scheduling order for the conducting of discovery. Discovery is ongoing. A settlement conference was held by the Court on March 14, 2023.

Litigation is subject to many uncertainties, and the outcome of this action is not predicted with assurance. The Company is currently unable to predict the outcome or possible recovery, if any, associated with the resolution of this litigation, and, accordingly, the Company has made no provision related to this matter in the consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2022 and 2021

20.	Commitments and Contingencies (continued)

Commitments

In April 2020, the Company entered into an amendment to its employment agreement, dated January 1, 2017, with Paul Gavin (the “Amendment”), to extend the term of employment to December 31, 2021, provide for an annual base salary of $400,000, provide for a performance bonus structure for a bonus of up to 50% of base salary upon the Company’s achievement of $2,000,000 EBITDA and additional performance bonus payments for the achievement of EBITDA in excess of $2,000,000 based on a percentage of the incremental increase in EBITDA (ranging from 10% of the incremental increase in EBITDA if the Company achieves over $2,000,000 and up to $7,000,000 in EBITDA, 8% of the incremental increase in EBITDA if the Company achieves over $7,000,000 and up to $12,000,000 in EBITDA and 3% of the incremental increase in EBITDA over $12,000,000), provide for a profits-based additional bonus of up to $250,000 in certain limited circumstances, and provide for one (1) year severance, plus a pro-rated amount of any unpaid bonus earned by him during the year as verified by the Company’s principal financial officer, if Mr. Galvin is terminated without cause. At the Company’s option, up to fifty (50%) percent of the EBITDA performance bonuses may be paid in restricted stock units if then available for grant under the Company’s Stock Incentive Plan. All other terms of the employment agreement remain in full force and effect.

On July 5, 2022, the Company entered into an amendment to its employment agreement, dated January 1, 2017, as amended, with Paul Galvin, to provide for the payment of an annual base salary of $500,000. All other terms of the employment agreement remain in full force and effect.

21.	Subsequent Events

During January 2023, the Short-Term Note and Second Short-Term Note were extended with a current maturity date of February 1, 2024.

On February 7, 2023, the Company closed a private placement offering (the “Offering”) of One Million One Hundred Thousand Dollars ($1,100,000) in principal amount of the Company’s 8% convertible debenture (the “Debenture”) and a warrant (the “Warrant”) to purchase up to Five Hundred Thousand (500,000) shares of the Company’s common stock, to Peak One Opportunity Fund, L.P. (“Peak One”). Pursuant to a Securities Purchase Agreement, dated February 7, 2023 (the “Purchase Agreement”), the Debenture was sold to Peak One for a purchase price of $1,000,000, representing an original issue discount of ten percent (10%).

In connection with the offering the Company paid $15,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the Purchase Agreement and issued 50,000 shares of its restricted common stock (the “Commitment Shares”) to Peak One Investments, LLC (“Investments”), the general partner of Peak One.

The Debenture matures twelve months from its date of issuance and bear interest at a rate of 8% per annum payable on the maturity date. The Debenture is convertible, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the principal amount of the Debenture plus all accrued and unpaid interest at a conversion price equal to $1.50 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the Debenture is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues common stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of common stock, other than with respect to an Exempt Issuance (as defined in the Debenture), at an effective price per share that is lower than the then Conversion Price. In the event of any such anti-dilutive event, the Conversion Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.40 per share, unless and until the Company obtains shareholder approval for any issuance below such floor price.

On March 30, 2023, an affiliate of SG DevCorp. entered into an agreement to secure financing to pay off the Short-Term Note and Second Short-Term Note by issuing a new $5,000,000 note to be secured by the Lago Vista property and SG DevCorp.’s McLean site in Durant, Oklahoma. As of the date of this report, the financing to pay off the Notes had not closed.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$712,906	$582,776
Accounts receivable, net	741,299	1,280,456
Contract assets	18,391	36,384
Held for sale assets	4,400,361	4,396,826
Inventories	402,186	465,560
Prepaid expenses and other current assets	826,917	744,211
Total current assets	7,102,060	7,506,213

Property, plant and equipment, net	6,901,417	5,608,903
Project development costs and other non-current assets	603,431	483,546
Goodwill	1,309,330	1,309,330
Right-of-use asset	2,203,659	4,421,002
Long-term note receivable	879,418	857,534
Intangible assets, net	1,951,367	1,997,833
Deferred contract costs, net	40,785	71,374
Investment in non-marketable securities	700,000	700,000
Investment in and advances to equity affiliates	3,642,607	3,599,945
Total Assets	$25,334,074	$26,555,680

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,193,349	$4,009,522
Contract liabilities	1,311,002	437,271
Lease liability, current maturities	1,001,138	1,225,394
Assumed liability	20,795	5,795
Short term notes payable, net	7,156,737	2,648,300
Total current liabilities	15,683,021	8,326,282

Long-term note payable	2,500,000	750,000
Lease liability, net of current maturities	734,027	3,039,836
Total liabilities	18,917,048	12,116,118

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized; 16,482,771 issued and 16,415,353 outstanding as of September 30, 2023 and 12,613,978 issued and 12,590,863 outstanding as of December 31, 2022	164,828	126,140
Additional paid-in capital	67,760,551	56,173,977
Treasury stock, at cost – 67,318 shares as of September 30, 2023 and 23,115 shares as of December 31, 2022	(92,396)	(49,680)
Accumulated deficit	(62,331,370)	(41,428,268)
Total Safe & Green Holdings Corp. stockholders’ equity	5,501,613	14,822,169
Non-controlling interest	915,413	(382,607)
Total stockholders’ equity	6,417,026	14,439,562
Total Liabilities and Stockholders’ Equity	$25,334,074	$26,555,680

The accompanying notes are an integral part of these condensed consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Construction services	$3,965,361	$2,685,920	$14,566,351	$8,567,568
Engineering services	—	6,599	—	81,305
Medical revenue	—	1,437,738	—	11,640,953
Total	3,965,361	4,130,257	14,566,351	20,289,826

Cost of revenue:
Construction services	4,501,393	2,688,450	15,138,225	8,631,031
Engineering services	—	5,001	—	58,893
Medical revenue	—	1,601,980	—	8,506,681
Total	4,501,393	4,295,431	15,138,225	17,196,605

Gross profit (loss)	(536,032)	(165,174)	(571,874)	3,093,221

Operating expenses:
Payroll and related expenses	819,909	1,294,857	6,318,728	3,650,553
General and administrative expenses	1,353,866	939,044	4,499,982	2,515,877
Marketing and business development expenses	265,313	103,111	455,463	337,941
Total	2,439,088	2,337,012	11,274,173	6,504,371

Operating loss	(2,975,120)	(2,502,186)	(11,846,047)	(3,411,150)

Other income (expense):
Interest expense	(738,649)	(52,758)	(1,549,992)	(174,733)
Interest income	3,186	9,756	22,002	33,518
Other income (expense)	102,449	(2,963)	690,939	488,346
Total	(633,014)	(45,965)	(837,051)	347,131

Loss before income taxes	(3,608,134)	(2,548,151)	(12,683,098)	(3,064,019)
Income tax expense	—	—	—	—

Net loss	(3,608,134)	(2,548,151)	(12,683,098)	(3,064,019)

Add: net income (loss) attributable to noncontrolling interests	—	(94,568)	—	1,522,101
Net loss attributable to common stockholders of Safe & Green Holdings Corp.	$(3,608,134)	$(2,453,583)	$(12,683,098)	$(4,586,120)

Net loss per share attributable to Safe & Green Holdings Corp.
Basic and diluted	$(0.22)	$(0.18)	$(0.86)	$(0.35)

Weighted average shares outstanding:
Basic and diluted	16,057,132	13,459,713	14,761,502	13,228,828

The accompanying notes are an integral part of these condensed consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

	$0.01 Par Value Common Stock		Additional Paid-in	Treasury	Accumulated	Safe & Green Holdings Corp. Stockholders’	Noncontrolling	Total Stockholders’
	Shares	Amount	Capital	Stock	Deficit	Equity	Interests	Equity
Balance at June 30, 2023	16,016,107	$160,161	$60,189,651	$(92,396)	$(50,503,232)	$9,754,184	$(429,024)	$9,325,160
Distribution of SG DevCorp	—	—	6,875,567	—	(8,220,004)	(1,344,437)	1,344,437	—
Conversion of short-term notes payable	466,664	4,667	695,333	—	—	700,000	—	700,000
Net loss	—	—	—	—	(3,608,134)	(3,608,134)	—	(3,608,134)
Balance at September 30, 2023	16,482,771	$164,828	$67,760,551	$(92,396)	$(62,331,370)	$5,501,613	$915,413	$6,417,026

Balance at December 31, 2022	12,613,978	$126,140	$56,173,977	$(49,680)	$(41,428,268)	$14,822,169	$(382,607)	$14,439,562
Stock-based compensation	—	—	3,210,631	—	—	3,210,631	—	3,210,631
Issuance of restricted common stock	287,512	2,875	434,450	—	—	437,325	—	437,325
Issuance of restricted stock units	3,014,617	30,146	(30,146)	—	—	—	—	—
Common stock issued for services	50,000	500	47,000	—	—	47,500	—	47,500
Issuance of warrants and restricted common stock	50,000	500	353,739	—	—	354,239	—	354,239
Noncontrolling interest distribution	—	—	—	—	—	—	(46,417)	(46,417)
Treasury stock	—	—	—	(42,716)	—	(42,716)	—	(42,716)
Distribution of SG DevCorp	—	—	6,875,567	—	(8,220,004)	(1,344,437)	1,344,437	—
Conversion of short-term notes payable	466,664	4,667	695,333	—	—	700,000	—	700,000
Net loss	—	—	—	—	(12,683,098)	(12,683,098)	—	(12,683,098)
Balance at September 30, 2023	16,482,771	$164,828	$67,760,551	$(92,396)	$(62,331,370)	$5,501,613	$915,413	$6,417,026

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

	$0.01 Par Value Common Stock		Additional Paid-in	Treasury	Accumulated	Safe & Green Holdings Corp. Stockholders’	Noncontrolling	Total Stockholders’
	Shares	Amount	Capital	Stock	Deficit	Equity	Interests	Equity
Balance at June 30, 2022	12,050,206	$120,502	$54,660,934	$—	$(35,241,757)	$19,539,679	$824,404	$20,364,083
Stock-based compensation	—	—	594,694	—	—	594,694	—	594,694
Noncontrolling interest distribution	—	—	—	—	—	—	(98,000)	(98,000)
Repurchase of common stock	(23,115)	—	—	(49,680)	—	(49,680)	—	(49,680)
Net income (loss)	—	—	—	—	(2,453,583)	(2,453,583)	(94,568)	(2,548,151)
Balance at September 30, 2022	12,027,091	$120,502	$55,255,628	$(49,680)	$(37,695,340)	$17,631,110	$631,836	$18,262,946

Balance at December 31, 2021	11,986,873	$119,869	$53,341,405	$—	$(33,109,220)	$20,352,054	$1,363,735	$21,715,789
Stock-based compensation	20,000	200	1,914,656	—	—	1,914,856	—	1,914,856
Issuance of restricted stock units	43,333	433	(433)	—	—	—	—	—
Noncontrolling interest distribution	—	—	—	—	—	—	(2,254,000)	(2,254,000)
Repurchase of common stock	(23,115)	—	—	(49,680)	—	(49,680)	—	(49,680)
Net income (loss)	—	—	—	—	(4,586,120)	(4,586,120)	1,522,101	(3,064,019)
Balance at September 30, 2022	12,027,091	$120,502	$55,255,628	$(49,680)	$(37,695,340)	$17,631,110	$631,836	$18,262,946

The accompanying notes are an integral part of these condensed consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(12,683,098)	$(3,064,019)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	277,648	317,249
Amortization of intangible assets	140,437	122,587
Amortization of deferred license costs	30,589	30,589
Amortization of debt issuance costs and debt discount	685,308	23,726
Amortization of right of use asset	613,092	—
Common stock issued for services	484,825	—
Bad debt expense	—	7,024
Interest income on long-term note receivable	(21,884)	(28,048)
Stock-based compensation	3,210,631	1,874,857
Loss on asset disposal	—	241
Changes in operating assets and liabilities:
Accounts receivable	539,157	1,197,149
Escrow - bond	—	(2,000,000)
Contract assets	17,993	41,916
Inventories	63,374	378,863
Prepaid expenses and other current assets	(82,710)	(35,845)
Intangible assets	(93,971)	—
Right of use asset	—	356,350
Accounts payable and accrued expenses	2,183,831	(4,006,868)
Contract liabilities	873,731	(163,161)
Due to affiliates	—	(264,451)
Lease liability	(925,815)	(341,319)
Assumed liability	15,000	—
Net cash used in operating activities	(4,671,862)	(5,553,160)

Cash flows from investing activities:
Purchase of property, plant and equipment	(530,057)	(1,996,200)
Proceeds from sale of equipment	—	760
Repayment of promissory note	—	(100,000)
Project development costs	(119,885)	(805,362)
Investment in and advances to equity affiliates	(42,662)	(148,570)
Investment in non-marketable securities	—	(500,000)
Net cash used in investing activities	(692,604)	(3,549,372)

Cash flows from financing activities:
Repurchase of common stock	(42,716)	(49,680)
Repayment of short term notes payable	(2,732,144)	—
Proceeds from short-term notes payable and warrants, net of debt issuance costs	7,609,514	500,000
Proceeds from long-term notes payable	706,359	—
Distribution paid to non-controlling interest	(46,417)	(2,254,000)
Net cash provided by (used in) financing activities	5,494,596	(1,803,680)

Net increase/(decrease) in cash and cash equivalents	130,130	(10,906,212)

Cash and cash equivalents - beginning of period	582,776	13,024,381

Cash and cash equivalents - end of period	$712,906	$2,118,169

Supplemental disclosure of non-cash investing and financing activities:
Initial value of lease liability	$—	$1,801,584
Conversion of short-term notes payable to common stock	$700,000	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

1.	Description of Business

Safe & Green Holdings Corp. (collectively with its subsidiaries, the “Company,” “we”, “us” or “our”) was previously known as SG Blocks, Inc. as well as CDSI Holdings, Inc., a Delaware corporation incorporated on December 29, 1993. On November 4, 2011, CDSI Merger Sub, Inc., the Company’s wholly-owned subsidiary, was merged with and into SG Building Blocks, Inc. (“SG Building,” formerly SG Blocks Inc.) (the “Merger”), with SG Building surviving the Merger and becoming a wholly-owned subsidiary of the Company. The Merger was a reverse merger that was accounted for as a recapitalization of SG Building, as SG Building was the accounting acquirer.

The Company operates in the following four segments: (i) manufacturing & construction services; (ii) medical; (ii) real estate development; and (iv) environmental. The construction segment designs and constructs modular structures built in the Company’s factories. In the medical segment the Company uses its modular technology to (i) provide turnkey solutions to medical testing and treatment and generate revenue from the medical testing and point of care treatment in our medical suites and (ii) sell and lease medical suites and privacy pods. The Company’s real estate development segment, SG Development Corp., our majority owned subsidiary, builds innovative and green single or multifamily projects in underserved regions nationally using modules (“Modules”) built in one of the Company’s vertically integrated factories. The environmental segment, the newest segment, is a sustainable medical and waste management solution that collects waste and treats waste for safe disposal.

The building products developed with the Company’s proprietary technology and design and engineering expertise are generally stronger, more durable, environmentally sensitive, and erected in less time than traditional construction methods. The use of the Company’s Modules typically provides between four to six points towards the Leadership in Energy and Environmental Design (“LEED”) certification levels, including reduced site disturbance, resource reuse, recycled content, innovation in design and use of local and regional materials. Due to the ability of the Modules to satisfy such requirements, the Company believes the products produced utilizing its technology and expertise is a leader in environmentally sustainable construction.

There are three core product offerings that utilize the Company’s technology and engineering expertise. The first product offering involves GreenSteel™ modules, which are the structural core and shell of an SGBlocks building. The Company procures the containers, engineer required openings with structural steel enforcements, paint the SGBlocks and then deliver them on-site, where the customer or a customer’s general contractor will complete the entire finish out and installation. The second product offering involves replicating the process to create the GreenSteel product and, in addition, installing selected materials, finishes and systems (including, but not limited to floors, windows, doors, interior painting, electrical wiring and fixtures, plumbing outlets and bathrooms, roofing system) and delivering SGBlocks pre-fabricated containers to the site for a third party licensed general contractor to complete the final finish out and installation. Finally, the third product offering is the completely fabricated and finished SGBlocks building (including but not limited to floors, windows, doors, interior painting, electrical wiring and fixtures, plumbing outlets and bathrooms, roofing systems), including erecting the final unit on site and completing any other final steps. The building is ready for occupancy and/or use as soon as installation is completed. Construction administration and/or project management services are typically included in the Company’s product offerings.

The Company also provides engineering and project management services related to the use and modification of Modules in construction.

Construction

During 2020, the Company formed, SG Echo, LLC (“SG Echo”), a wholly owned subsidiary of the Company. The Company acquired substantially all the assets of Echo DCL (“Echo”), a Texas limited liability company, except for Echo’s real estate holdings for which the Company obtained a right of first refusal. Echo is a container/modular manufacturer based in Durant, Oklahoma specializing in the design and construction of permanent modular and temporary modular buildings and was one of the Company’s key supply chain partners. Echo caters to the military, education, administration facilities, healthcare, government, commercial and residential customers. This acquisition has allowed the Company to expand its reach for the Modules and offer an opportunity to vertically integrate a large portion of the Company’s cost of goods sold, as well as increase margins, productivity and efficiency in the areas of design, estimating, manufacturing and delivery and to become the manufacturer of the Company’s core container and modular product offerings.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

1.	Description of Business (continued)

Medical

As of January 2021 and through the fourth quarter of 2021, the Company’s consolidated financial statements include the accounts of Chicago Airport Testing LLC (“CAT”). The Company had a variable interest in CAT as described further below. CAT is in the business of marketing, selling, distributing, leasing and otherwise commercially exploiting certain products and services in the COVID-19 testing and other medical industry. In addition, during March 2023, the Company formed Safe and Green Medical Corporation. (“SG Medical”). The Company also entered into a joint venture with Clarity Lab Solutions LLC., to provide clinical lab testing related to COVID-19.

Real Estate Development

During 2021, the Company formed Safe and Green Development Corporation, formerly, SGB Development Corp. (“SG DevCorp”), as a wholly-owned by the Company. SG DevCorp was formed with the purpose of real property development utilizing the Company’s technologies.  SG DevCorp has a minority interest in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC as described further below.

In December 2022, the Company and then owner of 100% of the issued and outstanding securities of SG DevCorp, announced its plan to separate the Company and SG DevCorp into two separate publicly traded companies (the “Separation”). To implement the Separation, on September 27, 2023 (the “Distribution Date”), the Company, effected a pro rata distribution to its stockholders of approximately 30% of the outstanding shares of SG DevCorp’s common stock (the “Distribution”). In connection with the Distribution, each Company stockholder received 0.930886 shares of SG DevCorp’s common stock for every five (5) shares of Company common stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, SG DevCorp was no longer a wholly owned subsidiary of the Company and the Company held approximately 70% of SG DevCorp’s issued and outstanding securities. On September 28, 2023, SG DevCorp’s common stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

In connection with the Separation and Distribution, SG DevCorp entered into a separation and distribution agreement and several other agreements with the Company. These agreements provide for the allocation between SG DevCorp and the Company of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of the Company and its subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between the Company and SG DevCorp subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with the Company included a tax matters agreement and a shared services agreement.

Environmental
During 2022, SG Environmental Solutions Corp. (“SG Environmental”) was formed and is focused on biomedical waste removal and will utilize a patented technology that it licenses to shred and disinfect biomedical waste, rendering the waste disinfected, unrecognizable, and of no greater risk to the public health than residential household waste.

2.	Liquidity

As of September 30, 2023, the Company had cash and cash equivalents of $712,906 and a backlog of $4,000,771. See Note 11 for a discussion of construction backlog. Based on its conversations with key customers, the Company anticipates its backlog to convert to revenue over the following period:

2023
Within 1 year	$4,000,771
Total Backlog	$4,000,771

The Company has incurred losses since its inception, has negative working capital of $(8,580,961) and has negative operating cash flows, which has raised substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

2.	Liquidity (continued)

The Company intends to meet its capital needs from revenue generated from operations and by containing costs, entering into strategic alliances, as well as exploring other options, including the possibility of raising additional debt or equity capital as necessary. There is, however, no assurance the Company will be successful in meeting its capital requirements prior to becoming cash flow positive. The Company does not have any additional sources secured for future funding, and if it is unable to raise the necessary capital at the times it requires such funding, it may need to materially change its business plan, including delaying implementation of aspects of such business plan or curtailing or abandoning such business plan altogether.

3.	Summary of Significant Accounting Policies

Basis of presentation and principals of consolidation – The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to the Quarterly Report on Form 10-Q and Article 8 Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for annual financial statements. The condensed financial statements and notes should be read in conjunction with the consolidated financial statements and notes for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on March 31, 2023. In the opinion of management, all adjustments, consisting of normal accruals, considered necessary for a fair presentation of the interim financial statements have been included. Results for the nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023.

Recently adopted accounting pronouncements - New accounting pronouncements implemented by the Company are discussed below or in the related notes, where appropriate.

Accounting estimates – The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates, judgements and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period, together with amounts disclosed in the related notes to the financial statements. The Company’s estimates used in these financial statements include, but are not limited to, revenue recognition, stock-based compensation, accounts receivable reserves, inventory valuations, goodwill, the valuation allowance related to the Company’s deferred tax assets, the carrying amount of intangible assets, right of use assets and the recoverability and useful lives of long-lived assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Operating cycle – The length of the Company’s contracts varies, but is typically between six to twelve months. In some instances, the length of the contract may exceed twelve months. Assets and liabilities relating to contracts are included in current assets and current liabilities, respectively, in the accompanying balance sheets as they will be liquidated in the normal course of contract completion, which at times could exceed one year.

Revenue recognition – The Company determines, at contract inception, whether it will transfer control of a promised good or service over time or at a point in time, regardless of the length of contract or other factors. The recognition of revenue aligns with the timing of when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this core principle, the Company applies the following five steps in accordance with its revenue policy:

(1)	Identify the contract with a customer

(2)	Identify the performance obligations in the contract

(3)	Determine the transaction price

(4)	Allocate the transaction price to performance obligations in the contract

(5)	Recognize revenue as performance obligations are satisfied

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

3.	Summary of Significant Accounting Policies (continued)

On certain contracts, the Company applies recognition of revenue over time, which is similar to the method the Company applied under previous guidance (i.e. percentage of completion). Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress toward complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. When the current estimate of total costs for a performance obligation indicate a loss, a provision for the entire estimated loss on the unsatisfied performance obligation is made in the period in which the loss becomes evident.

For product or equipment sales, the Company applies recognition of revenue when the customer obtains control over such goods, which is at a point in time.

The Company entered into a joint venture agreement with Clarity Lab Solutions, LLC (“Clarity Labs”) (the “JV”) in the fourth quarter of 2021. Revenue from the activities of the JV is related to clinical testing services and was recognized when services have been rendered, which was at a point in time.  Included in the consideration the Company expected to be entitled to receive, the Company estimated its contractual allowances, payer denials and price concessions. In addition, the Company formed Chicago Airport Testing, LLC which collected rental revenue from subleasing to a consortium of government entities assisting in COVID-19 testing. For the nine months ended September 30, 2023 and 2022, the Company recognized $0 and $10,200,000, respectively related to activities through these two joint ventures, which is included in medical revenue on the accompanying consolidated statements of operations. Due to the ongoing lower affects of COVID-19 restrictions, the JV began to wind down during the fourth quarter of 2022.

Disaggregation of Revenues

The Company’s revenue for the three and nine months ended September 30, 2022 was principally derived from construction and engineering contracts related to the manufacturing of modular units used for construction, and medical revenue derived from lab testing and test kit sales. The Company’s revenues for the three and nine months ended September 30, 2023 was principally derived from construction contracts related to the manufacturing of modular units The Company’s contracts are with customers in various industries. Revenue recognized at a point in time and recognized over time were $0 and $14,566,351, respectively, for the nine months ended September 30, 2023. Revenue recognized at a point in time and recognized over time were $11,640,953 and $8,648,873, respectively, for the nine months ended September 30, 2022. Revenue recognized at a point in time and recognized over time were $0 and $3,965,361, respectively, for the three months ended September 30, 2023. Revenue recognized at a point in time and recognized over time were $1,437,738 and $2,692,519, respectively, for the three months ended September 30, 2022.

The following tables provide further disaggregation of the Company’s revenues by categories:

	Three Months Ended September 30,
Revenue by Customer Type	2023		2022
Construction and Engineering Services:
Hotel	$—	—%	$1,224,181	30%
Office	3,965,361	100%	1,468,338	35%
Subtotal	3,965,361	100%	2,692,519	65%
Medical Revenue:
Medical (lab testing, kit sales and equipment)	—	—%	1,437,738	35%
Total revenue by customer type	$3,965,361	100%	$4,130,257	100%

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

3.	Summary of Significant Accounting Policies (continued)

	Nine Months Ended September 30,
Revenue by Customer Type	2023		2022
Construction and Engineering Services:
Government	$—	—%	$39	—%
Hotel	44,201	—%	2,368,960	13%
Multi-Family (includes Single Family)	—	—%	86,034	—%
Office	14,522,150	100%	6,178,856	30%
Retail	—	—%	5,344	—%
Special Use	—	—%	9,640	—%
Subtotal	14,566,351	100%	8,648,873	43%
Medical Revenue:
Medical (lab testing, kit sales and equipment)	—	—%	11,640,953	57%
Total revenue by customer type	$14,566,351	100%	$20,289,826	100%

Contract Assets and Contract Liabilities

Accounts receivable are recognized in the period when the Company’s right to consideration is unconditional. Accounts receivable are recognized net of an allowance for credit losses. A considerable amount of judgment is required in assessing the likelihood of realization of receivables.

The timing of revenue recognition may differ from the timing of invoicing to customers.

Contract assets include unbilled amounts from long-term construction services when revenue recognized under the cost-to-cost measure of progress exceeds the amounts invoiced to customers, as the amounts cannot be billed under the terms of the Company’s contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract. Contract assets are generally classified as current within the condensed consolidated balance sheets.

Contract liabilities from construction and engineering contracts occur when amounts invoiced to customers exceed revenues recognized under the cost-to-cost measure of progress. Contract liabilities additionally include advanced payments from customers on certain contracts. Contract liabilities decrease as the Company recognizes revenue from the satisfaction of the related performance obligation. Contract liabilities are generally classified as current within the condensed consolidated balance sheet.

Although the Company believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

Deferred Contract Costs - Prior to entering into the Exclusive License Agreement (“ELA”) in 2019, the Company was subject to an agreement to construct and develop a certain property (“Original Agreement”). As a result of entering into the ELA in 2019 the property became subject to the ELA and the Company was no longer obliged to its Original Agreement. Upon entering the ELA, the Company had an outstanding accounts receivable balance of $306,143 which was forfeited and recognized this amount as deferred contract costs. This amount was offset by $102,217, which was reimbursement from the licensee for project costs on this project. The Company incurred total deferred contract costs of $203,926. The Company considered this amount an incremental cost of obtaining that ELA, because the Company expected to recover those costs through future royalty payments. The Company initially planned to amortize the asset over sixty months, which is the initial term of the ELA because the asset relates to the services transferred to the customer during the contract term. As of September 30, 2023, accumulated amortization related to deferred contract costs amounted to $163,140. During the nine months ended September 30, 2023 and 2022, amortization expense relating to the deferred contract costs amounted to $30,589 and $30,589, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations. The ELA was terminated on June 15, 2021 but the Company expects to recover the deferred contract costs from the Assignment of Limited Rights Under Membership Interest Redemption Agreement, dated June 15, 2021.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

3.	Summary of Significant Accounting Policies (continued)

Business Combinations - The Company accounts for business acquisitions using the acquisition method of accounting in accordance with ASC 805 “Business Combinations”, which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their fair value as of the date control is obtained. The Company determines the fair value of assets acquired and liabilities assumed based upon its best estimates of the acquisition-date fair value of assets acquired and liabilities assumed in the acquisition. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. Subsequent adjustments to fair value of any contingent consideration are recorded to the Company’s consolidated statements of operations. Costs that the Company incurs to complete the business combination are charged to general and administrative expenses as they are incurred.

Variable Interest Entities – The Company accounts for certain legal entities as variable interest entities (“VIE”). When evaluating a VIE for consolidation, the Company must determine whether or not there is a variable interest in the entity. Variable interests are investments or other interests that absorb portions of an entity’s expected losses or receive portions of the entity’s expected returns. If it is determined that the Company does not have a variable interest in the VIE, no further analysis is required and the VIE is not consolidated. If the Company holds a variable interest in a VIE, the Company consolidates the VIE when there is a controlling financial interest in the VIE and therefore are deemed to be the primary beneficiary. The Company is determined to have a controlling financial interest in a VIE when it has both the power to direct the activities of the VIE that most significantly impact the VIE economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to that VIE. This determination is evaluated periodically as facts and circumstances change.

On August 27, 2020 the Company entered into a joint venture agreement with Clarity Lab Solutions, LLC (“Clarity Labs”) (the “JV”).  In consideration and subject to Clarity Lab’s services and commitments and provided the agreement remains valid and in force, and is not terminated, the Company agreed to issue 200,000 restricted shares of the Company’s common stock over a defined vesting period starting in December 1, 2020. The restricted shares of the Company’s common stock were not issued to Clarity Labs as certain capital commitments were not met. Clarity Labs is a licensed clinical laboratory that uses specialized molecular testing equipment and that focuses on the diagnosis and treatment of critical diseases, including COVID-19. Clarity Labs was also engaged in the business of manufacturing, importing and distributing various medical tests. Under the JV, the Company and Clarity Labs were to jointly market, sell, and distribute certain products and services (“Clarity Mobile Venture”). The Company has determined it is the primary beneficiary of Clarity Mobile Venture and has thus consolidated the activities in its consolidated financial statements. Due to the ongoing lower affects of COVID-19 restrictions, the JV was wound down during the fourth quarter of 2022.

On January 18, 2021 the Company entered into an operating agreement to form CAT. The purpose of CAT is to market, sell, distribute, lease and otherwise commercially exploit certain products and services in the COVID-19 testing industry.  The Company has determined it is the primary beneficiary of CAT and has thus consolidated the activities in its consolidated financial statements.

Investment Entities – On May 31, 2021, the Company’s subsidiary SG DevCorp agreed to contribute $600,000 to acquire a 50% membership interest in Norman Berry II Owner LLC (“Norman Berry”).  The Company contributed $350,329 and $114,433 of the initial $600,000 in the second quarter and third quarter of 2021 respectively, with the remaining $135,238 funded in the fourth quarter of 2021. The purpose of Norman Berry II Owner LLC is to develop and provide affordable housing in the Atlanta, Georgia metropolitan area.  The Company has determined it is not the primary beneficiary of “Norman Berry” and thus will not consolidate the activities in its consolidated financial statements. The Company will use the equity method to report the activities as an investment in its consolidated financial statements.

On June 24, 2021, the Company’s subsidiary, SG DevCorp, entered into an operating agreement with Jacoby Development for a 10% non-dilutable equity interest for JDI-Cumberland Inlet, LLC (“Cumberland”).  The Company contributed $3,000,000 for its 10% equity interest. During the nine months ended September 30, 2023, the Company contributed an additional $25,000. The purpose of JDI-Cumberland Inlet, LLC is to develop a waterfront parcel in a mixed-use destination community.  The Company has determined it is not the primary beneficiary of JDI-Cumberland Inlet, LLC and thus will not consolidate the activities in its consolidated financial statements. The Company will use the equity method to report the activities as an investment in its consolidated financial statements.

During the nine months ended September 30, 2023, Norman Berry and Cumberland did not have any material earnings or losses as the investments are in development. In addition, management believes there was no impairment as of September 30, 2023.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

3.	Summary of Significant Accounting Policies (continued)

The approximate combined financial position of the Company’s equity affiliates are summarized below as of September 30, 2023 and December 31, 2022:

Condensed balance sheet information:	September 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
Total assets	$37,500,000	$37,500,000
Total liabilities	$7,100,000	$7,100,000
Members’ equity	$30,400,000	$30,400,000

Cash and cash equivalents – The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less upon acquisition. Cash and cash equivalents totaled $712,906 and $582,776 as of September 30, 2023, and December 31, 2022, respectively.

Short-term investment – The Company classifies investments consisting of a certificate of deposit with a maturity greater than three months but less than one year as short-term investment.  The Company had no short-term investment as of September 30, 2023 or December 31, 2022, respectively.

Accounts receivable and allowance for credit losses – Accounts receivable are receivables generated from sales to customers and progress billings on performance type contracts. Amounts included in accounts receivable are deemed to be collectible within the Company’s operating cycle. The Company recognizes accounts receivable at invoiced amounts.

The Company adopted ASC 326, Current Expected Credit Losses, on January 1, 2023, which requires the measurement and recognition of expected credit losses using a current expected credit loss model. The allowance for credit losses on expected future uncollectible accounts receivable is estimated considering forecasts of future economic conditions in addition to information about past events and current conditions.

The allowance for credit losses reflects the Company’s best estimate of expected losses inherent in the accounts receivable balances. Management provides an allowance for credit losses based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have been exhausted and the prospects for recovery are remote. Recoveries are recognized when they are received. Actual collection losses may differ from the Company’s estimates and could be material to its consolidated financial position, results of operations, and cash flows.

Inventory – Raw construction materials (primarily shipping containers and fabrication materials) are valued at the lower of cost (first-in, first-out method) or net realizable value. Finished goods and work-in-process inventories are valued at the lower of cost or net realizable value, using the specific identification method. Medical equipment and COVID-19 test and testing supplies are valued at the lower of cost, (first-in, first-out method) or net realizable value. As of September 30, 2023 and December 31, 2022 there was inventory of $402,186 and $465,560, respectively, for construction materials.

Goodwill – The Company performs its impairment test of goodwill at the reporting unit level each fiscal year, or more frequently if events or circumstances change that would more likely than not reduce the fair value of its reporting unit below its carrying values. The Company performs a goodwill impairment test by comparing the fair value of the reporting unit with its carrying value and recognizes an impairment charge for the amount by which the carrying value exceeds the fair value, not to exceed the total amount of goodwill. The amount by which the carrying value of the goodwill exceeds its implied fair value, if any, is recognized as an impairment loss. There were no impairments during the nine months ended September 30, 2023 or 2022.

Intangible assets – Intangible assets consist of $2,766,000 of proprietary knowledge and technology, which is being amortized over 20 years. Included in intangible assets is $68,344 of trademarks, and $238,422 of website costs that are being amortized over 5 years. The Company evaluated intangible assets for impairment during the nine months ended September 30, 2023 and 2022 and determined that there are no impairment losses. The accumulated amortization for intangible assets as of September 30, 2023 and 2022 was $1,121,399 and $938,319, respectively. The amortization expense for the nine months ended September 30, 2023 and 2022 was $140,437 and $122,587, respectively. The amortization expense for the three months ended September 30, 2023 and 2022 was $47,027 and $39,243, respectively. The estimated amortization expense for the successive five years is as follows:

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

3.	Summary of Significant Accounting Policies (continued)

For the year ending December 31:
2023 (remaining)	$49,370
2024	192,436
2025	189,019
2026	171,684
2027	168,006
Thereafter	1,180,852
$1,951,367

Property, plant and equipment – Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Estimated useful lives for significant classes of assets are as follows: computer and software 3 to 5 years, furniture and other equipment 5 to 7 years, automobiles 2 to 5 years, buildings held for lease 5 to 7 years, and equipment 5 to 29 years. Repairs and maintenance are charged to expense when incurred.

Held For Sale Assets – On May 10, 2021 the Company’s subsidiary, SG DevCorp acquired the Lago Vista, Texas property for $3,576,130. Management has implemented a plan to sell this property during 2022, which meets all of the criteria required to classify it as Held for Sale. Including the project development costs associated with Lago Vista of $824,231, the book value is now $4,400,361.

Convertible instruments – The Company bifurcates conversion options from their host instruments and accounts for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Common stock purchase warrants and other derivative financial instruments – The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company’s own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if any event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement shares (physical settlement or net-cash settlement). The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

Fair value measurements – Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which the Company believes approximates fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

3.	Summary of Significant Accounting Policies (continued)

The Company uses three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2	Quoted prices for similar assets and liabilities in active markets or inputs that are observable.
Level 3	Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Transfer into and transfers out of the hierarchy levels are recognized as if they had taken place at the end of the reporting period.

Share-based payments – The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, including non-employee directors, the fair value of a stock option award is measured on the grant date. The fair value amount is then recognized over the period services are required to be provided in exchange for the award, usually the vesting period. The Company recognizes stock-based compensation expense on a graded-vesting basis over the requisite service period for each separately vesting tranche of each award. Stock-based compensation expense to employees and all directors are reported within payroll and related expenses in the consolidated statements of operations. Stock-based compensation expense to non-employees is reported within marketing and business development expense in the condensed consolidated statements of operations.

Income taxes – The Company accounts for income taxes utilizing the asset and liability approach. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the liabilities are no longer determined to be necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

Concentrations of credit risk – Financial instruments, that potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

With respect to receivables, concentrations of credit risk are limited to a few customers in the construction industry. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers other than normal lien rights. At September 30, 2023 and December 31, 2022, 87% and 80%, respectively, of the Company’s gross accounts receivable were due from three and three customers.

Revenue relating to one and two customers represented approximately 100% and 93% of the Company’s total revenue for the three months ended September 30, 2023 and 2022, respectively. Revenue relating to one and one customers represented approximately 97% and 88% of the Company’s total revenue for the nine months ended September 30, 2023 and 2022, respectively.

There were no vendors representing 10% or more of the Company’s total cost of revenue for the three and nine months ended September 30, 2023 and 2022. The Company believes it has access to alternative suppliers, with limited disruption to the business, should circumstances change with its existing suppliers.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

4.	Accounts Receivable

At September 30, 2023 and December 31, 2022, the Company’s accounts receivable consisted of the following:

	2023	2022
Billed:
Construction services	$887,045	$1,310,456
Other receivable	—	115,746
Total gross receivables	887,045	1,426,202
Less: allowance for credit losses	(145,746)	(145,746)
Total net receivables	$741,299	$1,280,456

Receivables are evaluated for collectability and allowances for potential losses are established or maintained on applicable receivables.

5.	Contract Assets and Contract Liabilities

Costs and estimated earnings on uncompleted contracts, which represent contract assets and contract liabilities, consisted of the following at September 30, 2023 and December 31, 2022:

	2023	2022
Costs incurred on uncompleted contracts	$17,242,167	$13,730,177
Provision for loss on uncompleted contracts	—	—
Estimated earnings to date on uncompleted contracts	103,251	(2,160,085)
Gross contract assets	17,345,418	11,570,092
Less: billings to date	(18,638,029)	(11,970,979)
Net contract assets/(liabilities) on uncompleted contracts	$(1,292,611)	$(400,887)

The above amounts are included in the accompanying condensed consolidated balance sheets under the following captions at September 30, 2023 and December 31, 2022.

	2023	2022
Contract assets	$18,391	$36,384
Contract liabilities	(1,311,002)	(437,271)
Net contract assets (liabilities)	$(1,292,611)	$(400,887)

Although management believes it has established adequate procedures for estimating costs to complete on open contracts, it is at least reasonably possible that additional significant costs could occur on contracts prior to completion. The Company periodically evaluates and revises its estimates and makes adjustments when they are considered necessary.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

6.	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization and depreciated using the straight-line method over their useful lives. At September 30, 2023 and December 31, 2022, the Company’s property, plant and equipment, net consisted of the following:

	2023	2022
Computer equipment and software	$99,505	$94,530
Furniture and other equipment	271,798	271,798
Leasehold improvements	17,280	17,280
Equipment and machinery	943,464	943,464
Automobiles	4,638	4,638
Building held for leases	196,416	196,416
Laboratory and temporary units	1,364,748	1,364,748
Land	1,190,655	1,190,655
Building	969,113	—
Construction in progress	2,840,174	2,244,100
Property, plant and equipment	7,897,791	6,327,629
Less: accumulated depreciation	(996,374)	(718,726)
Property, plant and equipment, net	$6,901,417	$5,608,903

Depreciation expense for the three months ended September 30, 2023 and 2022 amounted to $92,984 and $106,271 respectively. Depreciation expense for the nine months ended September 30, 2023 and 2022 amounted to $277,648 and $317,249 respectively.

7.	Notes Receivable

On January 21, 2020, CPF GP 2019-1 LLC (“CPF GP”) issued to the Company a promissory note in the principal amount of $400,000 (the “Company Note”) and issued to Paul Galvin, the Company’s Chairman and CEO, a promissory note in the principal amount of $100,000 (the “Galvin Note”). The transaction closed on January 22, 2021, on which date the Company loaned CPF GP 2019-1 LLC $400,000 and Mr. Galvin personally loaned CPF GP $100,000 on behalf of the Company. The Company Note and Galvin Note were issued pursuant to that certain Loan Agreement and Promissory Note, dated October 3, 2019 (the “Loan Agreement”), as amended on October 15, 2019 and November 7, 2019 by and between CPF GP and the Company, and bear interest at five percent (5%) per annum, payable, together with the unpaid principal amount of the promissory notes, on the earlier of the July 31, 2023 maturity date or upon the liquidation, redemption sale or issuance of a dividend upon the LLC interests in CPF MF 2019-1 LLC, a Texas limited liability company of which CPF GP is the general partner; provided, that the terms of the Galvin Note provide that all interest payments due to Mr. Galvin under the Galvin Note shall be paid directly to, and for the benefit of, the Company.

In April 2020, CPF GP issued to the Company a promissory note in the principal amount of $250,000 (the “Company Note 2”). The transaction closed on April 15, 2021, on which date the Company loaned CPF GP 2019-1 LLC $250,000. The Company Note was issued pursuant to that certain Loan Agreement and Promissory Note, dated October 3, 2019 (the “Loan Agreement 2”), as amended on October 15, 2019 and November 7, 2019 by and between the CPF GP and the Company, and bear interest at five percent (5%) per annum, payable, together with the unpaid principal amount of the promissory notes, on the earlier of the July 31, 2023 maturity date or upon the liquidation, redemption sale or issuance of a dividend upon the LLC interests in CPF MF 2019-1 LLC, a Texas limited liability company of which CPF GP is the general partner.

During the year ended December 31, 2022, the Galvin Note was assigned to the Company and the principal amount of $100,000 was paid to Mr. Galvin. The Company has a promissory note in the principal amount of $100,000 (the “Company Note 3”) and the assignment occurred in January 2022.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

8.	Notes Payable

On July 14, 2021, SG DevCorp, a subsidiary of the Company, issued a Real Estate Lien Note, in the principal amount of $2,000,000 (the “Short-Term Note”), secured by a Deed of Trust, dated July 14, 2021 (the “Deed of Trust”), on the Company’s 50+ acre Lake Travis project site in Lago Vista, Texas and a related Assignment of Leases and Rents, dated July 8, 2021 (“Assignment of Rents”), for net loan proceeds of approximately  $1,948,234 after fees. The Short-Term Note has a term of one (1) year, provides for payments of interest only at a rate of twelve percent (12%) per annum and may be prepaid without penalty commencing nine (9) months after its issuance date. If the Short-Term Note is prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty is due. The Company capitalized $20,000 in interest charges and $4,134 in debt issuance costs during the year ended December 31, 2022 related to the Lago Vista project in accordance with ASC 835-20. On July 14, 2022, the Company entered into a renewal and extension of the Short-Term Note, with a maturity date of January 14, 2023 and all other terms remaining the same.

On September 8,2022, SG DevCorp entered into a Second Real Estate Lien Note, in the principal amount of $500,000, with similar terms to the Short-Term Note (“Second Short-Term Note”). The Second Short-Term Note had a maturity date of January 14, 2023.

During January 2023, the Short-Term Note and Second Short-Term Note were extended with a maturity date of February 1, 2024.

On March 31, 2023, LV Peninsula Holding LLC (“LV Peninsula”), a Texas limited liability company and wholly owned subsidiary of SG DevCorp, pursuant to a Loan Agreement, dated March 30, 2023 (the “Loan Agreement”), issued a promissory note, in the principal amount of $5,000,000 (the “LV Note”), secured by a Deed of Trust and Security Agreement, dated March 30, 2023 (the “Deed of Trust”) on the Lake Travis project site in Lago Vista, Texas, a related Assignment of Contract Rights, dated March 30, 2023 (“Assignment of Rights”), on the project site in Lago Vista, Texas and McLean site in Durant, Oklahoma and a Mortgage, dated March 30, 2023 (“Mortgage”), on its site in Durant, Oklahoma.

The proceeds of the LV Note were used to pay off the Short-Term Note and Second Short-Term Note. The LV Note requires monthly installments of interest only, is due on April 1, 2024 and bears interest at the prime rate as published in the Wall Street Journal (currently 8.0%) plus five and 50/100 percent (5.50%), currently equaling 13.5%; provided that in no event will the interest rate be less than a floor rate of 13.5%. The LV Peninsula obligations under the LV Note have been guaranteed by SG DevCorp pursuant to a Guaranty, dated March 30, 2023 (the “Guaranty”), and may be prepaid by LV Peninsula at any time without interest or penalty. The Company incurred $406,825 of debt issuance costs and remitted $675,000 in prepaid interest in connection with the LV Note.

On October 29, 2021, SG Echo, a subsidiary of the Company, entered into a Loan Agreement (“Loan Agreement”) with the Durant Industrial Authority (the “Authority”) pursuant to which it received $750,000 to be used for renovation improvements related to the Company’s second manufacturing facility and issued to the Authority a non-interest bearing Forgivable Promissory Note in the principal amount of $750,000 (the “Forgivable Note”). The Forgivable Note is due on April 29, 2029 and guaranteed by the Company, provided, if no event of default has occurred under the Forgivable Note or Loan Agreement, one-third (1/3) of the balance of the Forgivable Note will be forgiven on April 29, 2027, one-half (1/2) of the balance of the Forgivable Note will be forgiven on April 29, 2028, and the remainder of the balance of the Forgivable Note will be forgiven on April 29, 2029. The Loan Agreement includes a covenant by SG Echo to employ a minimum of 75 full-time employees in Durant Oklahoma and pay them no less than 1.5 times the federal minimum wage, and provides SG Echo 24 months to comply with the provision.

In August 2022, SG DevCorp entered into a $148,300 promissory note (“2022 Note”) to purchase property. The 2022 Note bears annual interest at the rate of 9.75%, with interest payments due  monthly until its maturity on September 1, 2023.The 2022 Note is secured by the underlying property. During September 2023, such note was extended for a period of one year.

On February 7, 2023, the Company closed a private placement offering (the “Offering”) of One Million One Hundred Thousand Dollars ($1,100,000.00) in principal amount of the Company’s 8% convertible debenture (the “Debenture”) and a warrant (the “Peak Warrant”) to purchase up to Five Hundred Thousand (500,000) shares of the Company’s common stock, to Peak One Opportunity Fund, L.P. (“Peak One”). Pursuant to a Securities Purchase Agreement, dated February 7, 2023 (the “Purchase Agreement”), the Debenture was sold to Peak One for a purchase price of $1,000,000, representing an original issue discount of ten percent (10%).  During the nine months ended September 30, 2023, Peak One converted $700,000 of its principal balance into 466,664 shares of common stock of the Company.

In connection with the Offering the Company paid $15,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the Purchase Agreement and issued 50,000 shares of its restricted common stock (the “Commitment Shares”) to Peak One Investments, LLC (“Investments”), the general partner of Peak One.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

8.	Notes Payable (continued)

The Debenture matures twelve months from its date of issuance and bears interest at a rate of 8% per annum payable on the maturity date. The Debenture is convertible, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the principal amount of the Debenture plus all accrued and unpaid interest at a conversion price equal to $1.50 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the Debenture is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues common stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of common stock, other than with respect to an Exempt Issuance (as defined in the Debenture), at an effective price per share that is lower than the then Conversion Price. In the event of any such anti-dilutive event, the Conversion Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.40 per share, unless and until the Company obtains shareholder approval for any issuance below such floor price.

The Debenture is redeemable by the Company at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. So long as the Debenture is outstanding, upon any issuance by the Company of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder of the Debenture, then the Company shall notify the holder of such additional or more favorable term and such term, at holder’s option, will become a part of the transaction documents with the holder. In no event will the holder be entitled to convert any portion of the Debenture in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock, unless the holder delivers to the Company written notice at least sixty-one (61) days prior to the effective date of such notice that the provision be adjusted to 9.99%.

While the Debenture is outstanding, if the Company receives cash proceeds of more than $1,000,000 (“Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, the Company shall, within two (2) business days of Company’s receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require the Company to immediately apply up to 50% of all proceeds received by the Company (from any source except with respect to proceeds from the issuance of equity or debt to officers and directors of the Company) after the Minimum Threshold is reached to repay the outstanding amounts owed under the Debenture.

Upon the occurrence of certain events of default specified in the Debenture, such as a failure to honor a conversion request, failure to maintain the Company’s listing, the Company’s failure to comply with its obligations under Securities Exchange Act of 1934, as amended, a breach of the Company’s representations or covenants, or the failure obtain shareholder approval within 60 days after the Exchange Cap (as defined) is reached, as amended, 110% of all amounts owed to holder under the Debenture, together with default interest at 18% per annum if any, shall then become due and payable.

The Peak Warrant expires five years from its date of issuance. The Peak Warrant is exercisable, at the option of the holder, at any time, for up to 500,000 of shares of common stock of the Company at an exercise price equal to $2.25 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the Peak Warrant is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues common stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of common stock, other than with respect to an Exempt Issuance, at an effective price per share that is lower than the then Exercise Price. In the event of any such anti-dilutive event, the Exercise Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.40 per share, unless and until the Company obtains shareholder approval for any issuance below such floor price.

The number of shares of the Company’s common stock that may be issued upon conversion of the Debenture and exercise of the Peak Warrant, and inclusive of the Commitment Shares and any shares issuable under and in respect of the equity purchase agreement, dated February 7, 2023 between the Company and Peak One described below, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Corporation’s common stock on the closing date, 2,760,675 shares, unless shareholder approval to exceed the Exchange Cap is approved.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

8.	Notes Payable (continued)

The Company incurred $80,000 in debt issuance costs in connection with the Debenture. In addition, the initial fair value of the Peak Warrant amounted to $278,239 and the fair value of the restricted shares amounted to $76,000, both of which have been recorded as a debt discount and will be amortized over the effective rate method. For the three months ended September 30, 2023, the Company recognized amortization of debt issuance costs and debt discount of $20,000 and $113,560, respectively. For the nine months ended September 30, 2023, the Company recognized amortization of debt issuance costs and debt discount of $53,333 and $302,826, respectively. As of September 30, 2023, the unamortized debt issuance costs and debt discount amounted to $26,667 and $151,413, respectively.

On May 16, 2023, SG Building, entered into a Cash Advance Agreement (“Cash Advance Agreement”) with Cedar Advance LLC (“Cedar”) pursuant to which SG Building sold to Cedar $710,500 of its future receivables for a purchase price of $500,000. Cedar is expected to withdraw $25,375 a week directly from SG Building, until the $710,500 due to Cedar is paid in full. In the event of a default (as defined in the Cash Advance Agreement), Cedar, among other remedies, can demand payment in full of all amounts remaining due under the Cash Advance Agreement. SG Building’s obligations under the Cash Advance Agreement have been guaranteed by SG Echo.SG Building incurred $25,000 in debt issuance costs in connection with the Cash Advance Agreement. As of September 30, 2023, the unamortized debt issuance costs amounted to $14,286.

On September 26, 2023, SG Building and Cedar entered into a second Cash Advance Agreement pursuant to which SG Building sold to Cedar $1,171,500 of its future receivables for a purchase price of $825,000. Cedar is expected to withdraw $41,800 a week directly from SG building, until the $1,171,500 due to Cedar is paid in full. In the event of a default (as defined in the Cash Advance Agreement), Cedar, among other remedies, can demand payment in full of all amounts remaining due under the Cash Advance Agreement. SG Building’s obligations under the Cash Advance Agreement have been guaranteed by SG Echo.

In connection with the exercise of its option to acquire 19 acres of land and the approximately 56,775 square foot facility located at 101 Waldron Road in Durant Oklahoma (the “Premises”), on June 8, 2023, SG Echo issued a secured commercial promissory note, dated June 1, 2023 (the “Secured Note”), in the principal amount of $1,750,000 with SouthStar Financial, LLC, a South Carolina limited liability company (“SouthStar”), and entered into a Non-Recourse Factoring and Security Agreement, dated June 1, 2023 (the “Factoring Agreement”), with SouthStar providing for its purchase from SG Echo of up to $1,500,000 of accounts receivable, subject to reduction by South Star (the “Facility Amount”).

The Secured Note bears interest at 23% per annum and is due and payable on June 1, 2025. The Secured Note is secured by a mortgage (the “Mortgage”) on the Premises and secured by a Security Agreement, dated June 1, 2023 (the “Security Agreement”), pursuant to which SG Echo granted to SouthStar first priority security interest in all of SG Echo’s presently-owned and hereafter-acquired personal and fixture property, wherever located, including, without limitation, all accounts, goods, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, commercial tort claims, letters-of-credit rights, general intangibles including payment intangibles, patents, software trademarks, trade names, customer lists, supporting obligations, all proceeds and products of the foregoing. SG Echo paid to SouthStar an origination fee in the amount of 3% of the face amount of the Secured Note. Upon the occurrence of an Event of Default (as defined in the Secured Promissory Note), the default interest rate will be 28% per annum, or the maximum legal amount provided by law, whichever is greater.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

8.	Notes Payable (continued)

The Factoring Agreement provides that upon acceptance of an account receivable for purchase SouthStar will pay to SG Echo eighty percent (80%) of the face amount of the account receivable, or such lesser percentage as agreed by the parties. SG Echo will also pay to SouthStar one and 95/100 percent (1.95%) of the face amount of the accounts receivable for the first twenty-five (25) day period after payment for the accounts receivable is transmitted to SouthStar plus one and 25/100 percent (1.25%) for each additional fifteen (15) day period or part thereof, calculated from the date of purchase until payments received by SouthStar in collected funds on the purchased accounts receivable equals the purchase price of the accounts receivable, plus all charges due SouthStar from SG Echo at the time. An additional one and 50/100 percent (1.50%) per fifteen (15) day period will be charged for invoices exceeding sixty (60) days from advance date. The Factoring Agreement provides that SG Echo may require additional funding from SouthStar (an “Overadvance”) and SouthStar may provide the Overadvance in its sole discretion. In the event of an Overadvance, SG Echo will pay SouthStar an amount equal to three and 90/100 percent (3.90%) of the amount of the Overadvance for the first twenty-five (25) day period after the Overadvance is transmitted to SouthStar plus two and 50/100 percent (2.50%) for each additional fifteen (15) day period or part thereof until payments received by SouthStar in collected funds equals the amount of the Overadvance, plus all charges due SouthStar from SG Echo at the time.

The Factoring Agreement provides that SG Echo will also pay a transactional administrative fee of $50.00 for each new account debtor submitted to it and an fee equal to 0.25% of the face amount of all purchased accounts receivable for the handling, collecting, mailing, quality assuring, insuring the risk, transmitting, and performing certain data processing services with respect to the maintenance and servicing of the purchased accounts.

As security for the payment and performance of SG Echo’s present and future obligations to SouthStar under the Factoring Agreement, SG Echo granted to SouthStar a first priority security interest in all of SG Echo’s presently-owned and hereafter-acquired personal and fixture property, wherever located, including, without limitation, all accounts, goods, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, commercial tort claims, letters-of-credit rights, general intangibles including payment intangibles, patents, software trademarks, trade names, customer lists, supporting obligations, all proceeds and products of the foregoing.

The Factoring Agreement has an initial term of thirty-six (36) months from the first day of the month following the date the first purchased accounts receivable is purchased. Unless terminated by SG Echo, not less than sixty (60) but not more than ninety (90) days before the end of the initial term, the Factoring Agreement will automatically extend for an additional thirty-six (36) months. SG Echo shall be required to provide the same not less than sixty (60) but not more than ninety (90) days notice during any and all renewal terms in order to terminate the Factoring Agreement, and if no notice is provided, the renewal term will extend for an additional thirty-six (36) month period.

If SouthStar has not purchased accounts receivable in a quarterly period during any initial or renewal term which exceed fifty percent (50%) of the Facility Amount per calendar quarter, in which $250,000 of the purchased accounts each month must be with ATCO Structures & Logistics (USA) Inc. (“Minimum Amount”), the Factoring Agreement provides that SG Echo will pay to SouthStar, on demand, an additional amount equal to what the charges provided for elsewhere in the Factoring Agreement would have been on the Minimum Amount assuming the number of days from the date of purchase of the Minimum Amount until receipt of payment of the Minimum Amount is thirty one (31) days, less the actual charges paid by SG Echo to SouthStar during such period.

Pursuant to a Secured Continuing Corporate Guaranty, dated June 8, 2023 (the “Corporate Guaranty”), the Company has guaranteed SG Echo’s obligations to SouthStar under the Secured Note and Factoring Agreement.

Pursuant to a Cross-Default and Cross Collateralization Agreement (the “Cross Default Agreement”), effective June 8, 2023, between SouthStar, SG Echo and the Company, SG Echo’s obligations under the Secured Note and Factoring Agreement are cross-defaulted and cross-collateralized such that any event of default under the Secured Note shall constitute an event of default under the Factoring Agreement at SouthStar’s election (and vice versa, any event of default under the Factoring Agreement shall constitute an event of default under the Secured Note at SouthStar’s election) and any collateral pledged to secure SG Echo’s obligations under the Secured Note shall also secure SG Echo’s obligations under the Factoring Agreement (and vice versa).

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

8.	Notes Payable (continued)

SG Echo incurred $60,120 in debt issuance costs in connection with the Secured Note. For the three months ended September 30, 2023, the Company recognized amortization of debt issuance costs of $10,020. As of September 30, 2023, the unamortized debt issuance costs amounted to $60,100.

On June 23 2023, SG DevCorp, entered into a Loan Agreement (the “BCV Loan Agreement”) with a Luxembourg-based specialized investment fund, BCV S&G DevCorp (“BCV S&G”), for up to $2,000,000 in proceeds, of which it originally received $1,250,000. The Loan Agreement provides that the loan provided thereunder will bear interest at 14% per annum and mature on December 1, 2024. The loan may be repaid by SG DevCo at any anytime following the twelve-month anniversary of its issue date. The loan is secured by 1,999,999 of our shares of SG DevCorp’s common stock (the “Pledged Shares”), which were pledged pursuant to an escrow agreement (the “Escrow Agreement”) with SG DevCorp’s transfer agent, and which represent 19.99% of SG DevCorp’s outstanding shares. The fees associated with the issuance include $70,000 paid to BCV S&G for the creation of the BCV Loan Agreement and $27,500 payable to BCV S&G per annum for maintaining the BCV Loan Agreement. Additionally, $37,500 in broker fees has been paid to Bridgeline Capital Partners S.A. on the principal amount raised of $1,250,000 raised to date. As of September 30, 2023, the Company has paid $35,000 in debt issuance costs. The BCV Loan Agreement provided that if SG DevCorp’s shares of common stock were not listed on The Nasdaq Stock Market on before August 30, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan would be further secured by SG DevCorp’s St. Mary’s industrial site, consisting of 29.66 acres and a proposed manufacturing facility in St. Mary’s, Georgia. For the three months ended September 30, 2023, the Company recognized amortization of debt issuance costs of $410,118. As of September 30, 2023, the unamortized debt issuance costs amounted to $233,412.

On August 16, 2023, SG DevCorp secured an additional $500,000 in bridge funding from BCV S&G under the BCV Loan Agreement.

On August 25, 2023, SG DevCorp and BCV S&G amended the BCV Loan Agreement (“Amendment No. 1”) to change the date upon which SG DevCorp’s shares must be listed on The Nasdaq Stock Market from August 30, 2023 to September 15, 2023. According to Amendment No. 1, if SG DevCorp’s shares of common stock were not listed on The Nasdaq Stock Market before September 15, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by a security interest in the St. Mary’s Site.

On September 11, 2023, SG DevCorp and BCV S&G amended the BCV Loan Agreement (“Amendment No. 2”) to change the date upon which SG DevCorp’s shares must be listed on The Nasdaq Stock Market from September 15, 2023 to September 30, 2023. According to Amendment No. 2, if SG DevCorp’s shares of common stock were not listed on The Nasdaq Stock Market before September 30, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by a security interest in the St. Mary’s Site. Following the listing, the total market value of the Pledged Shares has fallen below twice the face value of the loan and SG DevCorp and BCV S&G are in discussions regarding alternatives.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

9.	Leases

The Company leases an office, a manufacturing plant and certain equipment under non-cancellable operating lease agreements. The leases have remaining lease terms ranging from one year to ten years.

Supplemental balance sheet information related to leases is as follows:

Balance Sheet Location		September 30, 2023
Operating Leases
Right-of-use assets, net		$628,181

Current liabilities	Lease liability, current maturities	227,753
Non-current liabilities	Lease liability, net of current maturities	397,067
Total operating lease liabilities		$624,820

Finance Leases
Right-of-use assets		$1,575,478

Current liabilities	Lease liability, current maturities	773,385
Non-current liabilities	Lease liability, net of current maturities	336,960
Total finance lease liabilities		$1,110,345

Weighted Average Remaining Lease Term
Operating leases		2.00 years
Finance leases		1.26 years
Weighted Average Discount Rate
Operating leases		3%
Finance leases		3%

As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments, which is reflective of the specific term of the leases and economic environment of each geographic region.

Anticipated future lease costs, which are based in part on certain assumptions to approximate minimum annual rental commitments under non-cancellable leases, are as follows:

Year Ending December 31:	Operating	Financing	Total
2023 (remaining)	$81,000	$400,934	$481,934
2024	324,000	801,869	1,125,869
2025	243,000	133,645	376,645
Total lease payments	648,000	1,336,448	1,984,448
Less: Imputed interest	24,910	34,452	59,362
Present value of lease liabilities	$623,090	$1,301,996	$1,925,086

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

10.	Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants. Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive.

At September 30, 2023, there were options and warrants of 36,436 and 2,525,020 respectively, outstanding that could potentially dilute future net income per share. Because the Company had a net loss as of September 30, 2023, it is prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, the Company has used the same number of shares outstanding to calculate both the basic and diluted loss per share. At September 30, 2022, there were restricted stock units, options and warrants of 757,450, 36,436 and 2,025,520 shares of common stock, respectively, outstanding that could potentially dilute future net income per share.

11.	Construction Backlog

The following represents the backlog of signed construction and engineering contracts in existence at September 30, 2023 and December 31, 2022, which represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements in effect at September 30, 2023 and December 31, 2022, respectively, on which work has not yet begun:

	2023	2022
Balance - beginning of period	$6,810,762	$3,217,909
New contracts and change orders during the period	11,756,360	13,803,733
Adjustments and cancellations, net	—	1,086,301
Subtotal	18,567,122	18,107,943
Less: contract revenue earned during the period	(14,566,351)	(11,297,181)
Balance - end of period	$4,000,771	$6,810,762

The Company’s remaining backlog as of September 30, 2023 represents the remaining transaction price of firm contracts for which work has not been performed and excludes unexercised contract options.

The Company expects to satisfy its backlog which represents the remaining unsatisfied performance obligation on contracts as of September 30, 2023 over the following period:

2023
Within 1 year	$4,000,771
1 to 2 years	—
Total Backlog	$4,000,771

Although backlog reflects business that is considered to be firm, cancellations, deferrals or scope adjustments may occur. Backlog is adjusted to reflect any known project cancellations, revisions to project scope and cost and project deferrals, as appropriate.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

12.	Stockholders’ Equity

Financings

Registered Direct Offering –

In October 2021, the Company closed a registered direct offering and concurrent private placement of its common stock (the “October Offering”) that the Company effected pursuant to the Securities Purchase Agreement that it entered into on October 25, 2021 with an institutional investor and received gross proceeds of $11.55 million. Pursuant to the terms of the Securities Purchase Agreement, the Company issued to the investor (A) in a registered direct offering (i) 975,000 shares (the “Public Shares”) of its common stock, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,189,384 shares (the “Pre-Funded Warrant Shares”) of common stock and (B) in a concurrent private placement, Series A warrants to purchase up to 1,898,630 shares (the “Common Stock Warrant Shares”) of common stock (the “Common Stock Warrants,” and together with the Public Shares and the Pre-Funded Warrants, the “Securities”) (the “Offering The Pre-Funded Warrants were immediately exercisable at a nominal exercise price of $0.001 and all Pre-Funded Warrants sold have been exercised. The Common Stock Warrants have an exercise price of $4.80 per share, are exercisable upon issuance and will expire five years from the date of issuance. A.G.P./Alliance Global Partners (the “Placement Agent”) acted as the exclusive placement agent for the transaction pursuant to that certain Placement Agency Agreement, dated as of October 25, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent received (i) a cash fee equal to seven percent (7.0%) of the gross proceeds from the placement of the Securities sold by the Placement Agent in the Offering and (ii) a non-accountable expense allowance of one half of one percent (0.5%) of the gross proceeds from the placement of the Gross Proceeds Securities sold by the Placement Agent in the Offering. The Company also reimbursed the Placement Agent’s expenses up to $50,000 upon closing the Offering. The net proceeds to the Company after deducting the Placement Agent’s fees and the Company’s estimated offering expenses was approximately $10.5 million.

Securities Purchase Agreement – In April 2019, the Company issued 42,388 shares of its common stock at $22.00 per share through a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors and accredited investors. Concurrently with the sale of the common stock, pursuant to the Purchase Agreement, the Company also sold common stock purchase warrants to such investors to purchase up to an aggregate of 42,388 shares of common stock. The Company incurred $379,816 in issuance costs from the offering and issued 4,239 warrants to the underwriters. The warrants are further discussed in Note 14.

Underwriting Agreement – In August 2019, the Company issued 45,000 shares of its common stock at $17.00 per share pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) to the public. The Company incurred $181,695 in issuance costs from the offering and issued warrants to purchase 2,250 shares of common stock to the underwriter. The warrants are further discussed in Note 14.

Equity Purchase Agreement - On February 7, 2023, the Company entered into an Equity Purchase Agreement (the “EP Agreement”) and related Registration Rights Agreement (the “Rights Agreement”) with Peak One, pursuant to which the Company has the right, but not the obligation, to direct Peak One to purchase up to $10,000,000.00 (the “Maximum Commitment Amount”) in shares of the Company’s common stock in multiple tranches upon satisfaction of certain terms and conditions contained in the EP Agreement and Rights Agreement which includes but is not limited to filing a registration statement with the Securities and Exchange Commission and registering the resale of any shares sold to Peak One. Further, under the EP Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the EP Agreement) from time to time to Peak One (i) in a minimum amount not less than $25,000.00 and (ii) in a maximum amount up to the lesser of ( (a) $750,000.00 or (b) 200% of the Average Daily Trading Value (as defined in the EP Agreement).

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

12.	Stockholders’ Equity (continued)

In connection with the EP Agreement, the Company issued to Investments, the general partner of Peak One, 75,000 shares of its common stock, and agreed to file a registration statement registering the common stock issued or issuable to Peak One and Investments under the Agreement for resale with the Securities and Exchange Commission within 60 calendar days of the Agreement, as more specifically set forth in the Rights Agreement. The registration statement was declared effective on April 14, 2023

The obligation of Peak One to purchase the Company’s common stock under the EP Agreement began on the date of the EP Agreement, and ends on the earlier of (i) the date on which Peak One shall have purchased common stock pursuant to the EP Agreement equal to the Maximum Commitment Amount, (ii) thirty six (36) months after the date of the EP Agreement, (iii) written notice of termination by the Company or (iv) the Company’s bankruptcy or similar event (the “Commitment Period”), all subject to the satisfaction of certain conditions set forth in the EP Agreement.

During the Commitment Period, the purchase price to be paid by Peak One for the common stock under the EP Agreement will be 97% of the Market Price, which is defined as the lesser of the (i) closing bid price of the common stock on its principal market on the trading day immediately preceding the respective Put Date (as defined in the Agreement), or (ii) lowest closing bid price of the common stock during the Valuation Period (as defined in the Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Peak One.

The EP Agreement and the Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Peak One represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Common Stock Issued for Services – During the nine months ended September 30, 2023, the Company issued 337,512 shares of common stock for services provided. The value of the shares amounted to $484,825.

Restricted Stock Units – During the nine months ended September 30, 2023, the Company issued 3,014,617 shares of common stock for previously vested restricted stock units. During the nine months ended September 30, 2022, the Company issued 43,333 shares of common stock for previously vested restricted stock units.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

13.	Segments and Disaggregated Revenue

	Construction	Medical	Development	Corporate and support	Consolidated
Nine Months Ended September 30, 2023
Revenue	$14,566,351	$—	$—	$—	$14,566,351
Cost of revenue	15,138,225	—	—	—	15,138,225
Operating expenses	68,384	139,135	1,801,364	9,265,290	11,274,173
Operating loss	(640,258)	(139,135)	(1,801,364)	(9,265,290)	(11,846,047)
Other income (expense)	(56,796)	—	(814,601)	34,346	(837,051)
Income (loss) before income taxes	(697,054)	(139,135)	(2,615,965)	(9,230,944)	(12,683,098)
Net income attributable to non-controlling interest	—	—	—	—	—
Net income (loss) attributable to common stockholders of Safe & Green Holdings Corp.	$(697,054)	$(139,135)	$(2,615,965)	$(9,230,944)	$(12,683,098)

Total assets	$7,111,643	$4,581	$11,652,465	$6,565,385	$25,334,074
Depreciation and amortization	$146,917	$—	$208,412	$1,391,743	$1,747,072
Capital expenditures	$—	$—	$—	$530,055	$530,055

	Construction	Medical	Development	Corporate and support	Consolidated
Nine Months Ended September 30, 2022
Revenue	$8,648,873	$11,640,953	$—	$—	$20,289,826
Cost of revenue	8,689,924	8,506,681	—	—	17,196,605
Operating expenses	399,911	52,336	1,313,196	4,738,928	6,504,371
Operating income (loss)	(440,962)	3,081,936	(1,313,196)	(4,738,928)	(3,411,150)
Other income (expense)	487,339	—	(173,726)	33,518	347,131
Income (loss) before income taxes	46,377	3,081,936	(1,486,922)	(4,705,410)	(3,064,019)
Net income attributable to non-controlling interest	—	1,522,101	—	—	1,522,101
Net income (loss) attributable to common stockholders of Safe & Green Holdings Corp.	$46,377	$1,559,835	$(1,486,922)	$(4,705,410)	$(4,586,120)

Total assets	$11,442,445	$2,191,019	$8,947,444	$6,376,008	$28,956,916
Depreciation and amortization	$429,056	$40,230	$—	$—	$469,286
Capital expenditures	$1,094,222	$—	$893,785	$8,193	$1,996,200
Inter-segment revenue elimination	$—	$—	$—	$—	$—

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

13.	Segments and Disaggregated Revenue (continued)

	Construction	Medical	Development	Corporate and support	Consolidated
Three Months Ended September 30, 2023
Revenue	$3,965,361	$—	$—	$—	$3,965,361
Cost of revenue	4,501,393	—	—	—	4,501,393
Operating expenses	(108,603)	138,240	583,987	1,825,464	2,439,088
Operating loss	(427,429)	(138,240)	(583,987)	(1,825,464)	(2,975,120)
Other income (expense)	(308,988)	—	(339,556)	15,530	(633,014)
Income (loss) before income taxes	(736,417)	(138,240)	(923,543)	(1,809,934)	(3,608,134)
Net income attributable to non-controlling interest	—	—	—	—	—
Net income (loss) attributable to common stockholders of Safe & Green Holdings Corp.	$(736,417)	$(138,240)	$(923,543)	$(1,809,934)	$(3,608,134)

Total assets	7,111,643	4,581	11,652,465	6,565,385	25,334,074
Depreciation and amortization	$53,147	$—	$121,706	$432,707	$607,560
Capital expenditures	$—	$—	$3,805	$526,252	$530,057

	Construction	Medical	Development	Corporate and support	Consolidated
Three Months Ended September 30, 2022
Revenue	$2,692,519	$1,437,738	$—	$—	$4,130,257
Cost of revenue	2,693,451	1,601,980	—	—	4,295,431
Operating expenses	192,266	25,271	436,798	1,582,677	2,237,012
Operating income (loss)	(193,198)	(189,513)	(436,798)	(1,582,677)	(2,402,186)
Other income (expense)	(3,563)	—	(52,157)	9,755	(45,965)
Income (loss) before income taxes	(196,761)	(189,513)	(488,955)	(1,572,922)	(2,448,151)
Net income attributable to non-controlling interest	—	(94,568)	—	—	(94,568)
Net income (loss) attributable to common stockholders of Safe & Green Holdings Corp.	$(196,761)	$(94,945)	$(488,955)	$(1,572,922)	$(2,353,583)

Total assets	11,442,445	2,191,019	8,947,444	6,376,008	28,956,916
Depreciation and amortization	$142,301	$13,410	$2,157	$—	$157,868
Capital expenditures	$244,201	$—	$—	$—	$244,201

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

14.	Warrants

In conjunction with the June 2017 Public Offering, the Company issued to certain affiliates of the underwriters, as compensation, warrants to purchase an aggregate of 4,313 shares of common stock at an exercise price of $125.00 per share. The warrants were exercisable at the option of the holder on or after June 21, 2018 and expired June 21, 2023.The fair value of the warrants was calculated utilizing a Black-Scholes model and amounted to $63,796. The fair market value of the warrants as of the date of issuance has been included in issuance costs in additional paid-in capital.

In conjunction with the Purchase Agreement in April 2019, the Company also sold warrants to purchase up to an aggregate of 42,388 shares of common stock at an initial exercise price of $27.50 per share. The warrants are exercisable at the option of the holder on or after October 29, 2019 and expire October 29, 2024. The Company issued to certain affiliates of the underwriters, as compensation, warrants to purchase an aggregate of 4,239 shares of common stock at an initial exercise price of $27.50 per share. The warrants are exercisable at the option of the holder on or after October 29, 2019 and expire April 24, 2024.

In conjunction with the Underwriting Agreement in August 2019, the Company issued to the underwriter, as compensation, warrants to purchase an aggregate of 2,250 shares of common stock at an initial exercise price of $21.25 per share. The warrants are exercisable at the option of the holder on or after February 1, 2020 and expire August 29, 2024.

In conjunction with the Underwriting Agreement in May 2020, the Company issued to the underwriter, as compensation, warrants to purchase an aggregate of 300,000 shares of common stock at an initial exercise price of $3.14 per share. The warrants are exercisable at the option of the holder on or after November 6, 2021 and expire May 5, 2025. As of September 30, 2023 and December 31, 2022, 73,700 of such warrants are outstanding.

In conjunction with the Purchase Agreement in October 2021, the Company also issued Series A warrants to purchase up to 1,898,630 shares of Common Stock in a concurrent private placement. The warrants have an exercise price of $4.80 per share, exercisable at the option of the holder on or after October 26, 2021 and will expire five years from the date of issuance.

In conjunction with the issuance of the Debenture in February 2023, the Company issued the Peak Warrant to purchase 500,000 shares of common stock. The Peak Warrant expires five years from its date of issuance. The Peak Warrant is exercisable, at the option of the holder, at any time, for up to 500,000 of shares of common stock of the Company at an exercise price equal to $2.25 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the Peak Warrant is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues common stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of common stock, other than with respect to an Exempt Issuance, at an effective price per share that is lower than the then Exercise Price. In the event of any such anti-dilutive event, the Exercise Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.40 per share, unless and until the Company obtains shareholder approval for any issuance below such floor price. The initial fair value of the Peak Warrant amounted to $278,239 and was recorded as a debt discount at the time of issuance of the Debenture.

15.	Share-based Compensation

On October 26, 2016, the Company’s Board of Directors approved the issuance of up to 25,000 shares of the Company’s common stock in the form of restricted stock or options (“2016 Stock Plan”). Effective January 20, 2017, the 2016 Stock Plan was amended and restated as the SG Blocks, Inc. Stock Incentive Plan, as further amended effective June 1, 2018 and as further amended on July 30, 2020 and as further amended on August 18, 2021, and as further amended on October 5, 2023, (the “Incentive Plan”). The Incentive Plan authorizes the issuance of up to 8,625,000 shares of common stock.  It authorizes the issuance of equity-based awards in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards and cash-based awards to non-employee directors and to officers, employees and consultants of the Company and its subsidiary, except that incentive stock options may only be granted to the Company’s employees and its subsidiary’s employees. The Incentive Plan expires on October 26, 2026, and is administered by the Company’s Compensation Committee of the Board of Directors. Each of the Company’s employees, directors, and consultants are eligible to participate in the Incentive Plan. As of September 30, 2023, there were 0 shares of common stock available for issuance under the Incentive Plan.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

15.	Share-based Compensation (continued)

Stock-Based Compensation Expense

Stock-based compensation expense is included in the condensed consolidated statements of operations as follows:

	Nine Months Ended September 30,
	2023	2022
Payroll and related expenses	$3,210,631	$1,874,857
Total	$3,210,631	$1,874,857

	Three Months Ended September 30,
	2023	2022
Payroll and related expenses	$—	$594,694
Total	$—	$594,694

The following table presents total stock-based compensation expense by security type included in the condensed consolidated statements of operations:

	Nine Months Ended September 30,
	2023	2022
Stock options	$—	$—
Restricted Stock Units	$3,210,631	$1,874,857
Total	$3,210,631	$1,874,857

	Three Months Ended September 30,
	2023	2022
Stock options	$—	$—
Restricted Stock Units	$—	$594,694
Total	$—	$594,694

Stock-Based Option Awards

The Company has issued no stock-based options during the nine months ended September 30, 2023 or 2022.

Because the Company does not have significant historical data on employee exercise behavior, the Company uses the “Simplified Method” to calculate the expected life of the stock-based option awards granted to employees. The simplified method is calculated by averaging the vesting period and contractual term of the options.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

15.	Share-based Compensation (continued)

The following table summarizes stock-based option activities and changes during the nine months ended September 30, 2023 as described below:

	Shares	Weighted Average Fair Value Per Share	Weighted Average Exercise Price Per Share	Weighted Average Remaining Terms (in years)	Aggregate Intrinsic Value
Outstanding – December 31, 2022	36,436	24.80	78.71	4.34	—
Granted	—	—	—	—	—
Exercised	—	—	—	—	—
Cancelled	—	—	—	—	—
Outstanding – September 30, 2023	36,436	24.80	78.71	3.84	—
Exercisable – December 31, 2022	36,436	24.80	78.71	4.34	—
Exercisable – September 30, 2023	36,436	24.80	78.71	3.84	—

For the three months ended September 30, 2023 and 2022, the Company recognized stock-based compensation expense of $0 and $0, respectively, related to stock options. For the nine months ended September 30, 2023 and 2022, the Company recognized stock-based compensation expense of $0 and $0, respectively, related to stock options. This expense is included in payroll and related expenses in the accompanying condensed consolidated statements of operations.

As of September 30, 2023, there was no unrecognized compensation costs related to non-vested stock options and all options have been expensed. The intrinsic value is calculated as the difference between the fair value of the stock price at year end and the exercise price of each of the outstanding stock options. The fair value of the stock price at September 30, 2023 was $0.60 per share.

Restricted Stock Units

During 2022, a total of 1,045,000 of restricted stock units were granted to Mr. Galvin and seven employees of the Company, under the Company’s stock-based compensation plan, at the fair value ranging from $1.30 to $2.24 per share, which represents the closing price of the Company’s common stock at the date of grant. The restricted stock units granted vest quarterly over two years from the anniversary of the grant date. The fair value of these units upon issuance amounted to $1,843,000.

On November 18, 2022, a total of 80,000 of restricted stock units were granted to four of the Company’s non-employee directors, under the Company’s stock-based compensation plan, at the fair value of $1.30 per share, which represents the closing price of the Company’s common stock on November 18, 2022. The restricted stock units granted vest in equal quarterly installments over a two-year period.

During the three months ended June 30, 2023, a total of 316,834 of restricted stock units were granted to Mr. Galvin and six employees of the Company under the Company’s stock-based compensation plan, at the fair value of $0.85 to $1.01 per share, which represents the closing price of the Company’s common stock at the grant date. The restricted stock units granted vest in equal quarterly installments over a two-year period.

On April 4, 2023, a total of 268,166 of restricted stock units were granted to five of the Company’s non-employee directors, under the Company’s stock-based compensation plan, at the fair value of $1.01 per share, which represents the closing price of the Company’s common stock on April 4, 2023. The restricted stock units granted vest in equal quarterly installments over a two-year period

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

15.	Share-based Compensation (continued)

As of September 30, 2023, all outstanding restricted stock vesting has been accelerated and there are no unvested restricted stock units.

For the three months ended September 30, 2023 and 2022, the Company recognized stock-based compensation of $0 and $594,694 related to restricted stock units. For the nine months ended September 30, 2023 and 2022, the Company recognized stock-based compensation of $3,210,631 and $1,874,857 related to restricted stock units. This expense is included in the payroll and related expenses, general and administrative expenses, and marketing and business development expense in the accompanying condensed consolidated statement of operations. As of September 30, 2023, there was no unrecognized compensation costs related to non-vested restricted stock units.

The following table summarized restricted stock unit activities during the nine months ended September 30, 2023:

Number of Shares
Non-vested balance at January 1, 2023	1,190,935
Granted	585,000
Vested	(1,775,935)
Forfeited/Expired	—
Non-vested balance at September 30, 2023	—

16.	Commitments and Contingencies

Legal Proceedings

The Company is subject to certain claims and lawsuits arising in the normal course of business. The Company assesses liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. Where it is probable that the Company will incur a loss and the amount of the loss can be reasonably estimated, the Company records a liability in our consolidated financial statements. These legal accruals may be increased or decreased to reflect any relevant developments on a quarterly basis. Where a loss is not probable or the amount of the loss is not estimable, the Company does not record an accrual, consistent with applicable accounting guidance. Based on information currently available, advice of counsel, and available insurance coverage, the Company believes that the established accruals are adequate and the liabilities arising from the legal proceedings will not have a material adverse effect on the consolidated financial condition. However, that in light of the inherent uncertainty in legal proceedings there can be no assurance that the ultimate resolution of a matter will not exceed established accruals. As a result, the outcome of a particular matter or a combination of matters may be material to the results of operations for a particular period, depending upon the size of the loss or the income for that particular period.

1.) Pizzarotti Litigation - On or about August 10, 2018 Pizzarotti, LLC filed a complaint against the Company and Mahesh Shetty, the Company’s former President and CFO, and others, seeking unspecified damages for an alleged breach of contract by the Company and another entity named Phipps & Co. (“Phipps”). The lawsuit was filed as Pizzarotti, LLC. v. Phipps & Co., et al., Index No. 653996/2018 and commenced in the Supreme Court of the State of New York for the County of New York. On or about April 1, 2019, Phipps filed cross-claims against the Company and Mr. Shetty asserting claims for indemnification, contribution, fraud, negligence, negligent misrepresentation, and breach of contract. The Company has likewise cross claimed against Phipps for indemnification and contribution, claiming that any damages to the Plaintiff were the result of the acts or omissions of Phipps and its principals.

Pizzarotti’s suit arose from a contract dated April 3, 2018 that it executed with Phipps whereby Pizzarotti, a construction manager, engaged Phipps to perform stone procuring and tile work at a construction project located at 161 Maiden Lane, New York 10038. Pizzarotti’s claims against the Company arise from a purported assignment agreement dated August 10, 2018, whereby Pizzarotti claims that the Company agreed to assume certain obligations of Phipps under a certain trade contract between Pizzarotti and Phipps & Co. Phipps’ claims against the Company arise from a purported Assignment Agreement, dated as of May 30, 2018, between Pizzarotti, Phipps and the Company (the “Assignment Agreement”), pursuant to which, it is alleged, that the Company agreed to provide a letter of credit in connection with the sub-contracted work to be provided by Phipps to Pizzarotti.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

16.	Commitments and Contingencies (continued)

The Company believes that the Assignment Agreement was void for lack of consideration and moved to dismiss the case on those and other grounds. On June 17, 2020, the New York Supreme Court entered an order dismissing certain claims against the Company brought by cross claimant Phipps & Co. Specifically, the court dismissed Phipps’ claims for indemnification, contribution, fraud, negligence and negligent misrepresentation. The court did not dismiss Phipps’ claim for breach of the Assignment Agreement. The issue of the validity of the Assignment Agreement, and the Company’s defenses to the claims brought by the plaintiff Pizzarotti, and cross claimant Phipps, are being litigated. The Company maintains that the Assignment Agreement, to the extent valid and enforceable, was properly terminated and/or there are no damages, and, consequently, that the claims brought against the Company are without merit. The Company intends to continue to vigorously defend the litigation. The parties have engaged in written discovery but no depositions have been conducted as of yet. By motion dated February 24, 2021, Pizzarotti moved to stay the entire action pending the outcome of a separate litigation captioned Pizzarotti, LLC v. FPG Maiden Lane, LLCet. al., Index No. 651697/2019, involving some of the same parties (but excluding the Company). Phipps cross moved to consolidate the two actions. The Company opposed both motions. On April 26, 2021, the court denied both motions and directed the parties to meet and confer concerning the scheduling of depositions. On May 10, 2021, the parties jointly filed with the court a proposed order providing the completion of depositions of all parties and nonparties by September 30, 2021. The court has not entered the proposed discovery order and no formal action has been taken by the plaintiff Pizzarotti nor the defendant-cross claimant Phipps since the proposed order was submitted. There are no scheduled hearings or conferences before the court at this time.

Litigation is subject to many uncertainties, and the outcome of this action is not predicted with assurance. The Company is currently unable to predict the possible loss or range of loss, if any, associated with the resolution of this litigation, and, accordingly, the Company has made no provision related to this matter in the consolidated financial statements.

Vendor Litigation

1.) SG Blocks, Inc. v HOLA Community Partners, et. al.

On April 13, 2020, Plaintiff SG Blocks, Inc. (the “Company”) filed a Complaint against HOLA Community Partners (“HCP”), Heart of Los Angeles Youth, Inc. (“HOLA”) (HCP and HOLA are collectively referred to as the “HOLA Defendants”), and the City of Los Angeles (“City”) in the United States District Court for the Central District of California, Case No. 2:20-cv-03432-ODW (“HOLA Action”). The Company asserted seven claims against HOLA Defendants arising out of and related to the HOLA Project, to wit, for: (1) breach of contract; (2) conversion; (3) default and judicial foreclosure under the Agreement as a security agreement; (4) misappropriation of trade secrets under California Civil Code section 3426; (5) misappropriation of trade secrets under 18 U.S.C. § 1836; and (6) intentional interference with contractual relations. On April 20, 2020, HOLA filed a separate action against the Company in the Los Angeles Superior Court arising out of the HOLA Project, asserting claims of (1) negligence; (2) strict products liability; (3) strict products liability, (4) breach of contract; (5) breach of express warranty; (6) violation of Business and Professions Code § 7031(b); and (7) violation of California’s unfair competition law, Business and Professions Code section 17200 (“UCL”) (“HOLA State Court Action”). The HOLA State Court Action was removed to the Central District of California and consolidated with the HOLA Action.

On January 22, 2021, the Company filed a Third-Party Complaint in the HOLA Action against Third-Party Defendants Teton Buildings, LLC, Avesi Construction, LLC, and American Home Building and Masonry Corp (“AHB”) for indemnity and contribution with respect to HOLA’s claims. The Company has also notified its general liability carrier Sompo International regarding coverage concerning HOLA’s claims On February 25, 2021, the Court entered an order dismissing the Company’s claims for (1) breach of contract; (2) conversion; (3) default and judicial foreclosure under the Agreement as a security agreement; (4) misappropriation of trade secrets under California Civil Code section 3426; (5) misappropriation of trade secrets under 18 U.S.C. § 1836; but denied dismissal of the Company’s claims for intentional interference with contractual relations. The Court also denied the Company’s motion to dismiss HOLA’s claims.

On March 12, 2021, the HOLA Defendants filed an answer to the Company’s complaint against it denying liability and asserting affirmative defenses. On March 12, 2021, the Company filed an answer to the HOLA Defendants’ First Amended Consolidated Complaint against it, denying liability and asserting affirmative defenses.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

16.	Commitments and Contingencies (continued)

On April 26, 2021, the Company and the HOLA Defendants filed a Joint Stipulation to Dismiss HOLA Community Partners’ Sixth Claim for Relief (violation of California Business and Professions Code §7031(b)), with prejudice, pursuant to Fed. R. Civ. P. 41(a)(1)(A)(ii).

On July 23, 2021, the Company filed a First Amended Third-Party Complaint adding the following additional third party defendants seeking, inter alia, contractual indemnity, equitable indemnity; and contribution: American Home Building and Masonry Corp. (“American Home”), Anderson Air Conditioning, L.P. (“Anderson”). Broadway Glass and Mirror, Inc. (“Broadway”), Marne Construction, Inc. (“Marne”), The McIntyre Company (“McIntyre”), Dowell & Bradley Construction, Inc. dba J R Construction (“JR Construction”) Junior Steel Co. (“Junior Steel”) Saddleback Roofing, Inc. (“Saddleback”) Schindler Elevator Corporation (“Schindler”) U.S. Smoke & Fire Corp. (“U.S. Smoke”) and FirstForm, Inc. (“FirstForm”) (collectively the “Additional Third Party Defendants”).

On September 2, 2021, Schindler Elevator Corp. filed its answer to the First Amended Third-Party Complaint. On September 3, 2021, Junior Steel Co. filed its answer to the First Amended Third-Party Complaint. On September 7, 2021, Anderson Air Conditioning, L.P. filed its answer to the First Amended Third-Party Complaint. On October 6, 2021, the McIntyre Group filed its answer to the First Amended Third-Party Complaint.

On February 7, 2022, the Company filed a request for entry of a Clerk’s default against the following defendants: American Home Building and Masonry Corp., Avesi Construction, Marne Construction, Inc., FirstForm, Inc., Dowell & Bradley Construction, Inc, Saddleback Roofing, Inc., and US Smoke and Fire Corp. On February 9, 2022, the court entered a clerk’s default pursuant to Federal Rule 55 against the following defendants: American Home Building and Masonry Corp. Avesi Construction, Dowel & Bradley Construction, Inc., Saddleback Roofing Inc. and US smoke and Fire Corp. The parties that have answered and appeared in the case are currently engaged in discovery. The cut-off for fact discovery has been extended to September 12, 2022, and a trial was set for January 31, 2023.

2.) SG Blocks, Inc. v HOLA Community Partners, et. al.

On or about December 31, 2022, the parties who appeared in the HOLA Action executed a Settlement Agreement and Release. On February 28, 2023 the court “so ordered” the parties’ stipulation dismissing all causes of action against the parties to the Settlement Agreement and Release.

3.) Teton Buildings, LLC

(i) On January 1, 2019, the Company commenced an action against Teton Buildings, LLC (“Teton”) in Harris County, Texas (“Teton Texas Action”) to recover approximately $2,100,000 arising from defendant’s breach of the operative contract related to Heart of Los Angeles construction project in Los Angeles (the “HOLA Project”) entered into on or about June 2, 2017. The Petition brought claims of breach of contract, negligence, and breach of express warranty. In or about February 2022 the Company dismissed without prejudice the Teton Texas Action.

(ii) On or about September 12, 2018, the Company entered into a Firm Price Quote and Purchase (the “GVL Contract”) with Teton to govern the manufacture and provision of 23 shipping containers and modular units (the “Teton GVL Modules”) for the Four Oaks Gather GVL project in South Carolina (the “GVL Project.”). The Company maintains that Teton breached the GVL Contract by (i) failing to timely deliver the Teton GVL Modules, (ii) delivering Teton GVL Modules that were defective in their design and manufacture, (iii) otherwise failed to meet South Carolina Building Code regulations and (iv) breached applicable warranties. As a result of the breach and defects in performance, design and manufacture by Teton, Company asserts that it has sustained $761,401.66 in actual and consequential damages, excluding attorney’s fees. On October 16, 2019, Teton filed for Chapter 11 in the United States Bankruptcy Court for Southern District of Texas, Houston Division styled In re: Teton Buildings, LLC and bearing the case number 19-35811. On February 11, 2020, the Company filed a proof of claim again Teton in the amount of $2,861,401.66 arising from the HOLA Project and the GVL Contract.

On or about March 16, 2020, the Bankruptcy Court converted Teton’s Chapter 11 reorganization case to a Chapter 7 liquidation case. On July 18, 2019, Ronald Sommers, the Chapter 7 Trustee, filed a Report of No Distribution stating that there is no property available for distribution to creditors. On August 20, 2019, the Bankruptcy Court closed the Teton bankruptcy case. As such, there is no prospect of any recovery against Teton.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

16.	Commitments and Contingencies (continued)

On January 22, 2021, the Company filed a third-party complaint against Teton in the United States District Court for the Central District of California, Case No. 2:20−cv−03432 in the HOLA Action (described above), seeking to determine Teton’s liability in its capacity as a bankruptcy debtor in order to collect any damages payable from Teton’s liability insurance carrier or carriers. On July 23, 2021, the Company filed a First Amended Third-Party Complaint against Teton and other named third party defendants (see #2 below). Teton has been served with the First Amended Third-Party Complaint and on or about February 11, 2022, Teton filed an answer and affirmative defenses.

On or about December 31, 2022, the parties who appeared in the HOLA Action, including Teton by and through its insurance carrier, executed a Settlement Agreement and Release. On February 28, 2023 the court “so ordered” the parties’ stipulation dismissing all causes of action against the parties to the Settlement Agreement and Release.

 4.) SG Blocks, Inc. v. EDI International, PC.-

On June 21, 2019, the Company filed a lawsuit against EDI International, PC, a New Jersey corporation, in the Superior Court of the State of California, County of Los Angeles, Central District, in connection with the parties’ consulting agreement, dated June 29, 2016, pursuant to which EDI International, PC, was to provide, for a fee, certain architectural and design services for the HOLA Project. The Company claims that EDI International, PC, tortiously interfered with the Company’s economic relationship with HOLA Community Partners and Heart of Los Angeles Youth, Inc. EDI International, PC, filed a cross-complaint for alleged unpaid fees and tortious interference with EDI International, PC’s contractual relationship with HOLA Community Partners and Heart of Los Angeles Youth, Inc. EDI International, PC’s cross-complaint seeks in excess of $30,429 in damages.

On July 8, 2020, the Company added PVE LLC as a defendant in the lawsuit, claiming PVE LLC is liable to the same extent as EDI International, PC. The case is currently in the discovery stage and a trial date has been set for May 2, 2022.

On May 14, 2021, EDI accepted the Company’s Statutory Offer of Compromise, pursuant to California Code of Civil Procedures §998, to settle EDI’s cross-claims. On July 26, 2021, the Company and EDI entered into a certain General Release agreement whereby in exchange for payment by the Company in the amount of $67,125.83 EDI released the Company from all liabilities and damages related to EDI’s cross-claims. The Company continues to prosecute its claim against EDI for tortious interference with the Company’s economic relationship with HOLA Community Partners and Heart of Los Angeles Youth, Inc. The discovery period has concluded and a trial date has been set for October 2023.

Litigation is subject to many uncertainties, and the outcome of this action is not predicted with assurance. The Company is currently unable to predict the outcome or possible recovery or loss or range of loss, if any, associated with the resolution of this litigation, and, accordingly, the Company has made no provision related to this matter in the consolidated financial statements.

Other Litigation

SG Blocks, Inc. v. Osang Healthcare Company, Ltd.,

On April 14, 2021, the Company commenced an action against Osang Healthcare Company, Ltd. (“Osang”) in the United States District Court, Eastern District of New York, Case No. 21-01990 (“Osang Action”). The Company has asserted that Osang materially breached a certain Managed Supply Agreement (“MSA”) entered into between the parties on October 12, 2020, pursuant to which the Company received on consignment two million (2,000,000) units of Osang’s “Genefinder Plus RealAmp Covid-19 PCR Test” (the “Covid-19 Test”) for domestic and international distribution. The Company has also asserted that Osang breached the covenant of good faith and fair dealing, fraudulently induced it to enter into the MSA, and violated §349 of the New York General Business Law’s prohibition of deceptive business practices.

On June 18, 2021, Osang served a motion to dismiss the Osang Action pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure. On July 30, 2021, the Company served its opposition to the motion to dismiss. On September 22, 2022, the court entered an order granting in part and denying in part Osang’s motion to dismiss. The court denied that part of Osang’s motion that sought dismissal of the Company’s causes of action for breach of contract (but denied recovery of lost profits) and fraud, but dismissed the Company’s causes of action for breach of implied covenant of good faith and fair dealing, indemnification, accounting, and violation of the New York Unlawful and Deceptive Trade Practices Act (GBL §349).

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

16.	Commitments and Contingencies (continued)

A status conference was held on November 16, 2022 at which time the Court entered a scheduling order for the conducting of discovery. After mediation before the Court on March 14, 2023, the parties entered into a settlement agreement and mutual release on May 4, 2023.

Safe & Green Holdings Corp. v. Shaw et al.,

On March 15, 2023, the Company commenced an action against two shareholders, John William Shaw and Leo Patrick Shaw (the “Shaw Stockholders”), in the United States District Court for the Southern District of New York, captioned Safe and Green Holdings Corp. v. Shaw et al., 1:23-cv-02244, for violations of the short swing profit rule pursuant to Section 16(b) of the Securities and Exchange Act of 1934. On September 26, 2023, the Company entered into a settlement agreement with (the “Shaw Stockholders”) resolving this lawsuit pursuant to which the Company received a three-month irrevocable proxy from the Shaw Stockholders giving the Company the right to vote the shares of common stock held by them. Upon payment of $10,000, the Company may extend for 45 days the expiration date of the irrevocable proxies.

Commitments

In April 2020, the Company entered into an amendment to its employment agreement, dated January 1, 2017, with Paul Gavin (the “Amendment”), to extend the term of employment to December 31, 2021, provide for an annual base salary of $400,000 provide for a performance bonus structure for a bonus of up to 50% of base salary upon the Company’s achievement of $2,000,000 EBITDA and additional performance bonus payments for the achievement of EBITDA in excess of $2,000,000 based on a percentage of the incremental increase in EBITDA (ranging from 10% of the incremental increase in EBITDA if the Company achieves over $2,000,000 and up to $7,000,000 in EBITDA, 8% of the incremental increase in EBITDA if the Company achieves over $7,000,000 and up to $12,000,000 in EBITDA and 3% of the incremental increase in EBITDA over $12,000,000), provide for a profits-based additional bonus of up to $250,000 in certain limited circumstances, and provide for one (1) year severance, plus a pro-rated amount of any unpaid bonus earned by him during the year as verified by the Company’s principal financial officer, if Mr. Galvin is terminated without cause. At the Company’s option, up to fifty (50%) percent of the EBITDA performance bonuses may be paid in restricted stock units if then available for grant under the Company’s Incentive Plan.

On July 5, 2022, the Company entered into an amendment to its employment agreement, dated January 1, 2017, as amended, with Paul Galvin, to provide for the payment of an annual base salary of $500,000 and on September 19, 2023 the agreement was amended to increase the annual base salary to $750,000. All other terms of the employment agreement remain in full force and effect.

On May 1, 2023, the Company appointed Patricia Kaelin as the Company’s Chief Financial Officer and entered into an employment agreement with Patricia Kaelin (the “Kaelin Employment Agreement”) to employ Ms. Kaelin in such capacity for an initial term of two (2) years, which provides for an annual base salary of $250,000, a discretionary bonus of up to 20% of her base salary upon achievement of objectives as may be determined by the Company’s board of directors and severance in the event of a termination without cause on or after September 30, 2023 in amount equal to equal to one year’s annual base salary and benefits. The Kaelin Employment Agreement also provides for the grant to Ms. Kaelin of a restricted stock grant under the Company’s Stock Incentive Plan, as amended and as available for grant, of 60,000 shares of the Company’s common stock, vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service. Ms. Kaelin is subject to a one-year post-termination non-compete and non-solicit of employees and clients. She is also bound by confidentiality provisions. During July 2023, Ms. Kaelin’s annual base salary was adjusted to $300,000, retroactive to May 1, 2023.

SAFE & GREEN HOLDINGS CORP. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2023 and 2022 (Unaudited)

17.	Subsequent Events

The Company has evaluated all events or transactions that occurred after September 30, 2023 through November 14, 2023, which is the date that the condensed financial statements were available to be issued. During this period, there were no material subsequent events requiring recognition or disclosure besides below.

On October 5, 2023, at the Company’s Special Meeting of Stockholders (the “Special Meeting”), the Company’s stockholders approved an amendment (the “Amendment”) to the Safe & Green Holdings Corp. Stock Incentive Plan (the “Plan”). The Amendment increased the total number of shares of the Company’s common stock authorized for issuance under the Plan by 5,000,000 shares to 8,625,000 shares. The material terms and conditions of the Plan are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 6, 2023 (the “Proxy Statement”).

On October 16, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware that increased the number of the Company’s authorized shares of common stock, $0.01 par value per share, from 25,000,000 shares to 75,000,000 shares. This Certificate of Amendment was approved by the Company’s stockholders at the Company’s 2023 Special Meeting.

As previously disclosed, the Company had notified William Rogers that his employment agreement (the “Employment Agreement”) with the Company would not be renewed for a full one-year term upon its expiration on September 26, 2023; however, the Company had offered Mr. Rogers a two-month extension of his agreement. The Company anticipated that, upon the expiration of his Employment Agreement, Mr. Rogers would continue to be employed by the Company as an employee-at-will.

On October 20, 2023, the Company and Mr. Rogers entered into a mutual settlement and release agreement (the “Release Agreement”) in order to resolve any and all claims and disputes between them, including but not limited to, claims arising under the Employment Agreement. Pursuant to the terms of the Release Agreement, (i) the Company agreed to pay Mr. Rogers a settlement payment equal to $75,000 for his lost vacation, life insurance and related costs through December 31, 2023; (ii) the parties agreed to extend Mr. Roger’s Employment Agreement through December 31, 2023, at which point the Employment Agreement will end as a mutual termination; (iii) the parties agreed that Mr. Rogers’ title under the Employment Agreement will change from COO to Project Development Advisor and he will report to David Villarreal for the remaining term of the Employment Agreement and all other terms of the Employment Agreement will remain unchanged, including Mr. Roger’s right to receive RSU’s and right to accrue additional vacation days; (iv) Safe and Green Development Corporation, a majority-owned subsidiary of the Company (“DevCo”), and Mr. Rogers will enter into a consulting agreement that will commence on January 1, 2024 (the “Consulting Agreement”); (v) the parties acknowledged that Mr. Rogers will be eligible for grants of equity awards under DevCo’s stock incentive plan; (vi) the non-compete provisions of the Employment Agreement were extended through December 31, 2023; (vii) the parties released each other from any and all claims and potential claims relating to or arising as a result of the Employment Agreement or any issues related thereto; and (viii) the parties agreed not to disparage each other.

Simultaneously with the execution of the Release Agreement, Mr. Rogers entered into the Consulting Agreement with DevCo. The term of the Consulting Agreement will commence on January 1, 2024, will continue for a period of one year and will then convert to a rollover annual contract or on a month-to-month basis, as mutually agreed to be the parties. Pursuant to the Consulting Agreement, Mr. Rogers will provide advisory and consulting services for the construction of DevCo’s operational facility projects. During the term of the Consulting Agreement, DevCo will pay Mr. Rogers a monthly consulting fee of $15,000. In addition, the parties agreed that Mr. Rogers shall invoice DevCo for time spent over 60 hours per month providing such consulting services, at a rate of $250 per hour. In addition, during the term of the Consulting Agreement, DevCo will (i) pay to Mr. Rogers the per month costs to cover his COBRA expenses, and (ii) reimburse Mr. Rogers for his reasonable and necessary out-of-pocket expenses incurred in performing the consulting services. The Consulting Agreement also provides that Mr. Rogers will be entitled to receive and that DevCo will issue, subject to board approval, grants of restricted stock unit awards.

SAFE & GREEN HOLDINGS CORP.

Up to 13,157,894 Shares of Common Stock

Up to 13,157,894 Series A Warrants to purchase 13,157,894 Shares of Common Stock

Up to 13,157,894 Series B Warrants to purchase 13,157,894 Shares of Common Stock

Up to 13,157,894 Pre-Funded Warrants to purchase 13,157,894 Shares of Common Stock

Up to 39,476,682 Shares of Common Stock Underlying such Series A Warrants, Series B Warrants and Pre-Funded Warrants

PROSPECTUS

Sole Placement Agent

A.G.P.

February            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We estimate that expenses in connection with the distribution described in this registration statement will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

Amount
SEC registration fee	$2,251
FINRA filing fee	2,788
Legal fees and expenses	200,000
Accountant’s fees and expenses	50,000
Miscellaneous	44,961
Total	$300,000

(1)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our amended and restated bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify its employees and agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

We have entered into indemnification agreements with each of our directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities to the persons described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering. The recipients both had access, through their relationship with us, to information about us.

On January 11, 2024, we entered into a securities purchase agreement with Peak One Opportunity Fund, L.P., pursuant to which, among other things, we sold to Peak One Opportunity Fund, L.P warrants to purchase up to 375,000 shares of our Common Stock in a private placement and a debenture in the principal amount of $1,300,000 which is convertible into shares of Common Stock at a conversion price of $0.46 per share. The maximum number of shares of Common Stock that currently may be issued under the debenture is 2,835,302, which takes into account the Exchange Cap specified in such agreements.

On February 7, 2023, we entered into a securities purchase agreement with Peak One Opportunity Fund, L.P., pursuant to which, among other things, we sold to Peak One Opportunity Fund, L.P warrants to purchase up to 500,000 shares of our Common Stock in a private placement and a debenture in the principal amount of $1,00,000 which is convertible into shares of Common Stock at a conversion price of $1.50 per share. We also entered into an equity purchase agreement on the same date pursuant to which we issued to Peak One 75,000 shares of Common Stock and up to $10,000,000 of additional shares of Common Stock that we may put to Peak One Opportunity Fund, L.P. The maximum number of shares of Common Stock that currently may be issued under both agreements is 2,760,675, which takes into account the Exchange Cap specified in such agreements.

On October 25, 2021 in connection with a registered direct offering of our Common Stock and pre-funded warrants to purchase shares of Common Stock, we entered into a securities purchase agreement with an institutional investor (the “Purchaser”), pursuant to which, among other things, we sold to the Purchaser warrants (the “Warrants”) to purchase up to 1,898,630 shares of our Common Stock in a private placement. No separate consideration was paid for the issuance of the Warrants.

On June 10, 2020, the Company entered into an Exchange Agreement with an accredited investor to exchange a promissory note issued to him by the Company, dated February 4, 2020, in the principal amount of $200,000, together with the interest accrued thereon, for 73,665 shares of the Company’s Common Stock.

Item 16. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
1.1^	Form of Placement Agent Agreement by and between the Company and A.G.P./Alliance Global Partners
2.1	Order Confirming Debtors’ Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563).
2.2	Disclosure Statement for Amended Plan of Reorganization for Safe & Green, et al. under Chapter 11 of the Bankruptcy Code (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563)).
2.3	Order of the Bankruptcy Court for the Southern District of New York Approving the Disclosure Statement and Setting Plan of Reorganization Confirmation Deadlines (incorporated herein by reference to Exhibit 2.3 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563)).
2.4	Separation and Distribution Agreement by and between the Company and Safe and Green Development Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-38037)
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563)).
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 7, 2016 (File No. 000-22563)).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 28, 2017 (File No. 000-22563)).
3.4	Certificate of Amendment to Certificate of Designation, dated May 11, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 12, 2017 (File No. 001-38037)).
3.5	Certificate of Elimination of Series A Convertible Preferred Stock, dated December 13, 2018 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 17, 2018 (File No. 001-38037)).
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated June 5, 2019 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 5, 2019 (File No. 001-38037)).
3.7	Form of Certificate of Designation of the Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-1/A as filed by the Registrant with the Securities and Exchange Commission on December 9, 2019 (File No. 333-235295))
3.8	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 5, 2020 (File No. 001-38037)).
3.9	Amended and Restated Bylaws of the Company dated June 4, 2021 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 7, 2021 (File No. 001-38037)).
3.10	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 22, 2022 (File No. 001-38037)).
3.11	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 17, 2023 (File No. 001-38037)).
4.1	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 1, 2019 (File No. 001-38037)).

4.2	Form of Series A Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 1, 2019 (File No. 001-38037)).
4.3	Form of Representative’s Warrant Agreement (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 31, 2019 (File No. 001-38037)).
4.4	Form of Representative’s Warrant (incorporated herein by reference to Exhibit 4.14 to the Registration Statement on Form S-1/A filed by the Registrant with the Securities and Exchange Commission on May 5, 2020 (File No. 333-237682)).
4.5	Debenture, dated February 7, 2023, in the principal amount of $1,100,000 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 7, 2023 (File No. 001-38037)
4.6	Warrant, dated February 7, 2023 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 7, 2023 (File No. 001-38037)
4.7	Form of Indenture (incorporated by reference to Exhibit 4.2 to the Registration Statement Form S-3 as filed by the Registrant with the Securities and Exchange Commission on July 24, 2023 (File No. 001-38037)
4.8	Debenture, dated November 30, 2023, in the principal amount of $700,000 (Incorporated by reference to Exhibit 4.1 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
4.9	Warrant, dated November 30, 2023 (Incorporated by reference to Exhibit 4.2 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
4.10	Debenture dated January 11, 2024 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on January 16, 2024 (File No. 001-38037)
4.11	Warrant dated January 11, 2024 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on January 16, 2024 (File No. 001-38037)
4.14^	Form of Series A Warrant to Purchase Common Stock
4.15^	Form of Pre-Funded Warrant
4.16^	Form of Series B Warrant to Purchase Common Stock
5.1^	Legal opinion of Blank Rome LLP
10.1#	Form of the Company Incentive Stock Option Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 1, 2016 (File No. 000-22563)).
10.2#	Form of the Company Nonqualified Stock Option Agreement (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 1, 2016 (File No. 000-22563)).
10.3#	Form of Director Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-1 as filed by the Registrant with the Securities and Exchange Commission on February 6, 2017 (File No. 333-215922)).
10.4#	SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit 10.10 to the Registration Statement on Form S-1 as filed by the Registrant with the Securities and Exchange Commission on February 6, 2017 (File No. 333-215922)).
10.5#	Executive Employment Agreement, effective as of January 1, 2017, between Paul M. Galvin and the Company (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on March 14, 2017 (File No. 000-22563)).
10.6#	Amendment No. 1 to the SG Blocks, Inc. Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 5, 2018 (File No. 001-38037)).
10.7#	Form of SG Blocks, Inc. Restricted Share Unit Agreement (Non-Employee Directors) (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 30, 2018 (File No. 001-38037)).
10.8#	Form of Restricted Share Unit Agreement (incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q as filed by the Registrant with the Securities and Exchange Commission on August 14, 2019 (File No. 001-38037)).
10.9#	Form of Restricted Share Unit Agreement (Special Bonus) (incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q as filed by the Registrant with the Securities and Exchange Commission on August 14, 2019 (File No. 001-38037)).

10.10	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 6, 2020 (File No. 001-38037)
10.11#	Amendment No. 2 to the SG Blocks, Inc. Stock Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 25, 2020 (File No. 001-38037))
10.12#	Asset Purchase Agreement by and between SG Echo, LLC and Echo DCL, LLC, dated September 17, 2020 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2020 (File No. 001-38037)).
10.13	Unimproved Property Contract, dated February 25, 2021, by and between the Company and Northport Harbor LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 11, 2021 (File No. 001-38037)).
10.14	Settlement and Mutual Release Agreement, dated June 15, 2021, by and among CPF GP 2019-1 LLC, Capital Plus Financial, LLC and the Company (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 21, 2021 (File No. 001-38037)).
10.15	Termination of Exclusive License Agreement, effective June 15, 2021 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 21, 2021 (File No. 001-38037)).
10.16	Assignment of Limited Rights Under Membership Interest Redemption Agreement, dated June 15, 2021, by and among Capital Plus Financial, LLC, the Company and CPF GP 2019-1 LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 21, 2021 (File No. 001-38037)).
10.17	Operating Agreement by and between SGB Development Corp., Jacoby Development, Inc. and JDI-Cumberland Inlet. LLC, dated June 24, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 28, 2021 (File No. 001-38037)).
10.18	Fabrication and Building Services Agreement by and between JDI-Cumberland Inlet, LLC and SG Echo, LLC, dated June 24, 2021 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 28, 2021 (File No. 001-38037)).
10.19	Real Estate Lien Note, dated July 14, 2021, in the principal amount of $2,000,000 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 19, 2021 (File No. 001-38037)).
10.20	Deed of Trust, dated July 14, 2021 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 19, 2021 (File No. 001-38037)).
10.21	Assignment of Leases and Rents, dated July 8, 2021 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 19, 2021 (File No. 001-38037)).
10.22#	Amendment No. 3 to the SG Blocks, Inc. Stock Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed by the Registrant with the Securities and Exchange Commission on July 14, 2021 (File No. 001-38037)).
10.23#	Employment Agreement, dated September 27, 2021, between the Company and William Rogers (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 1, 2021 (File No. 001-38037)).
10.24	Form of Securities Purchase Agreement, dated as of October 25, 2021 by and between the Company and the Purchaser named therein (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 26, 2021 (File No. 001-38037)).
10.25	Lease Agreement by and between SG Echo LLC and May Properties, LLC, dated October 28, 2021 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 2, 2021 (File No. 001-38037)).
10.26	Guaranty by the Company dated October 28, 2021 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 2, 2021 (File No. 001-38037)).
10.27	Loan Agreement by and among SG Echo LLC, The Durant Industrial Authority and the Company, as guarantor, dated October 29, 2021 (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 2, 2021 (File No. 001-38037)).
10.28	Forgivable Promissory Note, dated October 29, 2021, issued by SG Echo LLC (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 2, 2021 (File No. 001-38037)).
10.29#	Amendment to Employment Agreement, dated July 5, 2022, between the Company and Paul Galvin (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on July 8, 2022 (File No. 001-38037)).
10.30#	Employment Agreement between SG Blocks, Inc. and Marc Brune, dated September 1, 2022, between SG Blocks, Inc. and (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on September 1, 2022 (File No. 001-38037)).

10.31	Fabrication Agreement between SGB Development Corp. and SG Echo, LLC, dated December 2, 2022, (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 6, 2022 (File No. 001-38037)).
10.32#	Employment Agreement, dated February 3, 2023, between Safe and Green Development Corporation and David Villarreal (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-38037)).
10.33	Securities Purchase Agreement, dated February 7, 2023, by and between the Company and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 7, 2023 (File No. 001-38037)
10.34	Registration Rights Agreement, dated February 7, 2023, by and between the Company and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 7, 2023 (File No. 001-38037)
10.35	Equity Purchase Agreement, dated February 7, 2023, by and between the Company and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 7, 2023 (File No. 001-38037)
10.36	Registration Rights Agreement, dated February 7, 2023, by and between the Company and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 7, 2023 (File No. 001-38037)
10.37	Loan Agreement, dated March 30, 2023 by and between the Company and LV Peninsula Holding, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 5, 2023 (File No. 001-38037)
10.38	Promissory Note, dated March 30, 2023 by and between the Company and LV Peninsula Holding, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 5, 2023 (File No. 001-38037)
10.39	Deed of Trust and Security Agreement, dated March 30, 2023 by and between the Company and LV Peninsula Holding, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 5, 2023 (File No. 001-38037)
10.40	Assignment of Contract Rights, dated March 30, 2023 by and between the Company and LV Peninsula Holding, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 5, 2023 (File No. 001-38087)
10.41	Mortgage, dated March 30, 2023 by and between the Company and LV Peninsula Holding, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 5, 2023 (File No. 001-38037)
10.42	Limited Guaranty, dated March 30, 2023 by and between the Company and LV Peninsula Holding, LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 5, 2023 (File No. 001-38037)
10.43	Resignation Letter from Yaniv Blumenfeld (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 3, 2023 (File No. 001-38037)
10.44	Employment Agreement by and between the Company and Patricia Kaelin dated as of May 1, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 3, 2023 (File No. 001-38037)
10.45	Standard Cash Advance Agreement, dated May 16, 2023 by and between SG Building Blocks, Inc. and Cedar Advance LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 22, 2023 (File No. 001-38037)
10.46	Secured Commercial Promissory Note, date June 1, 2023 by and between SG Echo LLC and Southstar Financial, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 14, 2023 (File No. 001-38037)
10.47	Mortgage, date June 1, 2023 by and between SG Echo LLC and Southstar Financial, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 14, 2023 (File No. 001-38037)
10.48	Non-Recourse Factoring and Security Agreement, dated June 1, 2023 by and between SG Echo LLC and Southstar Financial, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 14, 2023 (File No. 001-38037)
10.49	Secured Continuing Corporate Guaranty, date June 8, 2023 by and between the Company in favor of SouthStar Financial LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 14, 2023 (File No. 001-38037)
10.50	Cross-Default and Cross Collateralization Agreement, date June 8, 2023 by and between the Company, SG Echo LLC and SouthStar Financial LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 14, 2023 (File No. 001-38037)
10.51	Loan Agreement, dated as of June 16, 2023, between the Company and BCV S&G DevCorp. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 29, 2023 (File No. 001-38037)
10.52	Escrow Agreement, dated June 21, 2023 among the Company, Bridgeline Capital Partners S.A., acting on behalf BCV S&G DevCorp, and American Stock Transfer & Trust Company, LLC, as Escrow Agent (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on June 29, 2023 (File No. 001-38037)

10.53	Note Cancellation Agreement, Effective as of July 1, 2023 by and between the Company and Safe and Green Development Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 11, 2023 (File No. 001-38037)
10.54	Promissory Note by and between the Company and Safe and Green Development Corporation (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 11, 2023 (File No. 001-38037)
10.55	Amendment No. 1 to Loan Agreement, dated as of August 25, 2023 by and between the Company and Safe and Green Development Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 28, 2023 (File No. 001-38037)
10.56	Offer Letter by and between the Company and Vanessa Villaverde dated August 28, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 29, 2023 (File No. 001-38037)
10.57	Offer Letter by and between the Company and Jill Anderson dated August 30, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on September 5, 2023 (File No. 001-38037)
10.58	Amendment No. 2 to Loan Agreement dated as of September 11, 2023 by and between the Company and Safe and Green Development Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on September 12, 2023 (File No. 001-38037)
10.59	Amendment to Employment Agreement dated as of September 19, 2023 by and between the Company and Paul Galvin (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-38037)
10.60	Shared Services Agreement by and between the Company and Safe and Green Development Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-38037)
10.61	Tax Matters Agreement by and between the Company and Safe and Green Development Corporation (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-38037)
10.62	Amendment No. 4 to the Company’s Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 10, 2023 (File No. 001-38037)
10.63	Mutual Settlement and Release Agreement by and between the Company and William Rogers (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 25, 2023 (File No. 001-38037)
10.64	Standard Cash Advance Agreement, dated September 26, 2023, by and between SG Building Blocks, Inc. and Cedar Advance LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 25, 2023 (File No. 001-38037)
10.65	Note Subscription Agreement by and between the Company and E-Lovu Health, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 16, 2023 (File No. 001-38037)
10.66	Standard Cash Advance Agreement, dated November 20, 2023 by and between the Company and SG Building Blocks, Inc. and Cedar Advance LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on November 22, 2023 (File No. 001-38037)
10.67	Contribution Agreement between LV Peninsula Holding LLC and Preserve Acquisitions, LLC entered into as of November 28, 2023 (Incorporated by reference to Exhibit 10.1 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 4, 2023)
10.68	Securities Purchase Agreement, dated November 30, 2023 (Incorporated by reference to Exhibit 10.1 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
10.69	Registration Rights Agreement, dated November 30, 2023 (Incorporated by reference to Exhibit 10.2 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
10.70	Equity Purchase Agreement, dated November 30, 2023 (Incorporated by reference to Exhibit 10.3 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
10.71	Registration Rights Agreement, dated November 30, 2023 (Incorporated by reference to Exhibit 10.4 to Safe and Green Development Corporation’s Form 8-K filed with the SEC on December 1, 2023)
10.72	2023 Subsidiaries Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 11, 2023 (File No. 001-38037)

10.73	Form of Promissory Note by and between the Company and Paul Galvin (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 20, 2023 (File No. 001-38037)
10.74	Master Purchase Agreement by and between the Company and SG Echo LLC and Safe and Green Development Corporation (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 21, 2023 (File No. 001-38037)
10.75	Mutual Separation And Release Agreement by and between the Company and Vanessa Villaverde (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 26, 2023 (File No. 001-38037)
10.76	Standard Merchant Cash Advance Agreement by and among SG Building Blocks, Inc., SG Echo, LLC and Madison Advance LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on January 10, 2024 (File No. 001-38037)
10.77	Securities Purchase Agreement dated January 11, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on January 16, 2024 (File No. 001-38037)
10.78	Registration Rights Agreement dated January 11, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on January 16, 2024 (File No. 001-38037)
10.79^	Form of Securities Purchase Agreement
10.80	Standard Cash Advance Agreement, dated January 29, 2024 by and between the Company and SG Building Blocks, Inc. and Cedar Advance LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on January 31, 2024 (File No. 001-38037)
10.81	Agreement of Sale between Safe and Green Development Corporation and Pigmental, LLC, dated January 31, 2024 (incorporated by reference to Exhibit 10.1 of Safe and Green Development Corporation’s Current Report on Form 8-K filed on February 6, 2024).
10.82*	Settlement and Release Agreement dated February 9, 2024 by and between the Company and Maxim Group LLC
16.1	Whitley Penn LLP letter dated December 21, 2023 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on December 21, 2023 (File No. 001-38037)
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Annual Report on Form 10-K as filed by the Registrant with the Securities and Exchange Commission on March 31, 2023 (File No. 001-38037)).
23.1^	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm
23.2^	Consent of Blank Rome LLP (see Exhibit 5.1 above)
24.1^	Power of Attorney (included on the signature page of the initial Registration Statement)
107^	Filing Fee Table

*	Filed herewith
^	Previously filed
#	Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, February 12, 2024.

SAFE & GREEN HOLDINGS CORP.

By:	/s/ Paul M. Galvin
Name:	Paul M. Galvin
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Galvin	Chairman, Chief Executive Officer	February 12, 2024
Paul M. Galvin	(Principal Executive Officer)

/s/ Patricia Kaelin	Chief Financial Officer	February 12, 2024
Patricia Kaelin	(Principal Financial and Accounting Officer)

*	Director	February 12, 2024
David Villarreal

*	Director	February 12, 2024
Christopher Melton

*	Director	February 12, 2024
Shafron E. Hawkins

*	Director	February 12, 2024
Jill Anderson

*	Director	February 12, 2024
Thomas Meharey

*By:	/s/ Paul M. Galvin
Paul M. Galvin
Attorney-in-Fact